EXECUTION COPY

                         PNC MORTGAGE ACCEPTANCE CORP.,
                                    DEPOSITOR


                          MIDLAND LOAN SERVICES, INC.,
                                 MASTER SERVICER


                      GMAC COMMERCIAL MORTGAGE CORPORATION,
                                SPECIAL SERVICER

                       LASALLE BANK NATIONAL ASSOCIATION,
                                     TRUSTEE

                                       and

                               ABN AMRO BANK N.V.,
                                  FISCAL AGENT





                         POOLING AND SERVICING AGREEMENT

                            Dated as of June 1, 2000




                  Commercial Mortgage Pass-Through Certificates

                                 Series 2000-C1

                                TABLE OF CONTENTS


                                                                            PAGE
                                                                            ----


                                   ARTICLE I.

                                   DEFINITION


Section 1.1.      Defined Terms..............................................5

Section 1.2.      Certain Calculations......................................48

Section 1.3.      Certain Constructions.....................................48


                                 ARTICLE II.

       CONVEYANCE OF MORTGAGE LOANS; ORIGINAL ISSUANCE OF CERTIFICATES


Section 2.1.      Conveyance and Assignment of Mortgage Loans...............49

Section 2.2.      Acceptance by the Custodian and the Trustee...............54

Section 2.3.      Seller's Repurchase of Mortgage Loans for Document
                  Defaults and Breaches of Representations and Warranties...55

Section 2.4.      Representations and Warranties of the Depositor...........58

Section 2.5.      Representations, Warranties and Covenants of the
                  Master Servicer and the Special Servicer..................60

Section 2.6.      Execution and Delivery of Certificates; Issuance of
                  REMIC I Regular Interests and REMIC II Regular
                  Interests.................................................62

Section 2.7.      Documents Not Delivered to Custodian......................63


                                  ARTICLE III.

               ADMINISTRATION AND SERVICING OF THE MORTGAGE LOANS


Section 3.1.      Master Servicer to Act as Master Servicer; Special
                  Servicer to Act as Special Servicer; Administration of
                  the Mortgage Loans........................................63

Section 3.2.      Sub-Servicing.............................................65

Section 3.3.      Collection of Certain Mortgage Loan Payments..............67

Section 3.4.      Collection of Taxes, Assessments and Similar Items........67

Section 3.5.      Collection Account, Distribution Account, Grantor
                  Trust Collection Account, Grantor Trust Distribution
                  Account and Excess Liquidation Proceeds Account...........68

Section 3.6.      Permitted Withdrawals from the Collection Account and
                  Grantor Trust Collection Account..........................70

Section 3.7.      Investment of Funds in Accounts...........................72

Section 3.8.      Maintenance of Insurance Policies and Errors and
                  Omissions and Fidelity Coverage...........................74

Section 3.9.      Enforcement of Due-On-Sale Clauses; Assumption
                  Agreements................................................77

Section 3.10.     Realization Upon Mortgage Loans...........................79

Section 3.11.     Trustee to Cooperate; Release of Mortgage Files...........81

Section 3.12.     Servicing Compensation....................................82

Section 3.13.     Reports to the Trustee; Collection Account Statements.....84

Section 3.14.     Annual Statement as to Compliance.........................85

Section 3.15.     Annual Independent Public Accountants' Servicing Report...85

Section 3.16.     Access to Certain Documentation...........................86

Section 3.17.     Title and Management of REO Properties....................86

Section 3.18.     Sale of Specially Serviced Mortgage Loans and REO
                  Properties................................................89

Section 3.19.     Inspections...............................................91

Section 3.20.     Available Information and Notices.........................92

Section 3.21.     Reserve Accounts; Letters of Credit.......................94

Section 3.22.     Servicing Advances........................................94

Section 3.23.     Appraisal Reductions......................................96

Section 3.24.     Transfer of Servicing Between Master Servicer and
                  Special Servicer; Record Keeping..........................97

Section 3.25.     Adjustment of Servicing Compensation in Respect of
                  Prepayment Interest Shortfalls............................98

Section 3.26.     Operating Adviser; Elections..............................99

Section 3.27.     Appointment of Special Servicer; Duties of Operating
                  Adviser..................................................100

Section 3.28.     Modifications, Waivers, Amendments, Extensions and
                  Consents, Defeasance.....................................102

Section 3.29.     Interest Reserve Account.................................106


                                   ARTICLE IV.

                       DISTRIBUTIONS TO CERTIFICATEHOLDERS


Section 4.1.      Distributions of REMIC I.................................106

Section 4.2.      Distributions of REMIC II................................107


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



Section 4.3.      Distributions of REMIC III...............................112

Section 4.4.      Statements to Rating Agencies and Certificateholders;
                  Available Information....................................117

Section 4.5.      Remittances; P&I Advances................................121

Section 4.6.      Allocation of Realized Losses and Expense Losses.........122

Section 4.7.      Distributions on the Grantor Trust.......................123

Section 4.8.      Distributions in General.................................123

Section 4.9.      Compliance with Withholding Requirements.................124


                                   ARTICLE V.

                                THE CERTIFICATES


Section 5.1.      The Certificates.........................................125

Section 5.2.      Registration, Transfer and Exchange of Certificates......126

Section 5.3.      Book-Entry Certificates..................................131

Section 5.4.      Mutilated, Destroyed, Lost or Stolen Certificates........133

Section 5.5.      Appointment of Paying Agent..............................134

Section 5.6.      Access to Certificateholders' Names and Addresses........134

Section 5.7.      Actions of Certificateholders............................134

Section 5.8.      Persons Deemed Owners....................................135

Section 5.9.      Certification by Certificate Owners......................135


                                   ARTICLE VI.

           THE DEPOSITOR, THE MASTER SERVICER AND THE SPECIAL SERVICER


Section 6.1.      Liability of the Depositor, the Master Servicer and
                  the Special Servicer.....................................136

Section 6.2.      Merger or Consolidation of the Master Servicer and
                  Special Servicer.........................................136

Section 6.3.      Limitation on Liability of the Depositor, the Master
                  Servicer and Others......................................136

Section 6.4.      Resignation of Master Servicer or Special Servicer.......137

Section 6.5.      Assignment or Delegation of Duties by Master Servicer
                  or the Special Servicer..................................138

Section 6.6.      Rights of the Depositor, the Rating Agencies and the
                  Trustee in Respect of the Master Servicer and the
                  Special Servicer.........................................138

                                  ARTICLE VII.

                                     DEFAULT


Section 7.1.      Events of Default........................................139

Section 7.2.      Trustee to Act; Appointment of Successor.................141

Section 7.3.      Notification to Certificateholders.......................143

Section 7.4.      Other Remedies of Trustee................................143

Section 7.5.      Waiver of Past Events of Default; Termination............143


                                ARTICLE VIII.

                             CONCERNING THE TRUSTEE


Section 8.1.      Duties of Trustee........................................144

Section 8.2.      Certain Matters Affecting the Trustee....................145

Section 8.3.      Trustee Not Liable for Certificates or Mortgage Loans....147

Section 8.4.      Trustee May Own Certificates.............................148

Section 8.5.      Payment of Trustee Fees and Expenses; Indemnification....148

Section 8.6.      Eligibility Requirements for Trustee.....................150

Section 8.7.      Resignation and Removal of the Trustee...................150

Section 8.8.      Successor Trustee........................................151

Section 8.9.      Merger or Consolidation of Trustee.......................152

Section 8.10.     Appointment of Co-Trustee or Separate Trustee............152

Section 8.11.     Authenticating Agent.....................................154

Section 8.12.     Appointment of Custodians................................154

Section 8.13.     Fiscal Agent Appointed; Concerning the Fiscal Agent......155

Section 8.14.     Representations and Warranties of the Trustee and
                  Fiscal Agent.............................................156


                                   ARTICLE IX.

                                   TERMINATION


Section 9.1.      Termination of Trust Fund................................158

Section 9.2.      Procedure Upon Termination of Trust Fund.................160

Section 9.3.      Additional Trust Fund Termination Requirements...........160

                                   ARTICLE X.

                       REMIC ADMINISTRATION; GRANTOR TRUST


Section 10.1.     REMIC Election...........................................161

Section 10.2.     REMIC Compliance.........................................162

Section 10.3.     Imposition of Tax on the Trust Fund......................163

Section 10.4.     Prohibited Transactions and Activities...................164

Section 10.5.     Grantor Trust Provisions.................................165


                                   ARTICLE XI.

                            MISCELLANEOUS PROVISIONS


Section 11.1.     Counterparts.............................................165

Section 11.2.     Limitation on Rights of Certificateholders...............165

Section 11.3.     Governing Law............................................166

Section 11.4.     Notices..................................................166

Section 11.5.     Severability of Provisions...............................168

Section 11.6.     Notice to the Depositor, the Operating Adviser and
                  Each Rating Agency.......................................169

Section 11.7.     Amendment................................................169

Section 11.8.     Confirmation of Intent...................................172


                                    EXHIBITS


Exhibit  A-1   Form of Class A-1 Certificate
Exhibit  A-2   Form of Class A-2 Certificate
Exhibit  A-3   Form of Class X Certificate
Exhibit  A-4   Form of Class B Certificate
Exhibit  A-5   Form of Class C Certificate
Exhibit  A-6   Form of Class D Certificate
Exhibit  A-7   Form of Class E Certificate
Exhibit  A-8   Form of Class F Certificate
Exhibit  A-9   Form of Class G Certificate
Exhibit  A-10  Form of Class H Certificate
Exhibit  A-11  Form of Class J Certificate
Exhibit  A-12  Form of Class K Certificate
Exhibit  A-13  Form of Class L Certificate
Exhibit  A-14  Form of Class M Certificate
Exhibit  A-15  Form of Class N Certificate

Exhibit  A-16  Form of Class O Certificate
Exhibit  A-17  Form of Class V Certificate
Exhibit  A-18  Form of Class R-I Certificate
Exhibit  A-19  Form of Class R-II Certificate
Exhibit  A-20  Form of Class R-III Certificate
Exhibit  B-1   Mortgage Loan Schedule
Exhibit  B-2   Form of Initial Custodian Certification
Exhibit  B-3   Form of Final Custodian Certification
Exhibit  C-1   Form of Transferee Affidavit
Exhibit  C-2   Form of Transferor Letter
Exhibit  D-1   Form of Investment Representation Letter
Exhibit  D-2   Form of ERISA Representation Letter
Exhibit  E     Form of Request for Release
Exhibit  F     Form of Custodial Agreement
Exhibit  G     [Intentionally  Omitted]
Exhibit  H     Form of Monthly Distribution Statement
Exhibit  I     Form of Certificate Owner Certification

     Pooling and Servicing Agreement, dated as of June 1, 2000 among PNC Mortgage Acceptance Corp., as Depositor, Midland Loan Services, Inc., as Master Servicer, GMAC Commercial Mortgage Corporation, as Special Servicer, LaSalle Bank National Association, as Trustee, and ABN AMRO Bank N.V., as Fiscal Agent.


                             PRELIMINARY STATEMENT:

     Terms used but not defined in this Preliminary Statement shall have the meanings specified in Article I.

     The Depositor intends to sell pass-through certificates to be issued hereunder in multiple classes, which in the aggregate will evidence the entire beneficial ownership interest in the Trust Fund consisting primarily of the Mortgage Loans. On the Closing Date, the Depositor will acquire (i) the REMIC I Regular Interests and the Class R-I Certificates as consideration for its transfer to the Trust Fund of the Mortgage Loans and the other property constituting the Trust Fund (excluding Deferred Interest, the Grantor Trust Collection Account and the Grantor Trust Distribution Account) described in the definition of "REMIC I"; (ii) the REMIC II Regular Interests and the Class R-II Certificates as consideration for its transfer of the REMIC I Regular Interests to the Trust Fund; (iii) the REMIC III Certificates as consideration for its transfer of the REMIC II Regular Interests to the Trust Fund; and (iv) the Class V Certificates as consideration for its transfer of the Deferred Interest to the Trust Fund. The Depositor has duly authorized the execution and delivery of this Agreement to provide for (i) the foregoing and the issuance of (a) the REMIC I Regular Interests and the Class R-I Certificates representing in the aggregate the entire beneficial ownership of REMIC I, (b) the REMIC II Regular Interests and the Class R-II Certificates representing in the aggregate the entire beneficial ownership of REMIC II and (c) the REMIC III Certificates representing in the aggregate the entire beneficial ownership of REMIC III, and (ii) the creation of the Grantor Trust and the issuance of the Class V Certificates.


                                     REMIC I

     As provided herein, the Trustee will make the election described in Section
10.1 hereof for the segregated pool of assets consisting of the Mortgage Loans and certain related assets (excluding Deferred Interest, the Grantor Trust Collection Account and the Grantor Trust Distribution Account) to be treated for federal income tax purposes as a real estate mortgage investment conduit (a "REMIC" and, such particular segregated pool of assets, "REMIC I"). The REMIC I Regular Interests will be designated as the "regular interests" in REMIC I and the Class R-I Certificates will be designated as the sole class of "residual interests" in REMIC I.

     A separate uncertificated REMIC I Regular Interest will be issued with respect to each Mortgage Loan. Each REMIC I Regular Interest will represent the right to receive principal corresponding to the initial Stated Principal Balance of a related Mortgage Loan and interest thereon at a remittance rate calculated as described in the definition of "REMIC I Remittance Rate". For purposes of Treasury Regulation Section 1.860G-1(a)(4)(iii), the "latest possible maturity date" for each REMIC I Regular Interest shall be the Rated Final Distribution Date. The Class R-I Certificates will have no principal balances and no remittance rate, but will be entitled to receive on each Distribution Date any portion of the Available Funds for such Distribution Date not otherwise deemed distributed on the REMIC I Regular Interests.


                                    REMIC II

      As  provided  herein,  the Trustee  will make the  election  described  in
Section 10.1 hereof for the segregated pool of assets consisting of the REMIC I Regular Interests to be treated for federal income tax purposes as a separate REMIC (such particular pool of assets, "REMIC II"). The REMIC II Regular Interests will be designated as representing the "regular interests" in REMIC II and the Class R-II Certificates will be designated as representing the sole class of "residual interests" in REMIC II for purposes of the REMIC Provisions.

      Fifteen separate uncertificated classes of REMIC II Regular Interests will be issued and are designated as the "regular interests" in REMIC II. The following table irrevocably sets forth the designation and initial Uncertificated Principal Balance for each REMIC II Regular Interest.


                           REMIC II Regular Interests

            --------------------------------------------------------
                                          Initial Uncertificated
                    Designation              Principal Balance
            --------------------------------------------------------
               Class A-1-II Interest          $152,026,000
            --------------------------------------------------------
               Class A-2-II Interest           460,741,000
            --------------------------------------------------------
                Class B-II Interest             34,046,000
            --------------------------------------------------------
                Class C-II Interest             34,047,000
            --------------------------------------------------------
                Class D-II Interest             10,014,000
            --------------------------------------------------------
                Class E-II Interest             26,036,000
            --------------------------------------------------------
                Class F-II Interest             12,016,000
            --------------------------------------------------------
                Class G-II Interest             12,017,000
            --------------------------------------------------------
                Class H-II Interest             18,024,000
            --------------------------------------------------------
                Class J-II Interest              8,011,000
            --------------------------------------------------------
                Class K-II Interest              7,010,000
            --------------------------------------------------------
                Class L-II Interest              8,011,000
            --------------------------------------------------------
                Class M-II Interest              7,010,000
            --------------------------------------------------------
                Class N-II Interest              4,005,000
            --------------------------------------------------------
                Class O-II Interest              8,010,722
            --------------------------------------------------------

      For purposes of Treasury Regulation Section 1.860G-1(a)(4)(iii), the "latest possible maturity date" of each REMIC II Regular Interest shall be the Rated Final Distribution Date. The Class R-II Certificate will have no scheduled principal balance and no pass-through rate, but will be entitled to receive on each Distribution Date any portion of the Available Funds for REMIC II for such Distribution Date not otherwise deemed distributed on the REMIC II Regular Interests.


                                    REMIC III

      As  provided  herein,  the Trustee  will make the  election  described  in
Section 10.1 for the segregated pool of assets hereof consisting of the REMIC II Regular Interests to be treated for federal income tax purposes as a separate REMIC (such particular pool of assets, "REMIC III"). The REMIC III Regular Certificates will be designated as representing the "regular interests" in REMIC III and the Class R-III Certificates will be designated as representing the sole class of "residual interests" in REMIC III for purposes of the REMIC Provisions.

      Sixteen separate Classes of REMIC III Regular Certificates will be issued. The following table irrevocably sets forth the designation, the initial pass-through rate and the initial aggregate certificate principal balance or notional amount for each Class of REMIC III Regular Certificates.

                         REMIC III Regular Certificates


                                                         Initial Aggregate
       Designation           Initial Pass-Through      Certificate Balance or
                                   Rate(1)                Notional Amount

        Class A-1                   7.520%                 $152,026,000
        Class A-2                   7.610                   460,741,000
         Class X                    0.477                   801,024,722 (2)
         Class B                    7.740                    34,046,000
         Class C                    7.740                    34,047,000
         Class D                    7.740                    10,014,000
         Class E                    7.740                    26,036,000
         Class F                    7.740                    12,017,000
         Class G                    6.625                    12,016,000
         Class H                    6.625                    18,024,000
         Class J                    6.625                     8,011,000
         Class K                    6.625                     7,010,000
         Class L                    6.625                     8,011,000
         Class M                    6.625                     7,010,000
         Class N                    6.625                     4,005,000
         Class O                    6.625                     8,010,722


          (1) On each Distribution Date after the initial Distribution Date, the Pass-Through Rate for each Class of REMIC III Regular Certificates will be determined as described herein under the definition of "Pass-Through Rate."

          (2)  Notional Amount.

      For purposes of Treasury Regulation Section 1.860G-1(a)(4)(iii), the "latest possible maturity date" of each Class of REMIC III Regular Certificates shall be the Rated Final Distribution Date. The Class R-III Certificates will have no principal balances and no pass-through rate, but will be entitled to receive on each Distribution Date any portion of the Available Funds for REMIC III for such Distribution Date not otherwise deemed distributed on the REMIC III Regular Certificates.

      The Certificate Balance of any Class of Certificates outstanding at any time represents the maximum amount which holders thereof are entitled to receive as distributions allocable to principal from the cash flow on the Mortgage Loans and the other assets in the Trust Fund.

      As of the Cut-off Date, the Mortgage Loans have an aggregate Stated Principal Balance equal to approximately $801,024,722.

                                  GRANTOR TRUST

      The parties intend that the Deferred Interest, the Grantor Trust Collection Account and the Grantor Trust Distribution Account will be treated as a grantor trust under Subpart E of Part 1 of Subchapter J of the Code (the "Grantor Trust"), and that the Class V Certificates represent undivided beneficial interests in specified portions of the Deferred Interest, the Grantor Trust Collection Account and the Grantor Trust Distribution Account. The assets of the Grantor Trust are excluded from the REMICs.

      In consideration of the mutual agreements herein contained, the Depositor, the Master Servicer, the Special Servicer, the Trustee and the Fiscal Agent agree as follows:


                                   ARTICLE I.
                                   ----------

                                   DEFINITION

          Section 1.1.      Defined Terms.
                            -------------

     Whenever used in this Agreement, the following words and phrases, unless the context otherwise requires, shall have the meanings specified in this Article.

     "1933 Act": The Securities Act of 1933, as it may be amended from time to time.

     "1934 Act": The Securities Exchange Act of 1934, as it may be amended from time to time.

     "Accrued Certificate Interest": With respect to any Class of REMIC III Regular Certificates (other than the Class X Certificates) for any Distribution Date, the amount of interest for the applicable Interest Accrual Period accrued at the applicable Pass-Through Rate on the aggregate Certificate Balance of such Class of Certificates as of the close of business on the preceding Distribution Date (or, in the case of the first Distribution Date, as of the Closing Date). Accrued Certificate Interest on the Class X Certificates for each Distribution Date will equal the Class X Interest Amount. The Accrued Certificate Interest in respect of each Class of REMIC III Regular Certificates for each Distribution Date shall accrue on the basis of a 360-day year consisting of twelve 30-day months.

     "Actual/360 Basis": The accrual of interest calculated on the basis of the actual number of days elapsed during any calendar month in a year assumed to consist of 360 days.

     "Additional Trust Fund Expense": Any of the following items: (a) Special Servicer Fees, Disposition Fees and Workout Fees; (b) Advance Interest Amounts not paid out of Default Interest or late payment charges as and to the extent provided herein; (c) amounts paid by the Trust Fund to indemnify the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Fiscal Agent or any other Person pursuant to the terms of this Agreement; (d) to the extent not covered by indemnification by one of the parties hereto or paid by a source other than the Trust Fund, any federal, state or local taxes imposed on the Trust Fund or any of its assets or transactions; (e) the cost of all Opinions of Counsel required or permitted hereunder to be obtained in connection with the servicing of the Mortgage Loans and the administration of the

Trust Fund and not otherwise required hereunder to be paid by a source other than the Trust Fund or Advanced as a Servicing Advance; and (f) to the extent not included in the calculation of a Realized Loss and not covered by indemnification by one of the parties hereto or otherwise, any other unanticipated cost, liability, or expense of the Trust Fund which the Trust Fund has not recovered, and in the judgment of the Master Servicer (or, in the case of a Specially Serviced Mortgage Loan, the Special Servicer) will not recover, from the related Borrower or Mortgaged Property or otherwise.

      "Adjusted REMIC II Remittance Rate": With respect to each of the REMIC II Regular Interests, for any Distribution Date, a rate per annum equal to the lesser of (i) the related REMIC II Remittance Rate for such Distribution Date and (ii) the related "Fixed Cap Rate" specified below:

         REMIC II Regular Interest      Fixed Cap Rate

         Class A-1-II Interests         7.520% per annum
         Class A-2-II Interests         7.610% per annum
         Class B-II Interests           7.740% per annum
         Class C-II Interests           7.740% per annum
         Class D-II Interests           7.740% per annum
         Class E-II Interests           7.740% per annum
         Class F-II Interests           7.740% per annum
         Class G-II Interests           6.625% per annum
         Class H-II Interests           6.625% per annum
         Class J-II Interests           6.625% per annum
         Class K-II Interests           6.625% per annum
         Class L-II Interests           6.625% per annum
         Class M-II Interests           6.625% per annum
         Class N-II Interests           6.625% per annum
         Class O-II Interests           6.625% per annum


      "Advance":  Any P&I Advance or Servicing Advance.

      "Advance Interest Amount": The sum, for all Mortgage Loans as to which any Advance remains unreimbursed, of all interest at the related Advance Rate on the amount of each and every P&I Advance and Servicing Advance for which the Master Servicer, the Special Servicer, the Trustee or the Fiscal Agent, as applicable, has not been paid or reimbursed for the number of days from the date on which each such Advance was made or, if interest has been previously paid on such Advance, from the date on which interest was last paid, through the date of payment or reimbursement of the related Advance (which in no event shall be later than the Determination Date following the date on which funds are available to reimburse such Advance with interest thereon at the Advance Rate); provided, however, that neither the Master Servicer nor any other party shall be entitled to interest accrued on the amount of any P&I Advance with respect to any Mortgage Loan, (1) for the period commencing on the date of such P&I Advance and ending on the day on which the grace period applicable to the related Borrower's obligation to make the related Monthly Payment expires pursuant to the related Mortgage Loan Documents, (2) if the related Monthly Payment is received by the Master Servicer on or prior to the Remittance Date immediately following the Due Date for such Monthly Payment or (3) for any period during which the related Monthly Payment has been received by the Master Servicer but is being held by the Master Servicer in suspense.

      "Advance Rate": A per annum rate equal to the Prime Rate (as published in The Wall Street Journal, or, if The Wall Street Journal is no longer published, such other publication determined by the Trustee (with the concurrence of the Master Servicer) in its reasonable discretion from time to time).

      "Adverse Grantor Trust Event": Either (i) any impairment of the status of the Grantor Trust as a grantor trust or (ii) the imposition of a tax upon the Grantor Trust or any of its assets or transactions.

      "Adverse REMIC Event":  As defined in Section 10.2(d).

      "Affiliate": With respect to any specified Person, any other Person controlling or controlled by or under common control with such specified Person. For the purposes of this definition, "control" when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise, and the terms "controlling" and "controlled" have meanings correlative to the foregoing. The Trustee may obtain and rely on an Officer's Certificate of the Master Servicer, the Special
Servicer or the Depositor to determine whether any Person is an Affiliate of such party.

      "Agreement": This Pooling and Servicing Agreement and all amendments hereof and supplements hereto.

      "Applicable Monthly Payment":  As defined in Section 4.5(a).

      "Applicant":  As defined in Section 5.6(a).

      "Appraisal Reduction Event": With respect to each Mortgage Loan, the occurrence of the earliest of the following dates: (i) the third anniversary of the date on which an extension of the maturity date of a Mortgage Loan becomes effective as a result of a modification of such Mortgage Loan by the Special Servicer, which extension does not change the amount of Monthly Payments on the Mortgage Loan, (ii) 90 days after an uncured delinquency occurs in respect of a Mortgage Loan, (iii) 30 days after a receiver has been appointed or after the commencement of an involuntary bankruptcy proceeding, (iv) immediately after a borrower declares bankruptcy, and (v) immediately after a Mortgage Loan becomes an REO Mortgage Loan. The Special Servicer shall notify the Master Servicer and the Master Servicer shall notify the Special Servicer, as applicable, promptly upon receiving notice of the occurrence of any of the foregoing events.

      "Appraisal Reduction": For any Mortgage Loan as to which any Appraisal Reduction Event has occurred, an amount equal to (a) the outstanding Stated
Principal Balance of such Mortgage Loan as of the last day of the related Collection Period less (b) the excess, if any, of (i) 90% of the sum of (x) the appraised or otherwise estimated value of the related Mortgaged Property or Properties as determined in accordance with Section 3.23 (the costs of which shall be paid by the Master Servicer as an Advance), plus (y) the amount of all reserves and escrows that are pledged as collateral for the Mortgage Loan (other than those for taxes and insurance), but only to the extent that such amounts are not taken into account in determining the appraised or otherwise estimated value of the Mortgaged Property, over (ii) the sum of (A) to the extent not previously advanced by the Master Servicer, the Trustee or the Fiscal Agent, all unpaid interest on the principal balance of such Mortgage Loan at a per annum rate equal to the Mortgage Rate, (B) all unreimbursed Advances and interest thereon at the Advance Rate in respect of such Mortgage Loan, (C) all currently due and unpaid real estate taxes and assessments and insurance premiums and all other amounts, including, if applicable, ground rents, due and unpaid under the Mortgage Loan (which taxes, premiums and other amounts have not been escrowed or the subject of an Advance) and (D) unpaid compensation owed to the Special Servicer. An Appraisal Reduction will be eliminated (i) upon payment in full or liquidation of any Mortgage Loan for which an Appraisal Reduction has been determined or (ii) if the Mortgage Loan is no longer a Specially Serviced Mortgage Loan.

      "Asset Summary": With respect to each Mortgaged Property, the asset summary report prepared by the applicable Seller for use in the initial placement of the Privately Placed Certificates.

      "Assignment of Leases, Rents and Profits": With respect to any Mortgaged Property, any assignment of leases, rents and profits or similar agreement executed by the Borrower, assigning to the mortgagee all of the income, rents and profits derived from the ownership, operation, leasing or disposition of all or a portion of such Mortgaged Property, in the form which was duly executed, acknowledged and delivered by the Borrower, as amended, modified, renewed or extended through the date hereof and from time to time hereafter.

      "Assignment of Mortgage": An assignment of mortgage without recourse, notice of transfer or equivalent instrument, in recordable form, which is sufficient under the laws of the jurisdiction in which the related Mortgaged Property is located to reflect of record the sale of the related Mortgage, which assignment, notice of transfer or equivalent instrument may be in the form of one or more blanket assignments covering Mortgages encumbering Mortgaged Properties located in the same jurisdiction, if permitted by law and acceptable for recording; provided, however, that none of the Trustee, the Fiscal Agent, the Custodian, the Special Servicer or the Master Servicer shall be responsible for determining whether any assignment is legally sufficient or in recordable form.

      "Assumed Monthly Payment": (a) With respect to any Balloon Mortgage Loan (other than a Balloon Mortgage Loan that has become a REO Mortgage Loan) for its Maturity Date (provided that such Mortgage Loan has not been paid in full, and no other Liquidation Event has occurred in respect thereof, on or before the end of the Collection Period in which such Maturity Date occurs) and for any subsequent Due Date therefor as of which such Mortgage Loan remains outstanding and part of the Trust Fund, if no Monthly Payment (other than the related delinquent Balloon Payment) is otherwise due for such Due Date, the scheduled monthly payment of principal and/or interest deemed to be due in respect thereof for such Due Date equal to the Monthly Payment (other than any related delinquent Balloon Payment) that would have been due in respect of such Mortgage Loan on such Due Date if it had been required to continue to accrue interest in accordance with its terms, and to pay principal in accordance with the amortization schedule (if any), in effect immediately prior to, and without regard to the occurrence of, its most recent scheduled Maturity Date; and (b) with respect to any REO Mortgage Loan, for any Due Date therefor as of which the related REO Property remains part of the Trust Fund, the scheduled monthly payment of principal and/or interest deemed to be due in respect thereof on such Due

Date equal to the Monthly Payment (or, in the case of a Balloon Mortgage Loan described in clause (a) of this definition, the Assumed Monthly Payment) that was due in respect of the subject Mortgage Loan for the last Due Date prior to its becoming an REO Mortgage Loan.

     "Authenticating Agent": Any authenticating agent appointed by the Trustee pursuant to Section 8.11.

     "Available Funds": Subject to Section 9.2(b), (x) with respect to REMIC I and each Distribution Date, (a) the Master Servicer Remittance Amount, plus (b) if the Distribution Date occurs during March of any year, the Interest Reserve Amounts in the Interest Reserve Account; less (c) if the Distribution Date occurs during February of any year or January of any non-leap year, the Interest Reserve Amounts for the Interest Reserve Loans to be deposited in the Interest Reserve Account;

     (y) with respect to REMIC II and any Distribution Date, all amounts deemed distributed on the REMIC I Regular Interests out of the Available Funds for REMIC I for such Distribution Date; and

     (z) with respect to REMIC III and any Distribution Date, all amounts deemed distributed on the REMIC II Regular Interests out of the Available Funds for REMIC II for such Distribution Date.

     "Balloon Loan": A Mortgage Loan which provides for monthly payments of principal based on an amortization schedule longer than its remaining term, thereby leaving substantial principal amounts due and payable on its Maturity Date.

      "Balloon Payment": With respect to each Balloon Loan, the scheduled payment of principal and interest due on the Maturity Date of such Balloon Loan which, pursuant to the related Note, is equal to the entire remaining principal balance of such Balloon Loan, plus accrued interest thereon.

      "Borrower": With respect to each Mortgage Loan, any obligor on any related Note.

     "Book-Entry Certificate": Any Certificate registered in the name of the Securities Depository or its nominee.

     "Business Day": Any day other than a Saturday, a Sunday or a day on which banking institutions in the States of New York, Illinois, Missouri, California or Pennsylvania are authorized or obligated by law, executive order or governmental decree to be closed.

     "Cash Deposit": An amount equal to all cash payments of principal and interest received by the applicable Seller in respect of the Mortgage Loans two or more Business Days prior to the Closing Date which are due after the Cut-off Date, which amount is to be deposited in the Collection Account by the Depositor pursuant to Section 2.1.

     "Certificate": Any Class A-1, Class A-2, Class X, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O, Class V, Class R-I, Class R-II or Class R-III Certificate issued, authenticated and delivered hereunder.

     "Certificate Balance": With respect to: (i) all of the Certificates of any Class of REMIC III Regular Certificates (other than the Class X Certificates)
(a) on or prior to the first Distribution Date, an amount equal to the aggregate initial Certificate Balance of such Class, as specified in the Preliminary Statement hereto, and (b) as of any date of determination after the first Distribution Date, the Certificate Balance of such Class of Certificates on the Distribution Date immediately prior to such date of determination, after application of the distributions of principal made thereon, and allocation of the Realized Losses and Expense Losses made thereto, on such prior Distribution Date; and (ii) any particular REMIC III Regular Certificate (other than a Class X Certificate), (a) on or prior to the first Distribution Date, an amount equal to the initial Certificate Balance reflected on the face of such Certificate, and (b) as of any date of determination after the first Distribution Date, the Certificate Balance of such Certificate on the Distribution Date immediately prior to such date of determination, after application of the distributions of principal made thereon, and allocation of the Realized Losses and Expense Losses made thereto, on such prior Distribution Date. The Class X Certificates have no Certificate Balance.

     "Certificate Owner": With respect to a Book-Entry Certificate, the Person who is the beneficial owner of such Certificate as reflected on the books of the Securities Depository or on the books of a Securities Depository Participant or on the books of an indirect participating brokerage firm for which a Securities Depository Participant acts as agent.

     "Certificate Register" and "Certificate Registrar": The register maintained and the registrar appointed pursuant to Section 5.2(a).

     "Certificate Purchase Agreement": means the Certificate Purchase Agreement dated June 15, 2000 between Morgan Stanley & Co. Incorporated and PNC Capital Markets, Inc., as the initial purchasers, the Depositor and Midland.

     "Certificateholder": With respect to any Certificate, the Person in whose name such Certificate is registered in the Certificate Register; provided, however, that, except to the extent provided in the next proviso, solely for the purpose of giving any consent or taking any action pursuant to this Agreement, any Certificate beneficially owned by the Depositor, the Master Servicer, the Special Servicer, the Trustee, a Manager of a Mortgaged Property, a Borrower or any Person known to a Responsible Officer of the Certificate Registrar to be an Affiliate of the Depositor, the Trustee, the Master Servicer or the Special Servicer shall be deemed not to be outstanding and the Voting Rights to which it is entitled shall not be taken into account in determining whether the requisite percentage of Voting Rights necessary to effect any such consent or take any such action has been obtained; provided, however, that (i) for purposes of obtaining any consent, approval, direction or waiver of Certificateholders pursuant to this Agreement, any Certificates beneficially owned by the Master Servicer or the Special Servicer or an Affiliate thereof shall be deemed to be outstanding, provided, that, such consent, approval, direction or waiver does not relate to compensation of the Master Servicer or the Special Servicer or benefit the Master Servicer or the Special Servicer (in its capacity as such) or any Affiliate thereof (other than solely in its capacity as Certificateholder) in any material respect, in which case such Certificate shall be deemed not to be outstanding; (ii) for purposes of obtaining the consent of Certificateholders to any action proposed to be taken by the Special Servicer with respect to a Specially Serviced Mortgage Loan, any Certificates beneficially owned by the Master Servicer, the Special Servicer or an Affiliate thereof shall be deemed to be outstanding notwithstanding clause (i) above; and (iii) for any election of the Operating Adviser or the appointment or removal of a Special Servicer pursuant to Section 3.27(e), any Certificates beneficially owned by the Master Servicer, the Special Servicer or an Affiliate thereof shall be deemed to be outstanding. For purposes of obtaining the consent of Certificateholders to any action with respect to a particular Mortgage Loan proposed to be taken by the Master Servicer or Special Servicer, any Certificates beneficially owned by the Affiliates of the related Borrower, the related Manager, or Affiliates of the related Manager shall not be deemed to be outstanding.

      The Certificate Registrar shall be entitled to request and conclusively rely upon a certificate of the Depositor, the Master Servicer or the Special Servicer in determining whether a Certificate is registered in the name of such Person or is beneficially owned by such Person. All references herein to "Certificateholders" or "Holders" shall reflect the rights of Certificate Owners only insofar as they may indirectly exercise such rights through the Securities Depository and the Securities Depository Participants (except as otherwise specified herein), it being herein acknowledged and agreed that the parties hereto shall be required to recognize as a "Certificateholder" or "Holder" only the Person in whose name a Certificate is registered in the Certificate Register.

      Notwithstanding the foregoing, solely for purposes of providing or distributing any reports, statements or other information required or permitted to be provided to a Certificateholder hereunder, a Certificateholder shall include any Certificate Owner, or any Person identified by a Certificate Owner as a prospective transferee of a Certificate beneficially owned by such Certificate Owner but only if the Trustee or another party hereto furnishing such report, statement or information has been provided with the name and address of the Certificate Owner of the related Certificate or the Person identified as a prospective transferee thereof by the Depositor or a Certificateholder or Certificate Owner. For purposes of the foregoing, the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Paying Agent or other such Person may rely, without limitation, on a participant listing from the Securities Depository or statements that on their face appear to be statements from a participant in the Securities Depository to such Person indicating that such Person beneficially owns Certificates.

      "CIBC":  CIBC Inc., a Delaware corporation.

      "CIBC Loans": The Mortgage Loans transferred and assigned by CIBC to the Depositor pursuant to the CIBC Mortgage Loan Purchase Agreement.

      "CIBC Mortgage Loan Purchase Agreement": The Mortgage Loan Purchase and Sale Agreement dated as of June 15, 2000, between the Depositor and CIBC.

      "Class": With respect to Certificates or REMIC II Regular Interests, all of the Certificates or REMIC II Regular Interests bearing the same alphabetical and numerical class designation.

      "Class  A   Certificates":  The  Class  A-1  Certificates  and  Class  A-2
Certificates, collectively.

      "Class A-1 Certificate": Any one of the Certificates executed by the Trustee and authenticated by the Trustee or the Authenticating Agent in substantially the form set forth in Exhibit A-1 hereto.

      "Class A-2 Certificate": Any one of the Certificates executed by the Trustee and authenticated by the Trustee or the Authenticating Agent in substantially the form set forth in Exhibit A-2 hereto.

      "Class B Certificate": Any one of the Certificates executed by the Trustee and authenticated by the Trustee or the Authenticating Agent in substantially the form set forth in Exhibit A-4 hereto.

       "Class C Certificate": Any one of the Certificates executed by the Trustee and authenticated by the Trustee or the Authenticating Agent in substantially the form set forth in Exhibit A-5 hereto.

      "Class D Certificate": Any one of the Certificates executed by the Trustee and authenticated by the Trustee or the Authenticating Agent in substantially the form set forth in Exhibit A-6 hereto.

      "Class E Certificate": Any one of the Certificates executed by the Trustee and authenticated by the Trustee or the Authenticating Agent in substantially the form set forth in Exhibit A-7 hereto.

      "Class F Certificate": Any one of the Certificates executed by the Trustee and authenticated by the Trustee or the Authenticating Agent in substantially the form set forth in Exhibit A-8 hereto.

      "Class G Certificate": Any one of the Certificates executed by the Trustee and authenticated by the Trustee or the Authenticating Agent in substantially the form set forth in Exhibit A-9 hereto.

      "Class H Certificate": Any one of the Certificates executed by the Trustee and authenticated by the Trustee or the Authenticating Agent in substantially the form set forth in Exhibit A-10 hereto.

      "Class Interest Shortfall": With respect to any Class of REMIC III Regular Certificates and any Distribution Date (except the initial Distribution Date, with respect to which the Class Interest Shortfall for each such Class will equal zero), the excess, if any, of (i) all Distributable Certificate Interest in respect of such Class of Certificates for the immediately preceding Distribution Date, over (ii) all distributions of Distributable Certificate Interest made with respect to such Class of Certificates on the immediately preceding Distribution Date pursuant to Section 4.3.

      "Class J Certificate": Any one of the Certificates executed by the Trustee and authenticated by the Trustee or the Authenticating Agent in substantially the form set forth in Exhibit A-11 hereto.

      "Class K Certificate": Any one of the Certificates executed by the Trustee and authenticated by the Trustee or the Authenticating Agent in substantially the form set forth in Exhibit A-12 hereto.

      "Class L Certificate": Any one of the Certificates executed by the Trustee and authenticated by the Trustee or the Authenticating Agent in substantially the form set forth in Exhibit A-13 hereto.

      "Class M Certificate": Any one of the Certificates executed by the Trustee and authenticated by the Trustee or the Authenticating Agent in substantially the form set forth in Exhibit A-14 hereto.

      "Class N Certificate": Any one of the Certificates executed by the Trustee and authenticated by the Trustee or the Authenticating Agent in substantially the form set forth in Exhibit A-15 hereto.

      "Class O Certificate": Any one of the Certificates executed by the Trustee and authenticated by the Trustee or the Authenticating Agent in substantially the form set forth in Exhibit A-16 hereto.

      "Class R-I Certificate": Any Certificate executed by the Trustee and authenticated by the Trustee or the Authenticating Agent in substantially the form set forth in Exhibit A-18 hereto. The Class R-I Certificates have no Pass-Through Rate, Certificate Balance or Notional Amount.

       "Class R-II Certificate": Any Certificate executed and authenticated by the Trustee or the Authenticating Agent on behalf of the Depositor in substantially the form set forth in Exhibit A-19 hereto. The Class R-II Certificates have no Pass-Through Rate, Certificate Balance or Notional Amount.

      "Class R-III Certificate": Any Certificate executed by the Trustee and authenticated by the Trustee or the Authenticating Agent in substantially the form set forth in Exhibit A-20 hereto. The Class R-III Certificates have no Pass-Through Rate, Certificate Balance or Notional Amount.

      "Class V Certificates": Any one of the Certificates executed by the Trustee and authenticated by the Trustee or Authenticating Agent in substantially the form set forth in Exhibit A-17 hereto and entitled to the distributions payable thereto pursuant to Section 4.7. The Class V Certificates have no Pass-Through Rate, Certificate Balance or Notional Amount. The Class V Certificates represent a beneficial ownership interest in the Grantor Trust Assets.

       "Class X Certificate": Any one of the Certificates executed by the Trustee and authenticated by the Trustee or the Authenticating Agent in substantially the form set forth in Exhibit A-3 hereto.

      "Class X Interest Amount": With respect to any Distribution Date and the related Interest Accrual Period, interest equal to the product of (i) one-twelfth of the Pass-Through Rate for the Class X Certificates for such Distribution Date and (ii) the Class X Notional Amount for such Distribution Date.

      "Class X Portion": When used with respect to the Uncertificated Accrued Interest in respect of any REMIC II Regular Interest for any Distribution Date, the portion of such Uncertificated Accrued Interest that is equal to the product of (a) the entire amount of such Uncertificated Accrued Interest, multiplied by
(b) a fraction (not less than zero or greater than

one), the numerator of which is the excess, if any, of the REMIC II Remittance Rate in respect of such REMIC II Regular Interest for such Distribution Date, over the Adjusted REMIC II Remittance Rate in respect of such REMIC II Regular Interest for such Distribution Date, and the denominator of which is the REMIC II Remittance Rate in respect of such REMIC II Regular Interest for such Distribution Date; provided that if the aggregate Class X Portion of the Uncertificated Accrued Interest in respect of all the REMIC II Regular Interests for any Distribution Date, calculated without regard to this proviso, would exceed an amount equal to the aggregate Accrued Certificate Interest in respect of the Class X Certificates for such Distribution Date, then the Class X Portion of the Uncertificated Accrued Interest in respect of each REMIC II Regular Interest for such Distribution Date shall be proportionately reduced until the aggregate Class X Portion of the Uncertificated Accrued Interest in respect of all the REMIC II Regular Interests for such Distribution Date is equal to the aggregate Accrued Certificate Interest in respect of the Class X Certificates for such Distribution Date. When used with respect to the Uncertificated Distributable Interest in respect of any REMIC II Regular Interest for any Distribution Date, the portion of such Uncertificated Distributable Interest that is equal to (a) the Class X Portion of the Uncertificated Accrued Interest in respect of such REMIC II Regular Interest for such Distribution Date, reduced (to not less than zero) by (b) the product of (i) any portion of the Net Aggregate Prepayment/Balloon Payment Interest Shortfall for such Distribution Date that is allocable to such REMIC II Regular Interest in accordance with the definition of "Uncertificated Distributable Interest", multiplied by (ii) a fraction, the numerator of which is equal to the Class X Portion of the Uncertificated Accrued Interest in respect of such REMIC II Regular Interest for such Distribution Date, and the denominator of which is equal to the entire amount of the Uncertificated Accrued Interest in respect of such REMIC II Regular Interest for such Distribution Date, and increased by (c) the Class X Portion of any Uncertificated Distributable Interest in respect of such REMIC II Regular Interest for the immediately preceding Distribution Date that was not deemed paid on the immediately preceding Distribution Date pursuant to Section 4.2.

      "Closing Date":  June 29, 2000.

      "CMSA":  The  Commercial   Mortgage  Securities   Association,    or   any
association or organization that is a successor thereto.

      "CMSA IRP": The CMSA Investor Reporting Package, which shall include six electronic files ((1) Loan Set-up File, (2) Loan Periodic Update File, (3) Property File, (4) Bond Level File, (5) Collateral Summary File and (6)
Financial File) and eight surveillance reports ((1) Servicer Watch List, (2) Delinquent Loan Status Report, (3) REO Status Report, (4) Comparative Financial Status Report, (5) Historical Loan Modification Report, (6) Historical Liquidation Report, (7) Operating Statement Analysis Report and (8) NOI Adjustment Worksheet).

      "Code": The Internal Revenue Code of 1986, as amended from time to time, any successor statute thereto, and any temporary or final regulations of the United States Department of the Treasury promulgated pursuant thereto.

      "Collection Account": The segregated account or accounts created and maintained by the Master Servicer pursuant to Section 3.5(a), which shall be entitled "LaSalle Bank National Association, as Trustee, in trust for Holders of PNC Mortgage Acceptance Corp., Commercial

Mortgage Pass-Through Certificates, Series 2000-C1, Collection Account," and which shall be an Eligible Account.

      "Collection Period": With respect to any Distribution Date and any Mortgage Loan, the period beginning on the first day following the Determination Date in the month preceding the month in which such Distribution Date occurs (or, in the case of the Distribution Date occurring in July 2000, on the day after the Cut-off Date) and ending on and including the Determination Date in the month in which such Distribution Date occurs.

      "Commission":  The   Securities   and  Exchange  Commission  of the United
States of America.

      "Compensating Interest Payments": With respect to any Distribution Date, any payments required to be made by the Master Servicer pursuant to Section 3.25 to cover Prepayment/Balloon Payment Interest Shortfalls.

      "Controlling Class": The most subordinate Class of Principal Balance Certificates outstanding at any time of determination (or, if the then aggregate Certificate Balance of such Class of Certificates is less than 25% of the initial aggregate Certificate Balance thereof and there is a more senior Class of Principal Balance Certificates then outstanding with an aggregate Certificate Balance that is at least equal to 25% of the initial aggregate Certificate
Balance thereof, the next most subordinate Class of Principal Balance Certificates). If no Class of Principal Balance Certificates has at least 25% of its initial aggregate Certificate Balance then outstanding, the Controlling Class will be the most subordinate Class of Principal Balance Certificates still outstanding. For purposes of determining the Controlling Class, the Class A-1 and Class A-2 Certificates will be treated as a single Class of Certificates, the Subordinate Certificates will be subordinate to the Class A-1 and Class A-2 Certificates, and each Class of Subordinate Certificates will be subordinate to each other Class of Subordinate Certificates, if any, with an earlier alphabetical Class designation. The existence of an Appraisal Reduction shall have no effect on the determination of the Controlling Class. As of the Closing Date, the Controlling Class will be the Class O Certificates.

      "Corporate Trust Office": With respect to the presentment and surrender of Certificates for the final distribution thereon or the presentment and surrender of Certificates for any other purpose, the principal corporate trust office of the Trustee or the New York Presenting Office (if any). The principal corporate trust office of the Trustee is presently located at 135 South LaSalle Street, Suite 1625, Chicago, Illinois 60603, Attention: Asset-Backed Securities Trust Services Group - PNC Mortgage Acceptance Corp. Series 2000-C1, or at such other address as the Trustee may designate from time to time by notice to the Certificateholders, the Depositor, the Master Servicer and the Special Servicer.

      "Corrected Mortgage Loan": Any Mortgage Loan which is no longer a Specially Serviced Mortgage Loan as a result of the curing of any event of default under such Specially Serviced Mortgage Loan through a modification, restructuring or workout negotiated by the Special Servicer and evidenced by a signed writing.

      "CPR": An assumed constant rate of prepayment each month (which is quoted on a per annum basis) relative to the then-outstanding principal balance of a pool mortgage loans for the life of such mortgage loans.

      "Cross-Collateralized Group": A group of Mortgage Loans which are cross-defaulted or cross-collateralized with one another, which are identified as separate Mortgage Loans on the Mortgage Loan Schedule and treated as separate Mortgage Loans for purposes of this Agreement (except with respect to the definition of "Review Threshold" contained herein).

      "Cross-Collateralized Loan": Each Mortgage Loan that is included in a certain Cross-Collateralized Group.

      "Current Principal Distribution Amount": With respect to the Mortgage Loans for any Distribution Date, an amount equal to the aggregate of:

(a) the principal portions of all Monthly Payments (other than Balloon Payments) and any Assumed Monthly Payments due or deemed due, as the case may be, in respect of the Mortgage Loans, including without limitation any REO Mortgage Loans, for their respective Due Dates occurring during the related Collection Period; and

(b) that portion of all payments (including without limitation Principal Prepayments and Balloon Payments), Liquidation Proceeds, Insurance Proceeds, any payments of Repurchase Price, payments of Substitution Shortfall Amounts, Net REO Proceeds and other collections that were received on or in respect of the Mortgage Loans (including without limitation any REO Mortgage Loans) or received on or in respect of any related REO Properties, during the related Collection Period and were identified and applied by the Master Servicer in accordance with
Section 1.2 as payments or other recoveries of principal of such Mortgage Loans (including, without limitation, any REO Mortgage Loans), in each case net of any portion of such amounts that represents (i) a payment or other recovery of the principal portion of any Monthly Payment (other than a Balloon Payment) due, or of the principal portion of any Assumed Monthly Payment deemed due, in respect of any such Mortgage Loan on a Due Date during or prior to the related Collection Period and not previously paid or recovered or (ii) an early payment (other than in the form of a Principal Prepayment) of the principal portion of any Monthly Payment due in respect of any such Mortgage Loan on a Due Date subsequent to the end of the related Collection Period.

      "Custodial Agreement": The Custodial Agreement, if any, in effect from time to time between the Custodian named therein, the Master Servicer and the Trustee, substantially in the form of Exhibit F hereto, as the same may be amended or modified from time to time in accordance with the terms thereof.

      "Custodian": Any Custodian appointed pursuant to Section 8.12 and, unless the Trustee is Custodian, named pursuant to any Custodial Agreement. The Custodian may (but need not) be the Trustee or the Master Servicer or any Affiliate of the Trustee or the Master Servicer, but may not be the Depositor.

      "Cut-off Date":  June 1, 2000.

      "Default Interest": With respect to any Mortgage Loan, interest accrued on such Mortgage Loan at the excess of the Default Rate over the Mortgage Rate, in each case excluding any portion thereof that represents Deferred Interest.

      "Default Rate": With respect to each Mortgage Loan, the annual rate at which interest accrues on such Mortgage Loan following any event of default on such Mortgage Loan, including a default in the payment of a Monthly Payment or a Balloon Payment.

      "Deferred Interest": With respect to each Hyper-Amortization Loan, interest accrued on such Hyper-Amortization Loan at the related Excess Rate plus interest thereon to the extent permitted by applicable law at the related Revised Interest Rate.

      "Definitive Certificate":  As defined in Section 5.3(a).

      "Deleted Mortgage Loan": A Mortgage Loan replaced or to be replaced by a Qualified Substitute Mortgage Loan.

      "Depositor": PNC Mortgage Acceptance Corp., a Missouri corporation and its successors and assigns.

      "Determination  Date":  With  respect  to each   Distribution   Date,  the
fifth Business Day prior to such Distribution Date.

      "Directly Operate": With respect to any REO Property, the furnishing or rendering of services to the tenants thereof that are not customarily provided to tenants in connection with the rental of space for occupancy only within the meaning of Treasury Regulations Section 1.512(h)-1(c)(5), the management or operation of such REO Property, the holding of such REO Property primarily for sale to customers or any use of such REO Property in a trade or business conducted by the Trust Fund other than through an Independent Contractor; provided, however, that the Special Servicer, on behalf of the Trust Fund, shall not be considered to Directly Operate an REO Property solely because the Special Servicer, on behalf of the Trust Fund, establishes rental terms, chooses tenants, enters into or renews leases, deals with taxes and insurance, or makes decisions as to repairs or capital expenditures with respect to such REO Property.

      "Discount Rate": The rate which, when compounded monthly, is equivalent to the Treasury Rate when compounded semi annually. The "Treasury Rate" is the yield calculated by the linear interpolation of the yields, as reported in Federal Reserve Statistical Release H.15 Selected Interest Rates under the heading "U.S. government securities/Treasury constant maturities" for the week ending prior to the date of the relevant Principal Prepayment, of U.S. Treasury constant maturities with a maturity date (one longer and one shorter) most nearly approximating the maturity date (or the Hyper-Amortization Date, if applicable) of the Mortgage Loan prepaid. If Release H.15 is no longer published, the Trustee shall select a comparable publication to determine the Treasury Rate.

      "Disposition Fee": With respect to any Specially Serviced Mortgage Loan or REO Property which is sold or transferred or otherwise liquidated (except in connection with (i) a repurchase under Section 2.3, (ii) the termination of the Trust Fund pursuant to Section 9.1(b) or (iii) the purchase of a Mortgage Loan by the Operating Adviser, the Depositor, the Master Servicer or the Special Servicer pursuant to Section 3.18), including by reason of condemnation of the related Mortgaged Property or REO Property, as applicable, an amount equal to the product of (I) the excess, if any of (a) the Liquidation Proceeds of such Specially Serviced Mortgage Loan or REO Property over (b) any broker's commission and related brokerage referral fees, and (II) 1%.

      "Disqualified Non-U.S. Person": With respect to a Class R-I, Class R-II or Class R-III Certificate, any Non-U.S. Person or agent thereof other than (i) a Non-U.S. Person that holds the Class R-I, Class R-II or Class R-III Certificate in connection with the conduct of a trade or business within the United States and has furnished the transferor and the Certificate Registrar with an effective IRS Form 4224 or a successor form.

      "Disqualified Organization": Either (a) the United States, a State or any political subdivision thereof, any possession of the United States, or any agency or instrumentality of any of the foregoing (other than an instrumentality that is a corporation if all of its activities are subject to tax and a majority of its board of directors is not selected by any such governmental unit), (b) a foreign government, International Organization or any agency or instrumentality of either of the foregoing, (c) an organization that is exempt from tax imposed by Chapter 1 of the Code (including the tax imposed by Code Section 511 on unrelated business taxable income) on any excess inclusions (as defined in Code
Section 860E(c)(1)) with respect to the Class R-I, Class R-II or Class R-III Certificates (except certain farmers' cooperatives described in Code Section
521), (d) rural electric and telephone cooperatives described in Code Section 1381(a)(2), or (e) any other Person so designated by the Certificate Registrar based upon an Opinion of Counsel to the effect that any Transfer to such Person may result in an Adverse REMIC Event. The terms "United States," "State" and "International Organization" shall have the meanings set forth in Code Section 7701 or successor provisions.

      "Distributable Certificate Interest": With respect to any Class of REMIC III Regular Certificates for each Distribution Date, the Accrued Certificate Interest in respect of such Class of Certificates for such Distribution Date, reduced (to not less than zero) by that portion, if any, of the Net Aggregate Prepayment/Balloon Payment Interest Shortfall, if any, for such Distribution Date allocated to such Class of Certificates as set forth below, and increased by any Class Interest Shortfall in respect of such Class of Certificates for such Distribution Date. The Net Aggregate Prepayment/Balloon Payment Interest Shortfall, if any, for each Distribution Date shall be allocated on such
Distribution Date among the respective Classes of REMIC III Regular Certificates, pro rata, in the ratio that the Accrued Certificate Interest with respect to any such Class of Certificates for such Distribution Date bears to the total Accrued Certificate Interest with respect to all Classes of REMIC III Regular Certificates for such Distribution Date.

      "Distribution Account": The segregated account or accounts created and maintained as a separate trust account or accounts by the Trustee pursuant to
Section 3.5(b), which shall be entitled "LaSalle Bank National Association, as Trustee, in trust for Holders of PNC Mortgage Acceptance Corp. Commercial Mortgage Pass-Through Certificates, Series 2000-C1, Distribution Account" and which shall be an Eligible Account.

      "Distribution Date": The 15th day of any month, or if such 15th day is not a Business Day, the Business Day immediately following such 15th day, commencing in July 2000.

      "Due Date": With respect to any Collection Period and any Mortgage Loan, the date on which scheduled Monthly Payments are due on such Mortgage Loan (without regard to grace periods), such date being for all Mortgage Loans the first day of each month.

      "Eligible Account": Either (a) for funds that will be held for more than 30 days, an account or accounts maintained with a depository institution or trust company the long-term unsecured debt obligations of which (or of its parent holding company) are rated "Aa3" or better by Moody's (or, if not so rated by Moody's, then otherwise approved by Moody's), and "AA-" or better by Fitch (or, if not so rated by Fitch, then otherwise approved by Fitch); (b) for funds that will be held for 30 days or less, an account or accounts maintained with a depository institution or trust company, the short-term unsecured debt obligations of which are rated "P1" or better by Moody's (or, if not so rated by Moody's, then otherwise approved by Moody's), and "F-1+" or better by Fitch (or, if not so rated by Fitch, then otherwise approved by Fitch); (c) a segregated trust account or accounts maintained with a federal- or state-chartered depository institution or trust company acting in its fiduciary capacity: (i) having a combined capital and surplus of at least $50,000,000, (ii) subject to supervision or examination by a federal or state authority, and (iii) for state-chartered institutions, subject to regulations regarding fiduciary funds on deposit substantially similar to 12 CFR 9.10(b);
(d) an account or accounts maintained with PNC Bank, National Association ("PNC") so long as PNC's (or its parent holding company's) long term unsecured debt rating shall be at least "A1" from Moody's and "A" from Fitch; or (e) otherwise subject to a Rating Agency Confirmation. Eligible Accounts may bear interest.

      "Eligible Investor": (i) A Person, reasonably believed by the transferor to be a Qualified Institutional Buyer, that is purchasing Privately Placed Certificates for its own account or for the account of a Qualified Institutional Buyer to whom notice is given that the offer, sale or transfer is being made in reliance on Rule 144A promulgated under the 1933 Act or (ii) with respect to Privately Placed Certificates (other than the Class V Certificates and the Residual Certificates), an Institutional Accredited Investor.

      "Emergency Advance": Any Servicing Advance (whether or not it is a Servicing Advance that, pursuant hereto, the Special Servicer is required to request the Master Servicer to make) that must be made within five Business Days of the Special Servicer's becoming aware that it must be made in order to avoid any material penalty, any material harm to a Mortgaged Property or any other material adverse consequence to the Trust Fund.

      "Environmental Report": With respect to each Mortgaged Property, the report or reports of the environmental site assessment or assessments performed in connection with the origination of the related Mortgage Loan.

      "ERISA": The Employee Retirement Income Security Act of 1974, as it may be amended from time to time.

      "Escrow Account":  As defined in Section 3.4(b).

      "Escrow Payment": Any payment made by any Borrower to the Master Servicer for the account of such Borrower for application toward the payment of taxes, insurance premiums, assessments and similar items in respect of the related Mortgaged Property.

      "Event of Default":  As defined in Section 7.1.

      "Excess Liquidation Proceeds": The excess of (i) the Net Liquidation Proceeds from the sale or liquidation of a Mortgage Loan or related REO Property, net of (x) interest on any related Advances and (y) any related Servicing Advances over (ii) the amount needed to pay off the Mortgage Loan in full.

      "Excess Liquidation Proceeds Account": The segregated account or accounts created and maintained by the Trustee pursuant to Section 3.5(f), which shall be entitled "LaSalle Bank National Association, as Trustee, in trust for Holders of PNC Mortgage Acceptance Corp., Commercial Mortgage Pass-Through Certificates, Series 2000-C1, Excess Liquidation Proceeds Account," and which shall be an Eligible Account.

      "Excess Rate": With respect to each Hyper-Amortization Loan, the excess of the related Revised Interest Rate over the related Mortgage Rate.

      "Expense Loss": A loss realized upon payment by the Trust Fund of an Additional Trust Fund Expense.

      "FDIC":  The Federal  Deposit  Insurance  Corporation,   or  any successor
thereto.

      "FHA":  The Federal Housing Administration.

      "FHLMC": The Federal Home Loan Mortgage Corporation, or any successor thereto.

      "Fitch":  Fitch, Inc., and its successors in interest.

      "Final Purchaser":  As defined in Section 9.1(b).

      "Final Recovery Determination": With respect to any REO Mortgage Loan, Specially Serviced Mortgage Loan or Mortgage Loan subject to repurchase by the related Seller as contemplated by Section 2.3, the recovery of all Insurance Proceeds, Liquidation Proceeds, the related Repurchase Price and other payments or recoveries (including proceeds of the final sale of any related REO Property) which the Special Servicer, in its reasonable judgment as evidenced by a certificate of a Servicing Officer delivered to the Trustee, the Custodian and the Operating Adviser, expects to be finally recoverable. The Master Servicer shall maintain records, prepared by a Servicing Officer, of each Final Recovery Determination until the earlier of (i) its termination as Master Servicer hereunder and the transfer of such records to a successor servicer and (ii) five years following the termination of the Trust Fund.

      "Fiscal  Agent":  ABN AMRO Bank N.V. in its  capacity as  fiscal  agent of
the  Trustee,  or its  successor in interest,  or any  successor   fiscal  agent
appointed as herein provided.

      "FNMA": The Federal National Mortgage Association, or any successor thereto.

      "Grantor Trust":  As defined in Preliminary Statement.

      "Grantor Trust Assets":  As defined in Section 10.5.

      "Grantor Trust Collection Account": The segregated account or accounts created and maintained as a separate trust account or accounts by the Master Servicer pursuant to Section 3.5(c), which shall be entitled "LaSalle Bank National Association, as Trustee, in trust for Holders of PNC Mortgage Acceptance Corp. Commercial Mortgage Pass-Through Certificates, Series 2000-C1, Grantor Trust Collection Account" and which shall be an Eligible Account. The Grantor Trust Collection Account shall not be an asset of REMIC I, REMIC II or REMIC III formed hereunder.

      "Grantor Trust Distribution Account": The segregated account or accounts created and maintained as a separate trust account or accounts by the Trustee pursuant to Section 3.5(d), which shall be entitled "LaSalle Bank National Association, as Trustee, in trust for Holders of PNC Mortgage Acceptance Corp. Commercial Mortgage Pass-Through Certificates, Series 2000-C1, Grantor Trust Distribution Account " and which shall be an Eligible Account. The Grantor Trust Distribution Account shall not be an asset of REMIC I, REMIC II or REMIC III formed hereunder.

      "Hazardous Materials": Any dangerous, toxic or hazardous pollutants, chemicals, wastes, or substances, including, without limitation, those so identified pursuant to the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. Section 9601 et seq., or any other environmental laws now existing, and specifically including, without limitation, asbestos and asbestos-containing materials, polychlorinated biphenyls, radon gas, petroleum and petroleum products, urea formaldehyde and any substances classified as being "in inventory", "usable work in process" or similar classification which would, if classified as unusable, be included in the foregoing definition.

      "Holder":  With respect to any Certificate,  a   Certificateholder;   with
respect  to any REMIC I Regular  Interest  or REMIC  II  Regular  Interest,  the
Trustee.

      "Hyper-Amortization Date": With respect to any Hyper-Amortization Loan, the date specified on the related Mortgage Note, as of which Deferred Interest shall begin to accrue on such Mortgage Loan, which date is prior to the Stated Maturity Date for such Mortgage Loan.

      "Hyper-Amortization Loan": A Mortgage Loan that provides for the accrual of Deferred Interest thereon if such Mortgage Loan is not paid in full on or prior to its Hyper-Amortization Date.

      "Indemnified Party":  As defined in Section 8.5(c).

      "Independent": When used with respect to any specified Person, any other Person who (i) does not have any direct financial interest, or any material indirect financial interest, in any of the Manager, the Depositor, the Master Servicer, the Special Servicer, Trustee, any Borrower or any Affiliate thereof, and (ii) is not connected with any such specified Person as an officer, employee, promoter, underwriter, trustee, partner, director or Person performing similar functions.

      "Independent Contractor": Either (i) any Person that would be an "independent contractor" with respect to the Trust Fund within the meaning of
Section 856(d)(3) of the Code if the Trust Fund were a real estate investment trust (except that the ownership tests set forth in that section shall be considered to be met by any Person that owns, directly or indirectly, 35% or more of any Class or 35% or more of the aggregate value of all Classes of Certificates), provided that the Trust Fund does not receive or derive any income from such Person and the relationship between such Person and the Trust Fund is at arm's length, all within the meaning of Treasury Regulations Section 1.856-4(b)(5) (except that the Special Servicer shall not be considered to be an Independent Contractor under the definition in this clause (i) unless an Opinion of Counsel (obtained at the expense of the Special Servicer) addressed to the Special Servicer and the Trustee has been delivered to the Trustee to the effect that the Special Servicer meets the requirements of such definition) or (ii) any other Person (including the Special Servicer) if the

Special Servicer, on behalf of itself and the Trustee, has received an Opinion of Counsel (obtained at the expense of the party seeking to be deemed an Independent Contractor) to the effect that the taking of any action in respect of any REO Property by such Person, subject to any conditions therein specified, that is otherwise herein contemplated to be taken by an Independent Contractor will not cause such REO Property to cease to qualify as "foreclosure property" within the meaning of Section 860G(a)(8) of the Code (determined without regard to the exception applicable for purposes of Section 860D(a) of the Code) or cause any income realized with respect of such REO Property to fail to qualify as Rents from Real Property (provided that such income would otherwise so qualify).

      "Initial Sub-Servicer": With respect to each Mortgage Loan that is subject to a sub-servicing agreement with the Master Servicer as of the Closing Date, the sub-servicer under any such sub-servicing agreement.

      "Institutional Accredited Investor": An entity meeting the requirements of Rule 501(a)(1), (2), (3) or (7) of Regulation D promulgated under the 1933 Act (and any entity in which all the equity owners meet such requirements) and which is not otherwise a Qualified Institutional Buyer.

      "Insurance Proceeds": Proceeds of any fire and hazard insurance policy, title policy or other insurance policy relating to a Mortgage Loan and/or the Mortgaged Property securing any Mortgage Loan (including any amounts paid by the Master Servicer or the Special Servicer pursuant to Section 3.8), to the extent such proceeds are not to be applied to the restoration of the related Mortgaged Property or released to the Borrower in accordance with the express requirements of the related Mortgage or Note or other documents included in the related Mortgage File or in accordance with the Servicing Standard.

      "Interest Accrual Period": With respect to any Distribution Date, the calendar month preceding the month in which such Distribution Date occurs.

      "Interest Reserve Account": The segregated account or accounts created and maintained as a separate trust account or accounts by the Trustee pursuant to
Section 3.29, which shall be entitled "LaSalle Bank National Association, as Trustee, in trust for Holders of PNC Mortgage Acceptance Corp. Commercial Mortgage Pass-Through Certificates, Series 2000-C1, Interest Reserve Account" and which shall be an Eligible Account.

      "Interest Reserve Amount": As defined in Section 3.29(a).

      "Interest Reserve Loan": A Mortgage Loan that bears interest computed on an Actual/360 Basis.

      "Interested Person": As of any date of determination, the Depositor, the Master Servicer, the Special Servicer, the Trustee, any Borrower, any Manager of a Mortgaged Property, any Independent Contractor engaged by the Special Servicer pursuant to Section 3.17, or any Person known to a Responsible Officer of the Trustee to be an Affiliate of any of them.

      "Investment Account":  As defined in Section 3.7(a).

      "Investment Representation Letter":  As defined in Section 5.2(c)(i).

      "IRS":  The Internal Revenue Service.

      "Liquidation Event": With respect to any Mortgage Loan (other than an REO Mortgage Loan), any of the following events: (i) such Mortgage Loan is paid in full; (ii) a Final Recovery Determination is made with respect to such Mortgage Loan; (iii) such Mortgage Loan is repurchased or replaced by a Seller pursuant to the related Mortgage Loan Purchase Agreement and Section 2.3 of this Agreement; (iv) such Mortgage Loan is sold pursuant to Section 3.18; or (v) such Mortgage Loan is purchased by any Person entitled to effect an optional termination of the Trust Fund pursuant to Section 9.1(b). With respect to any REO Property (and the related REO Mortgage Loan), any of the following events:
(i) a Final  Recovery  Determination  is made with respect to such REO Property;
(ii) such REO Property is sold pursuant to Section 3.18; or (iii) such REO Property is purchased by any Person entitled to effect an optional termination of the Trust Fund pursuant to Section 9.1(b).

      "Liquidation Expenses": Expenses incurred by the Special Servicer and the Trustee in connection with the liquidation of any Specially Serviced Mortgage Loan or property acquired in respect thereof (including, without limitation, legal fees and expenses, committee or referee fees, and, if applicable, brokerage commissions, conveyance taxes and Disposition Fees).

      "Liquidation Proceeds": All cash amounts (other than Insurance Proceeds) including all partial and/or unscheduled collections received in connection with
(i) the taking of a Mortgaged Property by exercise of the power of eminent domain or condemnation, (ii) the full or partial liquidation of a Mortgaged Property or other collateral that constituted security for a Specially Serviced Mortgage Loan through a trustee's sale, foreclosure sale or otherwise, (iii) the sale of a Specially Serviced Mortgage Loan or an REO Property in accordance with
Section 3.18, (iv) the sale of all of the Mortgage Loans and any REO Properties in accordance with Section 9.1 or (v) the realization upon any deficiency judgment obtained against a Borrower or guarantor of any Mortgage Loan.

      "Loan Agreement": With respect to any Mortgage Loan, the loan agreement, if any, between the Originator and the Borrower, pursuant to which such Mortgage Loan was made.

      "Loan Number": With respect to any Mortgage Loan, the loan number by which such Mortgage Loan was identified on the books and records of the Master Servicer or any Sub-Servicer for the Master Servicer, as set forth in the Mortgage Loan Schedule.

      "Loan Service Transaction Fees": With respect to any Mortgage Loan, any fees payable by or on behalf of a Borrower other than (i) fees payable in connection with or related to an assumption, modification or extension or a consent to any of the foregoing or (ii) any fees received in connection with a default.

      "Loan-to-Value Ratio": With respect to any Mortgage Loan, as of any date of determination, the fraction, expressed as a percentage, the numerator of which is the then-unpaid principal balance of such Mortgage Loan (or, if part of a Cross-Collateralized Group, of such group), and the denominator of which is the appraised value of the related Mortgaged Property (or, in the case of a Cross-Collateralized Group, of all the Mortgaged Properties securing such group) as determined by an Updated Appraisal thereof.

      "MAI":  Member of the Appraisal Institute.

      "Majority Certificateholder": With respect to any particular Class or Classes of Certificates, any Certificateholder entitled to a majority of the Voting Rights allocated to such Class or Classes, as the case may be.

      "Management Agreement": With respect to any Mortgage Loan, the Management Agreement, if any, by and between the Manager and the related Borrower, or any successor Management Agreement between such parties.

      "Manager": With respect to any Mortgage Loan, any property manager for the related Mortgaged Property.

      "Master Servicer": Midland or any successor master servicer appointed as herein provided.

      "Master Servicer Fee": With respect to each Mortgage Loan and for any Distribution Date, an amount per calendar month equal to the product of (i) the related Master Servicer Fee Rate and (ii) the Stated Principal Balance of such Mortgage Loan as of the Due Date in the calendar month preceding the calendar month in which such Distribution Date occurs (or, in the case of the initial Distribution Date, as of the Cut-off Date).

      "Master Servicer Fee Rate": With respect to each Mortgage Loan, the per annum rate set forth in the Mortgage Loan Schedule as the "Administrative Cost Rate" less the Trustee Fee Rate and the Standby Special Servicer Fee Rate, such rate to be calculated on the same basis as the related Mortgage Rate (e.g., "Actual/360" or "30/360").

      "Master Servicer Mortgage File": With respect to any Mortgage Loan, all documents related to such Mortgage Loan that are not required to be delivered to the Trustee pursuant to Section 2.1 or to be maintained as part of the Trustee Mortgage File, including, without limitation:

          (a)  a copy  of  the   Management  Agreement,  if any, for the related
Mortgaged Property;

          (b)  a copy of any cash management or lock box agreement;

          (c)  a copy of any intercreditor agreement;

          (d) a copy of the environmental insurance policy with respect to the related Mortgaged Property, if any;

          (e) any and all amendments, modifications and supplements to, and waivers related to, any of the foregoing;

          (f)  copies  of  the   related   appraisals,   surveys,  environmental
insurance agreements, environmental reports and other similar documents;

          (g)  any other written agreements related to such Mortgage Loan; and

          (h) a copy of the Asset Summary for the Mortgaged Property related to such Mortgage Loan;

together with copies of all documents that are required to be maintained as a part of the Trustee Mortgage File. The Master Servicer Mortgage File shall not be deemed to contain any confidential or proprietary information or memoranda prepared by the Master Servicer for its internal use.

      "Master Servicer Remittance Amount": For each Distribution Date, (a) all amounts on deposit in the Collection Account as of the close of business on the related Determination Date, exclusive of any portion thereof that represents one or more of the following:

          (i) Monthly Payments collected, but due on a Due Date occurring in a Collection Period subsequent to the related Collection Period;

          (ii)  Prepayment Premiums;

          (iii) amounts that are payable or reimbursable to any Person other than a Certificateholder pursuant to clauses (ii) through (ix) of Section 3.6(a) (including amounts payable to the Master Servicer, the Special Servicer, the Trustee or the Fiscal Agent as compensation or in reimbursement of outstanding Advances and amounts payable in respect of Additional Trust Fund Expenses);

          (iv)  Deferred Interest;

          (v)   Excess Liquidation Proceeds; and

          (vi)  amounts deposited in the Collection Account in error,

plus (b) to the extent not already included in clause (a), any P&I Advances and Compensating Interest Payments made with respect to such Distribution Date;

      "Maturity Date": With respect to any Mortgage Loan as of any date of determination, the date on which the last payment of principal is then scheduled to be due and payable under the related Mortgage Note.

      "Midland": Midland Loan Services, Inc., a Delaware corporation, or its successor in interest.

      "Midland Loans":  means the MLS Loans and the Owner Trust Loans.

      "Midland Mortgage Loan Purchase Agreement": The Mortgage Loan Purchase and Sale Agreement, dated as of June 15, 2000, between Depositor and Midland.

      "Midland Owner Trusts": The Midland Owner Trust III created pursuant to that certain Trust Agreement relating to the Midland Commercial Mortgage Owner Trust III, dated as of December 23, 1999 and the Midland Owner Trust IV created pursuant to that certain Trust Agreement relating to the Midland Commercial Mortgage Owner Trust IV, dated as of March 24, 2000, each of which is among Midland, as depositor, Wilmington Trust Company, as owner trustee, LaSalle Bank National Association, as custodian, and Midland, as paying agent.

      "Midland Owner Trust Certificate Purchase Agreement": The Owner Trust Certificate Purchase Agreement, dated as of June 15, 2000, among MSDWMC, Midland and the owners of the certificates representing interests in the Midland Owner Trusts.

      "Minimum Master Servicer Fee Rate":  A rate of 0.02%per annum.

      "MLS Loans": The Mortgage Loans transferred and assigned to the Depositor pursuant to the Midland Mortgage Loan Purchase Agreement.

      "Money Term": With respect to any Mortgage Loan, the Maturity Date, Mortgage Rate, principal balance, amortization term or payment frequency thereof (and shall not include provisions relating to late fees, Deferred Interest or Default Interest).

      "Monthly Payment": With respect to any Mortgage Loan (other than any REO Mortgage Loan) and any Due Date, the scheduled monthly payment of principal and/or interest, excluding any Balloon Payment, Default Interest and Deferred Interest on such Mortgage Loan which is payable by the related Borrower on such Due Date under the related Note (taking into account any waiver, modification or amendment of the terms of such Mortgage Loan, whether agreed to by the Master Servicer or Special Servicer or in connection with a bankruptcy or similar proceeding involving the related Borrower).

      "Moody's":   Moody's  Investors   Service,  Inc.  and  its  successors  in
interest.

      "Mortgage": The mortgage, deed of trust or other instrument creating a first lien on a Mortgaged Property securing the related Note.

      "Mortgage  File":  With  respect  to   any   Mortgage  Loan,  the  Trustee
Mortgage File and the Master Servicer Mortgage File.

      "Mortgage Loan": Each of the mortgage loans transferred and assigned to the Trustee pursuant to Section 2.1 and from time to time held in the Trust Fund, such mortgage loans originally so transferred, assigned and held being identified on the Mortgage Loan Schedule as of the Cut-off Date. Such term shall include any REO Mortgage Loan, any Qualified Substitute Mortgage Loan or defeased Mortgage Loan.

      "Mortgage  Loan  Documents":  Any  and  all   documents  contained  in the
Trustee Mortgage File and the Master Servicer Mortgage File.

      "Mortgage Loan Purchase Agreement": With respect to the MLS Loans, the Midland Mortgage Loan Purchase Agreement. With respect to the Owner Trust Loans, the Midland Owner Trust Certificate Purchase Agreement. With respect to the RFC Loans, the RFC Mortgage Loan Purchase Agreement. With respect to the CIBC Loans, the CIBC Mortgage Loan Purchase Agreement. The term "Mortgage Loan Purchase Agreements" shall mean all of such agreements.

      "Mortgage Loan Schedule": As of any date, the list of Mortgage Loans included in the Trust Fund on such date, such list as of the Closing Date being attached hereto as Exhibit B-1.

      "Mortgage  Pool":  Collectively,  all of  the  Mortgage  Loans  (including
without  limitation  REO   Mortgage  Loans  and  Qualified  Substitute  Mortgage
Loans, but excluding Deleted Mortgage Loans).

       "Mortgage Rate": With respect to each Mortgage Loan, the annual rate at which interest accrues on such Mortgage Loan (in the absence of a default and without giving effect to any Revised Interest Rate) from time to time in accordance with the terms of the related Mortgage Note (as such may be modified at any time following the Closing Date) and applicable law, which Mortgage Rates, as of the Closing Date, are as set forth in the Mortgage Loan Schedule.

      "Mortgaged Property": The underlying property securing a Mortgage Loan, including any REO Property, consisting of a fee simple or leasehold estate in a parcel of land improved by a commercial or multifamily property, together with any personal property, fixtures, leases and other property or rights pertaining thereto.

     "MSDWMC": Morgan Stanley Dean Witter Mortgage Capital Inc., a New York corporation.

     "Net Aggregate Prepayment/Balloon Payment Interest Shortfall": With respect to any Distribution Date, the amount, if any, by which (a) the aggregate of all Prepayment/Balloon Payment Interest Shortfalls incurred in connection with the receipt of Principal Prepayments or Balloon Payments on the Mortgage Loans during the related Collection Period, exceeds (b) the sum of (i) the aggregate of all Prepayment/Balloon Payment Interest Excesses realized in connection with the receipt of Principal Prepayments or Balloon Payments on the Mortgage Loans during the related Collection Period, and (ii) the Compensating Interest Payment deposited by the Master Servicer in the Distribution Account for such
Distribution Date pursuant to Section 3.25 in connection with such Prepayment/Balloon Payment Interest Shortfalls.

     "Net Collections": With respect to any Corrected Mortgage Loan, an amount equal to all payments on account of interest and principal on such Mortgage Loan and all Prepayment Premiums.

     "Net Liquidation Proceeds": The excess of Liquidation Proceeds received with respect to any Mortgage Loan over the amount of Liquidation Expenses incurred with respect thereto.

     "Net Mortgage Rate": With respect to any Mortgage Loan, the Mortgage Rate for such Mortgage Loan minus the Master Servicer Fee Rate, the Standby Special Servicer Fee Rate and the Trustee Fee Rate.

     "Net REO Proceeds": With respect to each REO Property, REO Proceeds with respect to such REO Property net of any insurance premiums, taxes, assessments and other costs and expenses permitted to be paid therefrom pursuant to Section 3.17(b).

     "New Lease": Any lease of REO Property entered into on behalf of the Trust Fund, including any lease renewed or extended on behalf of the Trust Fund if the Trust Fund has the right to renegotiate the terms of such lease.

     "New York Presenting Office": Any office of an agent of the Trustee or the Certificate Registrar, located in New York, New York, as the Trustee or the
Certificate Registrar, as the case may be, may designate from time to time by written notice to the Depositor and the Certificateholders.

     "Noneconomic Residual Interest": means a Residual Interest that is a "noneconomic residual interest" within the meaning of Treasury Regulation
Section 1.860E-1(c).

     "Nonrecoverable Advance": Any portion of an Advance proposed to be made or previously made which has not been previously reimbursed to the Special Servicer, the Master Servicer, the Trustee or the Fiscal Agent, as applicable, and which the Special Servicer, the Master Servicer, the Trustee or the Fiscal Agent has determined (based on, among other things, an Updated Appraisal) in its good faith business judgment will not or, in the case of a proposed Advance, would not, be ultimately recoverable by the Special Servicer, the Master Servicer, the Trustee or the Fiscal Agent, as applicable, from late payments, Insurance Proceeds, Liquidation Proceeds and other collections on or in respect of the related Mortgage Loan or Mortgaged Property. To the extent that any Borrower is not obligated under the related Mortgage Loan Documents to pay or reimburse any portion of any Advances that are outstanding with respect to the related Mortgage Loan as a result of a modification of such Mortgage Loan by the Special Servicer which forgives unpaid Monthly Payments or other amounts which the Special Servicer, the Master Servicer, the Trustee or the Fiscal Agent had previously advanced, and the Special Servicer, the Master Servicer, the Trustee or the Fiscal Agent determines that no other source of payment or reimbursement for such advances is available to it, such Advances shall be deemed to be nonrecoverable; provided, however, that in connection with the foregoing the Special Servicer, the Master Servicer, the Trustee or the Fiscal Agent, shall provide an Officer's Certificate as described below. The determination by the Special Servicer, the Master Servicer, the Trustee or the Fiscal Agent, as applicable, that it has made a Nonrecoverable Advance or that any proposed Advance, if made, would constitute a Nonrecoverable Advance shall be evidenced by a certificate of a Servicing Officer, Responsible Officer or Vice President or equivalent or senior officer of the Special Servicer, the Master Servicer, Trustee or Fiscal Agent, as appropriate, delivered to the
Master Servicer, the Trustee, the Fiscal Agent, the Special Servicer, the Operating Adviser and the Depositor setting forth such determination and the procedures and considerations of the Special Servicer, the Master Servicer, the Trustee or the Fiscal Agent, as applicable, forming the basis of such determination, which shall include a copy of the Updated Appraisal and any other information or reports obtained by the Special Servicer, the Master Servicer, the Trustee or the Fiscal Agent, such as property operating statements, rent rolls, property inspection reports and engineering reports, which may support such determinations. Notwithstanding the above, the Trustee and the Fiscal Agent shall be entitled to rely upon any determination by the Master Servicer that any Advance previously made is a Nonrecoverable Advance or that any proposed
Advance,  if made,  would  constitute  a  Nonrecoverable  Advance and the Master
Servicer shall be entitled to rely upon any determination by the Special Servicer that any Emergency Advance previously made is a Nonrecoverable Advance or that any proposed Emergency Advance, if made, would constitute a Nonrecoverable Advance.

     "Non-U.S. Person": A person that is not (i) a citizen or resident of the United States; (ii) a corporation, partnership, or other entity created or organized in or under the laws of the United States or any political subdivision thereof; (iii) an estate whose income is subject to United States federal income tax regardless of its sources; or (iv) a trust whose income is subject to United States federal income tax regardless of its sources and as to which a court within the United States is able to exercise primary jurisdiction over the administration of the trust and one or more U.S. Persons have the authority to control all substantial decisions of the trust.

     "Note": With respect to any Mortgage Loan as of any date of determination, the note or other evidence of indebtedness and/or agreements evidencing the indebtedness of the related Borrower or obligor under such Mortgage Loan, in each case, including any amendments or modifications, or any renewal or substitution notes, as of such date.

     "Notional Amount": With respect to: (i) all of the Class X Certificates (a) on or prior to the first Distribution Date, an amount equal to the aggregate initial Uncertificated Principal Balance of the REMIC II Regular Interests, as specified in the Preliminary Statement hereto, and

(b) as of any date of determination after the first Distribution Date, the aggregate Uncertificated Principal Balance of the REMIC II Regular Interests on the Distribution Date immediately prior to such date of determination, after application of the distributions deemed made thereon, and allocation of the Realized Losses and Expense Losses deemed made thereto, on such prior Distribution Date and (ii) any Class X Certificate, the product of the Percentage Interest evidenced by such Certificate and the Notional Amount for all of the Class X Certificates as of such date of determination.

     "Officer's Certificate": A certificate signed by the Chairman of the Board, the Vice Chairman of the Board, the Chief Executive Officer, the President, a Vice President (however denominated), the Treasurer, the Secretary, one of the Assistant Treasurers or Assistant Secretaries or any other officer of the Master Servicer or Special Servicer customarily performing functions similar to those performed by any of the above designated officers and also with respect to a particular matter, any other officer to whom such matter is referred because of such officer's knowledge of and familiarity with the particular subject, and delivered to the Depositor, the Trustee, the Special Servicer or the Master Servicer, as the case may be.

     "Operating Adviser": As defined in Section 3.26.

     "Opinion of Counsel": A written opinion of counsel, who may, without limitation, be counsel for the Depositor, the Special Servicer or the Master Servicer, as the case may be, acceptable to the Trustee, except that any opinion of counsel relating to (a) qualification of REMIC I, REMIC II or REMIC III as a REMIC or the imposition of tax under the REMIC Provisions on any income or property of any REMIC, (b) compliance with the REMIC Provisions (including application of the definition of "Independent Contractor"), (c) qualification of the Grantor Trust as a grantor trust, or (d) a resignation of the Master Servicer or the Special Servicer pursuant to Section 6.4, must be an opinion of counsel who is Independent of the Depositor, the Special Servicer and the Master Servicer.

     "Optional Termination Notice Date": Any date as of which the aggregate Stated Principal Balance of the Mortgage Loans (including, without limitation, any REO Mortgage Loans) is less than 1% of the aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-off Date.

     "Originator": With respect to a Mortgage Loan, the originator of such Mortgage Loan.

     "Ownership Interest": As to any Certificate, any ownership or security interest in such Certificate as the Holder thereof and any other interest therein, whether direct or indirect, legal or beneficial, as owner or as pledgee.

     "Owner Trust Loans": The Mortgage Loans transferred and assigned to MSDWMC pursuant to the Midland Owner Trust Certificate Purchase Agreement, which Mortgage Loans were subsequently transferred and assigned to the Depositor by MSDWMC on the Closing Date pursuant to the Mortgage Loan Purchase and Sale Agreement dated June 15, 2000 between MSDWMC and the Depositor relating to such Mortgage Loans.

     "P&I Advance": As to any Mortgage Loan, any advance made by the Master Servicer, the Trustee, or the Fiscal Agent pursuant to Section 4.5(b)(iii) or 4.5(d).

     "Pass-Through Rate" or "Pass-Through Rates": With respect to any Distribution Date and any of the Class A-1, Class A-2, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N and Class O Certificates, a per annum rate equal to the Adjusted REMIC II Remittance Rate for the related REMIC II Regular Interest. With respect to the Class X Certificates and any Distribution Date, the excess, if any, of (i) the weighted average of the respective REMIC II Remittance Rates for such Distribution Date in respect of all of the REMIC II Regular Interests, over (ii) the weighted average of the respective Adjusted REMIC II Remittance Rates for such Distribution Date in respect of all of the REMIC II Regular Interests (for purposes of the foregoing, the relevant weighting shall be based on the Uncertificated Principal Balance of each REMIC II Regular Interest immediately prior to the subject Distribution Date). The Class V Certificates and the Residual Certificates do not have Pass-Through Rates.

     "Paying Agent": The paying agent appointed pursuant to Section 5.5.

     "Percentage Interest": (i) With respect to any REMIC III Regular Certificate, the portion of the relevant Class evidenced by such Certificate, expressed as a percentage, the numerator of which is the Certificate Balance or the Notional Amount, as the case may be, of such Certificate as of the Closing Date, as specified on the face thereof, and the denominator of which is the initial aggregate Certificate Balance or the initial aggregate Notional Amount, as the case may be, of the relevant Class as of the Closing Date; and (ii) with respect to the Class V Certificates and the Residual Certificates, the percentage interest in distributions to be made with respect to the relevant Class, as stated on the face of such Certificate.

     "Permitted Investments": Any one or more of the following obligations or securities payable on demand or having a scheduled maturity on or before the Business Day preceding the date on which such funds are required to be drawn, regardless of whether issued by the Depositor, the Master Servicer, the Special Servicer, the Trustee or any of their respective Affiliates, and having at all times the required ratings, if any, provided for in this definition (provided that no Permitted Investment, if downgraded, shall be required to be sold at a loss, except if the remaining term to maturity at the time of such downgrading is greater than 30 days), unless Rating Agency Confirmation (the cost of obtaining any such Rating Agency Confirmation shall be paid by the party seeking such confirmation) is received with respect to a lower rating:

               (i) direct obligations of, or obligations guaranteed as to full and timely payment of principal and interest by, the United States or any agency or instrumentality thereof, provided that such obligations are backed by the full faith and credit of the United States of America, including, without limitation, U.S. Treasury Obligations, Farmers Home Administration certificates of beneficial interest, General Services Administration participation certificates and Small Business Administration guaranteed participation certificates or guaranteed pool certificates;

               (ii) direct obligations of FHLMC (debt obligations only), FNMA (debt obligations only), the Federal Farm Credit System (consolidated systemwide bonds and notes only), the Federal Home Loan Banks (consolidated debt obligations only), the Student Loan Marketing Association (debt obligations only), the Financing Corp. (consolidated debt obligations only), and the Resolution Funding Corp. (debt obligations only);

               (iii) Federal funds, time deposits in, or certificates of deposit of, or bankers' acceptances, or repurchase obligations, all having maturities of not more than 365 days, issued by, any bank or trust company, savings and loan association or savings bank, depository institution or trust company having a short term debt obligation rating that is in the highest short-term unsecured rating category of each Rating Agency;

               (iv) commercial paper having a maturity of 365 days or less (including (A) both non-interest-bearing discount obligations and interest-bearing obligations payable on demand or on a specified date not more than one year after the date of issuance thereof and (B) demand notes that constitute vehicles for investment in commercial paper) that is rated by each Rating Agency in its highest short-term unsecured rating category;

               (v) shares of taxable money market funds or mutual funds that seek to maintain a constant net asset value and have been rated AAA by Fitch or Aaa by Moody's;

               (vi) if each of the Rating Agencies has issued a Rating Agency Confirmation to the Trustee with respect to the holding of such demand, money market or time deposit, demand obligation or any other obligation, security or investment, any other demand, money market or time deposit, demand obligation or any other obligation, security or investment, as may be acceptable to each Rating Agency as a permitted investment of funds backing securities having ratings equivalent to its initial rating of the Class A-1 and Class A-2 Certificates; and

               (vii)  such  other   obligations   for  which  a  Rating   Agency
Confirmation has been obtained;

provided, however, that (a) except with respect to units of money market funds pursuant to clause (v) above, each such obligation or security shall have a fixed dollar amount of principal due at maturity which cannot vary or change; and (b) except with respect to units of money market funds pursuant to clause
(v) above, if any such obligation or security provides for a variable rate of interest, interest shall be tied to a single interest rate index plus a single fixed spread (if any) and move proportionately with that index; and provided, further, however, that such instrument continues to qualify as a "cash flow investment" pursuant to Code Section 860G(a)(6) earning a passive return in the nature of interest and that no instrument or security shall be a Permitted Investment if (i) such instrument or security evidences a right to receive only interest payments, (ii) the right to receive principal and interest payments derived from the underlying investment provides a yield to maturity in excess of 120% of the yield to maturity at par of such underlying investment as of the date of its acquisition; or (iii) may be purchased at a price greater than par if such investment may be prepaid or called at a price less than its purchase price prior to stated maturity.

     "Permitted Transferee": With respect to a Class R-I, Class R-II or Class R-III Certificate, any Person or agent thereof that is a Qualified Institutional Buyer other than (a) a Disqualified Organization or (b) a Person that is a Disqualified Non-U.S. Person.

     "Person": Any individual, corporation, limited liability company, partnership, joint venture, association, joint-stock company, trust, estate, unincorporated organization or government or any agency or political subdivision thereof.

     "Phase I Environmental Assessment": A "Phase I environmental assessment" as described in and meeting the criteria of the American Society of Testing Materials Standard E 1527-94 or any successor thereto published by the American Society of Testing Materials.

     "Placement Agents": Morgan Stanley & Co. Incorporated, PNC Capital Markets, Inc. and CIBC World Markets Corp. or any of their successors in interest.

     "Plan": As defined in Section 5.2(i).

     "Prepayment Assumption": A CPR of 0% (except that each Hyper-Amortization Loan is assumed to pay on its Hyper-Amortization Date), applied to each Mortgage Loan during any period that the related Borrower is permitted to make voluntary Principal Prepayments without a Prepayment Premium, used for determining the accrual of original issue discount, market discount and premium, if any, on the REMIC I Regular Interests, the REMIC II Regular Interests or the REMIC III Regular Certificates for federal income tax purposes.

     "Prepayment/Balloon Payment Interest Excess": With respect to any Distribution Date and any Mortgage Loan as to which a Principal Prepayment or Balloon Payment was made by the related Borrower during the related Collection Period but following the Due Date occurring in such Collection Period in which the related Principal Prepayment or Balloon Payment had been made, the amount of interest accrued and received from the related Borrower (less the Master Servicer Fee) for the period following such Due Date.

     "Prepayment/Balloon Payment Interest Shortfall": With respect to any Distribution Date and any Mortgage Loan as to which a Principal Prepayment or Balloon Payment was made by the related Borrower during the related Collection Period but prior to the Due Date occurring in such Collection Period, the amount by which (i) one month's interest (other than Default Interest and Deferred Interest and net of the Master Servicer Fee) on the Stated Principal Balance of such Mortgage Loan outstanding immediately following the Distribution Date in such Collection Period exceeds (ii) the amount of interest (net of the Master Servicer Fee) received from the related Borrower in respect of such Mortgage Loan during such Collection Period (without regard to any Prepayment Premium, Default Interest or Deferred Interest that may have been collected).

     "Prepayment Premium": Payments received on a Mortgage Loan as the result of a Principal Prepayment thereon, not otherwise due thereon in respect of principal or interest, which are intended to be a disincentive to prepayment.

     "Primary Servicing Fees": The monthly fee payable by the Master Servicer from the Master Servicer Fee to each Initial Sub-Servicer, which monthly fee accrues at the rate per annum specified as such in the sub-servicing agreement with such Initial Sub-Servicer.

     "Principal   Balance   Certificates":   All  of  the  REMIC   III   Regular
Certificates, excluding the Class X Certificates.

     "Principal Distribution Amount": For any Distribution Date, the aggregate of (i) the Current Principal Distribution Amount for such Distribution Date, and
(ii) if such Distribution Date is subsequent to the initial Distribution Date, the excess, if any, of the Principal Distribution Amount for the preceding
Distribution Date, over the aggregate distributions of principal made on the Principal Balance Certificates in respect of such Principal Distribution Amount on the preceding Distribution Date.

     "Principal Prepayment": With respect to any Mortgage Loan, any payment of principal made by the related Borrower which is received in advance of its scheduled Due Date and which is not accompanied by an amount of interest representing the full amount of scheduled interest due on any date or dates in any month or months subsequent to the month of prepayment.

     "Privately Placed Certificates": The Class X Certificates, the Class F Certificates, the Class G Certificates, the Class H Certificates, the Class J
Certificates,  the Class K Certificates,  the Class L Certificates,  the Class M
Certificates, the Class N Certificates, the Class O Certificates, the Class V Certificates, the Class R-I Certificates, the Class R-II Certificates and the Class R-III Certificates.

     "Prospectus Supplement": The Prospectus Supplement dated June 15, 2000, relating to the Publicly Offered Certificates.

     "Publicly Offered Certificates": The Class A-1 Certificates, the Class A-2 Certificates, the Class B Certificates, the Class C Certificates, the Class D Certificates and the Class E Certificates.

     "Qualified Institutional Buyer": A qualified institutional buyer within the meaning of Rule 144A.

     "Qualified Insurer": An insurance company or security or bonding company qualified to write the related insurance policy in the relevant jurisdiction, which shall have a claims paying ability rating (or in the case of Moody's, an insurance financial strength rating) (or the obligations of which are guaranteed or backed by a company having such claims paying ability rating or insurance financial strength rating, as applicable) of "A" or better by Fitch (or A-IX or better by A.M. Best Company, if not rated by Fitch) and "A2" or better by Moody's, unless in the case where such insurance company or security or bonding company is not so rated by such Rating Agency, Rating Agency Confirmation has been obtained from such Rating Agency with respect to the lower claims paying ability rating or insurance financial strength rating.

     "Qualified Mortgage": A Mortgage Loan that is a "qualified mortgage" within the meaning of Section 860G(a)(3) of the Code (but without regard to the rule in Treasury Regulation Section 1.860G-2(f)(2) that treats a defective obligation as a qualified mortgage), or any substantially similar successor provision.

     "Qualified Environmental Consultant": An Independent Person, with at least five years of relevant experience, who regularly conducts environmental audits for purchasers of commercial properties located in the same general area as the Mortgaged Property.

     "Qualified Substitute Mortgage Loan": A mortgage loan substituted for a Deleted Mortgage Loan pursuant to the terms of this Agreement which must, on the date of such substitution: (i) have an outstanding principal balance, after application of all scheduled payments of principal and interest due during or prior to the month of substitution, not in excess of the Stated Principal Balance of the Deleted Mortgage Loan as of the Due Date in the calendar month during which the substitution occurs; (ii) have a Mortgage Rate not less than the Mortgage Rate of the Deleted Mortgage Loan; (iii) have the same Due Date as the Deleted Mortgage Loan; (iv) accrue interest on the same basis as the Deleted Mortgage Loan (for example, on the basis of a 360-day year consisting of twelve 30-day months); (v) have a remaining term to stated maturity not greater than, and not more than two years less than, the remaining term to stated maturity of the Deleted Mortgage Loan;
(vi) have an original Loan-to-Value Ratio not higher than that of the Deleted Mortgage Loan and a current Loan-to-Value Ratio not higher than the then-current Loan-to-Value Ratio of the Deleted Mortgage Loan; (vii) comply as of the date of substitution with all of the representations and warranties set forth in the applicable Mortgage Loan Purchase Agreement, (viii) have a Phase I Environmental Assessment from a Qualified Environmental Consultant relating to the related Mortgaged Property in its Master Servicer Mortgage File; (ix) have an original debt service coverage ratio not lower than the original debt service coverage ratio of the Deleted Mortgage Loan and have a current debt service coverage ratio not lower than the then-current debt service coverage ratio of the Deleted Mortgage Loan; and (x) be determined by an Opinion of Counsel (at the expense of the applicable Seller) to be a "qualified replacement mortgage" within the meaning of Section 860G(a)(4) of the Code; provided that no such mortgage loan may have a maturity date after the date three years prior to the Rated Final Distribution Date; and provided, further, that no such mortgage loan shall be substituted for a Deleted Mortgage Loan unless the Trustee has received Rating Agency Confirmation (the cost, if any, of obtaining such confirmation to be paid by the applicable Seller) with respect to such substitution; and provided, further that no such mortgage loan shall be substituted for a Deleted Mortgage Loan if it would result in an Adverse REMIC Event in respect of REMIC I, REMIC II, or REMIC III or an Adverse Grantor Trust Event; and provided, further that no such mortgage loan shall be substituted for a Deleted Mortgage Loan unless the Operating Adviser shall have approved of such substitution based upon, among other considerations, an engineering report and the Environmental Report obtained with respect to such Mortgage Loan (provided, however, that such approval of the Operating Adviser may not be unreasonably withheld, as determined by the Special Servicer). In the event that one or more mortgage loans are substituted for one or more Deleted Mortgage Loans, then the amounts described in clause (i) shall be determined on the basis of aggregate principal balances and the rates described in clause (ii) above and the remaining term to stated maturity referred to in clause (v) above shall be determined on a weighted average basis. Whenever a Qualified Substitute Mortgage Loan is substituted for a Deleted Mortgage Loan pursuant to this Agreement, the Seller effecting such substitution shall certify that such Mortgage Loan meets all of the requirements of this definition and shall send such certification to the Trustee.

     "Rated Final Distribution Date": The Distribution Date in March, 2033.

     "Rating Agency": Each of Moody's and Fitch. References herein to the highest long-term senior unsecured debt rating category of each Rating Agency shall mean "Aaa" with respect to Moody's and "AAA" with respect to Fitch. References herein to the highest short-term senior unsecured debt rating category of each Rating Agency shall mean "P1" with respect to Moody's and "F-1+" with respect to Fitch.

     "Rating Agency Confirmation": With respect to any matter, where required under this Agreement, a written confirmation from the applicable Rating Agency that a proposed action, failure to act, or other event specified herein will not in and of itself result in such Rating Agency's withdrawal, downgrade, or qualification of the then-current rating assigned to any Class of Certificates then rated by such Rating Agency (the placing by Moody's of a Class of Certificates on "negative credit watch" status shall be considered a "qualification" by Moody's of a rating).

     "Real Property": Land or improvements thereon such as buildings or other inherently permanent structures (including items that are structural components of such buildings or structures), in each such case as such terms are used in the REMIC Provisions.

     "Realized Loss": (x) With respect to each defaulted Mortgage Loan as to which a Final Recovery Determination has been made, or with respect to any REO Mortgage Loan as to which a Final Recovery Determination has been made as to the related REO Property, an amount (not less than zero) equal to (i) the unpaid principal balance of such Mortgage Loan (or, in the case of an REO Property, the related REO Mortgage Loan) as of the commencement of the Collection Period in which the Final Recovery Determination was made, plus (ii) all accrued but unpaid interest on such Mortgage Loan (or, in the case of an REO Property, the related REO Mortgage Loan) at the related Mortgage Rate to but not including the Due Date in the Collection Period in which the Final Recovery Determination was made, in any event determined without taking into account the amounts described in subclause (iv) of this sentence, plus (iii) any related unreimbursed Servicing Advances as of the commencement of the Collection Period in which the Final Recovery Determination was made, together with any new related Servicing Advances made during such Collection Period, minus (iv) all related Liquidation Proceeds (net of any related Liquidation Expenses paid therefrom); (y) with respect to any Mortgage Loan as to which any portion of the outstanding principal or accrued interest owed thereunder was forgiven in connection with a bankruptcy or similar proceeding involving the related Borrower or a modification, waiver or amendment of such Mortgage Loan granted or agreed to by the Master Servicer or Special Servicer pursuant to Section 3.28, the amount of such principal or interest (other than Default Interest or Deferred Interest) so forgiven; and (z) with respect to any Mortgage Loan as to which the Mortgage Rate thereon has been permanently reduced for any period in connection with a bankruptcy or similar proceeding involving the related Borrower or a modification, waiver or amendment of such Mortgage Loan granted or agreed to by the Master Servicer or Special Servicer pursuant to Section 3.28, the amount of the consequent reduction in the interest portion of each successive Monthly Payment due thereon (provided, that each such Realized Loss shall be deemed to have been incurred on the Due Date for each affected Monthly Payment).

     "Record Date": With respect to each Distribution Date, the last Business Day of the month preceding the month in which such Distribution Date occurs.

     "Regulation D": Regulation D under the 1933 Act.

     "Related Class of  Certificates"  and "Related REMIC II Regular  Interest":
For any Class of REMIC II Regular Interest, the related Class of Certificates set forth below and for any Class of Certificates (other than the Class V, Class X, Class R-I, Class R-II or Class R-III Certificates), the related Class of REMIC II Regular Interests set forth below:

                                                     Related REMIC II
          Related Class of Certificates              Regular Interest

                    Class A-1                      Class A-1-II Interest
                    Class A-2                      Class A-2-II Interest
                    Class B                        Class B-II Interest
                    Class C                        Class C-II Interest
                    Class D                        Class D-II Interest
                    Class E                        Class E-II Interest
                    Class F                        Class F-II Interest
                    Class G                        Class G-II Interest
                    Class H                        Class H-II Interest
                    Class J                        Class J-II Interest
                    Class K                        Class K-II Interest
                    Class L                        Class L-II Interest
                    Class M                        Class M-II Interest
                    Class N                        Class N-II Interest
                    Class O                        Class O-II Interest

     "REMIC": A "real estate mortgage  investment conduit" within the meaning of
Section 860D of the Code.

     "REMIC I": The segregated pool of assets included in the Trust Fund created hereby and to be administered hereunder, consisting of the Mortgage Loans, as from time to time are subject to this Agreement, the Mortgage Files relating thereto, all proceeds of and payments under such Mortgage Loans (excluding Deferred Interest) received after the Cut-off Date, such amounts in respect thereof as shall from time to be held in the Collection Account, the Distribution Account, the Interest Reserve Account, the Excess Liquidation Proceeds Account and the REO Account, and any REO Properties acquired in respect of any Mortgage Loan, for which a REMIC election is to be made pursuant to
Section 10.1 hereof. Pursuant to Treasury Regulation Section 1.860D-1(b)(2)(ii), the Transferable Servicing Interest is not an interest in REMIC I.

     "REMIC I Interests": Collectively, the REMIC I Regular Interests and the Class R-I Certificates.

     "REMIC I Regular Interest": With respect to each Mortgage Loan (including, without limitation, each REO Mortgage Loan, but excluding any Deferred Interest), the separate uncertificated interest in REMIC I issued in respect of such Mortgage Loan hereunder and designated as a "regular interest" in REMIC I. Each REMIC I Regular Interest shall represent a right to receive interest at the related REMIC I Remittance Rate and distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Principal Balance (which shall equal the initial Stated Principal Balance of the related Mortgage Loan as of the Cut-off Date). The designation for each REMIC I Regular Interest shall be the Loan Number for the related Mortgage Loan. If a Qualified Substitute Mortgage Loan or Loans are substituted for any Deleted Mortgage Loan, the REMIC I Regular Interest that related to the Deleted Mortgage Loan shall thereafter relate to such Qualified Substitute Mortgage Loan(s).

     "REMIC I Remittance Rate": With respect to any REMIC I Regular Interest for any Distribution Date, a rate per annum equal to the Net Mortgage Rate for the related Mortgage Loan (including without limitation an REO Mortgage Loan); provided, that for purposes of calculating the REMIC I Remittance Rate for any REMIC I Regular Interest, the Net Mortgage Rate for the related Mortgage Loan will be determined without regard to any post-Closing Date modification, waiver or amendment of the terms of such Mortgage Loan; and provided further, that for purposes of calculating the REMIC I Remittance Rate, if the related Mortgage Loan is an Interest Reserve Loan, the Net Mortgage Rate of such Interest Reserve Loan will be adjusted to an annual rate equal to: (a) a fraction, expressed as a percentage, the numerator of which is, subject to adjustment as described below, 12 times the amount of interest that accrued (or, in the absence of any applicable voluntary or involuntary prepayment, would have accrued) with respect to such Interest Reserve Loan on an Actual/360 Basis during the related Interest Accrual Period, based on its Stated Principal Balance immediately preceding such Distribution Date and its Net Mortgage Rate as in effect on the Cut-off Date, and the denominator of which is the Stated Principal Balance of the Interest Reserve Loan immediately prior to such Distribution Date. Notwithstanding the foregoing, if such Distribution Date occurs during January (except during a leap year) or February, then, in the case of any particular Interest Reserve Loan, the numerator of the fraction described in clause (a) above will be decreased by any Interest Reserve Amount with respect to that Interest Reserve Loan that is transferred from the Collection Account to the Interest Reserve Account during that month. Furthermore, if such Distribution Date occurs during March, then, in the case of any particular Interest Reserve Loan, the numerator of the fraction described in clause (a) above will be increased by any Interest Reserve Amounts with respect to such Interest Reserve Loan that are transferred from the Interest Reserve Account to the Distribution Account during that month. If any Mortgage Loan included in the Trust Fund as of the Closing Date is replaced by a Qualified Substitute Mortgage Loan or Loans, the REMIC I Remittance Rate for the related REMIC I Regular Interest shall still be calculated in accordance with the preceding sentence based on the Net Mortgage Rate for the Deleted Mortgage Loan.

     "REMIC II": The segregated pool of assets consisting of the REMIC I Regular Interests and all distributions thereon conveyed to the Trustee for the benefit of REMIC II and for which a separate REMIC election is to be made pursuant to
Section 10.1 hereof.

     "REMIC II Interests": Collectively, the REMIC II Regular Interests and the Class R-II Certificates.

     "REMIC II Regular Interest": Any of the uncertificated beneficial interests in REMIC II issued hereunder and designated as a "regular interest" in REMIC II. Each REMIC II Regular Interest shall represent a right to receive interest at the related REMIC II Remittance Rate in effect from time to time and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Principal Balance as set forth in the Preliminary Statement hereto. The designations for the respective REMIC II Regular Interests are set forth in the Preliminary Statement hereto.

     "REMIC II Remittance Rate": With respect to each REMIC II Regular Interest, a rate per annum equal to the Weighted Average REMIC I Remittance Rate.

     "REMIC III Certificate": Any Certificate, other than a Class R-I or Class R-II Certificate.

     "REMIC III Regular Certificate": Any REMIC III Certificate, other than a Class R-III Certificate.

     "REMIC Pool": Each of the three segregated pools of assets designated as a REMIC pursuant to Section 10.1 hereof.

     "REMIC Provisions": Provisions of the federal income tax law relating to real estate mortgage investment conduits, which appear at Section 860A through 860G of Subchapter M of Chapter 1 of the Code, and related provisions, and regulations (including any proposed regulations that, by virtue of their proposed effective date could apply to the REMIC Pools) and rulings promulgated thereunder, as the foregoing may be in effect from time to time.

     "Remittance Date": The Business Day preceding each Distribution Date.

     "Rents from Real Property": With respect to any REO Property, gross income of the character described in Section 856(d) of the Code, which income, subject to the terms and conditions of that Section of the Code in its present form, does not include:

          (a) except as provided in Section 856(d)(4) or (6) of the Code, any amount received or accrued, directly or indirectly, with respect to such REO Property, if the determination of such amount depends in whole or in part on the income of profits derived by any Person from such property (unless such amount is a fixed percentage or percentages of receipts or sales and otherwise constitutes Rents from Real Property);

          (b) any amount received or accrued, directly or indirectly, from any Person if the Trust Fund owns directly or indirectly (including by attribution) a 10% or greater interest in such Person determined in accordance with Sections 856(d)(2)(B) and (d)(5) of the Code;

          (c) any amount received or accrued, directly or indirectly, with respect to such REO Property if any Person Directly Operates such REO Property;

          (d) any amount charged for services that are not customarily furnished in connection with the rental of property to tenants in buildings of a similar class in the same geographic market as such REO Property within the meaning of Treasury Regulation Section 1.856-4(b)(1) (whether or not such charges are separately stated); and

          (e) rent attributable to personal property unless such personal property is leased under, or in connection with, the lease of such REO Property and, for any taxable year of the Trust Fund, such rent is no greater than 15% of the total rent received or accrued under, or in connection with, the lease.

     "REO Account": As defined in Section 3.17(b).

     "REO Grace Period": As defined in Section 3.17(a).

     "REO Mortgage Loan": Any Mortgage Loan as to which the related Mortgaged Property has become an REO Property.

     "REO Proceeds": With respect to any REO Property, all revenues received by the Special Servicer with respect to such REO Property that do not constitute Liquidation Proceeds.

     "REO Property": A Mortgaged Property title to which has been acquired by the Master Servicer on behalf of the Trust Fund through foreclosure, deed in lieu of foreclosure or otherwise.

     "Repurchase Price": With respect to any Mortgage Loan to be repurchased, or any Deleted Mortgage Loan to be replaced by the substitution of one or more Qualified Substitute Mortgage Loans, pursuant to Section 2.3 or any Specially Serviced Mortgage Loan, or the REO Mortgage Loan relating to any REO Property, to be sold or repurchased pursuant to Section 3.18, an amount, calculated by the Master Servicer equal to:

          (a) the unpaid principal balance of such Mortgage Loan (or, in the case of any REO Property, the related REO Mortgage Loan) (after application of all principal payments (including prepayments) collected and other principal amounts recovered on such Mortgage Loan) as of the date of receipt of the Repurchase Price or the date of substitution, as the case may be, hereunder; plus

          (b) unpaid interest accrued on such Mortgage Loan or REO Mortgage Loan, as applicable, at the related Mortgage Rate (after application of all interest payments collected and other amounts recovered (and applied to accrued interest) on such Mortgage Loan) to, but not including, the Due Date in the Collection Period during which the applicable purchase or substitution occurs, excluding any Deferred Interest accrued on such Mortgage Loan; plus

          (c) any unreimbursed Servicing Advances, all accrued and unpaid interest on Advances (including P&I Advances) at the Advance Rate, any unpaid Servicing Compensation (other than Master Servicer Fees and the Standby Special Servicer Fee), a fee payable to the Special Servicer in the amount of 0.25% of the unpaid principal balance of such Mortgage Loan or REO Mortgage Loan (but only if the Mortgage Loan is being repurchased pursuant to Section 2.3), as applicable, and any unpaid or unreimbursed expenses of the Trust Fund allocable to such Mortgage Loan or REO Mortgage Loan, as applicable, as of the date of receipt of the Repurchase Price or the date of substitution, as the case may be, hereunder; plus

          (d) in the event that such Mortgage Loan or REO Mortgage Loan, as applicable, is required to be repurchased or replaced pursuant to Section 2.3, expenses reasonably incurred or to be incurred by the Master Servicer, the Special Servicer or the Trustee in respect of the breach or defect giving rise to the repurchase or replacement obligation, including any expenses arising out of the enforcement of the repurchase or replacement obligation.

     "Request for Release": A request for release signed by a Servicing Officer, substantially in the form of Exhibit E hereto.

     "Required Appraisal Loan": Any Mortgage Loan (including without limitation any REO Mortgage Loan) as to which an Appraisal Reduction Event has occurred and is continuing.

     "Reserve Accounts": With respect to any Mortgage Loan, reserve or escrow accounts, if any, established pursuant to the related Mortgage Loan Documents and any Escrow Account. Each Reserve Account shall be an Eligible Account except to the extent precluded by applicable law and the related Mortgage Loan Documents. Any Reserve Account shall be beneficially owned for federal income tax purposes by the Person who is entitled to receive the reinvestment income or gain thereon in accordance with the related Mortgage Loan Documents and Section 3.7.

     "Residual Certificate": A Class R-I, Class R-II or Class R-III Certificate.

     "Responsible Officer": Any officer of the Asset-Backed Securities Trust Services Group of the Trustee (and, in the event that the Trustee is the Certificate Registrar or the Paying Agent, an officer of the Certificate
Registrar or the Paying Agent, as applicable) assigned to the Corporate Trust Office with direct responsibility for the administration of this Agreement and also, with respect to a particular matter, any other officer or any employee with responsibilities similar to those of an officer of the Asset-Backed Securities Trust Services Group of the Trustee to whom such matter is referred because of such officer's or employee's knowledge of and familiarity with the particular subject, and, in the case of any certification required to be signed by a Responsible Officer, such an officer or employee whose name and specimen signature appears on a list of corporate trust officers and employees furnished to the Master Servicer by the Trustee, as such list may from time to time be amended.

     "Review Threshold": A Mortgage Loan having one of the then ten largest current outstanding principal balances of all Mortgage Loans in the Mortgage Pool. For this purpose, all Cross-Collateralized Loans in a Cross-Collaterized Group and groups of Mortgage Loans with the same or affiliated Borrowers will be aggregated and treated as one.

     "Revised   Interest   Rate":   Any   increased   Mortgage   Rate   after  a
Hyper-Amortization Date.

     "RFC": Residential Funding Corporation, a Delaware corporation.

     "RFC Loans": The Mortgage Loans transferred and assigned by RFC to the Depositor pursuant to the RFC Mortgage Loan Purchase Agreement.

     "RFC Mortgage Loan Purchase Agreement": The Mortgage Loan Purchase and Sale Agreement dated as of June 15, 2000 between the Depositor and RFC.

     "Rule 144A": Rule 144A, under the 1933 Act.

     "Scheduled Final Distribution Date": With respect to any Class of Certificates, the Distribution Date on which the aggregate Certificate Balance or aggregate Notional Amount, as the case may be, of such Class of Certificates would be reduced to zero based on the Prepayment Assumption. Such Distribution Date shall in each case be as follows:

                                                    Scheduled
             Class Designation               Final Distribution Date

                 Class A-1                          June 2008
                 Class A-2                        February 2010
                 Class X                            March 2020
                 Class B                            March 2010
                 Class C                            March 2010
                 Class D                            March 2010
                 Class E                            April 2010
                 Class F                            April 2010
                 Class G                            April 2010
                 Class H                            April 2010
                 Class J                             May 2010
                 Class K                            April 2012
                 Class L                           October 2013
                 Class M                           January 2015
                 Class N                             May 2016
                 Class O                            March 2020

The Class V, Class R-I, Class R-II and Class R-III Certificates do not have a Scheduled Final Distribution Date.

     "Securities Depository": The Depository Trust Company, or any successor Securities Depository hereafter named. The nominee of the initial Securities Depository, for purposes of registering those Certificates that are to be Book-Entry Certificates, is Cede & Co. The Securities Depository shall at all times be a "clearing corporation" as defined in Section 8-102(3) of the Uniform Commercial Code of the State of New York and a "clearing agency" registered pursuant to the provisions of Section 17A of the 1934 Act.

     "Securities Depository Participant": A broker, dealer, bank or other financial institution or other Person for whom from time to time the Securities Depository effects book-entry transfers and pledges of securities deposited with the Securities Depository.

     "Seller": With respect to the Midland Loans, Midland; with respect to the RFC Loans, RFC; and with respect to the CIBC Loans, CIBC.

     "Senior Certificates": The Class A-1, Class A-2 and Class X Certificates.

     "Servicer Remittance Report": A report prepared by the Master Servicer in such media and in CMSA IRP format (but excluding the Bond Level File and the Collateral Summary File) as may be agreed upon by the Master Servicer and the Trustee containing such information regarding the Mortgage Loans as will permit the Trustee to calculate the amounts to be distributed pursuant to Section 4.3 and to furnish statements to Certificateholders pursuant to Section 4.4 and containing such additional information as the Master Servicer and the Trustee may from time to time agree.

     "Servicing Advance": As to any Mortgage Loan, any advance made by the Master Servicer, the Trustee or the Fiscal Agent in respect of costs and expenses incurred pursuant to

Section 3.9, Section 3.10, Section 3.17, Section 3.23 and Section 3.28 or any expenses incurred to protect and preserve the security for such Mortgage Loan or taxes and assessments or insurance premiums, pursuant to Section 3.4, Section
3.8 or Section 3.22, as applicable, or any other item designated as such hereunder.

     "Servicing Compensation": With respect to each Mortgage Loan, the Master Servicer Fee, the Standby Special Servicer Fee and the Special Servicer Fee which shall be due to the Master Servicer and the Special Servicer, as applicable, and such other compensation of the Master Servicer and Special Servicer specified in Section 3.12 (including, without limitation, Disposition Fees and Workout Fees), as adjusted pursuant to Section 3.25.

     "Servicing Officer": Any officer or employee of the Master Servicer or the Special Servicer involved in, or responsible for, the administration and servicing of the Mortgage Loans or this Agreement and also, with respect to a particular matter, any other officer to whom such matter is referred because of such officer's knowledge of and familiarity with the particular subject, and, in the case of any certification required to be signed by a Servicing Officer, such an officer whose name and specimen signature appears on a list of servicing officers furnished to the Trustee by the Master Servicer or the Special Servicer, as applicable, as such list may from time to time be amended.

     "Servicing Standard": The standards for the conduct of the Master Servicer and the Special Servicer in the performance of their respective obligations under this Agreement as set forth in Section 3.1(a).

     "Similar Law": As defined in Section 5.2(i).

     "Single Purpose Entity": Any Person, other than an individual, whose organizational documents provide that: (1) such Person is formed solely for the purpose of owning and holding United States Treasury obligations required or permitted to be pledged in lieu of prepayment in accordance with the defeasance provisions of one or more Mortgage Loan as provided in Section 3.28(f); (2) such Person (a) does not engage in any business unrelated to such property and the financing thereof; (b) does not have any assets other than those related to its interest in the United States Treasury obligations pledged as defeasance collateral; (c) maintains its own books, records and accounts, in each case which are separate and apart from the books, records and accounts of any other person; (d) conducts business in its own name and uses separate stationary, invoices and checks; (e) does not guarantee or assume the debts or obligations of any other person; (f) does not commingle its assets or funds with those of any other person; (g) transacts business with affiliates on an arm's length basis pursuant to written agreements; and (h) holds itself out as being a legal entity, separate and apart from any other Person; (3) such documents may not be amended with respect to the Single Purpose Entity requirements while it holds any of the defeasance collateral; and (4) any dissolution or winding up or insolvency filing for such entity requires the unanimous consent of all partners or members, as applicable.

     "Special Servicer": GMAC Commercial Mortgage Corporation, a California corporation, or its successor in interest, or any successor special servicer appointed as herein provided.

     "Special Servicer Fee": With respect to any Specially Serviced Mortgage Loan or REO Mortgage Loan and for any Distribution Date, an amount per calendar month equal to the product of (i) the Special Servicer Fee Rate and (ii) the Stated Principal Balance of such

Specially Serviced Mortgage Loan or REO Mortgage Loan, as applicable, as of the Due Date in the month preceding the month in which such Distribution Date occurs.

     "Special Servicer Fee Rate": A rate equal to .25% per annum, such rate to be calculated on the same basis as the related Mortgage Rate (e.g. "Actual/360" or "30/360").

     "Specially Serviced Mortgage Loan": Subject to Section 3.24, any Mortgage Loan with respect to which:

          (a) the related Borrower is 60 or more days delinquent (without giving effect to any grace period permitted by the related Note) in the payment of a Monthly Payment or other obligation (regardless of whether, in respect thereof, P&I Advances have been reimbursed);

          (b) such Borrower has expressed to the Master Servicer an inability to pay or a hardship in paying such Mortgage Loan in accordance with its terms;

          (c) the Master Servicer or the Special Servicer has received notice that such Borrower has become the subject of any bankruptcy, insolvency or similar proceeding, admitted in writing the inability to pay its debts as they come due or made an assignment for the benefit of creditors;

          (d) the Master Servicer has received notice of a foreclosure or threatened foreclosure of any lien on the related Mortgaged Property;

          (e) a default, of which the Master Servicer or the Special Servicer has notice (other than a failure by such Borrower to pay principal or interest) and which in the sole judgment of the Master Servicer or the Special Servicer, as applicable, materially and adversely affects the interests of the Certificateholders, has occurred and remained unremedied for the applicable grace period specified in such Mortgage Loan (or, if no grace period is specified, 60 days); provided, however, that a default requiring a Servicing Advance shall be deemed to materially and adversely affect the interests of the Certificateholders for purposes of this definition;

          (f) such Borrower has failed to make a Balloon Payment as and when due (except where either (i) the Master Servicer and the Special Servicer agree in writing that such Mortgage Loan is likely to be paid in full within 30 days after such default or (ii) on or before the date of such default, such Borrower has delivered to the Master Servicer a firm commitment to refinance the related Mortgage Loan within sixty days of such default); or

          (g) the Master Servicer proposes to commence foreclosure or other workout arrangements.

     A Mortgage Loan will cease to be a Specially Serviced Mortgage Loan:

          (i) with respect to the circumstances described in clause (a) and (f) above, when the related Borrower has brought such Mortgage Loan current (with respect to the circumstances described in clause (f), pursuant to any workout implemented by the Special Servicer) and thereafter made three consecutive full and timely Monthly Payments;

          (ii) with  respect to the  circumstances  described in clauses (b) and
(d)  above,  when  such  circumstances  cease to exist  in the  good  faith  and reasonable judgment of the Special Servicer, and with respect to the circumstances described in clauses (c) and (g), when such circumstances cease to exist; or

          (iii) with respect to the circumstances described in clause (e) above, when such default is cured;

provided, however, in each case that at the time no circumstance identified in clauses (a) through (g) above exists that would cause the Mortgage Loan to continue to be characterized as a Specially Serviced Mortgage Loan.

     "Standby Special Servicer Fee": With respect to each Mortgage Loan and for any Distribution Date, an amount per calendar month equal to the product of (i) the Standby Special Servicer Fee Rate and (ii) the Stated Principal Balance of such Mortgage Loan as of the Due Date in the calendar month preceding the calendar month in which such Distribution Date occurs (or in the case of the initial Distribution Date, as of the Cut-off Date).

     "Standby Special Servicer Fee Rate": A rate equal to 0.005% per annum, such rate to be calculated on the same basis as the related Mortgage Rate (e.g., "Actual/360" or "30/360").

     "Startup Day": The day designated as such pursuant to Section 10.1(c).

     "Stated Maturity Date": With respect to any Mortgage Loan, the Due Date on which the last payment of principal is due and payable under the terms of the related Mortgage Note as in effect on the Closing Date, without regard to any change in or modification of such terms in connection with a bankruptcy or similar proceeding involving the related Borrower or a modification, waiver or amendment of such Mortgage Loan granted or agreed to by the Master Servicer or Special Servicer pursuant to Section 3.28.

     "Stated Principal Balance": As of any date of determination, with respect to any Mortgage Loan (including without limitation any REO Mortgage Loan), an amount equal to (a) the unpaid principal balance of such Mortgage Loan as of the Cut-off Date (or, in the case of a Qualified Substitute Mortgage Loan, as of the related date of substitution), after application of all payments due on or before such date, whether or not received, reduced on a permanent basis on each subsequent Distribution Date (to not less than zero) by (b) the sum of (i) all payments (or P&I Advances in lieu thereof) of, and all other collections allocated as provided in Section 1.2 to, principal of or with respect to such Mortgage Loan that are (or, if they had not been applied to cover any Additional Trust Fund Expense, would have been) distributed to Certificateholders on such Distribution Date, and (ii) the principal portion of any Realized Loss incurred in respect of such Mortgage Loan during the related Collection Period; provided that, notwithstanding the foregoing, if a Liquidation Event occurs in respect of such Mortgage Loan (or any related REO Property), then the "Stated Principal Balance" of such Mortgage Loan shall be zero commencing as of the Distribution Date in the Collection Period next following the Collection Period in which such Liquidation Event occurred.

     "Subordinate Certificates": Any one or more of the Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N and Class O Certificates.

     "Sub-Servicer": Any person with which the Master Servicer or the Special Servicer has entered into a Sub-Servicing Agreement, which shall include any Initial Sub-Servicer.

     "Sub-Servicing Agreement": The written contract between the Master Servicer or the Special Servicer and any Sub-Servicer relating to servicing and administration of Mortgage

Loans as provided in Section 3.2, which shall include any sub-servicing agreement with an Initial Sub-Servicer.

     "Substitution Shortfall Amount": In connection with the substitution of one or more Qualified Substitute Mortgage Loans for one or more Deleted Mortgage Loans, the amount, if any, by which the Repurchase Price or aggregate Repurchase Price, as the case may be, for such Deleted Mortgage Loan(s) as of the date of substitution exceeds the Stated Principal Balance or aggregate Stated Principal Balance, as the case may be, of such Qualified Substitute Mortgage Loan(s) as of the date of substitution.

     "Tax Returns": The federal income tax return on IRS Form 1066, U.S. Real Estate Mortgage Investment Conduit Income Tax Return, including Schedule Q thereto, Quarterly Notice to Residual Interest Holders of REMIC Taxable Income or Net Loss Allocation, or any successor forms, to be filed on behalf of each of REMIC I, REMIC II and REMIC III under the REMIC Provisions, together with any and all other information, reports or returns that may be required to be furnished to the Certificateholders or filed with the IRS or any other governmental taxing authority under any applicable provisions of federal, state or local tax laws.

     "Termination Date": The Distribution Date on which the Trust Fund is terminated pursuant to Section 9.1.

     "Termination Price": As defined in Section 9.1(b).

     "Transfer": Any direct or indirect transfer or other form of assignment of any Ownership Interest in a Class R-I, Class R-II or Class R-III Certificate.

     "Transferable Servicing Interest": Subject to reduction by the Trustee pursuant to Section 3.12(a), the amount by which the Master Servicer Fees otherwise payable to the Master Servicer hereunder exceed the sum of (i) the Primary Servicing Fees and (ii) the amount of such Master Servicer Fees calculated using the Minimum Master Servicer Fee Rate.

     "Transferee Affidavit": As defined in Section 5.2(j)(ii).

     "Transferor Letter": As defined in Section 5.2(j)(ii).

     "Trust Fund": The corpus of the trust created hereby and to be administered hereunder, consisting of: (i) such Mortgage Loans as from time to time are subject to this Agreement, together with the Mortgage Files relating thereto;
(ii) all payments on or collections in respect of such Mortgage Loans due after the Cut-off Date, or in the case of a Qualified Substitute Mortgage Loan, after the date of substitution; (iii) any REO Property; (iv) all revenues received in respect of REO Property; (v) the Master Servicer's, the Special Servicer's and the Trustee's rights under the insurance policies with respect to such Mortgage Loans required to be maintained pursuant to this Agreement and any proceeds thereof; (vi) the Trustee's right, title and interest in and to the Reserve Accounts, the Collection Account, the Grantor Trust Collection Account, the Distribution Account, the Grantor Trust Distribution Account, the Interest Reserve Account, the Excess Liquidation Proceeds Account and the REO Account;
(vii) the rights and remedies of Depositor under each Mortgage Loan Purchase Agreement (other than the right to recovery or payment of certain transaction expenses, including certain estimated expenses, to the extent provided in each such Mortgage Loan Purchase Agreement and the right to receive indemnification payments under the Indemnification Certificate required of the applicable Seller under each such Mortgage Loan Purchase Agreement); (viii) the Cash Deposit; (ix) the REMIC I Regular Interests and the REMIC II Regular Interests; and (x) the proceeds of any of the foregoing (other than any interest earned on deposits in any Reserve Account, to the extent such interest belongs to the related Borrower).

     "Trustee": LaSalle Bank National Association, in its capacity as trustee, or its successor in interest, or any successor trustee appointed as herein provided.

     "Trustee Fee": With respect to each Mortgage Loan and for any Distribution Date, an amount per calendar month equal to the product of (i) the Trustee Fee Rate and (ii) the Stated Principal Balance of such Mortgage Loan as of the Due Date in the calendar month preceding the calendar month in which such Distribution Date occurs (or in the case of the initial Distribution Date, as of the Cut-off Date). The Trustee Fee shall be paid out of the Collection Account by the Master Servicer on or before each Remittance Date.

     "Trustee Fee Rate": A rate equal to 0.0028% per annum, such rate to be calculated on the same basis as the related Mortgage Rate (e.g., "Actual/360" or "30/360").

     "Trustee Mortgage File": With respect to any Mortgage Loan, the documents listed in Section 2.1(i) through (xvi) pertaining to such Mortgage Loan, the documents listed in the third paragraph of Section 2.1 and any additional documents required to be deposited with the Trustee pursuant to the express provisions of this Agreement.

     "Uncertificated Accrued Interest": With respect to any class of uncertificated REMIC I Regular Interests or REMIC II Regular Interests for any Distribution Date, the product of the Uncertificated Principal Balance of such class as of the close of the preceding Distribution Date (or, in the case of the first Distribution Date, as of the Closing Date) and the applicable REMIC I Remittance Rate or REMIC II Remittance Rate. The Uncertificated Accrued Interest in respect of each class of REMIC I Regular Interests and REMIC II Regular Interests shall accrue on the basis of a 360-day year consisting of twelve 30-day months.

     "Uncertificated Distributable Interest": With respect to any REMIC I Regular Interest or REMIC II Regular Interest for any Distribution Date, an amount equal to: (a) the Uncertificated Accrued Interest in respect of such REMIC I Regular Interest or REMIC II Regular Interest, as the case may be, for such Distribution Date; reduced (to not less than zero) by (b) the portion of any Net Aggregate Prepayment/Balloon Payment Interest Shortfall for such Distribution Date allocated to such REMIC I Regular Interest or REMIC II Regular Interest, as the case may be, as set forth below; and increased by (c) any Uncertificated Distributable Interest in respect of such REMIC I Regular Interest or REMIC II Regular Interest, as the case may be, for the immediately preceding Distribution Date that was not deemed paid on the immediately preceding Distribution Date pursuant to Section 4.1 or 4.2, as applicable. The Net Aggregate Prepayment/Balloon Payment Interest Shortfall for any Distribution Date shall be allocated: (i) among the respective REMIC I Regular Interests, pro rata in accordance with the respective amounts of Uncertificated Accrued Interest with respect thereto for such Distribution Date; and (ii) among the respective REMIC II Regular Interests, pro rata in accordance with the respective amounts of Uncertificated Accrued Interest with respect thereto for such Distribution Date.

     "Uncertificated Principal Balance": The principal amount of any REMIC I Regular Interest or REMIC II Regular Interest outstanding as of any date of determination. As of the Closing Date, the Uncertificated Principal Balance of each REMIC I Regular Interest shall equal the initial Stated Principal Balance of the related Mortgage Loan. On each Distribution Date, the Uncertificated Principal Balance of each REMIC I Regular Interest shall be reduced by all distributions of principal deemed to have been made thereon on such Distribution Date pursuant to Section 4.1 and, if and to the extent appropriate, shall be further reduced on such Distribution Date as provided in Section 4.6. As of the Closing Date, the Uncertificated Principal Balance of each REMIC II Regular Interest shall equal the amount set forth in the Preliminary Statement hereto as its initial Uncertificated Principal Balance. On each Distribution Date, the Uncertificated Principal Balance of each REMIC II Regular Interest shall be reduced by all distributions of principal deemed to have been made thereon on such Distribution Date pursuant to Section 4.2 and, if and to the extent appropriate, shall be further reduced on such Distribution Date as provided in
Section 4.6.

     "Underwriting Agreement" The Underwriting Agreement dated June 15, 2000 among the Depositor, Midland, Morgan Stanley & Co. Incorporated, PNC Capital Markets, Inc. and CIBC World Markets Corp., as underwriters.

     "Unscheduled Payments": With respect to a Mortgage Loan and a Collection Period, all Liquidation Proceeds and Insurance Proceeds payable under such Mortgage Loan, the Repurchase Price of such Mortgage Loan if it is repurchased pursuant to Section 2.3 and the price specified in Section 9.1 if such Mortgage Loan is purchased pursuant thereto, draws on any letters of credit issued with respect to such Mortgage Loan and any other payments under or with respect to such Mortgage Loan not scheduled to be made, including Principal Prepayments (but excluding Prepayment Premiums) received during such Collection Period.

     "Updated Appraisal": With respect to any Mortgage Loan as to which an appraisal is required to be obtained hereunder, (i) a fair market value appraisal of the related Mortgaged Property or REO Property from an independent appraiser who is a member of the Appraisal Institute, which appraisal shall be conducted in accordance with MAI standards by an appraiser with at least 5 years experience in the related property type and in the jurisdiction where the property is located or (ii) if the Mortgage Loan has a then outstanding principal balance equal to or less than $1,000,000, at the Special Servicer's option, an internal property valuation performed by the Special Servicer in accordance with the servicing standard set forth herein, in each case conducted subsequent to any appraisal performed on or prior to the Cut-off Date.

     "Voting Rights": The voting rights to which the Certificateholders are entitled hereunder. At all times during the term of this Agreement, 98% of the Voting Rights shall be allocated among the Holders of the various outstanding Classes of Principal Balance Certificates in proportion to the respective aggregate Certificate Balances of their Certificates and 2% of the Voting Rights shall be allocated to the Holders of the Class X Certificates. Voting Rights allocated to a Class of Certificateholders shall be allocated among such Certificateholders in proportion to the Percentage Interests in such Class evidenced by their respective Certificates.

     "Weighted Average REMIC I Remittance Rate": With respect to each Distribution Date, the weighted average of the REMIC I Remittance Rates for the REMIC I Regular Interests, weighted on the basis of the respective Uncertificated Principal Balances of the REMIC I

Regular Interests as of the close of business on the preceding Distribution Date (or, in the case of the first Distribution Date, as of the Closing Date).

     "Workout Fee": As defined in Section 3.12(b).

          Section 1.2. Certain Calculations.
                       --------------------

     Unless otherwise specified herein, the following provisions shall apply:

          (a) All calculations of interest (excluding interest on the Mortgage Loans, which shall be calculated pursuant to the related Mortgage Loan
Documents) provided for herein shall be made on the basis of a 360-day year consisting of twelve 30-day months.

          (b) The portion of any Insurance Proceeds, Liquidation Proceeds, Repurchase Price, Substitution Shortfall Amounts or Net REO Proceeds in respect of a Mortgage Loan allocable to principal and Prepayment Premiums shall equal the total amount of such proceeds minus (a) first, any portion thereof payable to the Master Servicer as Master Servicer Fees, the Special Servicer as Standby Special Servicer Fees or the Trustee as Trustee Fees; to the Trustee, the Fiscal Agent, Master Servicer or Special Servicer as reimbursement of Servicing Advances; and to the Trustee, the Master Servicer or the Special Servicer as reimbursement of Liquidation Expenses pursuant to the provisions of this Agreement and (b) second, any portion thereof equal to interest on the unpaid principal balance of such Mortgage Loan at the related Net Mortgage Rate from the Due Date as to which interest was last paid by the related Borrower up to but not including the Due Date in the Collection Period in which such proceeds are received. Allocation of such amount between principal and Prepayment Premium shall be made first to principal and second to Prepayment Premium.

          (c) Any Mortgage Loan payment is deemed to be received on the date such payment is actually received by the Master Servicer or the Special Servicer; provided, however, that for purposes of calculating distributions on the Certificates, partial Principal Prepayments with respect to any Mortgage Loan are deemed to be received on the date they are applied in accordance with
Section 3.1(b) to reduce the outstanding principal balance of such Mortgage Loan on which interest accrues.

          Section 1.3. Certain Constructions.
                       ---------------------

               (a) As used herein and in any certificate or other document made or delivered pursuant hereto or thereto, accounting terms not defined in Section
1.1 shall have the respective meanings given to them under United States generally accepted accounting principles or regulatory accounting principles, as applicable.

               (b) The words "hereof," "herein" and "hereunder," and words of similar import when used in this Agreement, shall refer to this agreement as a whole and not to any particular provision of this Agreement, and references to Sections, Schedules and Exhibits contained in this Agreement are references to Sections, Schedules and Exhibits in or to this Agreement unless otherwise specified.

               (c) Whenever a term is defined herein, the definition ascribed to such term shall be equally applicable to both the singular and plural forms of such term and to masculine, feminine and neuter genders of such term.

               (d) This Agreement is the result of arm's-length negotiations between the parties and has been reviewed by each party hereto and its counsel. Each party agrees that any ambiguity in this Agreement shall not be interpreted against the party drafting the particular clause which is in question solely by reason of their having drafted such provision.

                                  ARTICLE II.
                                  -----------

                          CONVEYANCE OF MORTGAGE LOANS;
                        ORIGINAL ISSUANCE OF CERTIFICATES


          Section  2.1.   Conveyance  and  Assignment  of  Mortgage  Loans.
                          -------------------------------------------------

     The Depositor, concurrently with the execution and delivery hereof, does hereby establish a trust, appoint the Trustee to serve as trustee of such trust and sell, transfer, assign, set over and otherwise convey to the Trustee without recourse (except to the extent herein provided) all the right, title and interest of the Depositor in and to the Mortgage Loans, including all rights to payments in respect thereof, except as set forth below, and any security interest thereunder (whether in real or personal property and whether tangible or intangible) in favor of the Depositor, and all Reserve Accounts and all other assets included or to be included in the Trust Fund for the benefit of the Certificateholders. Such transfer and assignment includes all scheduled payments of interest and principal due after the Cut-off Date (whether or not received) and all payments of interest and principal received by the Depositor or the Master Servicer on or with respect to the Mortgage Loans after the Cut-off Date, other than any such payments of interest or principal which were due on or prior to the Cut-off Date. In connection with such transfer and assignment of all interest and principal due with respect to the Mortgage Loans after the Cut-off Date, the Depositor shall make a cash deposit to the Collection Account on the Closing Date in an amount equal to the Cash Deposit. The Depositor, concurrently with the execution and delivery hereof, does also hereby sell, transfer, assign, set over and otherwise convey to the Trustee without recourse (except to the extent provided herein) all the right, title and interest of the Depositor in, to and under the Mortgage Loan Purchase Agreements (other than the right to recovery or payment of certain transaction expenses, including certain estimated expenses, to the extent provided in each such Mortgage Loan Purchase Agreement and the right to receive certain indemnification payments under the indemnification certificate required of the applicable Seller under each such Mortgage Loan Purchase Agreement). The Depositor shall cause the Reserve Accounts to be transferred to and held in the name of the Master Servicer on behalf of the Trustee.

     In connection with the transfer and assignment of its right, title and interest in the Mortgage Loans, the Depositor does hereby deliver to, and deposit with, the Custodian on behalf of the Trustee, with a copy to the Master Servicer, the following documents or instruments with respect to each such Mortgage Loan:

          (i) the original of the related Note, endorsed by the applicable Seller in blank in the following form: "Pay to the order of ________________, without recourse" which the Trustee or its designee is authorized to complete and which Note and all endorsements thereof shall show a complete chain of endorsement from the Originator to the applicable Seller, or in the case of a missing Note, a lost note affidavit and indemnity in favor of the Depositor, the Trustee and its successors and assigns;

          (ii) (A) the related original recorded Mortgage, or a copy thereof reflecting recordation, or a copy thereof certified by the related title insurance company, public recording office, closing agent or Seller to be in the form in which submitted for recording, together with each related original recorded Assignment of Mortgage which, together with other such Assignments of Mortgage, shows a complete chain of assignment of the related Mortgage from the applicable Originator to the applicable Seller, or a copy thereof reflecting recordation, or a copy thereof certified by the related title insurance company, public recording office, closing agent or Seller to be in the form in which submitted for recording and (B) the related original Assignment of Mortgage executed by the applicable Seller in blank which the Trustee or its designee is authorized to complete (and but for the insertion of the name of the assignee and any related recording information which is not yet available to the applicable Seller, is in suitable form for recordation in the jurisdiction in which the related Mortgaged Property is located);

          (iii) if the related security agreement is separate from the Mortgage, the original security agreement or a counterpart thereof, and if the security agreement is not assigned under the Assignments of Mortgage described in clause
(ii) above, the related original assignment of such security agreement to the applicable Seller or a counterpart thereof and an original assignment of such security agreement executed by the applicable Seller in blank which the Trustee or its designee is authorized to complete;

          (iv) (A) the acknowledgement copy of each Form UCC-1 financing statement (file stamped to show the filing or recording thereof in the applicable public filing or recording office), if any, filed or recorded with respect to personal property or fixtures constituting a part of the related Mortgaged Property, or a copy thereof in the form submitted for filing or recording, together with a copy of each Form UCC-2 or UCC-3 assignment (file stamped to show the filing or recording thereof in the applicable public filing or recording office), if any, filed or recorded with respect to such financing statement which, together with other such assignments, shows a complete chain of assignment of such financing statement from the applicable Originator to the applicable Seller, or a copy thereof in the form submitted for filing or recording, and (B) each Form UCC-2 or UCC-3 assignment of any such financing statement executed by the applicable Seller in blank which the Trustee or its designee is authorized to complete (and but for the insertion of the name of the assignee and any related filing or recording information which is not yet available to the applicable Seller, is in suitable form for filing or recording in the filing or recording office in which such financing statement was filed or recorded);

          (v) the related original of the Loan Agreement , if any, relating to such Mortgage Loan or a counterpart thereof;

          (vi) the related original lender's title insurance policy (or the original pro forma or specimen title insurance policy or a marked-up commitment for lender's title insurance policy, together with a lender's instruction letter to, and written acceptance thereof by, the related title insurance company, pertaining to the related Mortgage and used for the purpose of closing), or a copy thereof, together with any endorsements or riders thereto that were issued with or subsequent to the issuance of such policy;

          (vii) if any related Assignment of Leases, Rents and Profits is separate from the Mortgage, (A) the original recorded Assignment of Leases, Rents and Profits, or a copy thereof reflecting recordation, or a copy thereof certified by the related title insurance company, public recording office, closing agent or Seller to be in the form in which submitted for recording, together with each related original recorded reassignment of such instrument, if any, which, together with other such reassignments, shows a complete chain of assignment of such instrument from the applicable Originator to the applicable Seller, or a copy thereof reflecting recordation, or a copy thereof certified by the related title insurance company, public recording office, closing agent or Seller to be in the form in which submitted for recording and (B) the related original reassignment of such instrument executed by the applicable Seller in blank which the Trustee or its designee is authorized to complete (and but for the insertion of the name of the assignee and any related recording information which is not yet available to the applicable Seller, is in suitable form for recordation in the jurisdiction in which the related Mortgaged Property is located) (any of which reassignments, however, may be included in a related Assignment of Mortgage and need not be a separate instrument);

          (viii) the original or a copy of each environmental warranty or indemnity agreement, if any, with respect to such Mortgage Loan;

          (ix) if any related assignment of contracts is separate from the Mortgage, the original assignment of contracts or a copy thereof, and if the assignment of contracts is not assigned under the Assignments of Mortgage described in clause (ii) above, the original reassignment of such instrument to the applicable Seller or a copy thereof and an original reassignment of such instrument executed by the applicable Seller in blank which the Trustee or its designee is authorized to complete;

          (x) with respect to the related Reserve Accounts, if any, the original of any separate agreement with respect thereto between the related Borrower and the Originator or a copy thereof, and if such agreement is not assigned under the Assignments of Mortgage described in clause (ii) above, the original assignment of such agreement to the applicable Seller or a copy thereof and an original assignment of such agreement executed by the applicable Seller in blank which the Trustee or its designee is authorized to complete;

          (xi) the original of any other written agreement, instrument or document securing such Mortgage Loan, including, without limitation, originals of any guaranties with respect to such Mortgage Loan or the original letter of credit, if any, with respect thereto, together with any and all amendments thereto, including, without limitation, an amendment which entitles the Master Servicer to draw upon such letter of credit on behalf of the Trustee for the benefit of the Certificateholders, and the original of each instrument or other item of personal property given as security for a Mortgage Loan possession of which by a secured party is necessary to a secured party's valid, perfected, first priority security interest therein, together with all assignments or endorsements thereof necessary to entitle the Master Servicer to enforce a valid, perfected, first priority security interest therein on behalf of the Trustee for the benefit of the Certificateholders;

          (xii) with respect to the related Reserve Accounts, if any, (A) the acknowledgement copy of each Form UCC-1 financing statement (file stamped to show the filing thereof in the applicable public filing office), if any, filed with respect to the security interest of the applicable Originator in such Reserve Accounts and all funds contained therein, or a copy thereof in the form submitted for filing, together with a copy of each Form UCC-2 or UCC-3 assignment (file stamped to show the filing thereof in the applicable public filing office), if any, filed with respect to such financing statement, which assignment, together with all other such assignments, shows a complete chain of assignment of such financing statement from the applicable Originator to the applicable Seller, or a copy thereof in the form submitted for filing, and (B) each Form UCC-2 or UCC-3 assignment of any such financing statement executed by the applicable Seller in blank which the Trustee or its designee is authorized to complete (and but for the insertion of the name of the assignee and any related filing information which is not yet available to the applicable Seller is in suitable form for filing in the filing office in which such financing statement was filed);

          (xiii) the original or a copy of each assumption, consolidation or substitution agreement, if any, with evidence of recording thereon, where appropriate (or a copy thereof certified by the related title insurance company, public recording office, closing agent or Seller to be in the form in which executed or submitted for recording);

          (xiv) a copy of each ground lease, as amended, if any, of all or any portion of the related Mortgaged Property;

          (xv) if any document or instrument described above is signed by an attorney in fact or similar agent on behalf of the related Borrower or another party, the original of the applicable power of attorney or a copy thereof; and

          (xvi) originals or copies of any and all amendments, modifications and supplements to, and waivers related to, any of the foregoing;

provided, however, that if there exists with respect to any Cross-Collateralized Group only one original of any document described in clauses (i) - (xvi) of this paragraph which pertains to all of the Mortgage Loans in such Cross-Collateralized Group, the inclusion of the original of such document in the Trustee Mortgage File for any of such Mortgage Loans and the inclusion of a copy of such original in each of the Trustee Mortgage Files for the other Mortgage Loans in such Cross-Collateralized Group shall be deemed the inclusion of such original in the Trustee Mortgage File for each such Mortgage Loan.

     On or promptly following the Closing Date, the Master Servicer shall, at the expense of the applicable Seller, to the extent possession thereof has been delivered to it, complete any Assignment of Mortgage delivered in blank pursuant to clause (ii)(B) above, any assignment of security agreement delivered in blank pursuant to clause (iii) above, any Form UCC-2 or UCC-3 assignment delivered in blank pursuant to clause (iv)(B) or (xii)(B) above, any reassignment of Assignment of Leases, Rents and Profits delivered in blank pursuant to clause
(vii)(B) above, any reassignment of assignment of contracts delivered in blank pursuant to clause (ix) above and any assignment of an agreement with respect to a Reserve Account delivered in blank pursuant to clause (x) above, in each case, by inserting "LaSalle Bank National Association, as trustee for the Certificateholders of PNC Mortgage Acceptance Corp., Commercial Mortgage Pass-Through Certificates, Series 2000-C1" as assignee and shall, at the expense of the applicable Seller, to the extent possession thereof has been delivered to it, deliver (1) for recordation, (a) each Assignment of Mortgage referred to in clause (ii)(B) above which has not yet been submitted for recordation and (b) each reassignment of Assignment of Leases, Rents and Profits referred to in clause (vii)(B) above (if not otherwise included in the related Assignment of Mortgage) which has not yet been submitted for recordation; and (2) for filing or recordation, each Form UCC-2 or UCC-3 financing statement assignment referred to in clause (iv)(B) or (xii)(B) above which has not yet been submitted for filing or recordation. On or promptly following the Closing Date (but in no event more than 60 days after the Closing Date), the Trustee or Custodian, as applicable, shall, to the extent possession thereof has been delivered to it, complete the endorsement of each Note by inserting "LaSalle Bank National Association, as trustee for the Certificateholders of PNC Mortgage Acceptance Corp., Commercial Mortgage Pass-Through Certificates, Series 2000-C1" as endorsee. The Master Servicer shall, upon receipt, promptly submit (or cause a third party contractor to promptly submit) for recording or filing, as the case may be, in the appropriate public recording or filing office, each such document (other than the Notes) delivered to the Master Servicer for such purpose at the expense of the applicable Seller. In the event that any such document which is required to be recorded or filed is not delivered by or on behalf of the applicable Seller in proper form for recording or filing in the appropriate public recording or filing office or is lost or returned unrecorded or unfiled because of an actual or purported defect therein, the Master Servicer shall use its best efforts to promptly prepare (or cause the applicable Seller or a qualified third party contractor to promptly prepare) a substitute document for signature by the Depositor or the applicable Seller, as applicable, and thereafter the Master Servicer (or such third party) shall cause each such document to be duly recorded or filed at the expense of the applicable Seller. The Master Servicer shall, promptly upon receipt of the original of each such recorded or filed document, deliver such original to the Custodian. Notwithstanding anything to the contrary contained in this Section 2.1, in those instances where the public recording office retains the original Assignment of Mortgage or reassignment of Assignment of Leases, Rents and Profits, if applicable, after any such document has been recorded, the obligations hereunder of the Depositor shall be deemed to have been satisfied upon delivery to the Custodian of a copy of such Assignment of Mortgage or reassignment of Assignment of Leases, Rents and Profits certified by the public recording office to be a true and complete copy of the recorded original thereof. If any Seller cannot deliver on the Closing Date either an original of any recorded document, or an acknowledgement copy of any filed document, described in clause (ii)(A), (iv)A,
(vii)(A), (xii)(A) or (xiii) of the second paragraph of this Section 2.1 or a copy of any such recorded or filed document showing that such document has been file stamped or otherwise marked as having been duly recorded or filed with the appropriate public recording or filing office, in any case by reason of the fact that the original document or acknowledgement copy has not been returned by the appropriate recording or filing office, such Seller shall (to the extent that such Seller is so obligated under the terms of the applicable Mortgage Loan Purchase Agreement) notify the Depositor, the Trustee, the Custodian, the Special Servicer, the Operating Adviser and the Master Servicer in writing of such fact and deliver such document to the Custodian (with a copy to the Master Servicer) promptly upon such Seller's receipt thereof. If a pro forma or specimen title insurance policy or a marked-up commitment for lender's title insurance policy, together with a lender's instruction letter to, and written acceptance there of by, the related title insurance company, pertaining to the related Mortgage and used for the purpose of closing, has been delivered to the Custodian in lieu of an original title insurance policy as provided in clause
(vi) of the second paragraph of this Section 2.1, the applicable Seller shall (to the extent that such Seller is so obligated under the terms of the applicable Mortgage Loan Purchase Agreement) deliver to the Custodian (with a copy to the Master Servicer) the original title insurance policy, together with any endorsements or riders thereto that are issued with or subsequent to the issuance of such policy, promptly upon such Seller's receipt thereof.

     All original documents relating to the Mortgage Loans to the extent delivered to the Master Servicer by the applicable Seller or the Depositor which are not delivered to the Trustee or Custodian on its behalf shall be held by the Master Servicer in trust, upon the conditions herein set forth, for the benefit of the Certificateholders. In the event that any such original document or a copy thereof is required pursuant to the terms of this Section to be a part of a Trustee Mortgage File, such document shall be delivered promptly to the Custodian.

          Section 2.2.   Acceptance by the Custodian and the Trustee.
                         -------------------------------------------

     By its execution and delivery of this Agreement, subject to the other provisions of this Section 2.2, the Trustee acknowledges the assignment to it of the Mortgage Loans in good faith without notice of adverse claims and declares that it, either directly or through the Custodian, on its behalf, holds and will hold such documents and all others delivered to it constituting the Trustee Mortgage File (to the extent the documents constituting the Trustee Mortgage File are actually delivered to it or the Custodian) for any Mortgage Loan assigned to the Trustee hereunder in trust, upon the conditions herein set forth, for the use and benefit of all present and future Certificateholders. Subject to Section 3.21, the Trustee or the Custodian shall hold any letter of credit included in the Mortgage Files in a custodial capacity only and shall have no obligation to maintain, extend the term of, enforce or otherwise pursue any rights under such letter of credit. Upon execution and delivery of this Agreement, the Trustee or the Custodian shall examine the Trustee Mortgage Files in the possession of either of them, and shall deliver to the Depositor, the Master Servicer, the Special Servicer, the Operating Adviser, the applicable Seller and the Placement Agents a certification in the form of Exhibit B-2 to the effect that: (A) all documents pursuant to clause (i) of the second paragraph of Section 2.1 are in the possession of one of them for each Mortgage Loan listed on the Mortgage Loan Schedule, (B) such documents have been reviewed by it and have not been materially mutilated, damaged, defaced, torn or otherwise physically altered, and such documents relate to such Mortgage Loan (including whether the original principal balance for each Note conforms to that listed on the Mortgage Loan Schedule for the related Mortgage Loan), and (C) each Note has been endorsed as provided in clause (i) of the second paragraph of
Section 2.1, which certification shall be subject to any exceptions noted on any exception report prepared by the Trustee or the Custodian, as applicable, and included with such certification. The Trustee or the Custodian shall review each Trustee Mortgage File within 60 days after the later of (a) the Trustee's or the Custodian's receipt of such Trustee Mortgage File or (b) execution and delivery of this Agreement, to ascertain that all documents referred to in clauses (i),
(ii), (iv), (vi) and (vii), and, to the extent such items are delivered to the Trustee or the Custodian, clauses (viii), (xi) and (xiv) of the second paragraph of Section 2.1 above to be included in a Trustee Mortgage File (including such documents as are to be recorded or filed in a public recording or filing office as provided in the third paragraph of Section 2.1 above) have been received, have been executed, have been endorsed or assigned to the extent required, appear on their face to be what they purport to be, purport to be recorded or filed (as applicable) and have not been torn, mutilated or otherwise defaced, and that such documents relate to the Mortgage Loans identified in the Mortgage Loan Schedule. In so doing, the Trustee and the Custodian may rely on the purported due execution and genuineness of any such document and on the purported genuineness of any signature thereon. If, at the conclusion of such review, any document or documents constituting a part of a Trustee Mortgage File have not been executed or received, have not been endorsed or assigned to the extent required, have not been recorded or filed (if applicable), are unrelated to the Mortgage Loans identified in the Mortgage Loan Schedule, appear on their face not to be what they purport to be or have been torn, mutilated or otherwise defaced, the Trustee or the Custodian, as applicable, shall promptly so notify the Depositor, the Operating Adviser, the Placement Agents and the applicable Seller (with a copy to the Master Servicer and the Special

Servicer) by providing a written report, substantially in the form of Exhibit B-3 attached hereto, setting forth, for each affected Mortgage Loan, in sufficient detail, the nature of the defective or missing document. If any exceptions are noted on such report or if the filing or recording has not been completed, every 90 days thereafter until the earliest of (i) the date on which such exceptions are eliminated and such recording and filing has been completed,
(ii) the date on which all the affected Mortgage Loans are removed from the Trust and (iii) the second anniversary date of the Startup Day, the Trustee or the Custodian, as applicable, shall provide an updated written report, substantially in the form of Exhibit B-3 attached hereto, to the Depositor, the Operating Adviser, the Placement Agents and the applicable Seller (with a copy to the Master Servicer and the Special Servicer); provided, however, that after the second anniversary of the Startup Day any of such Persons (or any Certificateholder) may request an updated report. Neither the Trustee nor the Custodian shall be responsible for any loss, cost, damage or expense to the Trust Fund resulting from any failure to receive any document constituting a portion of a Trustee Mortgage File noted on such a report. Neither the Master Servicer nor the Special Servicer shall be responsible for any loss, cost, damage or expense to the Trust Fund resulting from any failure to receive any document constituting a portion of a Trustee Mortgage File, subject to their respective obligations under Section 2.3(e) below.

     In reviewing any Trustee Mortgage File pursuant to the preceding paragraph or Section 2.1, the Trustee and the Custodian will have no responsibility to determine whether any document or opinion is legal, valid, effective, genuine, binding or enforceable or sufficient or appropriate for the intended purpose or that they are other than what they purport to be on their face, whether the text of any assignment or endorsement is in proper or recordable form (except, if applicable, to determine whether the Trustee is the assignee or endorsee), whether any document has been recorded in accordance with the requirements of any applicable jurisdiction, whether a blanket assignment is permitted in any applicable jurisdiction, or whether any Person executing any document or rendering any opinion is authorized to do so or whether any signature thereon is genuine.

     The Trustee shall hold that portion of the Trust Fund delivered to the Trustee consisting of "instruments" (as such term is defined in Section 9-105 of the Uniform Commercial Code as in effect in Illinois on the date hereof) in Illinois and, except (i) as set forth in Section 3.11, (ii) for the purpose of performing its obligations pursuant to Section 2.1, or (iii) as otherwise specifically provided in this Agreement, shall not remove such instruments from Illinois unless it receives an Opinion of Counsel (obtained and delivered at the expense of the Person requesting the removal of such instruments from Illinois) that in the event the transfer of the Mortgage Loans to the Trustee is deemed not to be a sale, after such removal, the Trustee will possess a first priority perfected security interest in such instruments.

          Section  2.3.  Seller's  Repurchase of Mortgage Loans for  Document
                         ----------------------------------------------------
Defaults and Breaches of Representations and Warranties.
-------------------------------------------------------

          (a) Upon discovery by the Depositor, the Custodian, the Master Servicer, the Special Servicer or the Trustee of a breach of any representation or warranty of Midland under the Midland Mortgage Loan Purchase Agreement or the Midland Owner Trust Certificate Purchase Agreement, RFC under the RFC Mortgage Loan Purchase Agreement or CIBC under the CIBC Mortgage Loan Purchase Agreement with respect to any Mortgage Loan or that any document required to be included in the Trustee Mortgage File with respect to a Mortgage Loan is missing,  does not conform to the  requirements  of the second  paragraph  of
Section 2.1, or appears not to be what it purports to be or has been torn, mutilated or otherwise defaced, and if such breach or defect materially and adversely affects the value of the Mortgage Loan or the interests of the Trustee or the Certificateholders, such Person shall give prompt notice thereof to the applicable Seller, the Operating Adviser, the Master Servicer, the Special Servicer, the Trustee, the Placement Agents and the Rating Agencies, and such Seller shall (to the extent such Seller is so obligated under the terms of the applicable Mortgage Loan Purchase Agreement) either (i) cure such breach or defect, (ii) substitute a Qualified Substitute Mortgage Loan for such Mortgage Loan and deposit a cash amount equal to the applicable Substitution Shortfall Amount into the Collection Account, subject to the terms of the applicable Mortgage Loan Purchase Agreement and this Agreement, or (iii) repurchase such Mortgage Loan at the Repurchase Price, in any event, within 90 days (or, if such breach or defect would cause the Mortgage Loan to be other than a Qualified Mortgage, 60 days) after the discovery of such breach or defect (or after notice thereof is received by the Seller, if permitted by the terms of the applicable Mortgage Loan Purchase Agreement), as the same may be extended, all pursuant to and as more particularly described in the applicable Mortgage Loan Purchase Agreement; provided, that none of the Depositor, the Custodian, the Master Servicer, the Special Servicer and the Trustee has an obligation to conduct any investigation with respect to such matters (except, in the case of the Trustee Mortgage Files, to the extent provided in Sections 2.1 and 2.2). Each Mortgage Loan Purchase Agreement provides that the absence of certain Mortgage Loan
Documents from a Trustee Mortgage File as described therein is conclusively presumed to materially and adversely affect the interests of the Trustee and the Certificateholders in the related Mortgage Loan. If a Seller is unable to cure a breach of any such representation or warranty or document defect and is, therefore, required to either repurchase the affected Mortgage Loan or substitute a Qualified Substitute Mortgage Loan or Loans for such Mortgage Loan under the terms of the applicable Mortgage Loan Purchase Agreement, and such Mortgage Loan is a Cross-Collateralized Loan, then for purposes of this Section 2.3, such Seller shall repurchase, or substitute a Qualified Substitute Mortgage Loan or Loans for, all of the Cross-Collateralized Loans in the related Cross-Collateralized Group to the extent required to do so under the terms of the applicable Mortgage Loan Purchase Agreement.

          (b) Upon receipt by the Master Servicer from the applicable Seller of the Repurchase Price for a repurchased Mortgage Loan, the Master Servicer shall deposit such amount in the Collection Account, and the Trustee, pursuant to
Section 3.11, shall, upon receipt of a certificate of a Servicing Officer certifying as to the receipt by the Master Servicer of the Repurchase Price and the deposit of the Repurchase Price into the Collection Account pursuant to this
Section 2.3(b): (i) notify each Rating Agency and the Operating Adviser of such repurchase, (ii) release or cause to be released to the applicable Seller the related Mortgage File (provided that each of the Custodian, the Master Servicer and the Special Servicer shall be responsible for releasing any portion of such Mortgage File in its possession) and (iii) at the expense of the applicable Seller, execute and deliver such instruments of transfer or assignment, in each case without recourse, representation or warranty, as shall be provided to it and as shall be necessary to vest in the applicable Seller the legal and beneficial ownership of any Mortgage Loan released pursuant hereto, and the Trustee, the Custodian, the Special Servicer and the Master Servicer shall have no further responsibility with regard to such Mortgage File or the related Mortgage Loan.

          (c) In connection with any substitution by a Seller of one or more Qualified Substitute Mortgage Loans for one or more Deleted Mortgage Loans pursuant to Section

2.3(a)(ii), the Master Servicer will determine the applicable Substitution Shortfall Amount. Upon receipt by the Master Servicer from the applicable Seller of the Mortgage File(s) (including a Trustee Mortgage File or Files which comply with Section 2.1) for the related Qualified Substitute Mortgage Loan(s) and an amount equal to the applicable Substitution Shortfall Amount, the Master Servicer shall deliver such Trustee Mortgage File(s) to the Custodian and deposit such amount in the Collection Account, and the Trustee, pursuant to
Section 3.11, shall, upon receipt of a certificate of a Servicing Officer certifying as to the receipt of the applicable Substitution Shortfall Amount, the delivery of such Trustee Mortgage File(s) to the Custodian and the deposit of the Substitution Shortfall Amount into the Collection Account pursuant to this Section 2.3(c): (i) notify each Rating Agency and the Operating Adviser of such substitution, (ii) release or cause to be released to the applicable Seller the Mortgage File(s) of the Deleted Mortgage Loan(s) (provided, that each of the Custodian, the Master Servicer and the Special Servicer shall be responsible for releasing any portion of such Mortgage File(s) in its possession) and (iii) at the expense of the applicable Seller, execute and deliver such instruments of transfer or assignment, in each case without recourse, representation or warranty, as shall be provided to it and as shall be necessary to vest in the applicable Seller the legal and beneficial ownership of each Deleted Mortgage Loan released pursuant hereto, and the Trustee, the Custodian, the Special Servicer and the Master Servicer shall have no further responsibility with regard to such Deleted Mortgage Loan(s) or the Mortgage File(s) related thereto. No substitution may be made in any calendar month after the Determination Date for such month. Monthly Payments due with respect to Qualified Substitute Mortgage Loans after the related date of substitution shall be part of the Trust Fund. Monthly Payments due with respect to Qualified Substitute Mortgage Loans on or prior to the related date of substitution shall not be part of the Trust Fund and will be remitted by the Master Servicer to the applicable Seller promptly following receipt.

          (d) In the event that the applicable Seller incurs any expense in connection with curing a breach of a representation or warranty pursuant to
Section 2.3(a) which also constitutes a default under the related Mortgage Loan, the applicable Seller shall have a right, and the applicable Seller shall be subrogated to the rights of the Trustee, as successor to the mortgagee, to recover the amount of such expenses from the related Borrower; provided, however, that the Seller's rights pursuant to this Section 2.3(d) shall be junior, subject and subordinate to the rights of the Trust Fund to recover amounts owed by the related Borrower under the terms of such Mortgage Loan, including, without limitation, the rights to recover unreimbursed Advances, accrued and unpaid interest on Advances at the Advance Rate and unpaid or unreimbursed expenses of the Trust Fund allocable to such Mortgage Loan. The Master Servicer or Special Servicer, as applicable, shall use reasonable efforts in recovering, or assisting the applicable Seller in recovering, from such Borrower the amount of any such expenses.

          (e) The Master Servicer or the Special Servicer, as applicable, shall use its best efforts, consistent with the Servicing Standard, to enforce the obligations of each Seller to cure, substitute for or repurchase any Mortgage Loan which is discovered to be a "Defective Mortgage Loan" (as such term is defined in the applicable Mortgage Loan Purchase Agreement) under the terms of the applicable Mortgage Loan Purchase Agreement and to otherwise administer the applicable Mortgage Loan Purchase Agreement in accordance with its respective terms.

          Section  2.4.   Representations and Warranties of the Depositor.
                          -----------------------------------------------

          (a) The Depositor hereby represents and warrants as of the Closing Date that:

               (i) The Depositor is a corporation duly organized validly existing and in good standing under the laws of the State of Missouri;

               (ii) The Depositor has taken all necessary action to authorize the execution, delivery and performance of this Agreement by it, and has the power and authority to execute, deliver and perform this Agreement and all the transactions contemplated hereby, including, but not limited to, the power and authority to sell, assign and transfer its right, title and interest in the Mortgage Loans in accordance with this Agreement;

               (iii) This Agreement has been duly and validly authorized, executed and delivered by the Depositor and assuming the due authorization, execution and delivery of this Agreement by each other party hereto, this Agreement and all of the obligations of the Depositor hereunder are the legal, valid and binding obligations of the Depositor, enforceable in accordance with the terms of this Agreement, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, liquidation, receivership, moratorium or other laws relating to or affecting creditors' rights generally, or by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law);

               (iv) The execution and delivery of this Agreement and the performance of its obligations hereunder by the Depositor will not conflict with any provision of its articles of incorporation or bylaws, or any law or regulation to which the Depositor is subject, or conflict with, result in a breach of or constitute a default under (or an event which, with notice or lapse of time or both, would constitute a default under) any of the terms, conditions or provisions of any agreement or instrument to which the Depositor is a party or by which it is bound, or any state or federal statute, or any order or decree applicable to the Depositor, or result in the creation or imposition of any lien on any of the Depositor's assets or property which, with respect to any of the above events, would materially and adversely affect the ability of the Depositor to carry out its obligations under this Agreement. The Depositor is not in default in any material respect with respect to any agreement to which the Depositor is a party.

               (v) No consent, approval, authorization or order of, or registration or filing with, or notice to any court or governmental agency or body is required for the execution, delivery and performance by the Depositor of, or compliance by the Depositor with, this Agreement, except (A) for those consents, approvals, authorizations, orders, registrations or filings that previously have been obtained, (B) such as may be required under the blue sky laws of any jurisdiction in connection with the purchase and sale of the Certificates by the Placement Agents, and (C) any recordation of the assignments of Mortgage Loan Documents to the Trustee pursuant to Article II, which has not yet been completed;

               (vi) The articles of incorporation of the Depositor provides that the Depositor is permitted to engage in only the following activities:

                    (A) To acquire, own, hold, sell, transfer, assign, pledge, finance, refinance and otherwise deal with (i) loans secured by (x) first or second mortgages, deeds of trust or similar liens on multi-family residential, commercial or mixed commercial and multi-family residential properties, and (y) related assets, and (ii) any participation interest in, security (in bond or pass-through form) or funding agreement based on, backed or collateralized by, directly or indirectly, any of the foregoing (the loans and related assets described in clause (A)(i) and the participation interests, securities and funding agreements described in clause (A)(ii), collectively, "Mortgage Loan Assets");

                    (B) To establish and fund one or more trusts (the "Series Trusts") and to authorize such Series Trusts to engage in one or more of the activities described in immediately preceding clause (A) and to issue certificates (the "Securities") in one or more classes pursuant to pooling and servicing agreements (each, a "Pooling and Servicing Agreement"), with each class having the characteristics specified in the related Pooling and Servicing Agreement, representing ownership interests in the Mortgage Loan Assets;

                    (C) To acquire, own, hold, invest in, offer, sell, transfer, assign, pledge, finance and deal in and with any Securities issued by a Series Trust established by the Depositor pursuant to immediately preceding clause (B); and

                    (D) To engage in any other acts and activities and to exercise any powers permitted to corporations under the laws of the State of Missouri which are incidental to, or connected with the foregoing, and necessary, suitable or convenient to accomplish any of the foregoing; and

               (vii) There is no action, suit or proceeding pending or, to the best knowledge of the Depositor, threatened against the Depositor in any court or by or before any other governmental agency or instrumentality which would materially and adversely affect the ability of the Depositor to carry out its obligations under this Agreement.

          (b) The Depositor hereby represents and warrants with respect to each Mortgage Loan as of the Closing Date that:

               (i) Immediately prior to the transfer and assignment to the Trustee, the related Note and the related Mortgage were not subject to an assignment or pledge created by it or attributable to its ownership; and the Depositor had full right to transfer and sell its right, title and interest in such Mortgage Loan to the Trustee free and clear of any encumbrance, lien, pledge, charge, claim or security interest encumbering such Mortgage Loan created by it or attributable to its ownership;

               (ii) Each related Assignment of Mortgage constitutes the legal, valid and binding assignment of the related Mortgage from the related Seller to the Trustee, and each related reassignment of Assignment of Leases, Rents and Profits in favor of the Trustee constitutes the legal, valid and binding assignment of the related Assignment of Leases, Rents and Profits from the related Seller to the Trustee; and

               (iii) No claims have been made by the Depositor under the related lender's title insurance policy, and the Depositor has not done, by act or omission, anything which would impair the coverage of such lender's title insurance policy.

          (c) It is understood and agreed that the representations and warranties set forth in this Section 2.4 shall survive delivery of the respective Trustee Mortgage Files to the Trustee until the termination of this Agreement, and shall inure to the benefit of the Certificateholders, the Trustee, the Master Servicer and the Special Servicer.

          (d) In the event that any litigation is commenced which alleges facts which, in the judgment of the Depositor, could constitute a breach of any of the Depositor's representations and warranties relating to the Mortgage Loans, the Depositor hereby reserves the right to conduct the defense of such litigation at its expense, except to the extent such action would materially and adversely affect the interests of the Certificateholders.

          Section 2.5.  Representations, Warranties and Covenants of the Master
                        -------------------------------------------------------
Servicer and the Special Servicer.
---------------------------------

          (a) The Master Servicer hereby represents, warrants and covenants that as of the Closing Date:

               (i) The Master Servicer is a corporation, duly organized, validly existing and in good standing under the laws of the State of Delaware and has all licenses necessary to carry on its business as now being conducted, and is in compliance with the laws of each state in which any Mortgaged Property is located, to the extent necessary to ensure the enforceability of each Mortgage Loan in accordance with the terms of this Agreement;

               (ii) The Master Servicer has the full corporate power, authority and legal right to execute and deliver this Agreement and to perform in accordance herewith; the execution and delivery of this Agreement by the Master Servicer and its performance and compliance with the terms of this Agreement do not violate the Master Servicer's certificate of incorporation or by-laws or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the breach of, any contract, agreement or other instrument to which the Master Servicer is a party or which may be applicable to the Master Servicer or any of its assets, which default or breach would have consequences that would materially and adversely affect the financial condition or operations of the Master Servicer or its properties taken as a whole or impair the ability of the Trust Fund to realize on the Mortgage Loans;

               (iii) This Agreement has been duly and validly authorized, executed and delivered by the Master Servicer and, assuming due authorization, execution and delivery by the other parties hereto, constitutes a legal, valid and binding obligation of the Master Servicer, enforceable against it in accordance with the terms of this Agreement, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, liquidation, receivership, moratorium or other laws relating to or affecting creditors' rights generally, or by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law);

               (iv) The Master Servicer is not in violation of, and the execution and delivery of this Agreement by the Master Servicer and its performance and compliance with the terms of this Agreement will not constitute a violation with respect to, any state or federal statute, any order or decree of any court or any order or regulation of any federal, state, municipal or governmental agency having jurisdiction, or result in the creation or imposition of any lien, charge or encumbrance which, in any such event, would have consequences that would materially and adversely affect the financial condition or operations of the Master Servicer or its properties taken as a whole or impair the ability of the Trust Fund to realize on the Mortgage Loans;

               (v) There are no actions, suits or proceedings pending or, to the knowledge of the Master Servicer, threatened, against the Master Servicer which, either in any one instance or in the aggregate, would result in any material adverse change in the business, operations or financial condition of the Master Servicer or would materially impair the ability of the Master Servicer to perform under the terms of this Agreement or draw into question the validity of this Agreement or the Mortgage Loans or of any action taken or to be taken in connection with the obligations of the Master Servicer contemplated herein;

               (vi) No consent, approval, authorization or order of, or registration or filing with, or notice to any court or governmental agency or body is required for the execution, delivery and performance by the Master Servicer of, or compliance by the Master Servicer with, this Agreement or, if required, such approval has been obtained prior to the Closing Date, except to the extent that the failure of the Master Servicer to be qualified as a foreign corporation or licensed in one or more states is not necessary for the enforcement of the Mortgage Loans;

               (vii) The  Master  Servicer  has   examined  each  Sub-Servicing
Agreement, will examine each future Sub-Servicing Agreement and will be familiar with the terms thereof. Any Sub-Servicing Agreements will comply with the provisions of Section 3.2; and

               (viii) Each officer or employee of the Master Servicer that has responsibilities concerning the servicing and administration of Mortgage Loans is covered by errors and omissions insurance in the amounts and with the coverage required by Section 3.8. The Master Servicer has a fidelity bond meeting the requirements of Section 3.8.

          (b) The Special Servicer hereby represents, warrants and covenants that as of the Closing Date:

               (i) The Special Servicer is duly organized, validly existing and in good standing as a corporation under the laws of the State of California, and the Special Servicer is in compliance with the laws of each State in which any Mortgaged Property is located to the extent necessary to perform its obligations under this Agreement;

               (ii) The execution and delivery of this Agreement by the Special Servicer, and the performance and compliance with the terms of this Agreement by the Special Servicer, will not violate the Special Servicer's organizational documents or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the breach of, any material agreement or other instrument to which it is a party or which is applicable to it or any of its assets, which default, in the Special Servicer's good faith and reasonable judgment, is likely to materially and adversely affect either the ability of the Special Servicer to perform its obligations under this Agreement or the financial condition of the Special Servicer;

               (iii) The Special Servicer has the full power and authority to enter into and consummate all transactions contemplated by this Agreement, has duly authorized the execution, delivery and performance of this Agreement, and has duly executed and delivered this Agreement;

               (iv) This Agreement, assuming due authorization, execution and delivery by each of the other parties hereto, constitutes a valid, legal and binding obligation of the Special Servicer, enforceable against the Special Servicer in accordance with the terms hereof, subject to (A) applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting the enforcement of creditors' rights generally, and (B) general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law;

               (v) The Special Servicer is not in violation of, and its execution and delivery of this Agreement and its performance and compliance with the terms of this Agreement will not constitute a violation of, any law, any order or decree of any court or arbiter, or any order, regulation or demand of any federal, state or local governmental or regulatory authority, which violation, in the Special Servicer's good faith and reasonable judgement, is likely to affect materially and adversely either the ability of the Special Servicer to perform its obligations under this Agreement or the financial condition of the Special Servicer;

               (vi) No litigation is pending or, to the best of the Special Servicer's knowledge, threatened against the Special Servicer the outcome of which, in the Special Servicer's good faith and reasonable judgment, could reasonably be expected to prohibit the Special Servicer from entering into this Agreement or materially and adversely affect the ability of the Special Servicer to perform its obligations under this Agreement.

               (vii) No consent, approval, authorization or order of, or registration or filing with, or notice to any court or governmental agency or body is required for the execution, delivery and performance by the Special Servicer of, or compliance by the Special Servicer with, this Agreement or, if required, such approval has been obtained prior to the Closing Date, except to the extent that the failure of the Special Servicer to be qualified as a foreign corporation or licensed in one or more states is not necessary for the enforcement of the Specially Serviced Mortgage Loans; and

               (viii) Each officer or employee of the Special Servicer that has or will have responsibilities concerning the servicing and administration of Mortgage Loans is covered by errors and omissions insurance in the amounts and with the coverage required by Section 3.8. The Special Servicer has a fidelity bond meeting the requirements of Section 3.8.

          (c) It is understood and agreed that the representations and warranties set forth in this Section shall survive delivery of the Trustee Mortgage Files to the Trustee or the Custodian on behalf of the Trustee until the termination of this Agreement, and shall inure to the benefit of the Certificateholders, the Trustee and the Depositor. Upon discovery by the Depositor, the Master Servicer, the Special Servicer or a Responsible Officer of the Trustee (or upon written notice thereof from any Certificateholder) of a breach of any of the representations and warranties set forth in this Section which materially and adversely affects the interests of the Certificateholders, the Master Servicer, the Special Servicer or the Trustee, the party discovering such breach shall give prompt written notice to the other parties hereto and to the Rating Agencies.

          Section 2.6. Execution and Delivery of Certificates; Issuance of REMIC
                       ---------------------------------------------------------
I Regular Interests and REMIC II Regular Interests.
--------------------------------------------------

      The Trustee acknowledges the assignment to it of the Mortgage Loans and the delivery to it, or a Custodian appointed by it, of the Trustee Mortgage Files, subject to the provisions of Section 2.1 and Section 2.2 and, concurrently with such delivery, (i) acknowledges the issuance of and hereby declares that it holds the REMIC I Regular Interests on behalf of REMIC II and the Holders of the Class R-II Certificates; (ii) acknowledges the issuance of and hereby declares that it holds the REMIC II Regular Interests on behalf of REMIC III and the Holders of the REMIC III Regular Certificates and the Class R-III Certificates; (iii) acknowledges the issuance of the Class V Certificates and hereby declares that it holds the Grantor Trust Assets on behalf of the holders of the Class V Certificates; and (iv) has caused to be executed and caused to be authenticated and delivered to or upon the order of the Depositor, or as directed by the terms of this Agreement, Class A-1, Class A-2, Class X, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O, Class V, Class R-I, Class R-II and Class R-III Certificates in authorized denominations, in each case registered in the names set forth in such order of the Depositor or as so directed in this Agreement and duly authenticated by the Authenticating Agent, which Certificates (described in the preceding clause (iv)) evidence ownership of the entire Trust Fund and the Depositor acknowledges receipt of the Certificates from the Trustee.

          Section 2.7.   Documents Not Delivered to Custodian.
                         ------------------------------------

      All original documents relating to the Mortgage Loans which are part of the Master Servicer Mortgage File are and shall be held by the Master Servicer, in trust for the benefit of the Trustee on behalf of the Certificateholders. The legal ownership of all records and documents with respect to each Mortgage Loan prepared by or which come into the possession of the Master Servicer shall immediately vest in the Trustee, in trust for the benefit of the Certificateholders.

                                  ARTICLE III.
                                  ------------

                          ADMINISTRATION AND SERVICING
                              OF THE MORTGAGE LOANS

          Section 3.1.   Master Servicer to Act as Master Servicer; Special
                         --------------------------------------------------
Servicer to Act as Special Servicer; Administration of the Mortgage Loans.
-------------------------------------------------------------------------

          (a) The Master Servicer and the Special Servicer, each as an independent contractor, shall service and administer the Mortgage Loans (or in the case of the Special Servicer, the Specially Serviced Mortgage Loans and the REO Mortgage Loans) on behalf of the Trust Fund solely in the best interests of, and for the benefit of, all of the Certificateholders and the Trustee (as trustee for the Certificateholders) (as determined by the Master Servicer or the Special Servicer, as the case may be, in its good faith and reasonable judgement) in accordance with applicable law, the terms of this Agreement and the terms of the respective Mortgage Loans. In furtherance of, and to the extent consistent with, the foregoing, and except to the extent that this Agreement provides for a contrary specific course of action, each of the Master Servicer and the Special Servicer shall service and administer each Mortgage Loan (x) in the same manner in which, and with the same care, skill, prudence and diligence with which, it services and administers similar mortgage loans for other third-party portfolios, giving due consideration to customary and usual standards of practice of prudent institutional commercial mortgage loan servicers used with respect to loans comparable to the Mortgage Loans, or (y) in the same manner in which, and with the same care, skill, prudence and diligence with which, it services and administers similar mortgage loans which it owns, whichever standard of care is higher, and taking into account its other obligations hereunder, but without regard to:

               (i) any other relationship that the Master Servicer or the Special Servicer, as the case may be, may have with the related Borrower;

               (ii) the ownership of any Certificate by the Master Servicer or the Special Servicer, as the case may be, or any Affiliate thereof;

               (iii) the Master Servicer's, the Trustee's or the Fiscal Agent's obligation to make P&I Advances or the Master Servicer's, the Trustee's or the Fiscal Agent's obligation to make Servicing Advances (or the Special Servicer's obligation to make Emergency Advances) or to incur servicing expenses with respect to such Mortgage Loan;

               (iv)  the  Master Servicer's or  the  Special   Servicer's  right
to receive compensation for its services hereunder or with respect to any particular transaction;

               (v) the ownership or servicing or management for others by the Master Servicer, the Special Servicer or any Sub-Servicer, of any other mortgage loans or property; or

               (vi) any obligation of the Master Servicer, the Special Servicer (if ever applicable), any Sub-Servicer (if ever applicable) or any Affiliate of the Master Servicer, the Special Servicer or any Sub-Servicer to repurchase or replace a Mortgage Loan as a Seller if required by a Mortgage Loan Purchase Agreement.

      The standards set forth above with respect to the conduct of the Master Servicer and the Special Servicer in the performance of their respective obligations under this Agreement is herein referred to as the "Servicing Standard."

      The Master Servicer's or the Special Servicer's liability for actions and omissions in its capacity as Master Servicer or Special Servicer, as the case may be, hereunder is limited as provided herein (including, without limitation, pursuant to Section 6.3). To the extent consistent with the foregoing Servicing Standard and subject to any express limitations set forth in this Agreement, the Master Servicer and the Special Servicer shall use reasonable efforts to seek to maximize the timely and complete recovery of principal and interest on the Notes; provided, however, that nothing herein contained shall be construed as an express or implied guarantee by the Master Servicer or the Special Servicer of the collectability of the Mortgage Loans. Subject only to the above-described Servicing Standard and the terms of this Agreement and of the respective Mortgage Loans, the Master Servicer and the Special Servicer shall have full power and authority, acting alone or through Sub-Servicers (subject to Section 3.2), to do or cause to be done any and all things in connection with such servicing and administration which they may deem necessary or desirable. Without limiting the generality of the foregoing, the Master Servicer and the Special Servicer shall, and each is hereby authorized and empowered by the Trustee to, with respect to each Mortgage Loan and the related Mortgaged Property, prepare, execute and deliver, on behalf of the Certificateholders and the Trustee or any of them, any and all financing statements, continuation statements and other documents or instruments necessary to maintain the lien on the related Mortgaged Property and related collateral; subject to Section 3.9 and Section 3.28, any modifications, waivers, consents or amendments to or with respect to any Mortgage Loan or any documents contained in the related Mortgage File; and any and all instruments of satisfaction or cancellation, or of partial or full release or discharge, and all other comparable instruments. The Master Servicer and the Special Servicer shall service and administer the Mortgage Loans in accordance with applicable state and federal law and shall provide to the Borrowers any reports required to be provided to them thereby. Subject to
Section 3.11, the Trustee shall, upon the receipt of a written request of a Servicing Officer, execute and deliver to the Master Servicer and the Special Servicer any powers of attorney and other


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


documents prepared by the Master Servicer or the Special Servicer and necessary or appropriate (as certified in such written request) to enable the Master Servicer and the Special Servicer to carry out their servicing and administrative duties hereunder; provided, however, that the Trustee shall not be liable for any actions of the Master Servicer or Special Servicer under any such powers of attorney. Notwithstanding anything contained herein to the contrary, neither the Master Servicer nor the Special Servicer shall without the Trustee's written consent: (i) initiate any action, suit or proceeding solely under the Trustee's name without indicating the Master Servicer's or Special Servicer's, as applicable, representative capacity or (ii) take any action with the intent to cause, and which actually does cause, the Trustee to be registered to do business in any state.

     (b) Unless otherwise provided in the related Note, the Master Servicer shall apply any partial Principal Prepayment received on a Mortgage Loan on a date other than a Due Date to the principal balance of such Mortgage Loan as of the Due Date immediately following the date of receipt of such partial Principal Prepayment.

          Section 3.2.   Sub-Servicing.
                         -------------

     (a)  The  Master   Servicer  or  the  Special   Servicer   may  enter  into
Sub-Servicing Agreements with third parties with respect to any of its respective obligations hereunder, provided that (1) any such agreement shall be consistent with the provisions of this Agreement and (2) no Sub-Servicer retained by the Master Servicer or the Special Servicer shall grant any modification, waiver or amendment to any Mortgage Loan without the approval of the Master Servicer or the Special Servicer, as applicable. Any such Sub-Servicing Agreement may permit the Sub-Servicer to delegate its duties to agents or subcontractors so long as the related agreements or arrangements with such agents or subcontractors are consistent with the provisions of this Section 3.2(a).

      Any Sub-Servicing Agreement entered into by the Master Servicer or the Special Servicer, shall provide that it may be assumed or terminated by the Trustee or successor Master Servicer or Special Servicer if the Trustee or a successor Master Servicer or Special Servicer has assumed the duties of the Master Servicer or the Special Servicer, as applicable, without cost or obligation to the assuming or terminating party or the Trust Fund, upon the assumption by the Trustee or a successor Master Servicer or Special Servicer of the obligations of the Master Servicer or the Special Servicer, as applicable, pursuant to Section 7.2; provided, however, that the Trustee or successor Master Servicer may not terminate any Sub-Servicing Agreement entered into by the Master Servicer as of the Closing Date with respect to any of the Mortgage Loans unless the related Initial Sub-Servicer is in default under such Sub-Servicing Agreement, which Sub-Servicing Agreement must provide that (i) the Initial Sub-Servicer is in default if an Event of Default with respect to the Master Servicer occurs hereunder as a result of the failure of the Initial Sub-Servicer to perform any obligation required of it under such Sub-Servicing Agreement and
(ii) the related Initial Sub-Servicer is required to perform its servicing obligations in a manner consistent with the Servicing Standard.

      Any Sub-Servicing Agreement, and any other transactions or services relating to the Mortgage Loans involving a Sub-Servicer, shall be deemed to be between the Master Servicer or the Special Servicer, as applicable, and such Sub-Servicer alone, and the Trustee and the Certificateholders shall not be deemed parties thereto and shall have no claims, rights,

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


obligations, duties or liabilities with respect to the Sub-Servicer, including the Depositor acting in such capacity, except as set forth in Section 3.2(c).

     (b) The Master Servicer and the Special Servicer shall each pay the respective fees (including any applicable termination fees or penalties) of any Sub-Servicer retained by it thereunder from its own funds in accordance with the applicable Sub-Servicing Agreement.

     (c) If the Trustee or any successor Master Servicer or Special Servicer assumes the obligations of the Master Servicer or the Special Servicer, as applicable, in accordance with Section 7.2, the Trustee or such successor Master Servicer or Special Servicer, to the extent necessary to permit the Trustee or such successor Master Servicer or Special Servicer to carry out the provisions of Section 7.2, shall, without act or deed on the part of the Trustee or such successor Master Servicer or Special Servicer, succeed to all of the rights and obligations of the Master Servicer or Special Servicer under any Sub-Servicing Agreement entered into by the Master Servicer or Special Servicer pursuant to
Section 3.2(a), subject to the right of termination by the Trustee, if any, set forth in Section 3.2(a). In such event, the Trustee or such successor Master Servicer or Special Servicer shall be deemed to have assumed all of the Master Servicer's or Special Servicer's interest therein (but not any liabilities or obligations in respect of acts or omissions of the Master Servicer or Special Servicer prior to such deemed assumption) and to have replaced the Master Servicer or the Special Servicer, as applicable, as a party to such Sub-Servicing Agreement to the same extent as if such Sub-Servicing Agreement had been assigned to the Trustee or such successor Master Servicer, except that the Master Servicer or the Special Servicer shall not thereby be relieved of any liability or obligations under such Sub-Servicing Agreement that accrued prior to the assumption of duties hereunder by the Trustee or such successor Master Servicer or Special Servicer.

      In the event that the Trustee or any successor Master Servicer or Special Servicer assumes the servicing obligations of the Master Servicer or the Special Servicer, as the case may be, upon request of the Trustee or such successor Master Servicer or Special Servicer, as the case may be, the Master Servicer or Special Servicer shall, at its own expense, deliver to the Trustee or such successor Master Servicer or Special Servicer (as the case may be) all documents and records relating to any Sub-Servicing Agreement and the Mortgage Loans then being serviced thereunder and an accounting of amounts collected and held by it, if any, and the Master Servicer will otherwise use its best efforts to effect the orderly and efficient transfer of any Sub-Servicing Agreement to the Trustee or such successor Master Servicer.

     (d) Notwithstanding any Sub-Servicing Agreement, any of the provisions of this Agreement relating to agreements or arrangements between the Master Servicer or Special Servicer and any Person acting as Sub-Servicer (or its agents or subcontractors) or any reference to actions taken through any Person acting as Sub-Servicer or otherwise, the Master Servicer or the Special Servicer, as applicable, shall remain obligated and liable to the Trustee and Certificateholders for the servicing and administering of the Mortgage Loans in accordance with the provisions of this Agreement without diminution of such obligation or liability by virtue of such Sub-Servicing Agreements or arrangements or by virtue of indemnification from the Depositor or any Person acting as Sub-Servicer (or its agents or subcontractors) to the same extent and under the same terms and conditions as if the Master Servicer or Special Servicer, as applicable, were servicing and administering the Mortgage Loans alone. The Master Servicer or the Special Servicer, as applicable, shall be entitled to enter into an agreement with any Sub-Servicer providing for indemnification of the Master Servicer or the Special Servicer, as


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


applicable, by such Sub-Servicer, and nothing contained in this Agreement shall be deemed to limit or modify such indemnification, but no such agreement for indemnification shall be deemed to limit or modify this Agreement.

          Section 3.3.   Collection of Certain Mortgage Loan Payments.
                         --------------------------------------------

      The Master Servicer (or the Special Servicer with respect to Specially Serviced Mortgage Loans) shall make reasonable efforts to collect all payments called for under the terms and provisions of the Mortgage Loans when the same shall be due and payable, and shall follow such collection procedures as are consistent with the Servicing Standard, including using its reasonable efforts in accordance with the Servicing Standard to collect income statements and rent rolls from the related Borrowers as required by the related Mortgage Loan Documents and providing (in the case of the Master Servicer only) reasonable advance notice to such Borrowers of Balloon Payments due with respect to such Mortgage Loans. Consistent with the foregoing, the Master Servicer or the Special Servicer, as applicable, may in its discretion waive any late payment charge, Default Interest or penalty fees in connection with any delinquent Monthly Payment or Balloon Payment with respect to any Mortgage Loan.

          Section 3.4.   Collection of Taxes, Assessments and Similar Items.
                         --------------------------------------------------

     (a) With respect to each Mortgage Loan (other than REO Mortgage Loans), the Master Servicer shall maintain accurate records with respect to each related Mortgaged Property reflecting the status of taxes, assessments and other similar items that are or may become a lien on such related Mortgaged Property, the status of insurance premiums payable with respect thereto and the amounts of Escrow Payments, if any, required in respect thereof. From time to time, the Master Servicer shall (i) obtain all bills for the payment of such items (including renewal premiums), and (ii) effect payment of all such bills with respect to each such Mortgaged Property prior to the applicable penalty or termination date, in each case employing for such purpose Escrow Payments as allowed under the terms of such Mortgage Loan. If a Borrower fails to make any such Escrow Payment on a timely basis or collections from such Borrower are insufficient to pay any such item before the applicable penalty or termination date, the Master Servicer shall (in accordance with Section 3.8 with respect to the payment of insurance premiums) advance the amount necessary to effect payment of any such item, unless the Master Servicer, in its good faith business judgment, determines that such Advance would be a Nonrecoverable Advance. With respect to any Mortgage Loan as to which the related Borrower is not required to make Escrow Payments, if such Borrower fails to effect payment of any such bill, then, the Master Servicer shall (in accordance with Section 3.8 with respect to the payment of insurance premiums) advance the amount necessary to effect payment of any such bill on or before the applicable penalty or termination date; provided, that, with respect to the payment of taxes and assessments, the Master Servicer shall make such advance within five Business Days after the Master Servicer has received confirmation that such item has not been paid. The Master Servicer shall be entitled to reimbursement of Servicing Advances that it makes pursuant to the preceding two sentences, with interest thereon at the Advance Rate, from amounts received on or in respect of the Mortgage Loan respecting which such Servicing Advance was made or if such Servicing Advance has become a Nonrecoverable Advance, to the extent permitted by Section 3.6 of this Agreement. No costs incurred by the Master Servicer in effecting the payment of taxes and assessments on the Mortgaged Properties shall, for the


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


purpose of calculating distributions to Certificateholders, be added to the amount owing under the related Mortgage Loans, notwithstanding that the terms of such Mortgage Loans so permit.

     (b) The Master Servicer shall segregate and hold all funds collected and received pursuant to any Mortgage Loan constituting Escrow Payments separate and apart from any of its own funds and general assets and shall establish and maintain one or more segregated custodial accounts which are Eligible Accounts (each, an "Escrow Account") into which all Escrow Payments shall be deposited within two Business Days after receipt. The Master Servicer shall also deposit into each Escrow Account any amounts representing losses on Permitted Investments in which amounts on deposit in such Escrow Account have been invested pursuant to Section 3.7(b) and any Insurance Proceeds, Condemnation Proceeds or Liquidation Proceeds which are required to be applied to the restoration or repair of the related Mortgaged Property pursuant to the related Mortgage Loan. Escrow Accounts shall be entitled, "Midland Loan Services, Inc., as Master Servicer, in trust for LaSalle Bank National Association as Trustee in trust for Holders of PNC Mortgage Acceptance Corp. Commercial Mortgage Pass-Through Certificates, Series 2000-C1, and Various Borrowers." Withdrawals from an Escrow Account may be made by the Master Servicer only:

                (i) to effect timely payments of items with respect to which Escrow Payments are required pursuant to the related Mortgage;

                (ii) to transfer funds to the Collection Account to reimburse the Master Servicer, the Trustee or the Fiscal Agent, as applicable, for any Advance relating to Escrow Payments, but only from amounts received with respect to the related Mortgage Loan which represent late collections of Escrow Payments thereunder;

                (iii) for application to the restoration or repair of the related Mortgaged Property in accordance with the related Mortgage Loan and the Servicing Standard;

                (iv) to clear and terminate such Escrow Account upon the termination of this Agreement;

                (v) to pay from time to time to the Master Servicer any interest or investment income earned on funds deposited in such Escrow Account pursuant to Section 3.7(b) to the extent (a) permitted by law and (b) not required to be paid to the related Borrower under the terms of the related Mortgage Loan or by law, or to pay such interest or income to the related Borrower if such income is required to be paid to the related Borrower under law or by the terms of the related Mortgage Loan; and

                (vi) to remove any funds deposited in such Escrow Account that were not required to be deposited therein.

          Section 3.5.   Collection  Account,  Distribution  Account,  Grantor
                         ------------------------------------------------------
Trust Collection Account, Grantor Trust Distribution Account and Excess
-----------------------------------------------------------------------
Liquidation Proceeds Account.
----------------------------

     (a) The Master Servicer shall establish and maintain the Collection Account in the Trustee's name, for the benefit of the Certificateholders. The Collection Account shall be established and maintained as an Eligible Account. The Master Servicer shall deposit or cause to be deposited in the Collection Account within two Business Days following receipt the following payments and collections received or made by it on or with respect to the Mortgage Loans:

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


                (i) all payments on account of principal on the Mortgage Loans, including the principal component of Unscheduled Payments on the Mortgage Loans;

                (ii) all payments on account of interest and Default Interest on the Mortgage Loans (excluding Deferred Interest), the interest portion of all Unscheduled Payments, all Prepayment Premiums and all payments on account of late payment charges on the Mortgage Loans;

                (iii) any amounts required to be deposited pursuant to Section 3.7(b) in connection with losses realized on Permitted Investments with respect to funds held in the Collection Account and pursuant to Section 3.25 in connection with Prepayment/Balloon Payment Interest Shortfalls;

                (iv) (x) all Net REO Proceeds transferred from an REO Account pursuant to Section 3.17(b) and (y) all Insurance Proceeds and Net Liquidation Proceeds not required to be applied to the restoration or repair of the related Mortgaged Property;

                (v)   any amounts   received  from   Borrowers  which  represent
recoveries of Servicing Advances; and

                (vi) any other amounts required by the provisions of this Agreement to be deposited into the Collection Account by the Master Servicer or the Special Servicer, including, without limitation, proceeds of any purchase or repurchase of a Mortgage Loan pursuant to Section 2.3, Section 3.18 or Section 9.1.

      In the event that the Master Servicer deposits in the Collection Account any amount not required to be deposited therein, the Master Servicer may at any time withdraw such amount from the Collection Account, any provision herein to the contrary notwithstanding.

     (b) The Trustee shall establish and maintain the Distribution Account in the name of the Trustee, in trust for the benefit of the Certificateholders. The Distribution Account shall be established and maintained as an Eligible Account. The Trustee will notify each Rating Agency of any change in the location of the Distribution Account.

     (c) Prior to the Remittance Date relating to the Collection Period, if any, in which any Deferred Interest is received, the Master Servicer shall establish and maintain the Grantor Trust Collection Account in the name of the Trustee, in trust for the benefit of the Class V Certificateholders as set forth in Section
10.5. The Grantor Trust Collection Account shall be established and maintained as an Eligible Account. The Master Servicer shall transfer to the Grantor Trust Collection Account any Deferred Interest within two Business Days after such amounts are deposited in the Collection Account.

     (d) Prior to the Remittance Date relating to the Collection Period, if any, in which Deferred Interest is received, the Trustee shall establish and maintain the Grantor Trust Distribution Account in the name of the Trustee, in trust for the benefit of the Class V Certificateholders as set forth in Section 10.05. The Grantor Trust Distribution Account shall be established and maintained as an Eligible Account. On or before the Remittance Date related to the applicable Distribution Date, the Master Servicer shall remit to the Trustee for deposit in the Grantor Trust Distribution Account an amount equal to the Deferred Interest received during the related Collection Period.

     (e) Following the distribution of Deferred Interest to Certificateholders on the first Distribution Date after which there are no longer any Mortgage Loans outstanding which

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


pursuant to their terms could pay Deferred Interest, the Master Servicer and the Trustee, respectively, shall terminate the Grantor Trust Collection Account and the Grantor Trust Distribution Account.

     (f) If any Excess Liquidation Proceeds are received, the Trustee shall establish and maintain the Excess Liquidation Proceeds Account in the name of the Trustee, in trust for the benefit of the Certificateholders. On or before the Remittance Date related to the applicable Distribution Date, the Master Servicer shall remit to the Trustee from the Collection Account and for deposit into the Excess Liquidation Proceeds Account an amount equal to the Excess Liquidation Proceeds received during the related Collection Period. The Excess Liquidation Proceeds Account shall be established and maintained as an Eligible Account.

     (g) Funds in the Collection Account, the Distribution Account, the Grantor Trust Collection Account and the Grantor Trust Distribution Account may be invested in Permitted Investments in accordance with the provisions of Section
3.7. The Master Servicer shall give written notice to the Trustee of the location and account number of the Collection Account and the Grantor Trust Collection Account and shall notify the Trustee and each Rating Agency in writing prior to any subsequent change thereof.

          Section 3.6.   Permitted  Withdrawals  from  the  Collection  Account
                         -------------------------------------------------------
and Grantor Trust Collection Account.
--------------------------------

     (a) The Master Servicer may make withdrawals from the Collection Account (and the Grantor Trust Collection Account, with respect to Deferred Interest) only as described below (the order set forth below not constituting an order of priority for such withdrawals):

                (i) to remit the applicable amounts to the Trustee, for deposit in the Distribution Account, the Grantor Trust Distribution Account and the Excess Liquidation Proceeds Account pursuant to Section 4.5, Section 3.5(d) and Section 3.5(f), respectively;

                (ii) to pay or reimburse the Fiscal Agent, the Trustee, the Master Servicer or the Special Servicer, in that order of priority for Advances; provided, however, the right of the Master Servicer, the Special Servicer, the Trustee or the Fiscal Agent to reimbursement pursuant to this clause (ii) being limited to either (x) any collections on or in respect of the particular Mortgage Loan or REO Property respecting which each such Advance was made, or
(y) any other amounts in the Collection Account in the event that such Advances have been deemed to be Nonrecoverable Advances or are not recovered from recoveries in respect of the related Mortgage Loan or REO Property after a Final Recovery Determination;

                (iii) to pay to the Fiscal Agent, the Trustee, the Master Servicer or the Special Servicer, in that order of priority, any then outstanding Advance Interest Amount first out of Default Interest and late payment charges actually collected during such Collection Period in respect of the related Mortgage Loan and, to the extent such amounts are insufficient, in connection with or at any time following the reimbursement of such Advance from any other amounts in the Collection Account;

                (iv) to pay on or before each Remittance Date to the Master Servicer, Special Servicer and Trustee, as applicable, as compensation, the unpaid Master Servicer Fee, Special Servicer Fee, Standby Special Servicer Fee and Trustee Fee, respectively (in the case of the Master Servicer, reduced up to the amount of any Prepayment/Balloon Payment Interest Shortfalls with respect to such Distribution Date, in accordance with Section 3.25), to be paid, in the case of the Master Servicer Fee, from interest received on the related Mortgage Loans, and to

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


pay to the Master Servicer or the Special Servicer, as applicable, any other amounts constituting Servicing Compensation;

                (v) to pay on or before each Distribution Date to the Depositor, the applicable Seller or the purchaser of any Specially Serviced Mortgage Loan or REO Property, as the case may be, with respect to each Mortgage Loan, Deleted Mortgage Loan or REO Property that has previously been repurchased, replaced or purchased by it pursuant to Section 2.3, Section 3.18 or Section 9.1, all amounts received thereon during the related Collection Period and subsequent to the effective date of such purchase or repurchase.

                (vi) to the extent reimbursement or payment is not provided for pursuant to any other clause of this Section 3.6(a), to reimburse or pay the Master Servicer, the Special Servicer, the Trustee, the Depositor and/or the Fiscal Agent for unpaid items incurred by or on behalf of such Person pursuant to, as applicable, Section 3.7(c), Section 6.3, Section 7.4, Section 8.5(d) or
Section 11.7, or any other provision of this Agreement pursuant to which such Person is entitled to reimbursement or payment from the Trust Fund, in each case only to the extent reimbursable under such Section, it being acknowledged that this clause (vi) shall not be deemed to modify the substance of any such Section, including the provisions of such Section that set forth the extent to which one of the foregoing Persons is or is not entitled to payment or reimbursement;

                (vii) to deposit in one or more separate, non-interest bearing accounts any amount reasonably determined by the Trustee to be necessary to pay any applicable federal, state or local taxes imposed on REMIC I, REMIC II and REMIC III or the Grantor Trust under the circumstances and to the extent described in Section 10.3 and Section 10.5, respectively;

                (viii) to withdraw any amount deposited into the Collection Account and the Grantor Trust Collection Account that was not required to be deposited therein; and

                (ix) to clear and terminate the Collection Account and the Grantor Trust Collection Account pursuant to Section 9.1.

      The Master Servicer shall keep and maintain separate accounting, on a Mortgage Loan-by-Mortgage Loan basis, for the purpose of justifying any withdrawal from the Collection Account or Grantor Trust Collection Account pursuant to subclauses (ii) - (viii) above.

     (b) The Master Servicer shall pay to the Trustee, the Fiscal Agent or the Special Servicer from the Collection Account (to the extent permitted by clauses
(i)-(viii) above) amounts permitted to be paid to the Trustee, the Fiscal Agent or the Special Servicer therefrom, promptly upon receipt of a certificate of a Responsible Officer of the Trustee, an officer of the Fiscal Agent or a Servicing Officer of the Special Servicer, as applicable, describing the item and amount to which the Trustee, the Fiscal Agent or the Special Servicer is entitled. The foregoing sentence does not apply to the payment of the Trustee Fee. The Master Servicer may rely conclusively on any such certificate and shall have no duty to recalculate the amounts stated therein.

     (c) The Trustee shall, from time to time, make withdrawals from the Distribution Account for each of the following purposes (the order set forth below not constituting an order of priority for such withdrawals):

                (i)  to  make  distributions  to  Certificateholders   on   each
Distribution Date pursuant to Article IV;

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


                (ii) to transfer Interest Reserve Amounts to the Interest Reserve Account pursuant to Section 3.29;

                (iii) to pay itself or any of its directors, officers, employees and agents, as the case may be, any amounts payable or reimbursable to any such Person pursuant to Section 3.6(a), including the Trustee's Fee, but only to the extent not previously paid by the Master Servicer pursuant to Section 3.6(b);

                (iv) to withdraw any amount deposited into the Distribution Account that was not required to be deposited therein; and

                (v) to clear and terminate the Distribution Account at the termination of this Agreement pursuant to Section 9.1.

     (d) The Trustee, the Fiscal Agent, the Special Servicer and the Master Servicer shall in all cases have a right prior to the Certificateholders to any funds on deposit in the Collection Account from time to time for the reimbursement or payment of unpaid or unreimbursed Trustee Fees, Servicing Compensation (subject to the limitation set forth in Section 3.6(a)(iv) for Master Servicer Fees), Advances (subject to the limitation set forth in Section 3.6(a)(ii)) and their respective expenses (including Advance Interest Amounts) hereunder to the extent such expenses, fees, compensation and Advances are to be reimbursed or paid from amounts on deposit in the Collection Account pursuant to this Agreement.

     (e) The Trustee shall, upon receipt, deposit in the Distribution Account, the Grantor Trust Distribution Account or the Excess Liquidation Proceeds Account, as applicable, any and all amounts received by the Trustee in accordance with Section 3.6(a)(i). If, as of 3:00 p.m., New York City time, on any Remittance Date or on such other date as any amount referred to in Section 3.6(a)(i) is required to be delivered hereunder, the Master Servicer shall not have delivered to the Trustee for deposit in the Distribution Account, the Grantor Trust Distribution Account or the Excess Liquidation Proceeds Account the amounts required to be deposited therein pursuant to Section 3.6(a)(i), then the Trustee shall, to the extent that a Responsible Officer of the Trustee has such knowledge, provide notice of such failure to the Master Servicer by facsimile transmission sent to telecopy no. (816) 435-2326 (or such alternative number provided by the Master Servicer to the Trustee in writing) and by telephone at telephone no. (816) 435-5000 (or such alternative number provided by the Master Servicer to the Trustee in writing) as soon as possible, but in any event before 5:00 p.m., New York City time, on such day.

          Section 3.7.   Investment of Funds in Accounts.
                         -------------------------------

     (a) The Master Servicer with respect to the Collection Account, the Grantor Trust Collection Account and any Reserve Accounts, the Special Servicer with respect to any REO Account and the Trustee with respect to the Distribution Account, the Excess Liquidation Proceeds Account, the Grantor Trust Distribution Account and the Interest Reserve Account may direct any depository institution maintaining such account (subject, in the case of Reserve Accounts, to applicable laws and the related Mortgage Loan Documents) (each, for purposes of this Section 3.7, an "Investment Account") to invest the funds in such Investment Account in one or more Permitted Investments that bear interest or are sold at a discount, and that mature, unless payable on demand, no later than the Business Day preceding the date on which such funds are required to be withdrawn from such Investment Account pursuant to this Agreement; provided, however, that all investments in the Distribution Account and the Grantor Trust Distribution


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


Account, shall be payable on demand or shall mature no later than the Business Day prior to the next Distribution Date. Any direction by the Master Servicer, the Special Servicer or the Trustee, as applicable, to invest funds on deposit in an Investment Account shall be in writing and shall certify that the requested investment is a Permitted Investment which matures at or prior to the time required hereby or is payable on demand. In the case of any Reserve Account, the Master Servicer shall act upon the written request of the related Borrower or Manager to the extent the Master Servicer is required to do so under the terms of the related Mortgage Loan, provided that in the absence of appropriate written instructions from such Borrower or Manager meeting the requirements of this Section 3.7, the Master Servicer shall have no obligation to, but will be entitled to, direct the investment of funds in such Reserve Accounts. All such Permitted Investments shall be held to maturity, unless payable on demand. Any investment of funds in an Investment Account shall be made in the name of the Trustee (in its capacity as such) or in the name of a nominee of the Trustee. The Trustee shall have sole control (except with respect to investment direction which shall be in the sole control of the Person specified above (subject, in the case of Reserve Accounts, to the rights of the related Borrower or Manager under the related Mortgage Loan Documents) as an independent contractor to the Trust Fund) over each such investment and any certificate or other instrument evidencing any such investment shall be delivered directly to the Trustee or its nominee (which shall initially be the Master Servicer), together with any document of transfer, if any, necessary to transfer title to such investment to the Trustee or its nominee. The Trustee shall have no responsibility or liability with respect to the investment directions of the Master Servicer or the Special Servicer or any losses resulting therefrom, whether from Permitted Investments or otherwise. In the event amounts on deposit in an Investment Account are at any time invested in a Permitted Investment payable on demand, the Trustee, the Master Servicer or the Special Servicer, as applicable, shall:

                (i) consistent with any notice required to be given thereunder, demand that payment thereon be made on the last day such Permitted Investment may otherwise mature hereunder in an amount equal to the lesser of (1) all amounts then payable thereunder and (2) the amount required to be withdrawn on such date; and

                (ii) demand payment of all amounts due thereunder promptly upon determination by the Trustee, the Master Servicer or the Special Servicer, as applicable, that such Permitted Investment would not constitute a Permitted Investment in respect of funds thereafter on deposit in the related Investment Account.

     (b) All income and gain (net of losses as contemplated below) realized from investment of funds deposited in (i) the Collection Account, the Grantor Trust Collection Account and any Reserve Account as to which the related Borrower is not entitled to interest thereon, shall be for the benefit of the Master Servicer, (ii) the Distribution Account, the Excess Liquidation Proceeds Account, the Grantor Trust Distribution Account and the Interest Reserve Account shall be for the benefit of the Trustee and (iii) any REO Account shall be for the benefit of the Special Servicer. Such income and gain (net of losses as contemplated below) may be withdrawn by Trustee, the Master Servicer or the Special Servicer, as applicable, from time to time. The amount of any net losses incurred in respect of any such investments in the Collection Account or the Grantor Trust Collection Account shall be for the account of the Master Servicer which shall deposit the amount of such loss (to the extent not offset by income from other investments) in the Collection Account or Grantor Trust Collection Account, as applicable, out of its own funds before the related Remittance Date. The amount of any net losses incurred in respect of any such investments in the Distribution Account, the Excess Liquidation Proceeds Account, the Grantor Trust Distribution Account and the Interest Reserve Account shall be for


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


the account of the Trustee which shall deposit the amount of such loss (to the extent not offset by income from other investments) in the Distribution Account, the Excess Liquidation Proceeds Account, the Grantor Trust Distribution Account or the Interest Reserve Account, as applicable, out of its own funds before the related Distribution Date. The amount of any net losses incurred in respect of any such investments in the REO Account shall be for the account of the Special Servicer which shall deposit the amount of such loss (to the extent not offset by income from other investments) in the REO Account out of its own funds before the related Determination Date. The Master Servicer shall also deposit into each Reserve Account any amounts representing net losses on Permitted Investments in which such Reserve Accounts have been invested before the date on which such funds are required to be withdrawn from such account, except to the extent that amounts are invested for the benefit of the Borrower under applicable law or the terms of the related Mortgage Loan. The income and gain realized from investment of funds deposited in any Reserve Account shall be paid from time to time to the related Borrower to the extent required under the Mortgage Loan or applicable law.

     (c) Except as otherwise expressly provided in this Agreement, if any default occurs in the making of a payment due under any Permitted Investment, or if a default occurs in any other performance required under any Permitted Investment, the Trustee may, and upon the request of Holders of Certificates representing a majority of the aggregate Voting Rights of any Class shall, take such action as may be appropriate to enforce such payment or performance, including the institution and prosecution of appropriate proceedings. In the event the Trustee takes any such action, the Trust Fund shall pay or reimburse the Trustee for all reasonable out-of-pocket expenses, disbursements and advances incurred or made by the Trustee in connection therewith. In the event that the Trustee does not take any such action, the Master Servicer may take such action at its own cost and expense.

          Section 3.8.   Maintenance of Insurance  Policies and Errors and
                         -------------------------------------------------
Omissions and Fidelity Coverage.
-------------------------------

     (a) The Master Servicer on behalf of the Trustee, as mortgagee, shall use its reasonable efforts in accordance with the Servicing Standard to cause the related Borrower to maintain, to the extent required or permitted to be required by each Mortgage Loan (other than REO Mortgage Loans), and if the Borrower does not so maintain, shall itself maintain (subject to the provisions of this Agreement concerning Nonrecoverable Advances) to the extent the Trustee as mortgagee has an insurable interest and to the extent available at commercially reasonable rates, (A) fire and hazard insurance from a Qualified Insurer with extended coverage on the related Mortgaged Property in an amount which is at least equal to the lesser of (i) 100% of the then "full replacement cost" of the improvements and equipment (excluding foundations, footings and excavation costs), without deduction for physical depreciation, and (ii) the outstanding principal balance of the related Mortgage Loan or such other amount as is necessary to prevent any reduction in such policy by reason of the application of co-insurance and to prevent the Trustee as mortgagee thereunder from being deemed to be a co-insurer, in each case with a replacement cost rider, (B) insurance from a Qualified Insurer providing coverage against 18 months of rent interruptions and (C) such other insurance as provided under the subject Mortgage Loan (including public liability insurance) from a Qualified Insurer. The Special Servicer shall cause to be maintained with respect to each REO Property (to the extent available at commercially reasonable rates) fire and hazard insurance from a Qualified Insurer, with no less insurance coverage on such REO Property than is consistent with the Servicing Standard. Any amounts collected by the Master Servicer or the Special Servicer, as applicable, under any

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


such policies (other than amounts to be applied to the restoration or repair of the related Mortgaged Property or amounts to be released to the Borrower in accordance with the terms of the related Mortgage) shall be deposited into the Collection Account pursuant to Section 3.5, subject to withdrawal pursuant to
Section 3.6. Any cost incurred by the Master Servicer in maintaining any such insurance shall not, for the purpose of calculating distributions to Certificateholders, be added to the unpaid principal balance of the related Mortgage Loan, notwithstanding that the terms of such Mortgage Loan so permit. It is understood and agreed that no earthquake or other additional insurance other than flood insurance is to be required of any Borrower or to be maintained by the Master Servicer or the Special Servicer other than pursuant to the terms of the related Mortgage Loan Documents and pursuant to such applicable laws and regulations as shall at any time be in force and as shall require such additional insurance. If the Mortgaged Property is located in a federally designated special flood hazard area, the Master Servicer (or the Special Servicer in the case of REO Property) will use its reasonable efforts in accordance with the Servicing Standard to cause the related Borrower to maintain, or will itself obtain (the cost of which will be a Servicing Advance, subject to the provisions of this Agreement concerning Nonrecoverable Advances), flood insurance in respect thereof to the extent available at commercially reasonable rates, to the extent required under the related Mortgage Loan Documents. Such flood insurance shall be in an amount equal to the lesser of (i) the unpaid principal balance of the related Mortgage Loan and (ii) the maximum amount of such insurance required by the terms of the related Mortgage and as is available for the related property under the national flood insurance program (assuming that the area in which such property is located is participating in such program). Costs to the Master Servicer of maintaining insurance policies pursuant to this Section 3.8 shall be paid by the Master Servicer as a Servicing Advance and shall be reimbursable to the Master Servicer with interest at the Advance Rate, and costs to the Special Servicer of maintaining insurance policies pursuant to this Section 3.8 shall be paid and reimbursed in accordance with Section 3.17(b).

      The Master Servicer, with respect to Mortgage Loans, and the Special Servicer, with respect to REO Properties, agree to prepare and present, on behalf of itself, the Trustee and the Certificateholders, claims under each related insurance policy, including without limitation, environmental insurance policies, maintained pursuant to this Section 3.8(a) in a timely fashion in accordance with the terms of such policy and to take such reasonable steps as are necessary to receive payment or to permit recovery thereunder.

      The Master Servicer (or with respect to any REO Property, the Special Servicer) shall require that all insurance policies required hereunder shall name the Trustee or the Master Servicer (or with respect to any REO Property, the Special Servicer), on behalf of the Trustee as the mortgagee, as loss payee and that all such insurance policies require that 30 days' notice be given to the Master Servicer before termination to the extent required by the related Mortgage Loan Documents.

     (b) (i) If the Master Servicer or Special Servicer, as applicable, obtains and maintains a blanket insurance policy with a Qualified Insurer at its own expense insuring against fire and hazard losses, 18-month rent interruptions or other required insurance on all of the Mortgage Loans and provides no less coverage in scope and amount for such Mortgaged Property or REO Property than the insurance required to be maintained pursuant to Section 3.8(a), it shall conclusively be deemed to have satisfied its obligations concerning the maintenance of such insurance coverage set forth in Section 3.8(a), it being understood and agreed that such policy may contain a deductible clause, in which case the Master Servicer or

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


Special Servicer, as applicable, shall, in the event that (x) there shall not have been maintained on one or more of the related Mortgaged Properties a policy otherwise complying with the provisions of Section 3.8(a), and (y) there shall have been one or more losses which would have been covered by such a policy had it been maintained, immediately deposit into the Collection Account from its own funds the amount not otherwise payable under the blanket policy because of such deductible clause to the extent that any such deductible exceeds the deductible limitation that pertained to the related Mortgage Loan, or, in the absence of such deductible limitation, the deductible limitation for an individual policy which is consistent with the Servicing Standard. In connection with its activities as Master Servicer or Special Servicer hereunder, as applicable, the Master Servicer and the Special Servicer each agrees to prepare and present, on behalf of itself, the Trustee and Certificateholders, claims under any such blanket policy which it maintains in a timely fashion in accordance with the terms of such policy and to take such reasonable steps as are necessary to receive payment or permit recovery thereunder.

                (ii) If the Master Servicer or the Special Servicer, as applicable, causes any Mortgaged Property or REO Property to be covered by a master force placed insurance policy, which policy is issued by a Qualified Insurer and provides no less coverage in scope and amount for such Mortgaged Property or REO Property than the insurance required to be maintained pursuant to Section 3.8(a), the Master Servicer or Special Servicer shall conclusively be deemed to have satisfied its obligations to maintain insurance pursuant to
Section 3.8(a). Such policy may contain a deductible clause, in which case the Master Servicer or Special Servicer, as applicable, shall, in the event that (x) there shall not have been maintained on the related Mortgaged Property or REO Property a policy otherwise complying with the provisions of Section 3.8(a), and
(y) there shall have been one or more losses which would have been covered by such a policy had it been maintained, immediately deposit into the Collection Account from its own funds the amount not otherwise payable under such policy because of such deductible to the extent that any such deductible exceeds the deductible limitation that pertained to the related Mortgage Loan, or, in the absence of any such deductible limitation, the deductible limitation for an individual policy which is consistent with the Servicing Standard.

     (c) Each of the Master Servicer and the Special Servicer shall obtain and maintain at its own expense and keep in full force and effect throughout the term of this Agreement a blanket fidelity bond and an errors and omissions insurance policy covering its officers and employees in connection with its activities under this Agreement. The amount of coverage shall be at least equal to the coverage that would be required by FNMA or FHLMC, whichever is greater, with respect to the Master Servicer or Special Servicer, as the case may be, if the Master Servicer or Special Servicer, as the case may be, were servicing and administering the Mortgage Loans and/or REO Properties for which it is responsible hereunder for FNMA or FHLMC. Coverage of the Master Servicer or the Special Servicer as an additional insured under a policy or bond obtained by an Affiliate of such Person shall satisfy the requirements of this Section 3.8(c). All fidelity bonds and policies of errors and omissions insurance obtained under this Section 3.8(c) shall be issued by a Qualified Insurer. Notwithstanding the foregoing, so long as the long-term unsecured debt obligations of the Master Servicer or Special Servicer, as applicable, or its respective corporate parent have been rated "A" or better by Fitch or "A2" or better by Moody's (or such lower rating for which Rating Agency Confirmation has been obtained), the Master Servicer or Special Servicer, as applicable, shall be entitled to provide self-insurance or obtain from its respective corporate parent adequate insurance, as applicable, with respect to its obligation hereunder to maintain a fidelity bond or an errors and omissions insurance policy.


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


     Section 3.9.   Enforcement of Due-On-Sale Clauses; Assumption Agreements.
                    ---------------------------------------------------------

     (a) If any Mortgage Loan contains a provision in the nature of a "due-on-sale" clause, which, by its terms:

                (i) provides that such Mortgage Loan shall (or may at the related mortgagee's option) become due and payable upon the sale or other transfer of an interest in the related Mortgaged Property, or

                (ii) provides that such Mortgage Loan may not be assumed without the consent of the related mortgagee in connection with any such sale or other transfer,

then, for so long as such Mortgage Loan is included in the Trust Fund, the Master Servicer (or the Special Servicer with respect to Specially Serviced Mortgage Loans) on behalf of the Trust Fund, shall exercise (or waive its right to exercise) (subject to Sections 3.27 and 3.28) the trustee's rights as mortgagee under such provision in accordance with the Servicing Standard. In making such determination, the Master Servicer (or the Special Servicer with respect to Specially Serviced Mortgage Loans) shall, among other things, take into account, subject to the Servicing Standard and the Mortgage Loan Documents, any increase in taxes (based on a fully assessed number calculated off of the proposed purchase price) as a result of the transfer. The Master Servicer (or the Special Servicer with respect to Specially Serviced Mortgage Loans) shall compute a debt service coverage ratio for the Mortgage Loan using leasing commissions, tenant improvement costs and capital expenditures deducted from cash flow in amounts equal to the originator's capital expenditures, tenant improvement costs and leasing commission items at origination as reflected in the Asset Summary for the related Mortgage Loan and taxes based on a fully assessed number calculated off of the proposed purchase price and shall provide copies of the results of such calculation to each Rating Agency showing a comparison of the recalculated debt service coverage ratio versus the debt service coverage ratio at origination. Notwithstanding the foregoing, if the Mortgage Loan is within the Review Threshold, the Master Servicer (or the Special Servicer with respect to Specially Serviced Mortgage Loans) shall have first obtained Rating Agency Confirmation. The Master Servicer (or the Special Servicer with respect to Specially Serviced Mortgage Loans) shall not consent to such sale, transfer or assumption without (a) requiring the Borrower to pay the cost of obtaining any required Rating Agency Confirmation or (b) satisfying the costs of obtaining such Rating Agency Confirmation by other means but, in any event, at no cost to the Trust Fund; provided, however, that in no event shall the proposed "other means" result in any liability to the Trust Fund, including an indemnification of the Master Servicer or the Special Servicer which may result in legal expenses to the Trust Fund. The Master Servicer shall not consent to any sale, transfer or assumption without obtaining the approval of the Special Servicer. Subject to the foregoing, the Master Servicer (or the Special Servicer with respect to Specially Serviced Mortgage Loans) is authorized to take or enter into an assumption agreement from or with the Person to whom such Mortgaged Property has been or is about to be conveyed, or to release the original related Borrower from liability upon such Mortgage Loan and substitute the new Borrower as obligor thereon. To the extent permitted by law, the Master Servicer (or the Special Servicer with respect to Specially Serviced Mortgage Loans) shall enter into an assumption or substitution agreement only if the credit status of the prospective new Borrower is in compliance with (x) the Master Servicer's (or the Special Servicer's with respect to Specially Serviced Mortgage Loans) regular commercial mortgage origination or servicing standards and criteria, (y) the terms of the related Mortgage Loan and (z) the Servicing Standard. The Master Servicer (or the Special Servicer with respect to Specially Serviced Mortgage Loans) shall notify the Trustee that any such assumption or substitution agreement has been completed by forwarding to the Trustee the original of such agreement, which document shall be added to the related Mortgage File and shall, for all purposes, be considered a part of such Mortgage File to the same extent as all other documents and instruments constituting a part thereof and the Trustee shall notify the Operating Adviser and each Rating Agency of each assumption. In connection with any such assumption or substitution agreement, the Mortgage Rate, principal amount and other material payment terms (including any cross-collateralization and cross-default provisions) of such Mortgage Loan pursuant to the related Note and Mortgage shall not be changed, other than in connection with a default or reasonably foreseeable default with respect to the Mortgage Loan. Assumption fees collected by the Master Servicer or the Special Servicer for entering into an assumption or substitution agreement will be retained by the Master Servicer and/or the Special Servicer as additional servicing compensation to the extent provided in Section 3.12. Notwithstanding the foregoing, the Special Servicer may consent to the assumption of a Mortgage Loan by a prospective new Borrower in a bankruptcy proceeding involving the related Mortgaged Property.

     (b) If any Mortgage Loan contains a provision in the nature of a "due-on-encumbrance" clause, which, by its terms:

                (i) provides that such Mortgage Loan shall (or may at the related mortgagee's option) become due and payable upon the creation of any lien or other encumbrance on such Mortgaged Property, or

                (ii) requires   the   consent  of the related  mortgagee  to the
creation of any such lien or other encumbrance on such Mortgaged Property,

then, for so long as such Mortgage Loan is included in the Trust Fund, the Master Servicer (or the Special Servicer with respect to Specially Serviced Mortgage Loans), on behalf of the Trust Fund, shall exercise (or waive its right to exercise) (subject to Sections 3.27 and 3.28) the Trustee's rights under such provision to (x) accelerate the payments due on such Mortgage Loan, or (y) withhold its consent to the creation of any such lien or other encumbrance, as applicable, except, in each case, to the extent that the Master Servicer (or the Special Servicer with respect to Specially Serviced Mortgage Loans) acting in accordance with the Servicing Standard, determines that such enforcement would not be in the best interests of the Trust Fund; provided that, the Master Servicer (or the Special Servicer with respect to Specially Serviced Mortgage Loans) will not consent to the creation of any such lien or encumbrance unless it shall have first obtained Rating Agency Confirmation (the Master Servicer or the Special Servicer, as applicable, shall use its reasonable efforts to have the cost, if any, of obtaining such confirmation paid by the Borrower; if such cost is not paid by the Borrower, the Master Servicer shall advance such amount as a Servicing Advance, unless such Advance would be a Nonrecoverable Advance). The Master Servicer shall not consent to the creation of any lien or encumbrance without obtaining the approval of the Special Servicer. Notwithstanding the foregoing, the Special Servicer may forbear from enforcing any due-on-encumbrance provision in connection with any junior or senior lien on the Mortgaged Property imposed in connection with any bankruptcy proceeding involving the Mortgaged Property.

(c) Nothing in this Section 3.9 shall constitute a waiver of the Trustee's right, as the mortgagee of record, to receive notice of any assumption of a Mortgage Loan, any sale or other transfer of the related Mortgaged Property or the creation of any lien or other encumbrance with respect to such Mortgaged Property.

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


     (d) With  respect  to a request  to the  Special  Servicer  from the Master
Servicer for approval for the assumption or waiver of a due-on-encumbrance clause of a Mortgage Loan that would not require Rating Agency review, the Special Servicer shall notify the Master Servicer of its decision within five Business Days of receiving notice (and all supporting documentation reasonably required by the Special Servicer for its analysis) from the Master Servicer of the Master Servicer's decision to approve the assumption or waiver of a due-on-encumbrance clause of a Mortgage Loan; which approval shall be deemed to have been given if the Special Servicer does not notify the Master Servicer of its decision during such five Business Day period.

          Section 3.10.     Realization Upon Mortgage Loans.
                            -------------------------------

     (a) With respect to any Specially Serviced Mortgage Loan, the Special Servicer shall determine, in accordance with the Servicing Standard, whether to grant a modification, waiver or amendment of the terms of such Specially Serviced Mortgage Loan, (subject to the limitations contained in Section 3.28) commence foreclosure proceedings or attempt to sell such Specially Serviced Mortgage Loan with reference to which course of action is reasonably likely to produce a greater recovery on a net present value basis with respect to such Specially Serviced Mortgage Loan.

     (b) In connection with any foreclosure or other acquisition, the Master Servicer shall, at the direction of the Special Servicer, pay the costs and expenses in any such proceedings as an Advance.

                  If the Special Servicer elects to proceed with a non-judicial foreclosure in accordance with the laws of the state where the related Mortgaged Property is located, the Special Servicer shall not be required to pursue a deficiency judgment against the related Borrower or any other liable party if the laws of such state do not permit such a deficiency judgment after a non-judicial foreclosure or if the Special Servicer determines, in its reasonable judgment, that the likely recovery if a deficiency judgment is obtained will not be sufficient to warrant the cost, time, expense and/or exposure of pursuing such a deficiency judgment.

                  In the event that title to any Mortgaged Property is acquired in foreclosure or by deed in lieu of foreclosure, the deed or certificate of sale shall be issued to the Trustee, or to its nominee (which shall not include the Master Servicer or the Special Servicer) or a separate trustee or co-trustee on behalf of the Trustee, as the holder of the REMIC I Regular Interests and as Trustee for the Certificateholders. Notwithstanding any such acquisition of title and cancellation of the related Mortgage Loan, such Mortgage Loan shall (except for purposes of Section 9.1) be considered to be a Mortgage Loan held in the Trust Fund until such time as the related REO Property shall be sold by the Trust Fund and the Stated Principal Balance of each REO Mortgage Loan shall be reduced by any Net REO Proceeds allocated to principal. Consistent with the foregoing, for purposes of all calculations hereunder, so long as such Mortgage Loan shall be considered to be an outstanding Mortgage Loan:

                (i) it shall be assumed that, notwithstanding that the indebtedness evidenced by the related Note shall have been discharged, such Note and, for purposes of determining the Stated Principal Balance thereof, the related amortization schedule in effect at the time of any such acquisition of title, remain in effect; and

                (ii) Net REO Proceeds received in any month shall be deemed to be treated: first, as a recovery of any related and unreimbursed Servicing Advances and, if applicable, unpaid Liquidation Expenses; second, as a recovery of accrued and unpaid interest on the related REO Mortgage Loan to, but not including, the Due Date in the Collection Period of receipt, exclusive, however, of any portion of such accrued and unpaid interest that constitutes Default Interest or, in the case of an REO Mortgage Loan that relates to a Hyper-Amortization Loan after its Hyper-Amortization Date, that constitutes Deferred Interest; third, as a recovery of principal of the related REO Mortgage Loan to the extent of its entire unpaid principal balance; fourth, as a recovery of any Prepayment Premium deemed to be due and owing in respect of the related REO Mortgage Loan; fifth, as a recovery of any other amounts deemed to be due and owing in respect of the related REO Mortgage Loan (other than, in the case of an REO Mortgage Loan that relates to a Hyper-Amortization Loan after its Hyper-Amortization Date, accrued and unpaid Deferred Interest); and sixth, in the case of an REO Mortgage Loan that relates to a Hyper-Amortization Loan after its Hyper-Amortization Date, any accrued and unpaid Deferred Interest.

     (c) Notwithstanding any provision to the contrary, the Special Servicer shall not acquire for the benefit of the Trust Fund any personal property pursuant to this Section 3.10 unless either:

                (i) such personal property is incident to real property (within the meaning of Section 856(e)(1) of the Code) so acquired by the Special Servicer for the benefit of the Trust Fund; or

                (ii) the Special Servicer shall have requested and received an Opinion of Counsel (the cost of such opinion shall be advanced as a Servicing Advance, unless such Advance would be a Nonrecoverable Advance) to the effect that the holding of such personal property by REMIC I will not cause the imposition of a tax on REMIC I, REMIC II or REMIC III under the REMIC Provisions or cause REMIC I, REMIC II or REMIC III to fail to qualify as a REMIC at any time that any Certificate is outstanding.

     (d) Notwithstanding any provision to the contrary in this Agreement, the Special Servicer shall not, on behalf of the Trust Fund, obtain title to any direct or indirect partnership interest or other equity interest in any Borrower pledged pursuant to any pledge agreement unless the Special Servicer shall have requested and received an Opinion of Counsel (the cost of such opinion shall be advanced as a Servicing Advance, unless such Advance would be a Nonrecoverable Advance) to the effect that the holding of such partnership or other equity interest by the Trust Fund will not cause the imposition of a tax on REMIC I, REMIC II or REMIC III under the REMIC Provisions or cause REMIC I, REMIC II or REMIC III to fail to qualify as a REMIC at any time that any Certificate is outstanding.

     (e) Notwithstanding any provision to the contrary contained in this Agreement, the Special Servicer shall not, on behalf of the Trust Fund, obtain title to a Mortgaged Property as a result of or in lieu of foreclosure or otherwise obtain title to any direct or indirect partnership interest or other equity interest in any Borrower pledged pursuant to a pledge agreement and thereby be the beneficial owner of a Mortgaged Property, and shall not otherwise acquire possession of, or take any other action with respect to, any Mortgaged Property if, as a result of any such action, the Trustee, for the Trust Fund or the Certificateholders, would be considered to hold title to, to be a "mortgagee-in-possession" of, or to be an "owner" or "operator" of such
Mortgaged Property within the meaning of the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended from time to time, or any comparable law, unless the Special Servicer has previously determined in accordance with the Servicing Standard, based on an updated Phase I Environmental

Assessment report prepared (not more than 12 months prior to the taking of such action) by a Qualified Environmental Consultant, that:

                        (A) such Mortgaged Property is in compliance with applicable environmental laws or, if not, after consultation with a Qualified Environmental Consultant, that it would be in the best economic interest of the Trust Fund to take such actions as are necessary to bring such Mortgaged Property in compliance therewith, and

                        (B) there are no circumstances present at such Mortgaged Property relating to the use, management or disposal of any Hazardous Materials for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any currently effective federal, state or local law or regulation, or that, if any such Hazardous Materials are present for which such action could be required, after consultation with a Qualified Environmental Consultant, it would be in the best economic interest of the Trust Fund to take such actions with respect to such Mortgaged Property.

      In the event that the Phase I Environmental Assessment first obtained or updated by the Special Servicer with respect to a Mortgaged Property indicates that such Mortgaged Property may not be in compliance with applicable environmental laws or that Hazardous Materials may be present but does not definitively establish such fact, the Special Servicer shall cause such further environmental tests as the Special Servicer shall deem prudent to protect the interests of Certificateholders to be conducted by a Qualified Environmental Consultant. Any such tests shall be deemed part of the Phase I Environmental Assessment obtained by the Special Servicer for purposes of this Section 3.10. The Master Servicer shall at the direction of the Special Servicer pay for the cost of preparation of such Phase I Environmental Assessments as well as the cost of any remedial, corrective or other further action contemplated by clauses
(A) and/or (B) of this Section 3.10(e) as a Servicing Advance, unless such Advance would be a Nonrecoverable Advance.

     (f) The Special Servicer shall report to the IRS and to the related Borrower, in the manner required by applicable law, the information required to be reported regarding any Mortgaged Property which is abandoned or foreclosed. The Special Servicer shall deliver a copy of any such report to the Trustee.

          Section 3.11.  Trustee to Cooperate; Release of Mortgage Files.
                         -----------------------------------------------

      Upon the payment in full of any Mortgage Loan, or the receipt by the Master Servicer of a notification that payment in full has been escrowed in a manner customary for such purposes, the Master Servicer shall immediately notify the Trustee and the Custodian by a certification (which certification shall include a statement to the effect that all amounts received or to be received in connection with such payment which are required to be deposited in the Collection Account pursuant to Section 3.5(a) have been or will be so deposited) of a Servicing Officer and shall request delivery to it of the Mortgage File. No expenses incurred in connection with any instrument of satisfaction or deed of reconveyance shall be chargeable to the Trust Fund.

      From time to time upon request of the Master Servicer or the Special Servicer, and delivery to the Trustee and the Custodian of a Request for Release, the Trustee shall promptly cause the Custodian to release the Mortgage File (or any portion thereof) designated in such Request for Release to the Master Servicer or the Special Servicer, as applicable. Upon receipt of (a) such Mortgage File (or portion thereof) by the Custodian from the Master Servicer or the

Special Servicer, as applicable, or (b) in the event of a liquidation or conversion of the related Mortgage Loan into an REO Property, a certificate of a Servicing Officer stating that such Mortgage Loan was liquidated and that all amounts received or to be received in connection with such liquidation which are required to be deposited into the Collection Account or Distribution Account have been so deposited, or that such Mortgage Loan has become an REO Property, the Custodian shall return the Request for Release to the Master Servicer or the Special Servicer, as applicable.

      Upon written certification of a Servicing Officer, the Trustee shall execute and deliver to the Special Servicer any court pleadings, requests for trustee's sale or other documents prepared by the Special Servicer, its agents or attorneys, necessary to the foreclosure or trustee's sale in respect of the Mortgaged Property or to any legal action brought to obtain judgment against any Borrower on the related Note or Mortgage or to obtain a deficiency judgment, or to enforce any other remedies or rights provided by such Note or Mortgage or otherwise available at law or in equity. Each such certification shall include a request that such pleadings or documents be executed by the Trustee and a statement as to the reason such documents or pleadings are required and that the execution and delivery thereof by the Trustee will not invalidate or otherwise affect the lien of the related Mortgage, except for the termination of such a lien upon completion of the foreclosure or trustee's sale.

          Section 3.12.  Servicing Compensation.
                         ----------------------

     (a) As compensation for its activities hereunder, the Master Servicer shall be entitled to the Master Servicer Fee, which shall be payable solely from receipts on the related Mortgage Loans, and may be withheld from payments on account of interest prior to deposit in the Collection Account, or may be withdrawn from certain amounts on deposit in the Collection Account as and to the extent set forth in Section 3.6(a)(iv). The Master Servicer's rights to the Master Servicer Fee may not be transferred in whole or in part except in connection with the transfer of all of the Master Servicer's responsibilities and obligations under this Agreement. In addition, the Master Servicer shall be entitled to receive, as additional servicing compensation, (i) any Prepayment/Balloon Payment Interest Excess (to the extent not otherwise allocable to offset Prepayment/Balloon Payment Interest Shortfalls in accordance with Section 3.25), (ii) to the extent permitted by applicable law and the related Notes and Mortgages, any late payment charges or late fees or Default Interest (to the extent not used to offset Advance Interest Amounts as provided herein), NSF check charges (including with respect to Specially Serviced Mortgage Loans), demand fees, Loan Service Transaction Fees, beneficiary statement charges, or similar items (but not including any Default Interest or Prepayment Premiums), in each case to the extent received with respect to any Mortgage Loan that is not a Specially Serviced Mortgage Loan and (iii) 66-2/3% of any extension fees, modification fees, consent fees and assumption fees collected on any Mortgage Loan that is not a Specially Serviced Mortgage Loan. The Master Servicer shall also be entitled pursuant to, and to the extent provided in, Section 3.7(b) to withdraw from the Collection Account and the Grantor Trust Collection Account and to receive from the Reserve Accounts (to the extent not required to be paid to the related Borrower pursuant to the related Mortgage Loan Documents or applicable law) any interest or other income earned on deposits therein.

                  Notwithstanding anything herein to the contrary, Midland may at its option assign or pledge to any third party or retain for itself the Transferable Servicing Interest; provided, however, that in the event of any resignation or termination of the Master Servicer, all

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


or any portion of the Transferable Servicing Interest may be reduced by the Trustee to the extent reasonably necessary (in the sole discretion of the Trustee) for the Trustee to obtain a qualified successor Master Servicer (which successor may include the Trustee) that meets the requirements of Section 6.4(b) and who requires market rate servicing compensation that accrues at a per annum rate in excess of the Minimum Master Servicer Fee Rate. The Master Servicer shall pay the Transferable Servicing Interest to the holder of the Transferable Servicing Interest (i.e., Midland or any such third party) at such time and to the extent the Master Servicer is entitled to receive payment of its Master Servicer Fees hereunder, notwithstanding any resignation or termination of Midland hereunder (subject to reduction pursuant to the preceding sentence).

                  Except as otherwise provided herein, the Master Servicer shall pay all expenses incurred by it in connection with its servicing activities hereunder. The Master Servicer shall promptly pay, when due, out of its own funds, all surveillance fees of Moody's relating to the rating of the Certificates (the surveillance fees of Fitch having been paid in advance prior to the Startup Day).

     (b) As compensation for its activities hereunder, the Special Servicer shall be entitled to the Standby Special Servicer Fee with respect to each Mortgage Loan and the Special Servicer Fee with respect to each Specially Serviced Mortgage Loan, which shall be payable from amounts on deposit in the Collection Account as set forth in Section 3.6(a)(iv). The Special Servicer's rights to the Standby Special Servicer Fee and the Special Servicer Fee may not be transferred in whole or in part except in connection with the transfer of all of the Special Servicer's responsibilities and obligations under this Agreement. The Special Servicer shall also be entitled pursuant to, and to the extent provided in, Section 3.7(b) to withdraw from any REO Account any interest or other income earned on deposits therein.

                  In addition, the Special Servicer shall be entitled to receive, as additional Servicing Compensation, to the extent permitted by applicable law and the related Notes and Mortgages, any late payment charges or late fees or Default Interest (to the extent not used to offset Advance Interest Amounts as provided herein), demand fees, assumption fees, loan modification fees, extension fees, consent fees, Loan Service Transaction Fees, beneficiary statement charges, or similar items (but not including any Prepayment Premiums), in each case to the extent received with respect to any Specially Serviced Mortgage Loan. The Special Servicer shall also be entitled to receive, as additional Servicing Compensation, to the extent permitted by applicable law and the related Notes and Mortgages, 33-1/3% of any extension fees, modification fees, consent fees and assumption fees to the extent collected on Mortgage Loans that are not Specially Serviced Mortgage Loans.

                  Furthermore, the Special Servicer shall be entitled to receive, as additional Servicing Compensation, a workout fee (the "Workout Fee") equal to the product of 1.0% and the amount of Net Collections received by the Master Servicer or the Special Servicer with respect to each Corrected Mortgage Loan. If any Corrected Mortgage Loan again becomes a Specially Serviced Mortgage Loan, any right to the Workout Fee with respect to such Mortgage Loan earned in connection with the initial modification, restructuring or workout thereof shall terminate, and the Special Servicer shall be entitled to a new Workout Fee for such Mortgage Loan upon resolution or workout of the subsequent event of default under such Mortgage Loan. If the Special Servicer is terminated for any reason hereunder it shall retain the right to receive any Workout Fees payable in respect of any Mortgage Loans which became Corrected Mortgage Loans during the period that it acted as Special Servicer (and the successor Special Servicer shall

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


not be entitled to any portion of such Workout Fees), in each case until the Workout Fees for any such Mortgage Loan ceases to be payable in accordance with this paragraph.

                  Except as otherwise provided herein, the Special Servicer shall pay all expenses incurred by it in connection with its servicing activities hereunder.

     (c) In addition to other Special Servicer compensation provided for in this Agreement, and not in lieu thereof, the Special Servicer shall be entitled to the Disposition Fee payable out of certain Liquidation Proceeds prior to the deposit of the related Net Liquidation Proceeds in the Collection Account and a fee of 0.25% of the unpaid balance of any Mortgage Loan or REO Mortgage Loan repurchased from the Trust Fund pursuant to Section 2.3, as provided in clause
(c) of the definition of Repurchase Price.

     (d) If the Master Servicer, the Special Servicer or the Trustee receives a request or inquiry from a Borrower, any Certificateholder or any other Person the response to which would, in the Master Servicer's, the Special Servicer's or the Trustee's good faith business judgment, require the assistance of
Independent legal counsel or other consultant to the Master Servicer, the Special Servicer or the Trustee, the cost of which would not be an expense of the Trust Fund hereunder, then the Master Servicer, the Special Servicer or the Trustee, as the case may be, shall not be required to take any action in response to such request or inquiry unless such Borrower or such Certificateholder or such other Person, as applicable, makes arrangements for the payment of the Master Servicer's, the Special Servicer's or Trustee's expenses associated with such counsel or other consultant (including, without limitation, posting an advance payment for such expenses) satisfactory to the Master Servicer, the Special Servicer or the Trustee, as the case may be, in its sole discretion. Unless such arrangements have been made, the Master Servicer, the Special Servicer or the Trustee, as the case may be, shall have no liability to any Person for the failure to respond to such request or inquiry.

          Section 3.13.  Reports to the Trustee; Collection Account Statements.
                         -----------------------------------------------------

     (a) The Master Servicer shall deliver to the Paying Agent (in electronic, downloadable format reasonably acceptable to the Master Servicer and the Paying Agent), with a copy to the Trustee, the Fiscal Agent and each Rating Agency, (i) no later than 3:00 p.m. on the third Business Day preceding the related Distribution Date (A) the Servicer Remittance Report with respect to such Determination Date (which shall include, without limitation, the amount of the Master Servicer Remittance Amount for the related Distribution Date) and (B) a written statement of required P&I Advances for the related Determination Date together with the certificate and documentation required by the definition of Nonrecoverable Advance related to any determination that any such P&I Advance would constitute a Nonrecoverable Advance made as of such Determination Date. The Master Servicer shall not be required to prepare and deliver any of the CMSA IRP reports and files that it is required to deliver (other than the Loan Periodic Update File) before the third Distribution Date after the Startup Day.

     (b) For so long as the Master Servicer makes deposits into and withdrawals from the Collection Account, not later than fifteen days after each Distribution Date, the Master Servicer shall forward to the Trustee a statement prepared by the Master Servicer setting forth the status of the Collection Account as of the close of business on the last Business Day of the related Collection Period showing the aggregate amount of deposits into and withdrawals from the Collection Account for each category of deposit specified in Section 3.5 and each category of withdrawal specified in Section 3.6 for such Collection Period.

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


     (c) The Trustee shall be entitled to rely conclusively on and shall not be responsible for the content or accuracy of any information provided to it by the Master Servicer or the Special Servicer pursuant to this Agreement.

          Section 3.14.  Annual Statement as to Compliance.
                         ---------------------------------

      The Master Servicer and the Special Servicer shall deliver to the Trustee, the Rating Agencies, the Depositor and, upon request, the Operating Adviser on or before March 15 of each year, beginning with March 15, 2001, an Officer's Certificate stating, as to each signatory thereof, (i) that a review of the activities of the Master Servicer or the Special Servicer, as applicable, during the preceding calendar year (or such shorter period from the Closing Date to the end of the related calendar year) and of its performance under this Agreement has been made under such officer's supervision, (ii) that, to the best of such officer's knowledge, based on such review, it has fulfilled in all material respects all of its obligations under this Agreement throughout such year (or such shorter period), or, if there has been a default in the fulfillment of any such obligation, specifying each such default known to such officer, the nature and status thereof and what action it proposes to take with respect thereto,
(iii) that, to the best of such officer's knowledge, each Sub-Servicer has fulfilled its obligations under its Sub-Servicing Agreement in all material respects, or, if there has been a material default in the fulfillment of such obligations, specifying each such default known to such officer and the nature and status thereof, and (iv) whether it has received any notice regarding qualification, or challenging the status, of REMIC I, REMIC II or REMIC III as a REMIC from the IRS or any other governmental agency or body; provided, that each of the Master Servicer and the Special Servicer shall not be required to cause the delivery of such Officer's Certificate until April 15 in any given year so long as it has received written confirmation from the Depositor that a Report on Form 10-K is not required to be filed in respect of the Trust Fund for the preceding calendar year.

          Section 3.15.  Annual Independent Public Accountants' Servicing
                         ------------------------------------------------
Report.
-------

      On or before noon (Eastern time) on March 31 of each calendar year (or March 30 if a leap year), beginning with 2001, the Master Servicer and the Special Servicer at their expense shall cause a nationally recognized firm of Independent public accountants (who may also render other services to the Master Servicer or the Special Servicer, as applicable) to furnish to the Trustee, the Depositor (in electronic format), each Rating Agency and, upon request, the Operating Adviser a statement to the effect that such firm has examined certain documents and records relating to the servicing of the Mortgage Loans under this Agreement or the servicing of mortgage loans similar to the Mortgage Loans under substantially similar agreements for the preceding calendar year and that the assertion of management of the Master Servicer or Special Servicer, as applicable, that it maintained an effective internal control system over the servicing of such mortgage loans is fairly stated in all material respects, based upon established criteria, which statement meets the standards applicable to accountant's reports intended for general distribution; provided that each of the Master Servicer and the Special Servicer shall not be required to cause the delivery of such statement until April 15 in any given year so long as it has received written confirmation from the Depositor that a Report on Form 10-K is not required to be filed in respect of the Trust Fund for the preceding calendar year.

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



          Section 3.16.  Access to Certain Documentation.
                         -------------------------------

     (a) The Master Servicer and the Special Servicer shall provide to any Certificateholders that are federally insured financial institutions, the Federal Reserve Board, the FDIC and the OTS and the supervisory agents and examiners of such boards and such corporations, and any other governmental or regulatory body to the jurisdiction of which any Certificateholder is subject, access to the documentation regarding the Mortgage Loans required by applicable regulations of the Federal Reserve Board, FDIC, OTS or any such governmental or regulatory body, such access being afforded only upon reasonable request and during normal business hours at the offices of the Master Servicer or the Special Servicer, as applicable.

     (b) Nothing in this Section 3.16 shall detract from the obligation of the Master Servicer or the Special Servicer to observe any applicable law or any provisions of the Mortgage Loan Documents prohibiting disclosure of information with respect to the Borrowers or the Mortgage Loans, and the failure of the Master Servicer or the Special Servicer, as applicable, to provide access as provided in this Section 3.16 as a result of such obligation shall not constitute a breach of this Section 3.16.

          Section 3.17.  Title and Management of REO Properties.
                         --------------------------------------

     (a) In the event that title to any Mortgaged Property is acquired for the benefit of Certificateholders in foreclosure or by deed in lieu of foreclosure, the deed or certificate of sale shall be taken in the name of the Trustee, or its nominee (which shall not include the Master Servicer or the Special Servicer), or a separate trustee or co-trustee, on behalf of the Trust Fund. The Special Servicer shall maintain accurate records with respect to each related REO Property reflecting the status of taxes, assessments and other similar items that are or may become a lien on such REO Property and the status of insurance premiums payable with respect thereto. The Special Servicer, on behalf of the Trust Fund, shall dispose of any REO Property within three taxable years after the close of the taxable year in which the Trust Fund acquires ownership of such REO Property (the "REO Grace Period") for purposes of Section 860G(a)(8) of the Code, unless (i) the Special Servicer, on behalf of REMIC I, has timely applied for and received an extension of such REO Grace Period pursuant to Sections 856(e)(3) and 860G(a)(8)(A) of the Code, in which case the Special Servicer shall sell such REO Property by the end of the applicable extension period or
(ii) the Special Servicer seeks and subsequently receives an Opinion of Counsel (the cost of such opinion shall be advanced as a Servicing Advance, unless it would be a Nonrecoverable Advance), addressed to the Special Servicer and the Trustee, to the effect that the holding by the Trust Fund of such REO Property for an additional specified period will not cause such REO Property to fail to qualify as "foreclosure property" within the meaning of Section 860G(a)(8) of the Code (determined without regard to the exception applicable for purposes of Section 860D(a) of the Code) at any time that any Certificate is outstanding, in which case the Special Servicer shall sell such REO Property by the end of such additional period, subject to any conditions set forth in such Opinion of Counsel. The Special Servicer, on behalf of the Trust Fund, shall dispose of any REO Property held by the Trust Fund prior to the last day of the period (taking into account extensions) within which such REO Property is required to be disposed of pursuant to the provisions of the immediately preceding sentence in a manner provided under Section 3.18. The Special Servicer shall manage, conserve, protect and operate each REO Property for the Certificateholders solely for the purpose of its disposition and sale in a manner which does not cause such REO Property to fail to qualify as "foreclosure property" within the meaning of Section 860G(a)(8) of the Code (determined without regard to

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the exception applicable for purposes of Section 860D(a)) of the Code or, except as contemplated by Section 3.17(d), result in the receipt by REMIC I of any "income from non-permitted assets" within the meaning of Section 860F(a)(2)(B) of the Code, in an Adverse REMIC Event in respect of any of the REMICs or in an Adverse Grantor Trust Event.

     (b) The Special Servicer shall have full power and authority, subject only to the specific requirements and prohibitions of this Agreement, to do any and all things in connection with any REO Property as are consistent with Servicing Standard, all on such terms and for such period as the Special Servicer deems to be in the best interests of Certificateholders, and, in connection therewith, the Special Servicer shall agree to the payment of management fees that are consistent with general market standards. The Special Servicer shall segregate and hold all revenues received by it with respect to any REO Property separate and apart from its own funds and general assets and shall establish and maintain with respect to any REO Property a segregated custodial account (each, an "REO Account"), each of which shall be an Eligible Account and shall be entitled "LaSalle Bank National Association, as Trustee, in trust for Holders of PNC Mortgage Acceptance Corp., Commercial Mortgage Pass-Through Certificates, Series 2000-C1, REO Account." The Special Servicer shall be entitled to any interest or investment income earned on funds deposited in an REO Account to the extent provided in Section 3.7(b). The Special Servicer shall deposit or cause to be deposited in the related REO Account within two Business Days after receipt all REO Proceeds received by it with respect to any REO Property, and shall withdraw therefrom funds necessary for the proper operation, management and maintenance of such REO Property, including:

                (i) all insurance premiums and ground rents, if any, due and payable in respect of such REO Property;

                (ii) all real estate taxes and assessments in respect of such REO Property and such other Mortgaged Properties that may result in the imposition of a lien thereon; and

                (iii) all costs and expenses necessary to protect, maintain, manage, operate, repair and restore such REO Property.

      To the extent that such REO Proceeds are insufficient for the purposes set forth in clauses (i) through (iii) above, the Master Servicer shall make an Advance equal to the amount of such shortfall unless the Master Servicer determines, in its good faith judgment, that such Advance would be a Nonrecoverable Advance. The Master Servicer shall be entitled to reimbursement of such Advances (with interest at the Advance Rate) made pursuant to the preceding sentence, to the extent permitted pursuant to Section 3.6. The Special Servicer shall remit to the Master Servicer from each REO Account for deposit in the Collection Account on a monthly basis prior to the related Remittance Date the Net REO Proceeds received or collected from the related REO Property, except that in determining the amount of such Net REO Proceeds, the Special Servicer may retain in such REO Account reasonable reserves for repairs, replacements and necessary capital improvements and other related expenses.

      Notwithstanding the foregoing, the Special Servicer shall not (unless permitted pursuant to subsection (d) below):

                (i) permit the Trust Fund to enter into, renew or extend any New Lease if the New Lease, by its terms, will give rise to any income that does not constitute Rents from Real Property;

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                (ii) permit any  amount to be received or accrued  under any New
Lease other than amounts that will constitute Rents from Real Property;

                (iii) authorize, perform or permit any construction on any REO Property, other than the repair or maintenance thereof or the completion of a building or other improvement thereon, and then only if more than 10% of the construction of such building or other improvement was completed before default on the related Mortgage Loan became imminent, all within the meaning of Section 856(e)(4)(B) of the Code; or

                (iv) Directly Operate or allow any Person (other than an Independent Contractor) to Directly Operate any REO Property on, any date more than 90 days after its date of acquisition by the Trust Fund;

unless, in any such case, the Special Servicer has requested and received an Opinion of Counsel addressed to the Special Servicer and the Trustee (the cost of such opinion shall be advanced as a Servicing Advance unless such Advance would be a Nonrecoverable Advance) to the effect that such action will not cause such REO Property to fail to qualify as "foreclosure property" within the meaning of Section 860G(a)(8) of the Code (determined without regard to the exception applicable for purposes of Section 860D(a) of the Code) at any time that it is held by the Trust Fund, in which case the Special Servicer may take such actions as are specified in such Opinion of Counsel.

      The Special Servicer shall be required to contract with an Independent Contractor for the operation and management of any REO Property within 90 days of the Trust Fund's acquisition thereof (unless the Special Servicer shall have provided the Trustee with an Opinion of Counsel that the operation and management of such REO Property other than through an Independent Contractor shall not cause such REO Property to fail to qualify as "foreclosure property" within the meaning of Code Section 860G(a)(8)) (the cost of such opinion shall be advanced as a Servicing Advance unless such Advance would be a Nonrecoverable Advance), provided that:

                (i) the terms and conditions of any such contract shall not be inconsistent herewith and shall reflect an arm's length agreement;

                (ii) the fees of such Independent Contractor (which shall be an expense of the Trust Fund) shall be reasonable and customary in light of the nature and locality of the REO Property, the services rendered and other relevant factors;

                (iii) any such contract shall require, or shall be administered to require, that the Independent Contractor (A) pay all costs and expenses incurred in connection with the operation and management of such REO Property, and (B) remit all related revenues collected (net of its fees and such costs and expenses) to the Special Servicer upon receipt;

                (iv) none of the provisions of this Section 3.17(b) relating to any such contract or to actions taken through any such Independent Contractor shall be deemed to relieve the Special Servicer of any of its duties and obligations to the Trust Fund or the Trustee on behalf of the Certificateholders with respect to the operation and management of any such REO Property; and

                (v) the Special Servicer shall be obligated with respect thereto to the same extent as if it alone were performing all duties and obligations in connection with the operation and management of such REO Property.

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


      The Special Servicer shall be entitled to enter into any agreement with any Independent Contractor performing services for it related to its duties and obligations hereunder for indemnification of the Special Servicer by such Independent Contractor, and nothing in this Agreement shall be deemed to limit or modify such indemnification.

     (c) When and as necessary, the Special Servicer shall send to the Trustee a statement prepared by the Special Servicer setting forth the amount of net income or net loss, as determined for federal income tax purposes, resulting from the operation and management of a trade or business on, the furnishing or rendering of a non-customary service to the tenants of, or the receipt of any other amount not constituting Rents from Real Property in respect of, any REO Property in accordance with Section 3.17(b).

     (d) Promptly following any acquisition by the Trust Fund of an REO Property, the Special Servicer shall obtain (i) an update of any appraisal performed pursuant to Section 3.23 which is more than 12 months old, or (ii) to the extent that an appraisal has not been obtained pursuant to such Section, an appraisal of such REO Property by an Independent appraiser familiar with the area in which such REO Property is located in order to determine the fair market value of such REO Property and shall notify the Depositor and the Trustee of the results of such appraisal. Any such appraisal shall be conducted in accordance with MAI standards by an appraiser with at least 5 years experience in the relevant property type and in the jurisdiction in which the Mortgaged Property is located and the cost thereof shall be reimbursable as a Servicing Advance.

          Section 3.18.  Sale of Specially Serviced Mortgage Loans and
                         ---------------------------------------------
REO Properties.
---------------


     (a) With respect to any Specially Serviced Mortgage Loan or REO Property which the Special Servicer has determined to sell in accordance with Section
3.10 or otherwise, the Special Servicer shall deliver to the Trustee and the Operating Adviser an Officer's Certificate to the effect that the Special Servicer has determined to sell such Specially Serviced Mortgage Loan or REO Property in accordance with this Section 3.18. The Special Servicer will give the Trustee and the Operating Adviser not less than 10 Business Days' prior written notice of its intention to sell any Specially Serviced Mortgage Loan or REO Property. The Operating Adviser may, at its option, within 10 Business Days after receipt of such notice, purchase (or designate an Affiliate to purchase) any such Specially Serviced Mortgage Loan or REO Property out of the Trust Fund at a cash price equal to the applicable Repurchase Price. The Repurchase Price for any Specially Serviced Mortgage Loan or REO Property purchased under this
Section 3.18(a) shall be deposited into the Collection Account, and the Trustee, upon receipt of an Officer's Certificate from the Master Servicer to the effect that such deposit has been made, shall release or cause to be released to the Operating Adviser (or the designated Affiliate thereof) the related Mortgage File, and shall execute and deliver such instruments of transfer or assignment, in each case without recourse, representation or warranty as shall be provided to it and are reasonably necessary to vest in the ownership of such Mortgage Loan or REO Property. In connection with any such purchase, the Special Servicer shall deliver the related servicing file to the Certificateholder effecting such purchase.

     (b) If the Operating Adviser (or a designated Affiliate thereof) has not purchased any Specially Serviced Mortgage Loan or REO Property described in the first sentence of Section 3.18(a) within 10 Business Days of its having received notice in respect thereof pursuant to Section 3.18(a) above or has specifically waived in writing its right to

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


purchase such Specially Serviced Mortgage Loan or REO Property, then either the Special Servicer or the Master Servicer, in that order, may, at its option, within 10 Business Days after the earlier of the expiration of such 10 Business Day period or receipt of the Operating Adviser's written waiver of such right, purchase (or designate an Affiliate thereof to purchase) such Mortgage Loan or REO Property out of the Trust Fund at a cash price equal to the Repurchase Price. The Repurchase Price for any such Mortgage Loan or REO Property purchased under this Section 3.18(b) shall be deposited into the Collection Account, and the Trustee, upon receipt of an Officer's Certificate from the Master Servicer to the effect that such deposit has been made, shall release or cause to be released to the Master Servicer or the Special Servicer (or the designated Affiliate thereof), as applicable, the related Mortgage File, and shall execute and deliver such instruments of transfer or assignments, in each case without recourse, representation or warranty as shall be provided to it and are reasonably necessary to vest in the Master Servicer or the Special Servicer (or the designated Affiliate thereof), as applicable, the ownership of such Mortgage Loan or REO Property. In connection with any such purchase by the Master Servicer, the Special Servicer shall deliver the related servicing file to the Master Servicer.

     (c) The Special Servicer may offer to sell to any Person (including the Depositor, the Master Servicer, the Special Servicer and the Operating Adviser) any Specially Serviced Mortgage Loan or REO Property not otherwise purchased pursuant to Section 3.18(a) or 3.18(b) if and when the Special Servicer determines, consistent with the Servicing Standard, that such a sale would be in the best economic interests of the Certificateholders (as a collective whole). The Special Servicer shall notify the Operating Adviser at least 10 Business Days before offering to sell any Specially Serviced Mortgage Loan or REO Property pursuant to this Section 3.18(c). Such offer shall be made in a commercially reasonable manner (which, for purposes hereof, includes an offer to sell without representation or warranty other than customary warranties of title and condition, if liability for breach thereof is limited to recourse against the Trust Fund), but shall, in any event, so offer to sell such Specially Serviced Mortgage Loan or REO Property no later than the time determined by the Special Servicer to be sufficient to result in the sale of such Specially Serviced Mortgage Loan or REO Property within the period specified in Section 3.17(a). The Special Servicer shall give the Trustee not less than ten Business Days prior written notice of its intention to sell such Specially Serviced Mortgage Loan or REO Property, in which case the Special Servicer shall accept any offer received from any Person that is determined by the Special Servicer to be a fair cash price, as determined in accordance with Section 3.18(b), for such Specially Serviced Mortgage Loan or REO Property if the offeror is a Person other than the Special Servicer or an Affiliate thereof, or is determined to be such a price by the Trustee if the offeror is the Special Servicer or an Affiliate thereof; provided, however, that any offer by an Interested Person in the amount of the Repurchase Price shall be deemed to be a fair cash price. Notwithstanding anything to the contrary herein, neither the Trustee in its individual capacity nor any of its Affiliates, may make an offer to purchase or purchase any Specially Serviced Mortgage Loan or any REO Property pursuant hereto.

      In addition, in the event that the Special Servicer receives more than one fair offer with respect to any Specially Serviced Mortgage Loan or REO Property, the Special Servicer may accept an offer that is not the highest fair cash offer if it determines, in accordance with the Servicing Standard, that acceptance of such offer would be in the best interests of the Certificateholders (for example, if the prospective buyer making the lower cash offer is more likely to perform its obligations, or the terms offered by the prospective buyer making the lower cash offer are more favorable). In the event that the Special Servicer determines with respect to any REO Property that the offers being made with respect thereto are not in the best interests of

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


the  Certificateholders  and that the end of the REO Grace Period referred to in
Section 3.17(a) with respect to such REO Property is approaching, the Special Servicer shall seek an extension of such REO Grace Period in the manner described in Section 3.17(a); provided, however, that the Special Servicer shall use its best efforts in accordance with the Servicing Standard, to sell any REO Property no later than the day prior to the Determination Date immediately prior to the Rated Final Distribution Date.

     (d) In determining whether any offer received represents a fair price for any Specially Serviced Mortgage Loan or any REO Property, the Special Servicer or the Trustee shall be entitled to engage and may conclusively rely on the opinion of an Independent appraiser or other expert in real estate matters retained by the Special Servicer or the Trustee, the cost of which shall be advanced as a Servicing Advance, unless such Servicing Advance would be a Nonrecoverable Advance. In determining whether any offer constitutes a fair price for any Specially Serviced Mortgage Loan or any REO Property, the Special Servicer or the Trustee (or, if applicable, such appraiser) shall take into account, and any appraiser or other expert in real estate matters shall be instructed to take into account, the appraisal obtained pursuant to Section 3.23 and, as applicable, among other factors, the period and amount of any delinquency on such Specially Serviced Mortgage Loan, the physical (including environmental) condition of the related Mortgaged Property or such REO Property, the state of the local economy and the Trust Fund's obligation to dispose of any REO Property within the time period specified in Section 3.17(a).

     (e) Subject to the provisions of Section 3.17, the Special Servicer shall act on behalf of the Trust Fund in negotiating and taking any other action necessary or appropriate in connection with the sale of any Specially Serviced Mortgage Loan or REO Property, including the collection of all amounts payable in connection therewith. Any sale of a Specially Serviced Mortgage Loan or any REO Property shall be without recourse to, or representation or warranty by, the Trustee, the Depositor, the Master Servicer, the Special Servicer or the Trust Fund (except that any contract of sale and assignment and conveyance documents may contain customary warranties of title and condition, so long as the only recourse for breach thereof is to the Trust Fund), and, if such sale is consummated in accordance with the duties of the Special Servicer, the Master Servicer, the Depositor and the Trustee pursuant to the terms of this Agreement, no such Person who so performed shall have any liability to the Trust Fund or any Certificateholder with respect to the purchase price therefor accepted by the Special Servicer or the Trustee.

     (f) Net Liquidation Proceeds related to any such sale shall be promptly, and in any event within one Business Day following receipt thereof, deposited in the Collection Account in accordance with Section 3.5(a)(iv).

          Section 3.19.  Inspections.
                         -----------

      Commencing in 2001, the Master Servicer (or, with respect to Specially Serviced Mortgage Loans and REO Properties, the Special Servicer) shall inspect or cause to be inspected each Mortgaged Property at least once every two years; provided, however if the related Mortgage Loan (i) has a then current principal balance of at least $2,000,000, (ii) has a then current principal balance of at least 2% of the then outstanding principal balance of all Mortgage Loans in the Trust Fund or (iii) is a Specially Serviced Mortgage Loan, then in each such case the related Mortgaged Property will be inspected at least once every year. Promptly after a Mortgage Loan becomes a Specially Serviced Mortgage Loan (and in any event within 60 days

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


thereafter), the Special Servicer shall inspect the related Mortgaged Property. The annual inspections will be done at the expense of the servicer performing the inspection. The inspection done at the time a Mortgage Loan becomes a Specially Serviced Mortgage Loan will be an expense of the Trust Fund. The Master Servicer and the Special Servicer shall each prepare or cause to be prepared as soon as reasonably possible a written report of each such inspection and shall deliver a copy of such report (which may be in electronic format) to the Trustee, each Rating Agency and the Operating Adviser within 15 days after the preparation thereof; provided, however, that the Master Servicer is only required to deliver such reports to the Operating Adviser upon request.

          Section 3.20.  Available Information and Notices.
                         ---------------------------------

      The Master Servicer shall promptly furnish to each Rating Agency and, upon request, the Operating Adviser (in written or electronic format) quarterly and annual reports of each Borrower with respect to the net operating income and occupancy rates required to be delivered by the related Borrower and actually received by the Master Servicer with respect to non-Specially Serviced Mortgage Loans, to the extent that delivery of such items is consistent with applicable law and the related Mortgage Loan Documents. Upon request, the Master Servicer shall promptly furnish to each Rating Agency and the Operating Adviser (in written or electronic format) all rent rolls and sales reports with respect to non-Specially Serviced Mortgage Loans, to the extent they are delivered by the related Borrower to the Master Servicer and to the extent that delivery of such items is consistent with applicable law and the related Mortgage Loan Documents. The Master Servicer shall promptly notify each Rating Agency and the Operating Adviser of any material uninsured damage to a Mortgaged Property that relates to a non-Specially Serviced Mortgage Loan.

      The Special Servicer shall promptly furnish to each Rating Agency and the Operating Adviser (in written or electronic format) quarterly and annual reports of each Borrower with respect to the net operating income and occupancy rates required to be delivered by the related Borrower and actually received by the Special Servicer with respect to Specially Serviced Mortgage Loans, to the extent that delivery of such items is consistent with applicable law and the related Mortgage Loan Documents. Upon request, the Special Servicer shall promptly furnish to each Rating Agency and the Operating Adviser (in written or electronic format) all rent rolls and sales reports with respect to Specially Serviced Mortgage Loans, to the extent they are delivered by the related Borrower to the Special Servicer and to the extent that delivery of such items is consistent with applicable law and the related Mortgage Loan Documents. The Special Servicer shall promptly notify each Rating Agency and the Operating Adviser of any material uninsured damage to a Mortgaged Property that relates to a Specially Serviced Mortgage Loan.

      The Master Servicer and the Special Servicer shall promptly furnish to each Rating Agency and the Operating Adviser any Officers' Certificates delivered by the Master Servicer or the Special Servicer, as applicable, to the Trustee; provided, however, that the Master Servicer shall furnish its Officers' Certificates to the Operating Adviser only upon request.

      None of the Trustee, the Fiscal Agent, the Master Servicer and the Special Servicer shall be responsible for the accuracy or completeness of any information supplied to it by a Borrower or a third party for inclusion in any such notice or in any other report or information furnished or

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


provided by the Master Servicer, the Special Servicer or the Trustee hereunder, and the Master Servicer, the Special Servicer, the Fiscal Agent and the Trustee shall be indemnified and held harmless by the Trust Fund against any loss, liability or expense incurred in connection with any legal action relating to any statement or omission or alleged statement or omission therein, including any liability related to the inclusion of such information in any report filed with the Commission. Such indemnification shall survive the resignation or termination of the foregoing parties and the termination of this Agreement.

      In addition to the other reports and information made available and distributed to the Depositor, the Placement Agents, the Trustee, the Rating Agencies, the Operating Adviser or the Certificateholders pursuant to other provisions of this Agreement, the Master Servicer and the Special Servicer shall, in accordance with such reasonable rules and procedures as it may adopt (which may include the requirement that an agreement governing the availability, use and disclosure of such information, and which may provide indemnification (at the expense of the requesting party) to the Master Servicer or the Special Servicer as applicable, for any liability or damage that may arise therefrom, be executed to the extent the Master Servicer or the Special Servicer, as applicable, deems such action to be necessary or appropriate), also make available any information relating to the Mortgage Loans, the Mortgaged Properties or the Borrowers for review by the Depositor, the Rating Agencies, the Placement Agents, the Trustee and the Operating Adviser. The Master Servicer and the Special Servicer, as the case may be, will also make such information available to any Person that the Trustee at the request of the Master Servicer or Special Servicer certifies is a Certificateholder or Certificate Owner or potential Certificateholder or Certificate Owner. The Trustee may base the certification on any information from the Certificateholder or Certificate Owner or the potential Certificateholder or Certificate Owner that the Trustee may require in its sole discretion. The Trustee may require such Certificateholder or Certificate Owner or potential Certificateholder or Certificate Owner to pay any expenses incurred by the Trustee in making such certification.

      The Trustee shall also make available at its offices primarily responsible for administration of the Trust Fund, during normal business hours, for review by the Depositor, the Rating Agencies, the Operating Adviser, any Certificateholder, the Placement Agents, any Person identified to the Trustee by a Certificateholder or a Certificate Owner as a prospective transferee of a Certificate or a beneficial interest therein and any other Persons to whom the Trustee believes such disclosure is appropriate, the following items: (i) this Agreement, (ii) all monthly statements to Certificateholders delivered since the Closing Date pursuant to Section 4.4(a), (iii) all annual statements as to compliance delivered to the Trustee and the Depositor pursuant to Section 3.14,
(iv) all annual Independent accountants' reports delivered to the Trustee and the Depositor pursuant to Section 3.15, (v) the reports prepared by the Trustee pursuant to Section 2.2 and (vi) any reports or information relating to the Mortgage Loans, the Mortgaged Properties or the Borrowers which the Trustee has received from the Master Servicer or the Special Servicer. The Trustee shall make available at its offices during normal business hours, for review by the Depositor, the Placement Agents, the Master Servicer, the Special Servicer, the Rating Agencies, the Operating Adviser, any Certificateholder or Certificate Owner, any Person identified to the Trustee by a Certificateholder or
Certificate Owner as a prospective transferee of a Certificate or a beneficial interest therein and any other Persons to whom the Trustee believes such disclosure is appropriate, the following items: (i) the inspection reports prepared by or on behalf of the Master Servicer or the Special Servicer, as applicable, in connection with the property inspections conducted by the Master Servicer or the Special

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


Servicer, as applicable, pursuant to Section 3.19, (ii) any and all modifications, waivers and amendments of the terms of a Mortgage Loan entered into by the Master Servicer or the Special Servicer and (iii) any and all Officer's Certificates and other evidence delivered to the Trustee and the Depositor to support the Master Servicer's determination that any Advance was, or if made would be, a Nonrecoverable Advance, in each case except to the extent doing so is prohibited by applicable laws or by any documents related to a Mortgage Loan. Copies of any and all of the foregoing items shall be available from the Master Servicer, the Special Servicer or the Trustee, as applicable, upon request (subject to the exception in the preceding sentence). The Master Servicer, the Special Servicer and the Trustee shall be permitted to require payment (other than from any Rating Agency) of a sum sufficient to cover the reasonable costs and expenses incurred by it in providing copies of or access to any information requested in accordance with the previous sentence.

      The Master Servicer shall, on behalf of the Trust Fund, prepare, sign and file with the Commission any and all reports, statements and information respecting the Trust Fund which the Master Servicer or the Depositor determines
(i) are required to be filed with the Commission pursuant to Sections 13(a) or 15(d) of the 1934 Act or (ii) the filing of which is otherwise desirable, each such report, statement and information to be filed on or prior to the required filing date for such report, statement or information. Notwithstanding the foregoing, the Depositor shall file with the Commission, within fifteen days of the Closing Date, a Current Report on Form 8-K together with this Agreement.

     Section 3.21.  Reserve Accounts; Letters of Credit.
                    -----------------------------------

      The Master Servicer shall administer each Reserve Account in accordance with the related Mortgage Loan Documents.

      The Master Servicer shall maintain, administer and enforce any letter of credit included in the Mortgage Files in accordance with its terms and the terms of the other related Mortgage Loan Documents. The Master Servicer shall monitor the dates on which any letter of credit included in the Mortgage Files is required to be renewed and shall notify the Special Servicer and the Operating Adviser of such dates. The Trustee shall cooperate with the Master Servicer in connection with such administration of any letter of credit.

          Section 3.22.  Servicing Advances.
                         ------------------

     (a) The Master Servicer (or, to the extent provided in Section 3.22(e), the Special Servicer, or, to the extent provided in Section 3.22(b), the Trustee or the Fiscal Agent) shall make any Servicing Advances as and to the extent otherwise required pursuant to the terms hereof. For purpose of calculating distributions to the Certificateholders, Servicing Advances shall not be considered to increase the principal balance of any Mortgage Loan, notwithstanding that the terms of such Mortgage Loan so provide.

     (b) The Master Servicer shall notify the Trustee, the Fiscal Agent and the Rating Agencies in writing promptly upon, and in any event within one Business Day after, becoming aware that it will be financially unable to make any Servicing Advance required to be made pursuant to the terms hereof, and in connection therewith, shall set forth in such notice the amount of such Servicing Advance, the Person to whom it should be paid, and the circumstances and purpose of such Servicing Advance, and shall set forth therein information and instructions for the payment of such Servicing Advance, and, on the date specified in such notice for the payment of such Servicing Advance, or, if no such date is specified or such date has already occurred, then within one Business Day following such notice, the Trustee shall pay the amount of such Servicing Advance in accordance with such information and instructions. If the Trustee fails to make any Servicing Advance required to be made under this Section 3.22, the Fiscal Agent shall make such Advance on the same day the Trustee was required to make such Servicing Advance and, thereby, the Trustee shall not be in default under this Agreement.

     (c) Notwithstanding anything herein to the contrary, none of the Master Servicer, the Special Servicer (which only makes Emergency Advances), the Trustee or the Fiscal Agent shall be obligated to make a Servicing Advance as to any Mortgage Loan or REO Property if the Master Servicer, the Special Servicer, the Trustee or the Fiscal Agent as applicable, determines that such Servicing Advance, if made, would be a Nonrecoverable Advance. The Master Servicer shall be entitled to rely, conclusively, on any determination by the Special Servicer that a Servicing Advance, if made, would be a Nonrecoverable Advance. The Trustee and the Fiscal Agent shall be entitled to rely, conclusively, on any determination by the Master Servicer or Special Servicer that a Servicing Advance, if made, would be a Nonrecoverable Advance. The Trustee and the Fiscal Agent, in determining whether or not a Servicing Advance previously made is, or a proposed Servicing Advance, if made, would be, a Nonrecoverable Advance shall make such determination in their good faith judgment.

     (d) The Master Servicer, the Special Servicer, the Trustee and/or the Fiscal Agent, as applicable, shall be entitled to, and the Master Servicer hereby covenants and agrees to promptly seek and effect, the reimbursement of Servicing Advances to the extent permitted pursuant to Section 3.6(a)(ii) of this Agreement, together with any related Advance Interest Amount in respect of such Servicing Advances (pursuant to Section 3.6(a)(iii)).

     (e) No more frequently than once per calendar month, the Special Servicer may require the Master Servicer, and the Master Servicer shall be obligated, to reimburse the Special Servicer for any Emergency Advances made by the Special Servicer, but not previously reimbursed (whether pursuant to Section 3.6(a), this Section 3.22(e) or otherwise) to the Special Servicer, and to pay the Special Servicer interest thereon at the Advance Rate from the date made to, but not including, the date of reimbursement. Such reimbursement and any accompanying payment of interest shall be made within ten days of the request therefore by wire transfer of immediately available funds to an account designated by the Special Servicer. Upon the Master Servicer's reimbursement to the Special Servicer of any Emergency Advance and payment to the Special Servicer of interest thereon, all in accordance with this Section 3.22(e), the Master Servicer shall for all purposes of this Agreement be deemed to have made such Emergency Advance at the same time as the Special Servicer originally made such Advance, and accordingly, the Master Servicer shall be entitled to reimbursement for such Advance, together with interest at the Advance Rate thereon, at the same time, in the same manner and to the same extent as the Master Servicer would otherwise have been entitled if it had actually made such Emergency Advance.

      Notwithstanding anything to the contrary contained in this Agreement, if the Special Servicer (i) is required under any other provision of this Agreement to direct the Master Servicer to make a Servicing Advance or (ii) is otherwise aware a reasonable period in advance that it is reasonably likely that the Special Servicer will incur a cost or expense that will, when incurred, constitute a Servicing Advance, the Special Servicer shall (in the case of clause (i) preceding), and shall use reasonable efforts to (in the case of clause (ii) preceding), request that the Master

Servicer make such Servicing Advance, such request to be made in writing and in a timely manner that does not materially and adversely affect the interest of any Certificateholder and at least five Business Days prior to the date on which failure to make such Servicing Advance would (with notice from the Trustee regardless of whether such notice is actually received) constitute an Event of Default pursuant to Section 7.1(xi); provided, however, that the Special Servicer shall have an obligation to make any Emergency Advance. The Master Servicer shall have the obligation to make any such Servicing Advance that it is requested by the Special Servicer to make within five Business Days of the Master Servicer's receipt of such request and such information and documents as are reasonably necessary for the Master Servicer to make such Servicing Advance. The Master Servicer shall be entitled to reimbursement for any Servicing Advance made by it at the direction of the Special Servicer, together with interest at the Advance Rate thereon, at the same time, in the same manner and to the same extent as the Master Servicer is entitled with respect to any other Servicing Advance made thereby.

      Notwithstanding the foregoing provisions of this Section 3.22(e) or any other provision of this Agreement to the contrary, the Master Servicer shall not be required to reimburse the Special Servicer for, or make at the Special Servicer's direction, any Servicing Advance if the Master Servicer determines in its reasonable, good faith judgment that the Servicing Advance which the Special Servicer is directing the Master Servicer to reimburse it for or hereunder, although not characterized by the Special Servicer as a Nonrecoverable Advance, is or would be, if made, a Nonrecoverable Advance. The Master Servicer shall notify the Special Servicer and the Trustee in writing of such determination. Such notice shall not obligate the Special Servicer to make such Servicing Advance.

          Section 3.23.  Appraisal Reductions.
                         --------------------

     (a) Within 60 days (or such longer period as the Special Servicer is (as certified thereby to the Trustee in writing) diligently and in good faith proceeding to obtain such Updated Appraisal) after the Special Servicer receives notice or is otherwise aware of an Appraisal Reduction Event, the Special Servicer shall be required to obtain an Updated Appraisal of the related Mortgaged Property or REO Property; provided that if the Special Servicer had completed or obtained an Updated Appraisal within the immediately preceding 12 months, the Special Servicer may rely on such Updated Appraisal and shall have no duty to prepare a new Updated Appraisal, unless such reliance would not be in accordance with the Servicing Standard. The cost of any such Updated Appraisal if not an internal valuation performed by the Special Servicer shall be paid by the Master Servicer as a Servicing Advance, unless such Advance would be a Nonrecoverable Advance. If no Updated Appraisal has been obtained within 12 months prior to the first Distribution Date on or after an Appraisal Reduction Event has occurred, the Special Servicer will be required to estimate the value of the related Mortgaged Property or REO Property (the "Special Servicer's Appraisal Reduction Estimate") and such estimate will be used for purposes of determining the Appraisal Reduction.

     (b) The Special Servicer, based on the Updated Appraisal or Special Servicer's Appraisal Reduction Estimate, shall calculate any Appraisal Reduction. If the Appraisal Reduction is calculated using the Special Servicer's Appraisal Reduction Estimate, then on the first Distribution Date occurring after the delivery of the Updated Appraisal, the Special Servicer will be required to adjust the Appraisal Reduction to take into account the Updated Appraisal (regardless of whether the Updated Appraisal is higher or lower than the Special Servicer's Appraisal Reduction Estimate). The Master Servicer will verify the accuracy of the mathematical computation of the Appraisal Reduction by the Special Servicer and that the amounts used therein are consistent with the Master Servicer's records.

     (c) Annual updates of such Updated Appraisal will be obtained during the continuance of an Appraisal Reduction Event. The cost of such annual updates shall be paid as a Servicing Advance, unless such Advance would be a Nonrecoverable Advance. In addition, the Operating Adviser may at any time request the Special Servicer to obtain an Updated Appraisal at the Operating Adviser's expense. Each time an Updated Appraisal is obtained, the Appraisal Reduction will be adjusted by the Special Servicer based on such Updated Appraisal. Any Updated Appraisal obtained by the Special Servicer pursuant to this section shall be delivered by the Special Servicer to the Master Servicer, the Trustee and the Operating Adviser within 15 days of receipt by the Special Servicer of such Updated Appraisal and the Trustee shall deliver such Updated Appraisal to the Holders of the Privately Placed Certificates (other than the Class V, Class R-I, Class R-II and Class R-III Certificates) within 15 days of receipt by the Trustee of such Updated Appraisal from the Special Servicer. An appraisal reduction will be eliminated (i) upon payment in full or liquidation of any Mortgage Loan for which an Appraisal Reduction has been determined or
(ii) if the Mortgage Loan is no longer a Specially Serviced Mortgage Loan.

          Section 3.24.  Transfer of Servicing Between Master Servicer and
                         -------------------------------------------------
Special Servicer; Record Keeping.
--------------------------------

     (a) Upon determining that any Mortgage Loan has become a Specially Serviced Mortgage Loan, the Master Servicer shall immediately give notice thereof, together with a copy of the related Mortgage File, to the Special Servicer (with a copy of the notice and, upon its written request and at its expense, a copy of the related Mortgage File, to the Operating Adviser) and shall use its best efforts to provide the Special Servicer with all information, documents (but excluding the original documents constituting such Mortgage File) and records (including records stored electronically on computer tapes, magnetic discs and the like) relating to such Mortgage Loan and reasonably requested by the Special Servicer to enable it to assume its duties hereunder with respect thereto without acting through a Sub-Servicer. The Master Servicer shall use its best efforts to comply with the preceding sentence within five Business Days of the date such Mortgage Loan became a Specially Serviced Mortgage Loan and in any event shall continue to act as Master Servicer and administrator of such Mortgage Loan until the Special Servicer has commenced the servicing of such Mortgage Loan, which shall occur upon the receipt by the Special Servicer of the information, documents and records referred to in the preceding sentence. No later than 10 Business Days before the Master Servicer is required to deliver a copy of the Mortgage File to the Special Servicer, it shall review the Master Servicer Mortgage File and request from the Trustee any material documents that it is aware are missing from the Master Servicer Mortgage File. With respect to each Mortgage Loan that becomes a Specially Serviced Mortgage Loan, the Master Servicer shall instruct the related Borrower to continue to remit all payments in respect of such Mortgage Loan to the Master Servicer.

      Upon determining that a Mortgage Loan is no longer a Specially Serviced Mortgage Loan, the Special Servicer shall immediately give notice thereof to the Master Servicer and upon giving such notice, the Special Servicer's obligation to service such Mortgage Loan shall terminate and the obligations of the Master Servicer to service and administer such Mortgage Loan as a Mortgage Loan that is not a Specially Serviced Mortgage Loan shall resume.

     (b) In servicing any Specially Serviced Mortgage Loan, the Special Servicer shall provide to the Trustee originals of documents included within the definition of "Mortgage

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


File" for inclusion in the related Mortgage File (to the extent such documents are in the possession of the Special Servicer) and copies of any additional related Mortgage Loan information, including correspondence with the related Borrower, and the Special Servicer shall provide copies of the foregoing to the Master Servicer, including, without limitation, electronic data and/or files in CMSA IRP format.

     (c) Not later than the Business Day preceding each date on which the Master Servicer is required to furnish a report under Section 3.13 to the Trustee, the Special Servicer shall deliver to the Master Servicer a written statement describing, on a Mortgage Loan-by-Mortgage Loan basis, the amount of all payments on account of interest received on each Specially Serviced Mortgage Loan; the amount of all payments on account of principal, including Principal Prepayments and Balloon Payments, on each Specially Serviced Mortgage Loan; the amount of Insurance Proceeds and Liquidation Proceeds received with respect to each Specially Serviced Mortgage Loan; and the amount of net income or net loss, as determined for management of a trade or business on, or the furnishing or rendering of a non-customary service to the tenants of, each REO Property that previously secured a Specially Serviced Mortgage Loan, in each case in accordance with Section 3.17.

     (d) Notwithstanding the provisions of the preceding subsection (c), the Master Servicer shall maintain ongoing payment records with respect to each of the Specially Serviced Mortgage Loans and shall provide the Special Servicer with any information reasonably required by the Special Servicer to perform its duties under this Agreement. The Special Servicer shall provide the Master
Servicer with any information reasonably required by the Master Servicer to perform its duties under this Agreement.

     (e) No later than 30 days after a transfer of servicing described in the first paragraph of Section 3.24(a) for a Mortgage Loan, the Special Servicer shall orally advise Moody's with respect to the Special Servicer's recommendations on how such Specially Serviced Mortgage Loan might be returned to performing status and returned to the Master Servicer for regular servicing or otherwise realized upon.

     (f) In the event that the Special Servicer is required under the terms of this Agreement to service, or perform any of its duties hereunder with respect to, a Mortgage Loan that is not a Specially Serviced Mortgage Loan, the Master Servicer shall provide the Special Servicer with a copy of any document contained in the Master Servicer Mortgage File that is necessary for the Special Servicer to perform any of its duties hereunder. Upon request, the Master Servicer shall provide the Special Servicer, at the Special Servicer's expense, with a copy of any document contained in the Master Servicer Mortgage File that is not currently necessary for the Special Servicer to perform its duties hereunder.

          Section 3.25.  Adjustment  of  Servicing   Compensation   in  Respect
                         ------------------------------------------------------
of Prepayment Interest Shortfalls.
----------------------------------

      The Master Servicer shall deliver to the Trustee for deposit in the Distribution Account on each Remittance Date, without any right of reimbursement therefor, an amount equal to the lesser of (i) the excess, if any, of all Prepayment/Balloon Payment Interest Shortfalls over all Prepayment/Balloon Payment Interest Excesses, in each case resulting from Principal Prepayments and Balloon Payments received in respect of the Mortgage Pool during the most recently ended Collection Period, and (ii) an amount equal to the aggregate Stated Principal Balance of the Mortgage Loans for which the Master Servicer has received its Master Servicer Fee for such Distribution Date multiplied by the Minimum Master Servicer Fee Rate.

          Section 3.26.  Operating Adviser; Elections.
                         ----------------------------

     (a) So long as G2 Opportunity Fund LP and its affiliates are the Certificate Owner of Certificates representing at least 50% of the aggregate Certificate Balance of the Controlling Class, they shall be entitled to (i) appoint an operating adviser (the "Operating Adviser") with the powers set forth in Section 3.27, (ii) remove the then current Operating Adviser and (iii) appoint successor Operating Advisers.

     (b) If G2 Opportunity Fund LP and its affiliates no longer are the Certificate Owner of Certificates representing at least 50% of the aggregate Certificate Balance of the Controlling Class, then the Holders of Certificates representing more than 50% of the aggregate Certificate Balance of the Controlling Class shall be entitled to (i) elect the Operating Adviser, (ii) remove the then current Operating Adviser and (iii) appoint successor Operating Advisers, all in accordance with the following procedures. If the Holders of Certificates representing more than 50% of the aggregate Certificate Balance of the Controlling Class cannot agree on the election of the Operating Adviser, then GMAC Commercial Mortgage Corporation shall be appointed the Operating Adviser.

                (i) At the request of the Holders of Certificates representing at least 50% of the aggregate Certificate Balance of the Controlling Class, the Trustee shall call a meeting of the Holders of the Controlling Class for purpose of electing an Operating Adviser. Notice of the meeting shall be mailed or delivered by the Trustee to each Holder of Certificates of the Controlling Class not less than 10 nor more than 60 days prior to the meeting. The notice shall state the place and the time of the meeting, which may be held by telephone. Holders of Certificates representing a majority of the aggregate Certificate Balance of the Controlling Class, present in person or represented by proxy, shall constitute a quorum for the nomination of an Operating Adviser. At the meeting, each Holder shall be entitled to nominate one Person to act as Operating Adviser. The Trustee shall cause the election of the Operating Adviser to be held as soon thereafter as is reasonably practicable.

                (ii) Each Holder of Certificates of the Controlling  Class shall be entitled to vote in each election of the Operating Adviser. The voting in each election of the Operating Adviser shall be in writing mailed, telecopied, delivered or sent by courier and actually received by the Trustee on or prior to the date of such election. Immediately upon receipt by the Trustee of votes (which have not been rescinded) from the Holders of Certificates representing more than 50% of the aggregate Certificate Balance of the Controlling Class which are cast for a single Person, such Person shall be, upon such Person's acceptance, the Operating Adviser. The Trustee shall act as judge of each election and, absent manifest error, the determination of the results of any election by the Trustee shall be conclusive. Notwithstanding any other provisions of this Section 3.26, the Trustee may make such reasonable regulations as it may deem advisable for any election.

                (iii) The Operating Adviser may be removed at any time by the written vote, copies of which must be delivered to the Trustee, of the Holders of the Certificates representing more than 50% of the aggregate Certificate Balance of the Controlling Class.

                (iv) For purposes of electing or removing an Operating Adviser, Certificates of the Controlling Class held by the Depositor, the Master Servicer or the Special Servicer or by any Affiliate of any of them shall be taken into account with the same force and effect as if any other Person held such Certificates.

     (c) If at any time the Trustee determines that the Controlling Class has changed, the Trustee will notify the Certificateholders, the Master Servicer and the Special Servicer of the new Controlling Class.

          Section 3.27.  Appointment  of  Special  Servicer;  Duties  of
                         -----------------------------------------------
Operating Adviser.
-----------------

     (a) GMAC Commercial Mortgage Corporation is hereby appointed as the initial Special Servicer hereunder.

     (b) The Operating Adviser shall be entitled to advise the Special Servicer with respect to the following actions of the Special Servicer, and subject to
Section 3.27(c), the Operating Adviser may object to any of the following actions in writing within 10 Business Days of having been notified thereof and having been provided with all reasonably requested information with respect thereto (provided that if such written objection has not been received by the Special Servicer within such 10 Business Day period, then the Operating Adviser's approval shall be deemed to have been given):

                (i) any foreclosure upon or comparable conversion (which may include acquisitions of an REO Property) of the ownership of properties securing such of the Specially Serviced Mortgage Loans as come into and continue in default;

                (ii) any amendment, waiver or modification of a Money Term or any other material non-monetary term of a Specially Serviced Mortgage Loan;

                (iii) any proposed sale of a defaulted Mortgage Loan or REO Property (other than in connection with the termination of the Trust Fund pursuant to Section 9.1) for less than the Repurchase Price;

                (iv)  any acceptance of a discounted payoff;

                (v) any determination to bring an REO Property into compliance with applicable environmental laws or to otherwise address hazardous materials located at an REO Property;

                (vi) any release of collateral (other than in accordance with the terms of, or upon satisfaction of, a Mortgage Loan);

                (vii) any acceptance of substitute or additional collateral for a Mortgage Loan;

               (viii) any waiver of  a  "due-on-sale"  or   "due-on-encumbrance"
clause;

                (ix) any acceptance of an assumption agreement releasing a Borrower from liability under a Mortgage Loan; and

                (x)   Any release of a letter of credit or debt service reserve;

provided, that with respect to items (viii) and (ix) that do not involve Specially Serviced Mortgage Loans, the 10 Business Day period referenced above shall be five Business Days if the Mortgage Loan is not within the Review Threshold; provided further that, in the event that the Special Servicer determines that immediate action is necessary to protect the interest of the Certificateholders (as a collective whole), the Special Servicer may take any such action without waiting for the Operating Adviser's response.

      In addition, subject to Section 3.27(c), the Operating Adviser may advise the Special Servicer to take, or to refrain from taking, such other actions as Operating Adviser may deem advisable.

     (c) Notwithstanding anything herein to the contrary, no advice, direction or approval rights from or by the Operating Adviser, as contemplated by Section 3.27(b), may (and the Special Servicer and the Master Servicer shall ignore and act without regard to any such advice, direction or approval rights that the Special Servicer or the Master Servicer, as applicable, has determined, in its reasonable, good faith judgment, would) (A) require or cause the Special Servicer or the Master Servicer, as applicable, to violate applicable law, the terms of any Mortgage Loan, any provision of this Agreement or the REMIC Provisions, including, without limitation, the Special Servicer's or the Master Servicer's, as applicable, obligation to act in accordance with the Servicing Standard, (B) result in an Adverse REMIC Event with respect to any REMIC Pool or an Adverse Grantor Trust Event with respect to the Grantor Trust, (C) expose the Trust Fund, the Depositor, the Master Servicer, the Special Servicer, the
Trustee or the Fiscal Agent, or their respective Affiliates, officers, directors, employees, agents or partners, to any material claim, suit or liability, or (D) materially expand the scope of the Master Servicer's or Special Servicer's responsibilities under this Agreement. Furthermore, the Special Servicer shall not be obligated to obtain the approval of the Operating Adviser for any actions to be taken by the Special Servicer with respect to any particular Mortgage Loan if (i) the Special Servicer has, in accordance with
Section 3.27(b), notified the Operating Adviser in writing of the various actions that the Special Servicer proposes to take with respect to the work-out or liquidation of such Mortgage Loan and (ii) for 60 days following the first such notice, the Operating Adviser has objected to all of those proposed actions and has failed to suggest any alternative actions that the Special Servicer considers to be consistent with the Servicing Standard.

     (d) The Operating Adviser and its officers, directors, employees and owners shall have no liability to the Certificateholders for any action taken, or for refraining from the taking of any action. Each Certificateholder acknowledges and agrees, by its acceptance of its Certificates, that, the Operating Adviser may have special relationships and interests that conflict with those of holders of one or more Classes of Certificates, that the Operating Adviser may act solely in the interests of the holders of the Controlling Class, that the Operating Adviser does not have any duties to the holders of any Class of Certificates other than the Controlling Class, that the Operating Adviser may take actions that favor the interests of the holders of the Controlling Class over the interests of the holders of one or more other Classes, that the Operating Adviser shall not be deemed to have been negligent or reckless, or to have acted in bad faith or engaged in willful misconduct by reason of its having acted solely in the interests of the Controlling Class, and that the Operating Adviser shall have no liability whatsoever for having so acted, and no Certificateholder may take any action whatsoever against the Operating Adviser for having so acted.

     (e) The Operating Adviser, if any, may direct the Trustee to remove the Special Servicer at any time effective upon the appointment and written acceptance of such appointment by a successor to the Special Servicer appointed by the Operating Adviser. The existing Special Servicer shall be deemed to have resigned simultaneously with such designated successor becoming the Special Servicer hereunder; provided, however, that (i) the resigning Special Servicer shall continue to be entitled to receive all amounts accrued or owing to it under this Agreement on or prior to the effective date of such resignation, whether in respect of

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Servicing Compensation or otherwise, including, without limitation, Workout Fees payable in respect of Mortgage Loans which became Corrected Mortgage Loans during the period it acted as Special Servicer as and to the extent provided in
Section 3.12(b), and (ii) it and its directors, officers, employees and agents shall continue to be entitled to the benefits of Sections 6.1 and 6.3, notwithstanding any such resignation. Such resigning Special Servicer shall cooperate with the Trustee and the replacement Special Servicer in effecting the termination of the resigning Special Servicer's responsibilities and rights hereunder, including, without limitation, the transfer within two Business Days to the replacement Special Servicer for administration by it of all cash amounts that shall at the time be or should have been deposited in any REO Account or delivered by the Special Servicer to the Master Servicer or that are thereafter received with respect to Specially Serviced Mortgage Loans and REO Properties.

     (f) Notwithstanding the foregoing, the removal of the Special Servicer and the appointment of a successor Special Servicer shall not be effective until (i) the successor Special Servicer has assumed in writing all of the responsibilities, duties and liabilities of the Special Servicer hereunder pursuant to an agreement satisfactory to the Trustee, and (ii) Rating Agency Confirmation is obtained with respect to such appointment (the cost, if any, of obtaining such confirmation to be paid by the Operating Adviser or the successor Special Servicer).

          Section 3.28.  Modifications,   Waivers,   Amendments, Extensions
                         --------------------------------------------------
and  Consents, Defeasance.
-------------------------

     (a) The Master Servicer, in accordance with the Servicing Standard and subject to the terms of this Agreement, shall have the following powers:

                (i) Other than stated herein, the Master Servicer, in accordance with the Servicing Standard, may (A) agree to any modification, waiver, amendment or consent of or relating to any non-Money Term of a Mortgage Loan that is not a Specially Serviced Mortgage Loan; provided, however, without the consent of the Special Servicer, the Master Servicer may not modify, waive or amend (x) any event of default provision of any Mortgage Loan, (y) any obligation of the Borrower under the Mortgage Loan to pay any assumption fee, modification fee or any other fees or expenses, all or part of which the Special Servicer may be entitled to as Servicing Compensation or (z) any term of a Mortgage Loan regarding the release or substitution of the related Mortgaged Property or any other collateral (which consent shall be deemed to have been given if not denied in writing within 5 days of Master Servicer's delivery of its request for such consent) or (B) modify or amend the terms of any Mortgage Loan in order to (I) cure any ambiguity therein or (II) correct or supplement any provisions therein which may be inconsistent with any other provisions therein or correct any error, provided that in the case of either clause (A) or
(B) such modification or amendment would not cause an Adverse REMIC Event or Adverse Grantor Trust Event to occur. Other than as set forth above in this
Section 3.28(a)(i), the Master Servicer shall not agree to any modification or amendment of a Mortgage Loan or any waiver or consent.

                (ii) The Master Servicer shall notify the Trustee, the Special Servicer, the Operating Adviser and the Rating Agencies of any modification, waiver or amendment of any term of any Mortgage Loan permitted by it under this Section and the date thereof, and shall deliver to the Trustee for deposit in the related Mortgage File, an original counterpart of the agreement relating to such modification, waiver or amendment, promptly following the execution thereof except to the extent such documents have been submitted to the applicable recording office, in which event the Master Servicer shall promptly deliver copies of such

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


documents to the Trustee. The Trustee shall deliver copies of such documents to the Holders of the Privately Placed Certificates within 15 days of receipt by the Trustee thereof.

     (b) The Special Servicer, in accordance with the Servicing Standard and subject to the terms of this Agreement, shall have the following powers:

                (i) The Special Servicer may enter into a modification, waiver or amendment (including, without limitation, the substitution or release of collateral or the pledge of additional collateral) of the terms of a Specially Serviced Mortgage Loan, including any modification, waiver or amendment to (A) reduce the amounts owing under any Specially Serviced Mortgage Loan by forgiving principal, accrued interest or any Prepayment Premium, (B) reduce the amount of the Monthly Payment on any Specially Serviced Mortgage Loan, including by way of a reduction in the related Mortgage Rate, (C) forebear in the enforcement of any right granted under any Note or Mortgage relating to a Specially Serviced Mortgage Loan, (D) extend the Maturity Date of any Specially Serviced Mortgage Loan and/or (E) accept a principal prepayment on any Specially Serviced Mortgage Loan during any period during which voluntary Principal Prepayments are prohibited, provided that (1) the related Borrower is in default with respect to the Specially Serviced Mortgage Loan or, in the judgment of the Special Servicer, such default is reasonably foreseeable and (2) in the reasonable judgment of the Special Servicer such modification would increase the recovery on the Mortgage Loan to Certificateholders on a net present value basis (the relevant discounting of amounts that will be distributable to Certificateholders to be performed at the related Net Mortgage Rate).

      In no event shall the Special Servicer (x) extend the Maturity Date of a Specially Serviced Mortgage Loan beyond the date that is two years prior to the Rated Final Distribution Date; or (y) if the Specially Serviced Mortgage Loan is secured by a ground lease, extend the Maturity Date of such Specially Serviced Mortgage Loan beyond a date which is less than 10 years prior to the expiration of the term of such ground lease.

      The determination of the Special Servicer contemplated by clause (2) of the proviso to the first paragraph of this Section 3.28(b)(i) shall be evidenced by an Officer's Certificate to such effect delivered to the Trustee and the Master Servicer and describing in reasonable detail the basis for the Special Servicer's determination. The Special Servicer shall append to such Officer's Certificate any information, including but not limited to income and expense statements, rent rolls, property inspection reports and appraisals, that support such determination.

                (ii) In the event the Special Servicer intends to permit a Borrower to substitute collateral for all or any portion of a Mortgaged Property pursuant to Section 3.28(b)(i) or pledge additional collateral for the Mortgage Loan pursuant to Section 3.28(b)(i), if the security interest of the Trust Fund in such collateral would be perfected by possession, or if such collateral requires special care or protection, then prior to agreeing to such substitution or addition of collateral, the Special Servicer shall make arrangements for such possession, care or protection, and prior to agreeing to such substitution or addition of collateral (or such arrangement for possession, care or protection) shall obtain the prior written consent of the Trustee with respect thereto (which consent shall not be unreasonably withheld, delayed or conditioned); provided, however, that any such substitution or addition of collateral shall require Rating Agency Confirmation (unless it meets the requirements of this Section 3.28 with respect to defeasance); provided further, however, that the Trustee shall not be required (but has the option) to consent to any substitution or addition of collateral or to hold any such collateral

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


which will require the Trustee to undertake any additional duties or obligations or incur any additional expense.

                (iii) The Special Servicer will promptly deliver to the Master Servicer, the Operating Adviser, the Rating Agencies and the Trustee a notice, specifying any such modifications, waivers or amendments, such notice identifying the affected Specially Serviced Mortgage Loan. Such notice shall set forth the reasons for such waiver, modification, or amendment (including, but not limited to, information such as related income and expense statements, rent rolls, occupancy status, property inspections, and an internal or external appraisal performed in accordance with MAI standards and methodologies (and, if done externally, the cost of such appraisal shall be recoverable as a Servicing Advance subject to the provisions of Section 3.22 hereof)). The Special Servicer shall also deliver to the Trustee, for deposit in the related Mortgage File, an original counterpart of the agreement relating to such modification, waiver or amendment promptly following the execution thereof.

     (c) The Master Servicer and the Special Servicer, as applicable, may require, in its discretion, as a condition to granting any request by a Borrower for any consent, modification, waiver or amendment, that such Borrower pay to the Master Servicer or the Special Servicer, as applicable, a reasonable and customary modification fee to the extent permitted by law. The Master Servicer and the Special Servicer, as applicable, may charge the Borrower for any costs and expenses (including attorneys' fees) incurred by the Master Servicer or the Special Servicer, as applicable, in connection with any request for a modification, waiver or amendment. No fee described in this Section shall be collected by the Master Servicer or the Special Servicer, as applicable, from the Borrower (or on behalf of the Borrower) in conjunction with any consent or any modification, waiver or amendment of the related Mortgage Loan if the collection of such fee would cause such consent, modification, waiver or amendment to be a "significant modification" of the related Note within the meaning of Treasury Regulation Section 1.860G-2(b). Subject to the foregoing, the Master Servicer or the Special Servicer, as appropriate, shall use its reasonable efforts, to collect any modification fees and other expenses (including the cost of obtaining any Rating Agency Confirmation) connected with a permitted modification, waiver or amendment of a Mortgage Loan from the Borrower and if such amount is not paid by the Borrower, such amount shall be Advanced as a Servicing Advance, unless such Advance would be a Nonrecoverable Advance. The inability of the Borrower to pay any costs and expenses of a proposed modification, waiver or amendment shall not impair the right of the Special Servicer, the Master Servicer or the Trustee to be reimbursed by the Trust Fund for such expenses.

     (d) Notwithstanding any other provision hereof to the contrary, if the terms of a Mortgage Loan require the related Borrower to obtain the Mortgagee's consent before changing any franchise with respect to any hotel or motel located on the related Mortgaged Property and the Mortgage Loan is within the Review Threshold, the Master Servicer or Special Servicer, as applicable, shall not consent to any such change unless it shall have first obtained Rating Agency Confirmation (the Master Servicer or the Special Servicer as applicable shall use its reasonable efforts to cause the Borrower to pay the costs of obtaining such Rating Agency Confirmation; if such costs are not paid by the Borrower, the Master Servicer shall advance such costs as a Servicing Advance, unless such Advance would be a Nonrecoverable Advance) and, in the case of the Master Servicer, consent of the Special Servicer. The Special Servicer shall notify the Operating Adviser of any change in a franchisor.

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


     (e) Each of the following actions, to the extent the consent of the Mortgagee under the related Mortgage Loan is required or permitted, will be subject to a Rating Agency Confirmation:

                a. a transfer of a direct or indirect ownership interest in a Borrower (except (i) transfers of less than a controlling interest or 49% in the aggregate and (ii) transfers solely for estate planning purposes) and transfers with respect to a Mortgage Loan within the Review Threshold;

                b. an assumption of a Mortgage Loan that is within the Review Threshold;

                c. the incurrence of any additional debt secured by the Mortgaged Property;

                d. any material amendment to the Mortgage Loan documents, grant of a material easement or encumbrance, or change in franchise affiliation, in each case with respect to a Mortgage Loan within the Review Threshold; and

                e. any change in property manager for a Mortgaged Property secured by a Mortgage Loan representing 5% or more of the then current aggregate outstanding principal balance of all Mortgage Loans in the pool.

In connection with any of the foregoing requests, the Special Servicer (or the Master Servicer with respect to sales, transfers or assumptions or the creation of liens or encumbrances involving non-Specially Serviced Mortgage Loans) shall prepare and deliver to each Rating Agency and, upon request, to the Operating Adviser a memorandum outlining its analysis and recommendation in accordance with the Servicing Standard, together with copies of all relevant documentation. The Special Servicer and the Master Servicer, as applicable, shall also prepare and provide each Rating Agency with such memorandum and documentation for all consents granted by the Special Servicer or the Master Servicer, as applicable, for transfers, assumptions, additional debt, material amendments, grants of material easement or encumbrances, franchise affiliation changes and property manager changes concerning Mortgage Loans below the Review Threshold, but for which the Special Servicer's or the Master Servicer's, as applicable, decision in accordance with the Servicing Standard will be sufficient and a Rating Agency Confirmation will not be required.

     (f) With respect to each Mortgage Loan that provides for defeasance, to the extent permitted by the terms of such Mortgage Loan, the Master Servicer shall require the related Borrower to (i) provide replacement collateral consisting of U.S. government securities within the meaning of Treas. Reg. 1.860G-2(a)(8)(i) in an amount sufficient to make all scheduled payments under the Mortgage Note when due, (ii) deliver a certificate from an independent certified public accounting firm certifying that the replacement collateral is sufficient to make such payments, (iii) designate a Single Purpose Entity (which may be a subsidiary of the Depositor or the Master Servicer established for the purpose of assuming all defeased Mortgage Loans) to assume the Mortgage Loan and own the collateral and (iv) provide an opinion of counsel that the Trustee has a perfected security interest in the new collateral. If the terms of the Mortgage Loan permit the Master Servicer to impose the foregoing requirements or if the Master Servicer satisfies such requirements on its own, a Rating Agency Confirmation is not required. In such case, the Master Servicer shall provide the Rating Agencies with notice that the foregoing requirements have been met. The Master Servicer shall notify the Operating Adviser of any Mortgage Loans that are defeased. If however, the terms of the Mortgage Loan do not permit the Master Servicer to impose such requirements and if the Master Servicer does not satisfy such requirements on its own, then the Master Servicer shall obtain a Rating Agency Confirmation with respect to such defeasance. The Master Servicer shall not execute a defeasance unless (i) the Mortgage Loan requires the Borrower to pay all Rating Agency fees associated with defeasance (if Rating Agency approval is a specific condition precedent thereto) and all other reasonable expenses associated with defeasance, including, but not limited to, accountants fees and opinions of counsel, (ii) the Borrower is required to provide all opinions of counsel, including opinions of counsel that the defeasance will not cause an Adverse REMIC Event and that the Mortgage Loan Documents are fully enforceable in accordance with their terms (subject to bankruptcy, insolvency and similar standard exceptions), and any applicable Rating Agency Confirmations, or (iii) other arrangements for payment of such costs are made at no expense to the Trust Fund; provided, however, that in no event shall the proposed "other arrangements" in clause (iii) result in any liability to the Trust Fund including an indemnification of the Master Servicer or the Special Servicer which may result in legal expenses to the Trust Fund.

     (g) Notwithstanding anything to the contrary contained in this Agreement, neither the Master Servicer nor the Special Servicer shall amend, modify or waive any provision of a Mortgage Loan in a manner that would reduce a Borrower's obligation to pay the costs associated with obtaining a Rating Agency Confirmation, unless it shall first have received the consent of the other servicer.

          Section 3.29.  Interest Reserve Account.
                         ------------------------

     (a) On each Distribution Date relating to any Interest Accrual Period ending in any February and on any Distribution Date relating to any Interest Accrual Period ending in any January which occurs in a year which is not a leap year, the Trustee shall deposit from the amount remitted to the Trustee by the Master Servicer pursuant to Section 3.6(a)(i), in respect of the Interest Reserve Loans, into the Interest Reserve Account, an amount equal to one day's interest on the Stated Principal Balance of the Interest Reserve Loans as of the Due Date occurring in the month in which such Distribution Date occurs at the related Net Mortgage Rate, to the extent a full Monthly Payment or P&I Advance is made and received in respect thereof (all amounts so deposited in any consecutive January and February, "Interest Reserve Amounts").

     (b) On each Distribution Date occurring in March, the Trustee shall withdraw from the Interest Reserve Account an amount equal to the Interest Reserve Amounts from the preceding January and February, if any, and deposit such amount into the Distribution Account.

                                   ARTICLE IV.
                                   -----------

                       DISTRIBUTIONS TO CERTIFICATEHOLDERS

          Section 4.1.   Distributions of REMIC I.
                         ------------------------

     (a) On each Distribution Date, the Trustee shall be deemed to apply the Available Funds as is attributable to each Mortgage Loan for such date for the following purposes and in the following order of priority:

                (i) to pay interest to REMIC II in respect of each REMIC I Regular Interest, up to an amount equal to, and pro rata in accordance with, all Uncertificated Distributable Interest for each such REMIC I Regular Interest for such Distribution Date;

                (ii) to pay principal to REMIC II in respect of each REMIC I Regular Interest, up to an amount equal to, and pro rata in accordance with, the excess, if any, of the Uncertificated Principal Balance of such REMIC I Regular Interest outstanding immediately prior to such Distribution Date, over the Stated Principal Balance of the related Mortgage Loan (including without limitation an REO Mortgage Loan or, if applicable, a Qualified Substitute Mortgage Loan) that will be outstanding immediately following such Distribution Date;

                (iii) to reimburse REMIC II for any Realized Losses and Expense Losses previously deemed allocated to the various REMIC I Regular Interests, up to an amount equal to, and pro rata in accordance with, the Realized Losses and Expense Losses, if any, previously allocated to such REMIC I Regular Interests and for which no reimbursement has previously been paid; and

                (iv) to the Holders of the Class R-I Certificates that portion, if any, of the Available Funds for such date that has not otherwise been deemed paid to REMIC II in respect of the REMIC I Regular Interests pursuant to this
Section 4.1(a).

     (b) On each Distribution Date, the Trustee shall be deemed to apply each Prepayment Premium then on deposit in the Distribution Account and received during or prior to the related Collection Period, to pay additional interest to REMIC II in respect of the REMIC I Regular Interest that relates to the Mortgage Loan (including without limitation an REO Mortgage Loan or, if applicable, a Qualified Substitute Mortgage Loan) as to which such Prepayment Premium was received.

     (c) On each Distribution Date, after the deemed  distributions  pursuant to
Section 4.1(b) on that date, the Trustee shall apply any Excess Liquidation Proceeds received with respect to a Mortgage Loan then on deposit in the Excess Liquidation Proceeds Account, first, as a deemed reimbursement of the REMIC I Regular Interests for, and to the extent of, any unreimbursed Realized Losses or Expense Losses previously allocated to them; second, to pay any Servicing Advances, Advance Interest or other amounts that could constitute Realized Losses or Expense Losses in the future; and third upon the reduction of the aggregate Uncertificated Principal Balances of the REMIC I Regular Interests to zero, to pay any amounts remaining on deposit in such account to the Special Servicer as additional Special Servicer compensation.

          Section 4.2.   Distributions of REMIC II.
                         -------------------------

     (a) On each Distribution Date, the Trustee shall, subject to Section 4.2(b), be deemed to distribute the Available Funds for REMIC II to holders of the REMIC II Regular Interests, for the following purposes and in the following order of priority:

                (i) an amount equal to the Distributable Certificate Interest for the Class A-1 Certificates, Class A-2 Certificates and Class X Certificates to Class A-1-II Interest, Class A-2-II Interest, Class B-II Interest, Class C-II Interest, Class D-II Interest, Class E-II Interest, Class F-II Interest, Class G-II Interest, Class H-II Interest, Class J-II Interest, Class K-II Interest, Class L-II Interest, Class M-II Interest, Class N-II Interest and Class O-II Interest, divided among such REMIC II Regular Interests in proportion to (A) in the case of the Class A-1-II Interest and Class A-2-II Interest, the related Uncertificated Distributable Interest for such

Distribution Date and (B) in the case of each of the Class B-II Interest, Class C-II Interest, Class D-II Interest, Class E-II Interest, Class F-II Interest, Class G-II Interest, Class H-II Interest, Class J-II Interest, Class K-II
Interest, Class L-II Interest, Class M-II Interest, Class N-II Interest and Class O-II Interest, the related Class X Portion of the related Uncertificated Distributable Interest for such Distribution Date;

                (ii) to the Class A-1-II Interest, the Principal Distribution Amount for such Distribution Date, until the Uncertificated Principal Balance of the Class A-1-II Interest has been reduced to zero;

                (iii) upon payment in full of the Uncertificated Principal Balance of the Class A-1-II Interest, to the Class A-2-II Interest, the Principal Distribution Amount for such Distribution Date, until the Uncertificated Principal Balance of the Class A-2-II Interest has been reduced to zero; the Principal Distribution Amount herein will be reduced by any portion thereof distributed to the holders of the Class A-1-II Interest;

                (iv) to Class A-1-II Interest and Class A-2-II Interest pro rata on the basis of their respective entitlements to reimbursement described in this clause (iv), to reimburse any unreimbursed Realized Losses and Expense Losses previously allocated to Class A-1-II Interest and Class A-2-II Interest as a result of the allocation of Realized Losses and Expense Losses to the Class A-1 and Class A-2 Certificates;

                (v) to the Class B-II Interest, the remainder of the Uncertificated Distributable Interest for such REMIC II Regular Interest for such Distribution Date to the extent not distributed pursuant to clause (i) above;

                (vi) upon payment in full of the Uncertificated Principal Balances of the Class A-1-II Interest and the Class A-2-II Interest, to the Class B-II Interest, the Principal Distribution Amount for such Distribution Date, until the Uncertificated Principal Balance of the Class B-II Interest has been reduced to zero; the Principal Distribution Amount herein will be reduced by any portion thereof distributed to the holders of the Class A-1-II Interest and Class A-2-II Interest;

                (vii) to the Class B-II Interest, to reimburse any unreimbursed Realized Losses and Expense Losses previously allocated thereto;

                (viii) to the Class C-II Interest, the remainder of the Uncertificated Distributable Interest for such REMIC II Regular Interest for such Distribution Date to the extent not distributed pursuant to clause (i) above;

                (ix) upon payment in full of the Uncertificated Principal Balance of the Class B-II Interest, to the Class C-II Interest, the Principal Distribution Amount for such Distribution Date, until the Uncertificated Principal Balance of the Class C-II Interest has been reduced to zero; the Principal Distribution Amount herein will be reduced by any portion thereof distributed to the holders of the Class A-1-II Interest, Class A-2-II Interest and Class B-II Interest;

                (x) to the Class C-II Interest, to reimburse any unreimbursed Realized Losses and Expense Losses previously allocated thereto;

                (xi) to the Class D-II Interest, the remainder of the Uncertificated Distributable Interest for such REMIC II Regular Interest for such Distribution Date to the extent not distributed pursuant to clause (i) above;

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


               (xii) upon payment in full of the Uncertificated Principal Balance of the Class C-II Interest, to the Class D-II Interest, the Principal Distribution Amount for such Distribution Date, until the Uncertificated Principal Balance of the Class D-II Interest has been reduced to zero; the Principal Distribution Amount herein will be reduced by any portion thereof distributed to the holders of the Class A-1-II Interest, Class A-2-II Interest, Class B-II Interest and Class C-II Interest;

               (xiii) to the Class D-II Interest, to reimburse any unreimbursed Realized Losses and Expense Losses previously allocated thereto;

                (xiv) to the Class E-II Interest, the remainder of the Uncertificated Distributable Interest for such REMIC II Regular Interest for such Distribution Date to the extent not distributed pursuant to clause (i) above;

                (xv) upon payment in full of the Uncertificated Principal Balance of the Class D-II Interest, to the Class E-II Interest, the Principal Distribution Amount for such Distribution Date, until the Uncertificated Principal Balance of the Class E-II Interest has been reduced to zero; the Principal Distribution Amount herein will be reduced by any portion thereof distributed to the holders of the Class A-1-II, Class A-2-II Interest, Class B-II Interest, Class C-II Interest and Class D-II Interest;

                (xvi) to the Class E-II Interest, to reimburse any unreimbursed Realized Losses and Expense Losses previously allocated thereto;

                (xvii) to the Class F-II Interest, the remainder of the Uncertificated Distributable Interest for such REMIC II Regular Interest for such Distribution Date to the extent not distributed pursuant to clause (i) above;

                (xviii) upon payment in full of the Uncertificated Principal Balance of the Class E-II Interest, to the Class F-II Interest, the Principal Distribution Amount for such Distribution Date, until the Uncertificated Principal Balance of the Class F-II Interest has been reduced to zero; the Principal Distribution Amount herein will be reduced by any portion thereof distributed to the holders of the Class A-1-II Interest, Class A-2-II Interest, Class B-II Interest, Class C-II Interest, Class D-II Interest and Class E-II Interest;

                (xix) to the Class F-II Interest, to reimburse any unreimbursed Realized Losses and Expense Losses previously allocated thereto;

                (xx) to the Class G-II Interest, the remainder of the Uncertificated Distributable Interest for such REMIC II Regular Interest for such Distribution Date to the extent not distributed pursuant to clause (i) above;

                (xxi) upon payment in full of the Uncertificated Principal Balance of the Class F-II Interest, to the Class G-II Interest, the Principal Distribution Amount for such Distribution Date, until the Uncertificated Principal Balance of the Class G-II Interest has been reduced to zero; the Principal Distribution Amount herein will be reduced by any portion thereof distributed to the holders of the Class A-1-II Interest, Class A-2-II Interest, Class B-II Interest, Class C-II Interest, Class D-II Interest, Class E-II Interest and Class F-II Interest;

               (xxii) to the Class G-II Interest, to reimburse any unreimbursed Realized Losses and Expense Losses previously allocated thereto;

                (xxiii) to the Class H-II Interest, the remainder of the Uncertificated Distributable Interest for such REMIC II Regular Interest for such Distribution Date to the extent not distributed pursuant to clause (i) above;

                (xxiv) upon payment in full of the Uncertificated Principal Balance of the Class G-II Interest, to the Class H-II Interest, the Principal Distribution Amount for such Distribution Date, until the Uncertificated Principal Balance of the Class H-II Interest has been reduced to zero; the Principal Distribution Amount herein will be reduced by any portion thereof distributed to the holders of the Class A-1-II Interest, Class A-2-II Interest, Class B-II Interest, Class C-II Interest, Class D-II Interest, Class E-II Interest, Class F-II Interest and Class G-II Interest;

                (xxv) to the Class H-II Interest, to reimburse any unreimbursed Realized Losses and Expense Losses previously allocated thereto;

               (xxvi) to the Class J-II Interest, the remainder of the Uncertificated Distributable Interest for such REMIC II Regular Interest for such Distribution Date to the extent not distributed pursuant to clause (i) above;

                (xxvii) upon payment in full of the Uncertificated Principal Balance of the Class H-II Interest, to the Class J-II Interest, the Principal Distribution Amount for such Distribution Date, until the Uncertificated Principal Balance of the Class J-II Interest has been reduced to zero; the Principal Distribution Amount herein will be reduced by any portion thereof distributed to the holders of the Class A-1-II Interest, Class A-2-II Interest, Class B-II Interest, Class C-II Interest, Class D-II Interest, Class E-II Interest, Class F-II Interest, Class G-II Interest and Class H-II Interest;

                (xxviii)  to   the   Class  J-II  Interest,   to  reimburse  any
unreimbursed Realized Losses and Expense Losses previously allocated thereto;

                (xxix) to the Class K-II Interest, the remainder of the Uncertificated Distributable Interest for such REMIC II Regular Interest for such Distribution Date to the extent not distributed pursuant to clause (i) above;

                (xxx) upon payment in full of the Uncertificated Principal Balance of the Class J-II Interest, to the Class K-II Interest, the Principal Distribution Amount for such Distribution Date, until the Uncertificated Principal Balance of the Class K-II Interest has been reduced to zero; the Principal Distribution Amount herein will be reduced by any portion thereof distributed to the holders of the Class A-1-II Interest, Class A-2-II Interest, Class B-II Interest, Class C-II Interest, Class D-II Interest, Class E-II
Interest, Class F-II Interest, Class G-II Interest, Class H-II Interest and Class J-II Interest;

                (xxxi) to the Class K-II Interest, to reimburse any unreimbursed Realized Losses and Expense Losses previously allocated thereto;

                (xxxii) to the Class L-II Interest, the remainder of the Uncertificated Distributable Interest for such REMIC II Regular Interest for such Distribution Date to the extent not distributed pursuant to clause (i) above;

                (xxxiii) upon payment in full of the Uncertificated Principal Balance of the Class K-II Interest, to the Class L-II Interest, the Principal Distribution Amount for such Distribution Date, until the Uncertificated Principal Balance of the Class L-II Interest has been reduced to zero; the Principal Distribution Amount herein will be reduced by any portion thereof distributed to the holders of the Class A-1-II Interest, Class A-2-II Interest, Class B-II Interest,

Class C-II  Interest,  Class D-II  Interest,  Class  E-II  Interest,  Class F-II
Interest, Class G-II Interest, Class H-II Interest, Class J-II Interest and Class K-II Interest;

                (xxxiv)  to   the   Class   L-II  Interest,   to  reimburse  any
unreimbursed Realized Losses and Expense Losses previously allocated thereto;

                (xxxv) to the Class M-II Interest, the remainder of the Uncertificated Distributable Interest for such REMIC II Regular Interest for such Distribution Date to the extent not distributed pursuant to clause (i) above;

                (xxxvi) upon payment in full of the Uncertificated Principal Balance of the Class L-II Interest, to the Class M-II Interest, the Principal Distribution Amount for such Distribution Date, until the Uncertificated Principal Balance of the Class M-II Interest has been reduced to zero; the Principal Distribution Amount herein will be reduced by any portion thereof distributed to the holders of the Class A-1-II Interest, Class A-2-II Interest, Class B-II Interest, Class C-II Interest, Class D-II Interest, Class E-II Interest, Class F-II Interest, Class G-II Interest, Class H-II Interest, Class J-II Interest, Class K-II Interest and Class L-II Interest;

                (xxxvii) to  the   Class   M-II   Interest,   to  reimburse  any
unreimbursed Realized Losses and Expense Losses previously allocated thereto;

               (xxxviii) to the Class N-II Interest, the remainder of the Uncertificated Distributable Interest for such REMIC II Regular Interest for such Distribution Date to the extent not distributed pursuant to clause (i) above;

                (xxxix) upon payment in full of the Uncertificated Principal Balance of the Class M-II Interest, to the Class N-II Interest, the Principal Distribution Amount for such Distribution Date, until the Uncertificated Principal Balance of the Class N-II Interest has been reduced to zero; the Principal Distribution Amount herein will be reduced by any portion thereof distributed to the holders of the Class A-1-II Interest, Class A-2-II Interest, Class B-II Interest, Class C-II Interest, Class D-II Interest, Class E-II Interest, Class F-II Interest, Class G-II Interest, Class H-II Interest, Class J-II Interest, Class K-II Interest, Class L-II Interest and Class M-II Interest;

                (xl) to the Class N-II Interest, to reimburse any unreimbursed Realized Losses and Expense Losses previously allocated thereto;

                (xli) to the Class O-II Interest, the remainder of the Uncertificated Distributable Interest for such REMIC II Regular Interest for such Distribution Date to the extent not distributed pursuant to clause (i) above;

                (xlii) upon payment in full of the Uncertificated Principal Balance of the Class N-II Interest, to the Class O-II Interest, the Principal Distribution Amount for such Distribution Date, until the Uncertificated Principal Balance of the Class O-II Interest has been reduced to zero; the Principal Distribution Amount herein will be reduced by any portion thereof distributed to the holders of the Class A-1-II Interest, Class A-2-II Interest, Class B-II Interest, Class C-II Interest, Class D-II Interest, Class E-II Interest, Class F-II Interest, Class G-II Interest, Class H-II Interest, Class J-II Interest, Class K-II Interest, Class L-II Interest, Class M-II Interest and Class N-II Interest;

               (xliii) to the Class O-II Interest, to reimburse any unreimbursed Realized Losses and Expense Losses previously allocated thereto; and

                (xliv) thereafter, to the Class R-II Certificateholders.

     (b) On each Distribution Date after the aggregate Uncertificated Principal Balance of each REMIC II Regular Interest other than the Class A-1-II Interest and the Class A-2-II Interest has been reduced to zero, and in any event on the final Distribution Date in connection with a termination of the Trust Fund described in Article IX hereof, the payments of principal to be made pursuant to
Section 4.2(a)(ii) and (iii) above with respect to the Class A-1-II Interest and the Class A-2-II Interest, will be so made to such REMIC II Regular Interests, up to an amount equal to, and pro rata as between such REMIC II Regular Interests in accordance with, the respective then-outstanding aggregate Uncertificated Principal Balances of such REMIC II Regular Interests.

     (c) On the final Distribution Date in connection with a termination of the Trust Fund described in Article IX hereof, the distributions of principal to be made pursuant to clauses (vi), (ix), (xii), (xv), (xviii), (xxi), (xxiv), (xxvii), (xxx), (xxxiii), (xxxvi), (xxxix) and (xlii) of Section 4.2(a) shall, in each such case, subject to the then remaining portion of the Available Funds for REMIC II for such date, be made to the Holders of the relevant Class of REMIC II Regular Interests otherwise entitled to distributions of principal pursuant to such clause up to an amount equal to the aggregate Uncertificated Principal Balance of such Class of REMIC II Regular Interests outstanding immediately prior to such Distribution Date.

     (d) On each Distribution Date, the Trustee shall be deemed to distribute any Prepayment Premiums deemed distributed to the REMIC I Regular Interests, to the REMIC II Regular Interest then entitled to distributions of principal from the Principal Distribution Amount (or, if more than one Class of such REMIC II Regular Interests is entitled to distributions of principal from the Principal Distribution Amount, such Prepayment Premiums shall be deemed to be allocated among such Classes on a pro rata basis in accordance with the relative amounts of such deemed distributions of principal).

     (e) On each Distribution Date, any Excess Liquidation Proceeds on deposit in the Excess Liquidation Proceeds Account deemed distributed on the REMIC I Regular Interests on such date, will in turn be deemed distributed to reimburse the REMIC II Regular Interests (in order of alphabetical Class designation) for, and to the extent of, any unreimbursed Realized Losses or Expense Losses previously allocated to them. Distributions will be deemed made to the holders of the Class A-1-II Regular Interests and Class A-2-II Regular Interests pro rata as between such Classes in accordance with their respective then-outstanding aggregate Uncertificated Principal Balances.

          Section 4.3.   Distributions of REMIC III.
                         --------------------------

     (a) On each Distribution Date, the Trustee shall withdraw from the Distribution Account the Available Funds in respect of REMIC III for such Distribution Date and shall apply such amount for the following purposes and in the following order of priority:

                (i) to pay interest to the Holders of the respective Classes of Senior Certificates, up to an amount equal to, and pro rata as among such Classes in accordance with, all Distributable Certificate Interest in respect of each such Class of Certificates for such Distribution Date,

                (ii) to pay principal from the Principal Distribution Amount for such Distribution Date, first to the Holders of the Class A-1 Certificates and second to the Holders of the Class A-2 Certificates in each case, up to an amount equal to the lesser of (1) the then-outstanding aggregate Certificate Balance of such Class of Certificates and (2) the remaining portion, if any, of such Principal Distribution Amount;

                (iii) to reimburse the Holders of the respective Classes of Class A Certificates, up to an amount equal to, and pro rata as among such Classes in accordance with, the respective amounts of Realized Losses and Expense Losses, if any, previously allocated to such Classes of Certificates and for which no reimbursement has previously been paid; and

                (iv)  to  make payments  on  the  Subordinate  Certificates   as
provided below;

provided that, on each Distribution Date after the aggregate Certificate Balance of the Subordinate Certificates has been reduced to zero, and in any event on the final Distribution Date in connection with a termination of the Trust Fund described in Article IX hereof, the payments of principal to be made pursuant to clause (ii) above with respect to the Class A Certificates, will be so made to the Holders of the respective Classes of Class A Certificates, up to an amount equal to, and pro rata as among such Classes in accordance with, the respective then-outstanding aggregate Certificate Balances of such Certificates;

     (b) On each Distribution Date, following the foregoing distributions on the Senior Certificates, the Trustee shall apply the remaining portion, if any, of the Available Funds in respect of REMIC III for such date for the following purposes and in the following order of priority:

                (i) to pay interest to the Holders of the Class B Certificates, up to an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date;

                (ii) if the aggregate Certificate Balances of the Class A Certificates have been reduced to zero, to pay principal to the Holders of the Class B Certificates, up to an amount equal to the lesser of (A) the then-outstanding aggregate Certificate Balance of such Class of Certificates and
(B) the remaining Principal Distribution Amount for such Distribution Date;

                (iii) to reimburse the Holders of the Class B Certificates up to an amount equal to all Realized Losses and Expense Losses, if any, previously allocated to such Class of Certificates and for which no reimbursement has previously been paid;

                (iv) to pay interest to the Holders of the Class C Certificates, up to an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date;

                (v) if the aggregate Certificate Balances of the Class A and Class B Certificates have been reduced to zero, to pay principal to the Holders of the Class C Certificates, up to an amount equal to the lesser of (A) the then-outstanding aggregate Certificate Balance of such Class of Certificates and (B) the remaining Principal Distribution Amount for such Distribution Date;

                (vi) to reimburse the Holders of the Class C Certificates up to an amount equal to all Realized Losses and Expense Losses, if any, previously allocated to such Class of Certificates and for which no reimbursement has previously been paid;

                (vii)  to  pay   interest  to   the  Holders  of  the   Class  D
Certificates, up to an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date;

                (viii) if the aggregate Certificate Balances of the Class A, Class B and Class C Certificates have been reduced to zero, to pay principal to the Holders of the Class D Certificates, up to an amount equal to the lesser of
(A) the then-outstanding aggregate Certificate Balance of such Class of Certificates and (B) the remaining Principal Distribution Amount for such Distribution Date;

                (ix) to reimburse the Holders of the Class D Certificates up to an amount equal to all Realized Losses and Expense Losses, if any, previously allocated to such Class of Certificates and for which no reimbursement has previously been paid;

                (x) to pay interest to the Holders of the Class E Certificates, up to an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date;

                (xi) if the aggregate Certificate Balances of the Class A, Class B, Class C and Class D Certificates have been reduced to zero, to pay principal to the Holders of the Class E Certificates, up to an amount equal to the lesser of (A) the then-outstanding aggregate Certificate Balance of such Class of Certificates and (B) the remaining Principal Distribution Amount for such Distribution Date;

                (xii) to reimburse the Holders of the Class E Certificates up to an amount equal to all Realized Losses and Expense Losses, if any, previously allocated to such Class of Certificates and for which no reimbursement has previously been paid;

                (xiii) to  pay   interest  to  the  Holders   of  the   Class  F
Certificates, up to an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date;

                (xiv) if the aggregate Certificate Balances of the Class A, Class B, Class C, Class D and Class E Certificates have been reduced to zero, to pay principal to the Holders of the Class F Certificates, up to an amount equal to the lesser of (A) the then-outstanding aggregate Certificate Balance of such Class of Certificates and (B) the remaining Principal Distribution Amount for such Distribution Date;

                (xv) to reimburse the Holders of the Class F Certificates up to an amount equal to all Realized Losses and Expense Losses, if any, previously allocated to such Class of Certificates and for which no reimbursement has previously been paid;

               (xvi) to pay interest to the Holders of the Class G Certificates, up to an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date;

              (xvii) if the aggregate Certificate Balances of the Class A, Class B, Class C, Class D, Class E and Class F Certificates have been reduced to zero, to pay principal to the Holders of the Class G Certificates, up to an amount equal to the lesser of (A) the then-outstanding aggregate Certificate Balance of such Class of Certificates and (B) the remaining Principal Distribution Amount for such Distribution Date;

                (xviii) to reimburse the Holders of the Class G Certificates up to an amount equal to all Realized Losses and Expense Losses, if any, previously allocated to such Class of Certificates and for which no reimbursement has previously been paid;

                  (xix)  to   pay   interest  to   the  Holders  of  the Class H
Certificates, up to an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date;

                   (xx) if the aggregate Certificate Balances of the Class A, Class B, Class C, Class D, Class E, Class F and Class G Certificates have been reduced to zero, to pay principal to the Holders of the Class H Certificates, up to an amount equal to the lesser of (A) the then-outstanding aggregate
Certificate Balance of such Class of Certificates and (B) the remaining Principal Distribution Amount for such Distribution Date;

                (xxi) to reimburse the Holders of the Class H Certificates up to an amount equal to all Realized Losses and Expense Losses, if any, previously allocated to such Class of Certificates and for which no reimbursement has previously been paid;

                (xxii)  to   pay   interest  to   the  Holders  of  the  Class J
Certificates, up to an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date;

                (xxiii) if the aggregate Certificate Balances of the Class A, Class B, Class C, Class D, Class E, Class F, Class G and Class H Certificates have been reduced to zero, to pay principal to the Holders of the Class J Certificates, up to an amount equal to the lesser of (A) the then-outstanding aggregate Certificate Balance of such Class of Certificates and (B) the remaining Principal Distribution Amount for such Distribution Date;

                (xxiv) to reimburse the Holders of the Class J Certificates up to an amount equal to all Realized Losses and Expense Losses, if any, previously allocated to such Class of Certificates and for which no reimbursement has previously been paid;

                (xxv)  to  pay  interest   to  the  Holders   of   the  Class  K
Certificates, up to an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date;

                (xxvi) if the aggregate Certificate Balances of the Class A, Class B, Class C, Class D, Class E, Class F, Class G, Class H and Class J Certificates have been reduced to zero, to pay principal to the Holders of the Class K Certificates, up to an amount equal to the lesser of (A) the then-outstanding aggregate Certificate Balance of such Class of Certificates and
(B) the remaining Principal Distribution Amount for such Distribution Date;

                (xxvii) to reimburse the Holders of the Class K Certificates up to an amount equal to all Realized Losses and Expense Losses, if any, previously allocated to such Class of Certificates and for which no reimbursement has previously been paid;

               (xxviii) to    pay  interest  to  the   Holders   of  the Class L
Certificates, up to an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date;

                (xxix) if the aggregate Certificate Balances of the Class A, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J and Class K Certificates have been reduced to zero, to pay principal to the Holders of the Class L Certificates, up to an amount equal to the lesser of (A) the then-outstanding aggregate Certificate Balance of such Class of Certificates and (B) the remaining Principal Distribution Amount for such Distribution Date;

                (xxx) to reimburse the Holders of the Class L Certificates up to an amount equal to all Realized Losses and Expense Losses, if any, previously allocated to such Class of Certificates and for which no reimbursement has previously been paid;

                (xxxi)  to   pay   interest   to  the  Holders   of  the Class M
Certificates, up to an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date;

                (xxxii) if the aggregate Certificate Balances of the Class A, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K and Class L Certificates have been reduced to zero, to pay principal to the Holders of the Class M Certificates, up to an amount equal to the lesser of (A) the then-outstanding aggregate Certificate Balance of such Class of Certificates and (B) the remaining Principal Distribution Amount for such Distribution Date;

               (xxxiii) to reimburse the Holders of the Class M Certificates up to an amount equal to all Realized Losses and Expense Losses, if any, previously allocated to such Class of Certificates and for which no reimbursement has previously been paid;

                (xxxiv)   to    pay   interest   to   the Holders of the Class N
Certificates, up to an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date;

                 (xxxv) if the aggregate Certificate Balances of the Class A, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L and Class M Certificates have been reduced to zero, to pay principal to the Holders of the Class N Certificates, up to an amount equal to the lesser of
(A) the then-outstanding aggregate Certificate Balance of such Class of Certificates and (B) the remaining Principal Distribution Amount for such Distribution Date;

                (xxxvi) to reimburse the Holders of the Class N Certificates up to an amount equal to all Realized Losses and Expense Losses, if any, previously allocated to such Class of Certificates and for which no reimbursement has previously been paid;

               (xxxvii)  to   pay  interest   to   the   Holders of  the Class O
Certificates, up to an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date;

              (xxxviii) if the aggregate Certificate Balances of the Class A, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M and Class N Certificates have been reduced to zero, to pay principal to the Holders of the Class O Certificates, up to an amount equal to the lesser of (A) the then-outstanding aggregate Certificate Balance of such Class of Certificates and (B) the remaining Principal Distribution Amount for such Distribution Date;

                (xxxix) to reimburse the Holders of the Class O Certificates up to an amount equal to all Realized Losses and Expense Losses, if any, previously allocated to such Class of Certificates and for which no reimbursement has previously been paid; and

                  (xl) to pay to the Holders of the Class R-III Certificates the balance, if any, of the Available Funds in respect of REMIC III for such Distribution Date; provided that,

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on the final  Distribution  Date in connection  with a termination  of the Trust
Fund described in Article IX hereof, the distributions of principal to be made pursuant to clauses (ii), (v), (viii), (xi), (xiv), (xvii), (xx), (xxiii),
(xxvi), (xxix), (xxxii), (xxxv) and (xxxviii) of this Section 4.3(b) shall, in each such case, subject to the then remaining portion of the Available Funds in respect of REMIC III for such date, be made to the Holders of the relevant Class of Principal Balance Certificates otherwise entitled to distributions of principal pursuant to such clause up to an amount equal to the aggregate Certificate Balance of such Class of Certificates outstanding immediately prior to such Distribution Date.

     (c) Any Prepayment Premium collected with respect to a Mortgage Loan during any particular Collection Period will be distributed on the following Distribution Date as follows: The holders of the Class A, Class B, Class C, Class D, Class E and Class F Certificates then entitled to distributions of principal on such Distribution Date will be entitled to an aggregate amount, allocable among such Classes, if more than one, as described below, equal to the lesser of (a) such Prepayment Premium and (b) such Prepayment Premium multiplied by a fraction, the numerator of which is equal to the excess, if any, of the Pass-Through Rate applicable to the most senior of such Classes of Principal Balance Certificates then outstanding (or, in the case of the two Classes of Class A Certificates, first, the Pass-Through Rate applicable to the Class A-1 Certificates and second, the Pass-Through Rate applicable to the Class A-2 Certificates) over the relevant Discount Rate, and the denominator of which is equal to the excess, if any, of the Mortgage Rate of the Mortgage Loan that prepaid, over the relevant Discount Rate. If there is more than one such Class of Principal Balance Certificates entitled to distributions of principal on such Distribution Date, the aggregate amount described in the preceding sentence will be allocated among such Classes on a pro rata basis in accordance with the relative amounts of entitlement to such distributions of principal.

      Any portion of any Prepayment Premium remaining after any such payment to the holders of such Principal Balance Certificates as described above will be distributed to the holders of the Class X Certificates.

     (d) On each Distribution Date, amounts on deposit in the Excess Liquidation Proceeds Account deemed distributed on the REMIC II Regular Interests on such date, will in turn be used to reimburse the holders of the Principal Balance
Certificates (in order of alphabetical Class designation ) for, and to the extent of, unreimbursed Realized Losses or Expense Losses previously allocated to them. Distributions will be made to the holders of the Class A-1 and Class A-2 Certificates pro rata as between such Classes in accordance with the respective then-outstanding aggregate Certificate Balances of such Certificates.

     (e) All of the foregoing distributions to be made from the Distribution Account on any Distribution Date with respect to the REMIC III Regular Certificates shall be deemed made from the payments deemed made to REMIC III in respect of the REMIC II Regular Interests on such Distribution Date pursuant to
Section 4.2.

          Section 4.4,   Statements  to  Rating  Agencies  and
                         -------------------------------------
Certificateholders; Available Information.
-----------------------------------------

     (a) On each Distribution Date, the Trustee shall prepare, forward by mail (unless the recipient requests in writing that such delivery be made only in an electronic downloadable format) and make available electronically (in downloadable format) to each Rating Agency and each Holder of a Certificate, with copies to the Depositor, the Operating

Adviser, Paying Agent, the Placement Agents, Master Servicer and Special Servicer, a statement (the "Trustee Report") as to such distribution setting forth the information set forth on Exhibit H hereto, and including among other things, for each Class, as applicable:

                (i) The Principal Distribution Amount and the amount allocable to principal for such Class included in Available Funds in respect of REMIC III;

                (ii) Distributable Certificate Interest for such Class and the amount of Available Funds in respect of REMIC III allocable thereto, together with any Class Interest Shortfall allocable to such Class;

                (iii) The amount of any P&I Advances by the Master Servicer, the Trustee or the Fiscal Agent included in the amounts distributed to the Certificateholders;

                (iv) The Certificate Balance of each Class of Certificates after giving effect to the distribution of amounts in respect of the Principal Distribution Amount on such Distribution Date;

                (v) The aggregate amount of Realized Losses and Expense Losses incurred during the related Collection Period, the cumulative Realized Losses and Expense Losses incurred since the Startup Day and their allocation to the Certificate Balance of any Class of Certificates, together with a list of Additional Trust Fund Expenses itemized by category of expense;

                (vi) The Stated Principal Balance of the Mortgage Loans as of the Due Date preceding such Distribution Date;

                (vii) The number and aggregate principal balance of Mortgage Loans (A) delinquent 30-59 days, (B) delinquent 60-89 days, (C) delinquent 90 or more days, and (D) as to which foreclosure proceedings have been commenced and, with respect to each delinquent Mortgage Loan, the amount of the P&I Advance made on such Distribution Date, the aggregate amount of Servicing Advances theretofore made that remain unreimbursed and the aggregate amount of P&I Advances theretofore made that remain unreimbursed;

                (viii) With  respect   to  any  Mortgage Loan that became an REO
Mortgage Loan during the preceding calendar month, the principal balance of such Mortgage Loan as of the date it became an REO Mortgage Loan;

                (ix) As to any REO Property sold during the related Collection Period, the date on which a Final Recovery Determination was made and the amount of the proceeds of such sale deposited into the Collection Account, and the aggregate amount of REO Proceeds and Net REO Proceeds (in each case other than Liquidation Proceeds) and other revenues collected by the Special Servicer with respect to each REO Property during the related Collection Period and credited to the Collection Account, in each case identifying such REO Property by name;

                 (x) The outstanding principal balance of each REO Mortgage Loan as of the close of business on the immediately preceding Due Date and the appraised value of the related REO Property per the most recent Updated Appraisal obtained;

                (xi) The amount of the Master Servicer Fee paid to the Master Servicer with respect to such Distribution Date, and the amount of the additional servicing compensation described in Section 3.12(a) that was paid to the Master Servicer with respect to such Distribution Date;

                (xii) The amount of any Standby Special Servicer Fee, Special Servicer Fee, Disposition Fee or Workout Fee paid to the Special Servicer with respect to such Distribution Date, and the amount of the additional servicing compensation described in Section 3.12(b) that was paid to the Special Servicer with respect to such Distribution Date;

                (xiii) The amount of (A) Prepayment Premiums distributed to each Class of Certificates, (B) Deferred Interest received during the related Collection Period and (C) Default Interest received during the related Collection Period;

                (xiv) The Pass-Through Rate applicable to each Class of the REMIC III Regular Certificates for such Distribution Date;

                (xv) The amount of any Appraisal Reductions effected during the related Collection Period on a Mortgage Loan-by-Mortgage Loan basis and the total Appraisal Reductions as of such Distribution Date;

                (xvi) Any additional information regarding the Mortgage Loans, which the Master Servicer or the Special Servicer, in its sole discretion, delivers to the Trustee for distribution to the Certificateholders;

                (xvii)  Both current and cumulative prepayments;

               (xviii)  Ratings   from  all   Rating Agencies for all applicable
Classes of Certificates;

                (xix) Any Mortgage Loan as to which bankruptcy proceedings have been commenced against the related Borrower, but only to the extent that the Trustee has knowledge thereof; and

                (xx) Any draws on letters of credit or debt service reserves, and the remaining balance thereof.

      With respect to any information in a Trustee Report pertaining to a specific Mortgage Loan, such Mortgage Loan shall be identified by the related Loan Number and property name, if any, set forth on the Mortgage Loan Schedule.

      The Trustee shall also make available in electronic format to the Depositor, the Master Servicer, the Special Servicer, each Rating Agency, the Operating Adviser and, upon request, any holder of a Privately Placed Certificate, the CMSA IRP Loan Set-up File, Loan Periodic Update File, Bond Level File, Collateral Summary File and any other items included in the definition of CMSA IRP if such other items have been received in electronic format from the Master Servicer or Special Servicer.

      In the case of  information  furnished  pursuant to subclauses  (i), (ii),
(iv) and (xiii)(A) above, the amounts shall be expressed as a dollar amount in the aggregate for all Certificates of each applicable Class and for each Class of Certificates for a denomination of $1,000 initial Certificate Balance or Notional Amount.

      Within a reasonable period of time after the end of each calendar year, the Trustee shall furnish to each Person who at any time during the calendar year was a Holder of a Certificate (including holders of the Class R-I, Class R-II or Class R-III Certificates) and to each Rating Agency a statement containing the information set forth in subclauses (i), (ii) and (xiii)(A) above, aggregated for such calendar year or applicable portion thereof during which such Person was a Certificateholder. Such obligation of the Trustee shall be deemed to have been satisfied to the extent that it provided substantially comparable information pursuant to any requirements of the Code as from time to time in force.

      In  addition  to the reports  required  to be  delivered  pursuant to this
Section 4.4(a), the Trustee shall make available upon request to each Holder, Certificate Owner and proposed transferee of a Privately Placed Certificate or interest therein such additional information, if any, required to be delivered under Rule 144A(d)(4) and in its possession so as to permit the proposed transfer to be effected pursuant to Rule 144A.

      For investors that have obtained an account number on the Trustee's Automatic Statements Accessed by Phone ("ASAP") System, the foregoing report or a summary report of bond factors may be obtained from the Trustee via automated facsimile by placing a telephone call to (714) 282-5518 and following the voice prompts to request "statement number 504." Account numbers on the ASAP System may be obtained by calling the same telephone number and following the voice prompts for obtaining account numbers. Separately, bond factor information may be obtained from the Trustee by calling 800-246-5761. In addition, if the Depositor so directs the Trustee, and on terms acceptable to the Trustee, the Trustee will make available through its electronic bulletin board system, on a confidential basis, certain information related to the Mortgage Loans. The bulletin board is located at (714) 282-3990. Investors that have an account on the bulletin board may retrieve the loan level data file for each transaction in the directory. An account number may be obtained by typing "new" upon logging into the bulletin board. A directory has been set up on the bulletin board in which an electronic file is stored containing monthly servicer data. All files are compressed before being put into the directory. Additionally, certain information regarding the Mortgage Loans will be made available at the website maintained by the Trustee at www.lnbabs.com.

     (b) On or within two Business Days following each Distribution Date, the Trustee shall prepare and furnish to the Placement Agents, using the format and media mutually agreed upon by the Trustee and the Placement Agents, the following information regarding each Mortgage Loan and any other information reasonably requested by the Placement Agents and available to the Trustee:

                (i) the Loan Number and the related property name, if any, set forth in the Mortgage Loan Schedule;

               (ii)  the Mortgage Rate; and

              (iii)  the principal balance as of such Distribution Date.

     (c) The Trustee shall only be obligated to deliver the statements, reports and information contemplated by Section 4.4(a) and 4.4(b) to the extent it receives the necessary underlying information from the Master Servicer, the Special Servicer and the Rating Agencies, as applicable, and shall not be liable for any failure to deliver any thereof on the prescribed due dates, to the extent such failure is caused by the Master Servicer's or the Special Servicer's failure to deliver such underlying information in a timely manner. Absent manifest error, the Trustee (i) may conclusively rely on any such information forwarded to it by the Master Servicer, the Special Servicer and the Rating
Agencies, (ii) shall have no obligation to verify the same and (iii) with respect to the information provided by Section 4.4(a)(xviii), shall not be liable for the accuracy of, and may include a disclaimer with, such information. Nothing herein shall obligate the Trustee, the Master Servicer or the Special Servicer to violate (in the reasonable judgment of the Master Servicer, the Special Servicer or the Trustee, as appropriate)

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


any applicable law or provision of any Mortgage Loan document prohibiting disclosure of information with respect to any Borrower and the failure of the Trustee, the Master Servicer or the Special Servicer to disseminate information for such reason shall not be a breach hereof.

          Section 4.5.   Remittances; P&I Advances.
                         -------------------------

     (a) For purposes of this Section 4.5, "Applicable Monthly Payment" shall mean, for any Mortgage Loan with respect to any month, (A) if such Mortgage Loan is delinquent as to its Balloon Payment or constitutes an REO Mortgage Loan, the related Assumed Monthly Payment and (B) if such Mortgage Loan is not described by the preceding clause, the Monthly Payment.

     (b) On the Remittance Date immediately preceding each Distribution Date, the Master Servicer shall:

                (i) remit to the Trustee from the Collection Account (A) for deposit in the Distribution Account an amount equal to the Prepayment Premiums and (B) for deposit in the Excess Liquidation Proceeds Account an amount equal to the Excess Liquidation Proceeds, to the extent received by the Master Servicer in the Collection Period preceding such Remittance Date;

                (ii) remit to the Trustee from the Collection Account for deposit in the Distribution Account an amount equal to the Master Servicer Remittance Amount for such Distribution Date (excluding P&I Advances which are remitted pursuant to Section 4.5(b)(iii) and Compensating Interest Payments which are remitted pursuant to Section 3.25);

                (iii) subject to Section 4.5(c), make an advance (each, a "P&I Advance"), by deposit into the Collection Account, and remit such amount to the Distribution Account, in an amount equal to the Applicable Monthly Payment for each Mortgage Loan (net of the Master Servicer Fee), to the extent such amount was not received on such Mortgage Loan as of the close of business on the related Determination Date; provided, however, that, in the event the Master Servicer shall fail to remit a P&I Advance required to be made hereunder on the Remittance Date, the Master Servicer shall pay to the Trustee interest at the Advance Rate on the amount of such P&I Advance from and including the Remittance Date to but not including the day such remittance is actually made; and

                (iv) remit to the Trustee from the Grantor Trust Collection Account for deposit in the Grantor Trust Distribution Account an amount equal to the Deferred Interest received by the Master Servicer in the Collection Period preceding such Remittance Date.

     (c) Notwithstanding Section 4.5(b)(iii), upon determination of the Appraisal Reduction with respect to any Required Appraisal Loan, the amount of any delinquent interest required to be advanced with respect to such Required Appraisal Loan shall be an amount equal to the product of (A) the amount of the delinquent interest that would be required to be advanced in respect of such Mortgage Loan without regard to the application of this sentence, multiplied by
(B) a fraction, the numerator of which is equal to the Stated Principal Balance of such Mortgage Loan as of the immediately preceding Determination Date less the Appraisal Reduction and the denominator of which is such Stated Principal Balance.

     (d) If, as of 3:00 p.m., New York City time, on any Remittance Date the Master Servicer shall not (i) have made the P&I Advance required to have been made on such date pursuant to Section 4.5(b)(iii) or (ii) delivered the certificate and documentation related to a

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


determination of nonrecoverability, the Trustee shall immediately notify the Fiscal Agent by telephone promptly confirmed in writing, and the Trustee shall no later than 10:00 a.m., New York City time, on such Distribution Date deposit into the Distribution Account in immediately available funds an amount equal to the P&I Advances otherwise required to have been made by the Master Servicer. If the Trustee fails to make any P&I Advance required to be made under this Section 4.5, the Fiscal Agent shall make such P&I Advance not later than 12:00 p.m., New York City time, on such Distribution Date and, thereby, the Trustee shall not be in default under this Agreement.

     (e) Anything to the contrary in this Agreement notwithstanding, none of the Master Servicer, the Trustee or the Fiscal Agent shall be obligated to make a P&I Advance on any date on which a P&I Advance is otherwise required to be made by this Section 4.5 if the Master Servicer, the Trustee or the Fiscal Agent, as applicable, determines that such Advance will be a Nonrecoverable Advance. The Trustee and the Fiscal Agent shall be entitled to rely, conclusively, on any determination by the Master Servicer that a P&I Advance, if made, would be a Nonrecoverable Advance. The Trustee and the Fiscal Agent, in determining whether or not a P&I Advance previously made is, or a proposed P&I Advance, if made, would be, a Nonrecoverable Advance shall make such determination in their good faith judgment.

     (f) The Master Servicer, the Trustee or the Fiscal Agent, as applicable, shall be entitled to, and the Master Servicer hereby covenants and agrees to promptly seek and effect, the reimbursement of P&I Advances made to the extent permitted pursuant to Section 3.6(a)(ii) of this Agreement together with any related Advance Interest Amount in respect of such P&I Advances to the extent permitted pursuant to Section 3.6(a)(iii).

          Section 4.6.   Allocation of Realized Losses and Expense Losses.
                         ------------------------------------------------

     (a) On each Distribution Date, following the deemed distributions to be made in respect of the REMIC I Regular Interests pursuant to Section 4.1, the Uncertificated Principal Balance of each REMIC I Regular Interest (after taking account of such deemed distributions) shall be reduced to equal the Stated Principal Balance of the related Mortgage Loan (including without limitation an REO Mortgage Loan or, if applicable, a Qualified Substitute Mortgage Loan) that will be outstanding immediately following such Distribution Date. Such reductions shall be deemed to be an allocation of Realized Losses and Expense Losses.

     (b) On each Distribution Date, Realized Losses and Expense Losses that are applied to each Class of REMIC III Regular Certificates shall be allocated to reduce the Uncertificated Principal Balance of the Related REMIC II Regular Interest.

     (c) On each Distribution Date, following the distributions to be made to the Certificateholders on such date pursuant to Section 4.3, the Trustee shall determine the amount, if any, by which (i) the then-aggregate Certificate Balance of the Principal Balance Certificates, exceeds (ii) the aggregate Stated Principal Balance of the Mortgage Pool that will be outstanding immediately following such Distribution Date. If such excess does exist, then the respective aggregate Certificate Balances of the Class O, Class N, Class M, Class L, Class K, Class J, Class H, Class G, Class F, Class E, Class D, Class C and Class B Certificates shall be reduced sequentially, in that order, in each case, until the first to occur of such excess being reduced to zero or the related aggregate Certificate Balance of such Class being reduced to zero. If, after the foregoing reductions, the amount described in clause (i) of the second preceding sentence still exceeds the amount described in clause (ii) of the second preceding sentence, then the respective aggregate Certificate Balances of the Class A-1 and Class A-2 Certificates shall be reduced, pro rata in accordance with the relative sizes of the then-outstanding aggregate Certificate Balances of such Classes of Certificates, until the first to occur of such excess being reduced to zero or each such aggregate Certificate Balance being reduced to zero. Such reductions in the aggregate Certificate Balances of the respective Classes of Principal Balance Certificates shall be deemed to be allocations of Realized Losses and Expense Losses among the Certificates of each such Class in proportion to their respective Percentage Interests in such Class.

          Section 4.7.   Distributions on the Grantor Trust.
                         ----------------------------------

      On each Distribution Date, the Trustee shall withdraw the amount of any Deferred Interest received in the related Collection Period from the Grantor Trust Distribution Account and shall distribute such funds to the holders of the Class V Certificates.

          Section 4.8.   Distributions in General.
                         ------------------------

     (a) All amounts  distributable to a Class of Certificates  pursuant to this
Article IV on each Distribution Date shall be allocated pro rata among the outstanding Certificates in each such Class based on their respective Percentage Interests. Such distributions shall be made on each Distribution Date (other than the final distribution on any Certificate) to each Certificateholder of record on the related Record Date by check mailed by first class mail to the address set forth therefor in the Certificate Register or, provided that such Certificateholder shall have provided the Paying Agent with wire instructions in writing on or before the related Record Date (or upon standing instructions given to the Trustee or the Paying Agent on the Closing Date or on or before any Record Date, which instructions may be revoked at any time thereafter upon written notice to the Trustee or the Paying Agent on or before the related Record Date), by wire transfer of immediately available funds to the account of such Certificateholder at a bank or other entity located in the United States and having appropriate facilities therefor. The final distribution on each Certificate (determined without regard to any possible future reimbursement of any Realized Losses or Expense Losses previously allocated to such Certificate) shall be made in like manner, but only upon presentment and surrender of such Certificate at the Corporate Trust Office of the Trustee or its agent (which may be the Paying Agent or the Certificate Registrar acting as such agent) that is specified in the notice to Certificateholders of such final distribution. Any distribution that is to be made with respect to a Certificate in reimbursement of a Realized Loss or Expense Loss previously allocated thereto, which reimbursement is to occur after the date on which such Certificate is surrendered as contemplated by the preceding sentence, will be made by check mailed to the Certificateholder that surrendered such Certificate or by wire transfer if such Certificateholder has provided the Trustee with wire transfer instructions.

     (b) Except as otherwise provided in Section 9.1, the Trustee shall, no later than the 15th day of the month in the month preceding the Distribution Date on which the final distribution with respect to any Class of Certificates is expected to be made or such later day as the Trustee becomes aware that the final distribution with respect to any Class of Certificates is expected to be made on the succeeding Distribution Date, mail to each Holder of such Class of Certificates and to the Rating Agencies, on such day a notice to the effect that:

                (i) the Trustee reasonably expects, based upon information previously provided to it, that the final distribution with respect to such Class of Certificates will be made
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


on such Distribution Date, but only upon presentation and surrender of such Certificates at the office of the Trustee therein specified; and

                (ii) if   such  final  distribution is made on such Distribution
Date, no interest shall accrue on such Certificates from and after such Distribution Date;

provided, however, that the Class R-I, Class R-II and Class R-III Certificates shall remain outstanding until there is no other Class of Certificates, REMIC I Regular Interests or REMIC II Regular Interests outstanding.

Any funds not distributed to any Holder or Holders of Certificates of such Class on such Distribution Date because of the failure of such Holder or Holders to tender their Certificates shall, on such Distribution Date, be set aside and held in trust for the benefit of the appropriate non-tendering Holder or Holders. If any Certificates as to which notice has been given pursuant to this
Section 4.8(b) shall not have been surrendered for cancellation within six months after the time specified in such notice, the Trustee shall mail a second notice to the remaining non-tendering Certificateholders, at their last addresses shown in the Certificate Register, to surrender their Certificates for cancellation in order to receive from such funds held the final distribution with respect thereto. If, within one year after the second notice, any of such Certificates shall not have been surrendered for cancellation, the Trustee may, directly or through an agent, take appropriate steps to contact the remaining non-tendering Certificateholders concerning surrender of their Certificates. The costs and expenses of maintaining such funds in trust and of contacting such Certificateholders shall be paid out of such funds. If, within two years after the second notice, any such Certificates shall not have been surrendered for cancellation, the Paying Agent shall pay to the Class R-III Certificateholders all amounts otherwise distributable to such non-tendering Holders. No interest shall accrue or be payable to any Certificateholder on any amount held in trust hereunder or by the Trustee as a result of such Certificateholder's failure to surrender its Certificate(s) for final payment thereof in accordance with this
Section 4.8(b). Any such amounts transferred to the Trustee may be invested in Permitted Investments and all income and gain realized from investment of such funds shall be for the benefit of the Trustee. In the event the Trustee is permitted or required to invest any amounts in Permitted Investments under this Agreement, whether in its capacity as Trustee or in the event of its assumption of the duties of, or becoming the successor to, the Master Servicer in accordance with the terms of this Agreement, it shall invest such amounts in the following Permitted Investments and priority, in each case only for so long as any such investment shall continue to be a Permitted Investment: (1) Permitted Investments under clause (v) of the definition of Permitted Investments, and (2) if (1) above is not available, Permitted Investments under clause (i) of the definition of Permitted Investments. The Trustee shall deposit into the applicable account funds in the amount of any loss incurred in respect of any such Permitted Investment immediately upon realization of such loss.

          Section 4.9.   Compliance with Withholding Requirements.
                         ----------------------------------------

      Notwithstanding any other provision of this Agreement, the Paying Agent shall comply with all federal withholding requirements with respect to payments to Certificateholders of interest or original issue discount that the Paying Agent reasonably believes are applicable under the Code. The consent of Certificateholders shall not be required for any such withholding. The Paying Agent agrees that it will not withhold with respect to payments of interest or original issue discount in the case of a Certificateholder that is a non-U.S. Person that has furnished or caused to be furnished (i) an effective Form W-8 or Form W-9 or an acceptable substitute form

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or a successor form and who has informed the Trustee in writing that it is not a
"10-percent shareholder" within the meaning of Code Section 871(h)(3)(B) or a "controlled foreign corporation" described in Code Section 881(c)(3)(C) with respect to the Trust Fund or the Depositor, or (ii) an effective Form 4224 or an acceptable substitute form or a successor form. In the event the Paying Agent or its agent withholds any amount from interest or original issue discount payments or advances thereof to any Certificateholder pursuant to federal withholding requirements, the Paying Agent shall indicate the amount withheld to such Certificateholder. Any amount so withheld shall be treated as having been distributed to such Certificateholder for all purposes of this Agreement.

                                   ARTICLE V.
                                   ----------

                                THE CERTIFICATES

          Section 5.1.      The Certificates.
                            ----------------

      The Certificates consist of the Class A-1 Certificates, the Class A-2 Certificates, the Class X Certificates, the Class B Certificates, the Class C
Certificates,  the Class D Certificates,  the Class E Certificates,  the Class F
Certificates,  the Class G Certificates,  the Class H Certificates,  the Class J
Certificates,  the Class K Certificates,  the Class L Certificates,  the Class M
Certificates, the Class N Certificates, the Class O Certificates, the Class V Certificates, the Class R-I Certificates, the Class R-II Certificates and the Class R-III Certificates.

      The Class A-1, Class A-2, Class X, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O, Class V, Class R-I, Class R-II and Class R-III Certificates will be substantially in the forms annexed hereto as Exhibits A-1, A-2, A-3, A-4, A-5, A-6, A-7, A-8, A-9, A-10, A-11, A-12, A-13, A-14, A-15, A-16, A-17, A-18, A-19
and A-20, respectively. The Certificates of each Class will be issuable in definitive physical form only, registered in the name of the holders thereof; provided, however, that in accordance with Section 5.3 beneficial ownership interests in the REMIC III Regular Certificates shall initially be represented by Book-Entry Certificates held and transferred through the book-entry facilities of the Securities Depository. The Class A Certificates shall be in minimum denominations of $25,000 and multiples of $1 in excess thereof. The Class B, Class C, Class D and Class E Certificates shall be in minimum denominations of $50,000 and multiples of $1 in excess thereof. The Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N and Class O Certificates shall be in minimum denominations of $100,000 and multiples of $1 in excess thereof. The Class X Certificates shall be in minimum denominations of $1,000,000 and multiples of $1 in excess thereof. The Class V, Class R-I, Class R-II and Class R-III Certificates shall be in minimum denominations of 5% Percentage Interests and integral multiples of 1% Percentage Interest in excess thereof and together aggregating the entire 100% Percentage Interest in each such Class.

      Any of the Certificates may be issued with appropriate insertions, omissions, substitutions and variations, and may have imprinted or otherwise reproduced thereon such legend or legends, not inconsistent with the provisions of this Agreement, as may be required to comply with any law or with rules or regulations pursuant thereto, or with the rules of any securities market in which the Certificates are admitted to trading, or to conform to general usage.


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      Each  Certificate  may be printed or in  typewritten  or similar form, and each Certificate shall, upon original issue, be executed by the Trustee and authenticated by the Trustee or the Authenticating Agent and delivered to (or upon the order of) the Depositor. All Certificates shall be executed by manual or facsimile signature on behalf of the Trustee by an authorized officer or signatory. Certificates bearing the signature of an individual who was at any time the proper officer or signatory of the Trustee shall bind the Trustee, notwithstanding that such individual has ceased to hold such office or position prior to the delivery of such Certificates or did not hold such office or position at the date of such Certificates. No Certificate shall be entitled to any benefit under this Agreement, or be valid for any purpose, unless there appears on such Certificate a certificate of authentication in the form set forth in Exhibits A-1 through A-20 executed by the Trustee or the Authenticating Agent by manual signature, and such certificate of authentication upon any Certificate shall be conclusive evidence, and the only evidence, that such
Certificate  has  been  duly   authenticated   and  delivered   hereunder.   All
Certificates shall be dated the date of their authentication.

          Section 5.2.      Registration, Transfer and Exchange of Certificates.
                            ---------------------------------------------------

     (a) At all times during the term of this Agreement, there shall be maintained at the office of the Certificate Registrar a Certificate Register in which, subject to such reasonable regulations as the Certificate Registrar may prescribe, the Certificate Registrar shall provide for the registration of Certificates and of transfers and exchanges of Certificates as herein provided. The Trustee is hereby initially appointed (and hereby agrees to act in accordance with the terms hereof) as Certificate Registrar for the purpose of registering Certificates and transfers and exchanges of Certificates as herein provided. The Trustee may appoint, by a written instrument delivered to the other parties hereto, any other bank or trust company to act as Certificate Registrar under such conditions as the Trustee may prescribe, provided that the Trustee shall not be relieved of any of its duties or responsibilities hereunder as Certificate Registrar by reason of such appointment. If the Trustee resigns or is removed in accordance with the terms hereof, the successor trustee shall immediately succeed to its predecessor's duties as Certificate Registrar. The Depositor, the Master Servicer, the Special Servicer and any agent of any of them shall have the right to inspect the Certificate Register or to obtain a copy thereof at all reasonable times, and to rely conclusively upon a certificate of the Certificate Registrar as to the information set forth in the Certificate Register. The names and addresses of all Certificateholders and the names and addresses of the transferees of any Certificates shall be registered in the Certificate Register. A Definitive Certificate is transferable or exchangeable only upon the surrender of such Certificate to the Certificate Registrar at the Corporate Trust Office together with an assignment and transfer (executed by the Holder or his duly authorized attorney), subject to the requirements of this Section 5.2. Upon request of the Trustee, the Certificate Registrar shall provide the Trustee with the names, addresses and Percentage Interests of the Holders.

     (b) Upon surrender for registration of transfer of any Definitive Certificate, subject to the requirements of this Section 5.2, the Trustee shall execute and the Trustee or the Authenticating Agent shall duly authenticate in the name of the designated transferee or transferees, one or more new Certificates in authorized denominations of a like aggregate Certificate
Balance, Notional Amount or Percentage Interest. Such Certificates shall be delivered by the Certificate Registrar in accordance with this Section 5.2. Each Certificate surrendered for registration of transfer or exchange shall be cancelled and the Certificate

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Registrar  shall dispose of the cancelled  Certificates  in accordance  with its standard procedures. Each new Certificate issued pursuant to this Section 5.2 shall be registered in the name of any Person as the transferring Holder may request, subject to the provisions of this Section 5.2.

     (c) The  exchange,  transfer  and  registration  of transfer of  Definitive
Certificates that are Privately Placed Certificates shall be subject to the restrictions set forth below (in addition to the other provisions of this Section 5.2):

                (i) The Certificate Registrar shall register the transfer of a Definitive Certificate that is a Privately Placed Certificate if the requested transfer is being made to a transferee who has provided the Certificate Registrar with an Investment Representation Letter substantially in the form of Exhibit D-1 hereto (an "Investment Representation Letter"), to the effect that the transfer is being made to a Qualified Institutional Buyer in accordance with Rule 144A (and in the case of the Residual Certificates, a Transferee Affidavit as required by Section 5.2(j)(ii)); or

                (ii) The Certificate Registrar shall register the transfer of a Definitive Certificate that is a Privately Placed Certificate (other than the Class V Certificates and the Residual Certificates), if prior to the transfer, the transferee furnishes to the Certificate Registrar (1) an Investment
Representation Letter to the effect that the transfer is being made to an Institutional Accredited Investor in accordance with an applicable exemption under the 1933 Act, (2) an Opinion of Counsel acceptable to the Certificate Registrar that such transfer is in compliance with the 1933 Act, and (3) a written undertaking by the transferor to reimburse the Trust Fund for any costs incurred by it in connection with the proposed transfer.

     (d) Subject to the  restrictions on transfer and exchange set forth in this
Section 5.2, the Holder of one or more Certificates may transfer or exchange the same in whole or in part (with a Certificate Balance, Notional Amount or Percentage Interest equal to any authorized denomination) by surrendering such Certificate at the Corporate Trust Office or at the office of any transfer agent appointed as provided under this Agreement, together with an instrument of assignment and transfer (executed by the Holder or its duly authorized attorney), in the case of transfer, and a written request for exchange in the case of exchange. Subject to the restrictions on transfer set forth in this
Section 5.2, following a proper request for transfer or exchange, the Certificate Registrar shall, within a reasonable time period after such request, execute and deliver at the Corporate Trust Office or at the office of such transfer agent, as the case may be, to the transferee (in the case of transfer) or the Holder (in the case of exchange) or send by first class mail (at the risk of the transferee in the case of transfer or the Holder in the case of exchange) to such address as the transferee or the Holder, as applicable, may request, a Definitive Certificate or Certificates, as the case may require, for a like aggregate Certificate Balance, Notional Amount or Percentage Interest and in such authorized denomination or denominations as may be requested. The presentation for transfer or exchange of any Definitive Certificate shall not be valid unless made at the Corporate Trust Office or at the office of a transfer agent by the registered Holder in person, or by a duly authorized attorney-in-fact. The Certificate Registrar may decline to accept any request for an exchange or registration of transfer of any Certificate during the period of 15 days preceding any Distribution Date.

     (e) Any Certificates that are Privately Placed Certificates may only be transferred to Eligible Investors as described herein. In the event the
Certificate Registrar shall determine that a Definitive Certificate, or beneficial interest in a Book-Entry Certificate, that is a Privately Placed Certificate (other than the Residual Certificates) is being held by or for the benefit of a Person who is not an Eligible Investor, or that such holding is unlawful under the

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


laws of a relevant jurisdiction, then the Certificate Registrar shall void such transfer or, if such action is not permitted under applicable law, require, to the extent permitted by applicable law, the non-Eligible Investor to sell such Definitive Certificate or beneficial interest in such Book-Entry Certificate to an Eligible Investor within 14 days after notice of such determination and each Certificate Owner by its acceptance of a Certificate authorizes the Certificate Registrar to take such action and agrees to reimburse the Trustee for any costs and expenses incurred by the Trustee in enforcing this provision. In the event that the Trustee is unable to recover its costs and expenses from such Certificate Owner, the Trustee may be reimbursed for such expenses from the Trust Fund. At the request of the Trustee, the Depositor shall assist the Trustee in requiring any such sale. The Certificate Registrar shall be under no duty to investigate to determine if such transferee is an Eligible Investor.

     (f) No fee or service charge shall be imposed by the Certificate Registrar for its services in respect of any registration of transfer or exchange referred to in this Section 5.2 other than for transfers of Privately Placed Certificates to Institutional Accredited Investors, as provided herein. In connection with any transfer of Privately Placed Certificates to an Institutional Accredited Investor, the transferor shall reimburse the Trust Fund for any costs (including the cost of the Certificate Registrar's counsel's review of the documents and any legal opinions submitted by the transferor or transferee to the Certificate Registrar as provided herein) incurred by the Certificate Registrar in connection with such transfer. The Certificate Registrar may require payment by each transferor of a sum sufficient to cover any tax, expense or other governmental charge payable in connection with any such transfer.

     (g) Subject to the other provisions of this Section 5.2, transfers of the Class R-I, Class R-II and Class R-III Certificates may be made only in accordance with Section 5.2(c)(i), this Section 5.2(g) and Section 5.2(j). The Certificate Registrar shall register the transfer of a Class R-I, Class R-II or Class R-III Certificate if (i) the transferor has advised the Certificate Registrar in writing that the Certificate is being transferred to a buyer that the transferor reasonably believes is a Qualified Institutional Buyer; and (ii) prior to transfer the transferor furnishes to the Certificate Registrar an Investment Representation Letter.

     (h) Neither the Depositor, the Master Servicer, the Special Servicer, the Trustee nor the Certificate Registrar is obligated to register or qualify any Class of Privately Placed Certificates under the 1933 Act or any other securities law or to take any action not otherwise required under this Agreement to permit the transfer of such Certificates without registration or qualification. Any Certificateholder desiring to effect such transfer shall, and does hereby agree to, indemnify the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Fiscal Agent and the Certificate Registrar, against any loss, liability or expense that may result if the transfer is not exempt from the registration requirements of the 1933 Act or is not made in accordance with such federal and state laws or is not made in accordance with this Section 5.2.

     (i) No transfer of any Ownership Interest in a Subordinate Certificate shall be made to (i) an employee benefit plan subject to the fiduciary responsibility provisions of ERISA, or Section 4975 of the Code, or a governmental plan or church plan subject to any federal, state or local law ("Similar Law"), which is to a material extent, similar to the foregoing provisions of ERISA or the Code (collectively, a "Plan"), (ii) a collective investment fund in which assets of such Plans are invested or (iii) an insurance company that is using the assets of any insurance company separate account or general account in which the assets of any such Plan are invested (or which are deemed pursuant to ERISA or any Similar Law to include assets of Plans) to

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acquire any such  Subordinate  Certificates,  if such transfer or the subsequent holding of the applicable Certificate would constitute or result in a prohibited transaction within the meaning of Section 406 or 407 of ERISA, Section 4975 of the Code, or any Similar Law. Each prospective transferee of a Definitive Certificate that is a Subordinate Certificate shall deliver to the transferor, the Depositor, the Certificate Registrar and the Trustee, (A) a transfer or representation letter, substantially in the form of Exhibit D-2 hereto, stating that the prospective transferee is not a Person referred to in (i), (ii) or
(iii) above, or (B) an Opinion of Counsel which establishes to the satisfaction of the transferor, the Depositor, the Trustee and the Certificate Registrar that the purchase or holding of the Subordinate Certificate will not constitute or result in a prohibited transaction within the meaning of Section 406 or Section 407 of ERISA or Section 4975 of the Code, and will not subject the Master Servicer, the Special Servicer, the Depositor, the Trustee or the Certificate Registrar to any obligation or liability (including obligations or liabilities under ERISA or Section 4975 of the Code), which Opinion of Counsel shall not be an expense of the Trustee, the Fiscal Agent, the Trust Fund, the Master Servicer, the Special Servicer, Certificate Registrar or the Depositor. None of the Depositor, the Trustee, the Fiscal Agent, the Master Servicer, the Special Servicer, and the Certificate Registrar will register a Class R-I, Class R-II or Class R-III Certificate in any Person's name unless such Person has provided the letter referred to in clause (A) above or the Opinion of Counsel referred to in clause (B) above. Each Transferee of an interest in any Subordinated Certificate that is a Book-Entry Certificate shall be deemed to have represented and warranted that it is not a Person referred to in (i), (ii) or (iii) above. Any transfer of a Subordinate Certificate that would violate, or result in a prohibited transaction under, ERISA or Section 4975 of the Code shall be deemed absolutely null and void ab initio.

     (j) Each Person who has or acquires any Ownership Interest in a Class R-I, Class R-II or a Class R-III Certificate shall be deemed by the acceptance or acquisition of such Ownership Interest to have agreed to be bound by the following provisions, and to have irrevocably authorized the Trustee under clause (iii) below to deliver payments to a Person other than such Person and to have irrevocably authorized the Trustee under clause (iii) below to negotiate the terms of any mandatory disposition and to execute all instruments of Transfer and to do all other things necessary in connection with any such disposition. The rights of each Person acquiring any Ownership Interest in a Class R-I Certificate, Class R-II Certificate or a Class R-III Certificate are expressly subject to the following provisions:

                (i) Each Person acquiring or holding any Ownership Interest in a Class R-I Certificate, Class R-II Certificate or Class R-III Certificate shall be a Permitted Transferee and shall not acquire or hold such Ownership Interest as agent (including as a broker, nominee or other middleman) on behalf of any Person that is not a Permitted Transferee. Any such Person shall promptly notify the Certificate Registrar of any change or impending change in its status (or the status of the beneficial owner of such Ownership Interest) as a Permitted Transferee. Any acquisition described in the first sentence of this Section 5.2(j)(i) by a Person who is not a Permitted Transferee or by a Person who is acting as an agent of a Person who is not a Permitted Transferee shall be void and of no effect, and the immediately preceding owner who was a Permitted Transferee shall be restored to registered and beneficial ownership of the Ownership Interest as fully as possible.

                (ii) No Ownership Interest in a Class R-I, Class R-II or a Class R-III Certificate may be transferred, and no such Transfer shall be registered in the Certificate Register, without the consent of the Certificate Registrar, and the Certificate Registrar shall not recognize a proposed Transfer, and such proposed Transfer shall not be effective, without such

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consent with respect  thereto.  In connection with any proposed  Transfer of any
Ownership Interest in a Class R-I, Class R-II or a Class R-III Certificate, the Certificate Registrar shall, as a condition to such consent, (x) require delivery to it in form and substance satisfactory to it, and the proposed transferee shall deliver to the Certificate Registrar and to the proposed transferor, an affidavit in substantially the form attached as Exhibit C-1 (a "Transferee Affidavit") (A) that such proposed transferee is a Permitted Transferee and (B) stating that (I) the proposed transferee historically has paid its debts as they have come due and intends to do so in the future, (II) the proposed transferee understands that, as the holder of an Ownership Interest in a Class R-I, Class R-II or a Class R-III Certificate, as applicable, it may incur liabilities in excess of cash flows generated by the residual interest,
(III) the proposed transferee intends to pay taxes associated with holding the Ownership Interest as they become due, (IV) the proposed transferee will not transfer the Ownership Interest to any Person that does not provide a Transferee Affidavit or as to which the proposed transferee has actual knowledge that such Person is not a Permitted Transferee or is acting as an agent (including as a broker, nominee or other middleman) for a Person that is not a Permitted Transferee, and (V) the proposed transferee expressly agrees to be bound by and to abide by the provisions of this Section 5.2(j) and (y) other than in connection with the initial issuance of the Class R-I, Class R-II and Class
R-III   Certificates,   require  a  statement   from  the  proposed   transferor
substantially in the form attached as Exhibit C-2 (the "Transferor Letter"), that the proposed transferor has no actual knowledge that the proposed transferee is not a Permitted Transferee and has no actual knowledge or reason to know that the proposed transferee's statements in the preceding clauses
(x)(B)(I) or (III) are false. Furthermore, no transfer of any Ownership Interest in a Noneconomic Residual Interest shall be made unless either (1) (A) the transferor conducts, at the time of the transfer, a reasonable investigation of the financial condition of the proposed transferee and, as a result of the investigation, the transferor determines that the proposed transferee had historically paid its debts as they came due and found no significant evidence that the proposed transferee will not continue to pay its debts as they come due in the future and (B) the transferor determines that the present value of the anticipated tax liabilities associated with holding the Noneconomic Residual Interest does not exceed the sum of (x) the present value of any consideration given to the proposed transferee to acquire the Noneconomic Residual Interest,
(y) the present value of the expected future distributions on the Noneconomic Residual Interest and (z) the present value of the anticipated tax savings associated with holding the Noneconomic Residual Interest as the REMIC to which the Ownership Interest relates generates losses or (2) the proposed transferee provides the transferor with a certification of facts and an Opinion of Counsel which establishes to the satisfaction of the transferor that such transfer will not be disregarded for tax purposes. Notwithstanding the foregoing, if Proposed Treasury Regulation Section 1.860E-1(c)(4) is superceded by changes in the federal income tax law, the foregoing conditions shall be deemed modified in accordance with such changes in the federal income tax law.

                (iii) If any purported Transferee shall become a Holder of a Residual Certificate in violation of the provisions of this Section 5.2, then the last preceding Holder of such Residual Certificate that was in compliance with the provisions of this Section 5.2 shall be restored, to the extent permitted by law, to all rights as Holder thereof retroactive to the date of registration of such Transfer of such Residual Certificate. None of the Depositor, the Trustee or the Certificate Registrar, shall be under any liability to any Person for any registration of Transfer of a Residual Certificate that is in fact not permitted by this Section 5.2 or for making any payments due on such Certificate to the Holder thereof or for taking any other action with respect to such Holder under the provisions of this Agreement.

                (iv) Upon notice to the Certificate Registrar that there has occurred a Transfer to any Person that is a Disqualified Organization or an agent thereof (including a broker, nominee, or middleman) in contravention of the foregoing restrictions, and in any event not later than 60 days after a request for information from the transferor of such Ownership Interest in a Class R-I, Class R-II or a Class R-III Certificate, or such agent thereof, the Certificate Registrar and the Trustee agree to furnish to the IRS and the transferor of such Ownership Interest or such agent thereof such information necessary to the application of Section 860E(e) of the Code as may be required by the Code, including, but not limited to, the present value of the total anticipated excess inclusions with respect to such Class R-I, Class R-II or Class R-III Certificate (or portion thereof) for periods after such Transfer. At the election of the Certificate Registrar and the Trustee, the Certificate Registrar and the Trustee may charge a reasonable fee for computing and furnishing such information to the transferor or to such agent thereof referred to above; provided, however, that such Persons shall in no event be excused from furnishing such information.

               (v) The provisions of this Section 5.2(j) set forth prior to this clause (v) may be modified, added to or eliminated, provided that there shall have been delivered to the Trustee the following:

                        (A) Rating Agency Confirmation shall have been obtained from each Rating Agency with respect to the modification of, addition to or elimination of such provisions; and

                        (B) an Opinion of Counsel, in form and substance satisfactory to the Trustee, obtained at the expense of the party seeking such modification of, addition to or elimination of such provisions (but in no event at the expense of the Trustee or the Trust Fund), to the effect that doing so will not (1) cause any REMIC Pool to cease to qualify as a REMIC or be subject to an entity-level tax caused by the Transfer of any Residual Certificate to a Person which is not a Permitted Transferee or (2) cause a Person other than the prospective Transferee to be subject to a REMIC-related tax caused by the Transfer of a Residual Certificate to a Person that is not a Permitted Transferee.

     (k) If a Person is acquiring any Privately Placed Certificate, Subordinated Certificate or Residual Certificate as a fiduciary or agent for one or more accounts, such Person shall be required to deliver to the Certificate Registrar a certification, upon which the Certificate Register may rely (subject to the requirements of Section 8.1(b)), to the effect that it has (i) sole investment discretion with respect to each such account and (ii) full power to make the applicable foregoing acknowledgments, representations, warranties, certifications and/or agreements with respect to each such account as set forth in Subsections (b), (c), (d) and/or (e), as appropriate, of this Section 5.2.

          Section 5.3.   Book-Entry Certificates.
                         -----------------------

     (a) Each Class of REMIC III Regular Certificates shall initially be issued as one or more Book-Entry Certificates registered in the name of the Securities Depository or its nominee and, except as provided in subsection (c) below, transfer of such Certificates may not be registered by the Certificate Registrar unless such transfer is to a successor Securities Depository that agrees to hold such Certificates for the respective Certificate Owners with Ownership Interests therein. Such Certificate Owners shall hold and transfer their respective Ownership Interest in and to such Certificates through the book-entry facilities of the Securities Depository and, except as provided in subsection (c) below, shall not be entitled to definitive, fully registered Certificates ("Definitive Certificates") in respect of such Ownership Interests. Unless the Certificate Registrar determines otherwise in accordance with applicable law and the rules and procedures of, or applicable to, the Securities Depository (the "Depository Rules"), transfers of a beneficial interest in a Book-Entry Certificate representing an interest in a Privately Placed Certificate to (i) an Institutional Accredited Investor will require delivery in the form of a Definitive Certificate and the Certificate Registrar shall register such transfer only upon compliance with the foregoing provisions of Section 5.2 or (ii) a Qualified Institutional Buyer may only be effectuated by means of an "SRO Rule 144A System" approved for such purpose by the Commission. All transfers by Certificate Owners of their respective Ownership Interests in the Book-Entry Certificates shall be made in accordance with the procedures established by the Securities Depository Participant or brokerage firm representing each such Certificate Owner. Each Securities Depository Participant shall only transfer the Ownership Interests in the Book-Entry Certificates of Certificate Owners it represents or of brokerage firms for which it acts as agent in accordance with the Securities Depository's normal procedures. Neither the Certificate Registrar nor the Trustee shall have any responsibility to monitor or restrict the transfer of Ownership Interests in Book-Entry Certificates through the book-entry facilities of the Securities Depository.

     (b) The Trustee, the Master Servicer, the Special Servicer, the Fiscal Agent and the Certificate Registrar may for all purposes, including the making of payments due on the Book-Entry Certificates, deal with the Securities Depository as the authorized representative of the Certificate Owners with respect to such Certificates for the purposes of exercising the rights of Certificateholders hereunder. The rights of Certificate Owners with respect to the Book-Entry Certificates shall be limited to those established by law and agreements between such Certificate Owners and the Securities Depository Participants and brokerage firms representing such Certificate Owners. Multiple requests and directions from, and votes of, the Securities Depository as Holder of the Book-Entry Certificates with respect to any particular matter shall not be deemed inconsistent if they are made with respect to different Certificate Owners. The Trustee may establish a reasonable record date in connection with solicitations of consents from or voting by Certificateholders and shall give notice to the Securities Depository of such record date.

     (c) If (i)(A) the Depositor advises the Trustee and the Certificate Registrar in writing that the Securities Depository is no longer willing or able to properly discharge its responsibilities with respect to any Class of the Book-Entry Certificates, and (B) the Depositor is unable to locate a qualified successor, or (ii) the Depositor at its option advises the Trustee and the Certificate Registrar in writing that it elects to terminate the book-entry system through the Securities Depository with respect to any Class of the Book-Entry Certificates, the Certificate Registrar shall notify all affected Certificate Owners, through the Securities Depository, of the occurrence of any such event and of the availability of Definitive Certificates to such Certificate Owners requesting the same. Upon surrender to the Certificate Registrar of any Class of the Book-Entry Certificates by the Securities
Depository, accompanied by registration instructions from the Securities Depository for registration of transfer, the Trustee shall execute, and the Certificate Registrar shall authenticate and deliver, the Definitive Certificates to the Certificate Owners identified in such instructions. None of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Fiscal Agent or the Certificate Registrar shall be liable for any delay in delivery of such instructions and may conclusively rely on, and shall be protected in relying on, such instructions. Upon the issuance of Definitive Certificates for purposes of evidencing ownership of any Class of the REMIC III Regular Certificates, the registered holders of such

Definitive Certificates shall be recognized as Certificateholders hereunder and, accordingly, shall be entitled directly to receive payments on, to exercise Voting Rights with respect to, and to transfer and exchange such Definitive Certificates.

     (d) Upon acceptance for exchange or transfer of a beneficial interest in a Book-Entry Certificate for a Definitive Certificate, as provided herein, the Certificate Registrar shall endorse on a schedule affixed to the related Book-Entry Certificate (or on a continuation of such schedule affixed to such Book-Entry Certificate and made a part thereof) an appropriate notation evidencing the date of such exchange or transfer and a decrease in the Denomination of such Book-Entry Certificate equal to the Denomination of such Definitive Certificate issued in exchange therefor or upon transfer thereof.

     (e) If a Holder of a Definitive Certificate wishes at any time to transfer such Certificate to a Person who wishes to take delivery thereof in the form of a beneficial interest in the Book-Entry Certificate, such transfer may be effected only in accordance with the rules of the Securities Depository and this
Section 5.3(e). Upon receipt by the Certificate Registrar at the Registrar Office of (i) the Definitive Certificate to be transferred with an assignment and transfer pursuant to this Section 5.3(e), (ii) written instructions given in accordance with the rules of the Securities Depository directing the Certificate Registrar to credit or cause to be credited to another account a beneficial interest in the related Book-Entry Certificate, in an amount equal to the denomination of the Definitive Certificate to be so transferred, (iii) a written order given in accordance with the rules of the Securities Depository containing information regarding the account to be credited with such beneficial interest and (iv) if the affected Certificate is a Privately Placed Certificate an Investment Representation Letter from the transferee to the effect that such transferee is a Qualified Institutional Buyer, the Certificate Registrar shall cancel such Definitive Certificate, execute and deliver a new Definitive Certificate for the denomination of the Definitive Certificate not so transferred, registered in the name of the Holder or the Holder's transferee (as instructed by the Holder), and the Certificate Registrar shall instruct the Securities Depository or the custodian holding such Book-Entry Certificate on behalf of the Securities Depository to increase the denomination of the related Book-Entry Certificate by the denomination of the Definitive Certificate to be so transferred, and to credit or cause to be credited to the account of the Person specified in such instructions a corresponding denomination of such Book-Entry Certificate.

          Section 5.4.   Mutilated, Destroyed, Lost or Stolen Certificates.
                         -------------------------------------------------

      If (i) any mutilated Certificate is surrendered to the Certificate Registrar, or the Certificate Registrar receives evidence to its satisfaction of the destruction, loss or theft of any Certificate, and (ii) there is delivered to the Certificate Registrar such security or indemnity as may be required by it to save it, the Trustee, the Fiscal Agent, the Special Servicer and the Master Servicer harmless, then, in the absence of actual knowledge by a Responsible Officer of the Certificate Registrar that such Certificate has been acquired by a bona fide purchaser, the Trustee shall execute and the Trustee or the Authenticating Agent shall authenticate and the Certificate Registrar shall deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Certificate, a new Certificate of the same Class and of like tenor and Percentage Interest. Upon the issuance of any new Certificate under this Section 5.4, the Certificate Registrar may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Certificate Registrar) connected therewith. Any replacement Certificate issued pursuant to this Section 5.4 shall constitute complete and indefeasible evidence of ownership of the corresponding interest in the Trust Fund, as if originally issued, whether or not the lost, stolen or destroyed Certificate shall be found at any time.

          Section 5.5.   Appointment of Paying Agent.
                         ---------------------------

      The Trustee may appoint a Paying Agent for the purpose of making distributions to Certificateholders pursuant to Article IV. The Trustee shall cause such Paying Agent, if other than the Trustee or the Master Servicer, to execute and deliver to the Master Servicer and the Trustee an instrument in which such Paying Agent shall agree with the Master Servicer and the Trustee that such Paying Agent will hold all sums held by it for payment to Certificateholders in trust for the benefit of the Certificateholders entitled thereto until such sums have been paid to such Certificateholders or disposed of as otherwise provided herein. The initial Paying Agent shall be the Trustee. The Paying Agent shall at all times be an entity having a long-term senior unsecured debt rating of at least "Baa2" by Moody's and "A" by Fitch, unless and to the extent Rating Agency Confirmation is obtained (the cost, if any, of obtaining such confirmation to be paid by the Trustee; provided that such appointment is made by the Trustee in its sole discretion and otherwise by the Trust Fund). The Trustee shall pay the Paying Agent reasonable compensation from its own funds and the Trustee shall remain liable for all actions of any Paying Agent and shall not be relieved of any of its obligations hereunder.

          Section 5.6.   Access to Certificateholders' Names and Addresses.
                         -------------------------------------------------

     (a) If any Certificateholder or the Operating Adviser (for purposes of this Section 5.6, an "Applicant") applies in writing to the Certificate Registrar, and such application states that the Applicant desires to communicate with other Certificateholders with respect to their rights under this Agreement or under the Certificates and is accompanied by a copy of the communication which such Applicant proposes to transmit, then the Certificate Registrar shall, at the expense of such Applicant, within ten Business Days after the receipt of such application, transmit such communication to the Certificateholders as of the most recent Record Date; provided, however, if such communication relates to performance by the Master Servicer, the Special Servicer or the Trustee of its duties hereunder, the Certificate Registrar shall furnish or cause to be furnished to such Applicant a list of the names and addresses of the Certificateholders as of the most recent Record Date.

     (b) Every Certificateholder, by receiving and holding its Certificate, agrees with the Trustee that the Trustee and the Certificate Registrar shall not be held accountable in any way by reason of the disclosure of any information as to the names and addresses of the Certificateholders hereunder, regardless of the source from which such information was derived.

          Section 5.7.   Actions of Certificateholders.
                         -----------------------------

     (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Agreement to be given or taken by Certificateholders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Certificateholders in person or by an agent duly appointed in writing; and except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and, when required, to the Depositor, the Special Servicer or the Master Servicer. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Agreement and conclusive in favor of the Trustee, the Depositor, the Special Servicer and the Master Servicer, if made in the manner provided in this Section.

     (b) The fact and date of the execution by any Certificateholder of any such instrument or writing may be proved in any reasonable manner which the Trustee deems sufficient.

     (c) Any request, demand, authorization, direction, notice, consent, waiver or other act by a Certificateholder shall bind every Holder of every Certificate issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof, in respect of anything done, or omitted to be done, by the Trustee, the Depositor, the Special Servicer or the Master Servicer in reliance thereon, whether or not notation of such action is made upon such Certificate.

     (d) The Trustee or Certificate Registrar may require such additional proof of any matter referred to in this Section 5.7 as it shall deem necessary.

          Section 5.8.   Persons Deemed Owners.
                         ---------------------

      Prior to due presentment for registration of transfer, the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Fiscal Agent, the Certificate Registrar and any agent of any of them may treat the person in whose name any Certificate is registered as the owner of such Certificate for the purpose of receiving distributions pursuant to Article IV and for all other purposes whatsoever, and none of the Depositor, the Master Servicer, the Special Servicer, the Trustee, any Fiscal Agent, the Certificate Registrar or any agent of any of them shall be affected by notice to the contrary.

          Section 5.9.   Certification by Certificate Owners.
                         -----------------------------------

     (a) Each Certificate Owner is hereby deemed by virtue of its acquisition of an Ownership Interest in the Book-Entry Certificates to agree to comply with the transfer requirements of Section 5.2.

     (b) To the extent that under the terms of this Agreement, it is necessary to determine whether any Person is a Certificate Owner, the Trustee shall make such determination based on (i) a certificate of such Person which shall be substantially in the form of paragraph 1 of Exhibit I hereto (or such other form as shall be reasonably acceptable to the Trustee) and shall specify the Class and Certificate Balance or Notional Amount, as the case may be, of the Book-Entry Certificate beneficially owned and (ii) evidence of ownership of such Book-Entry Certificate through the Securities Depository; provided, however, that the Trustee shall not knowingly recognize such Person as a Certificate Owner if such Person, to the knowledge of a Responsible Officer of the Trustee, acquired its Ownership Interest in a Book-Entry Certificate in violation of
Section 5.2, or if such Person's certification that it is a Certificate Owner is in direct conflict with information obtained by the Trustee from the Securities Depository, Securities Depository Participants and/or indirect participating brokerage firms for which Securities Depository Participants act as agents, with respect to the identity of a Certificate Owner. The Trustee shall exercise its reasonable discretion in making any determination under this Section 5.9(b) and shall afford any Person providing information with respect to its beneficial ownership of any Book-Entry Certificate an opportunity to resolve any discrepancies between the information provided and any other information available to the Trustee.

                                   ARTICLE VI.
                                   -----------

           THE DEPOSITOR, THE MASTER SERVICER AND THE SPECIAL SERVICER

          Section 6.1.   Liability of the Depositor, the Master Servicer and
                         ---------------------------------------------------
the Special Servicer.
--------------------

      The Depositor, the Master Servicer and the Special Servicer each shall be liable in accordance herewith only to the extent of the obligations specifically imposed by this Agreement.

          Section 6.2.   Merger or  Consolidation of the Master Servicer and
                         ---------------------------------------------------
Special Servicer.
----------------

      Subject to the third paragraph of this Section 6.2, the Master Servicer will keep in full effect its existence, rights and good standing as a corporation under the laws of the State of Delaware and will not jeopardize its ability to do business in each jurisdiction in which one or more of the Mortgaged Properties are located or to protect the validity and enforceability of this Agreement, the Certificates or any of the Mortgage Loans and to perform its respective duties under this Agreement.

      Subject to the following paragraph, the Special Servicer will keep in full effect its existence, rights and good standing as a corporation under the laws of the state of its incorporation and will not jeopardize its ability to do business in each jurisdiction in which one or more of the Mortgaged Properties are located or to protect the validity and enforceability of this Agreement, the Certificates or any of the Specially Serviced Mortgage Loans and to perform its respective duties under this Agreement.

      Each of the Master Servicer and the Special Servicer may be merged or consolidated with or into any Person, or transfer all or substantially all of its assets to any Person, in which case any Person resulting from any merger or consolidation to which it shall be a party, or any Person succeeding to its business, shall be the successor of the Master Servicer or the Special Servicer, as applicable hereunder, and shall be deemed to have assumed all of the liabilities of the Master Servicer or the Special Servicer, as applicable hereunder, if Rating Agency Confirmation has been obtained with respect to such merger, consolidation or transfer and succession (the cost, if any, of obtaining such confirmation to be paid by the Master Servicer or Special Servicer, as applicable).

          Section 6.3.   Limitation on Liability of the Depositor,  the  Master
                         ------------------------------------------------------
Servicer and Others.
-------------------

      Neither the Depositor, the Master Servicer, the Special Servicer, nor any of the owners, directors, managers, officers, employees or agents of the Depositor, the Master Servicer or the Special Servicer shall be under any liability to the Trust Fund or the Certificateholders for any action taken, or for refraining from the taking of any action, in good faith pursuant to this

Agreement, or for errors in judgment; provided, however, that this provision shall not protect the Depositor, the Master Servicer, the Special Servicer or any such Person against any breach of warranties or representations made herein, or against any liability which would otherwise be imposed by reason of its respective willful misfeasance, bad faith or negligence in the performance of its duties or by reason of negligent disregard of its respective obligations or duties hereunder. The Depositor, the Master Servicer, the Special Servicer and any owner, director, manager, officer, employee or agent of the Depositor, the Master Servicer or the Special Servicer may rely in good faith on any document of any kind which, prima facie, is properly executed and submitted by any appropriate Person with respect to any matters arising hereunder. The Depositor, the Master Servicer, the Special Servicer and any owner, director, officer, employee or agent of the Depositor, the Master Servicer or the Special Servicer shall be indemnified and held harmless by the Trust Fund against any loss, liability or expense incurred in connection with any legal action relating to this Agreement or the Certificates, other than any loss, liability or expense incurred by reason of its respective willful misfeasance, bad faith or negligence in the performance of its respective duties or by reason of negligent disregard of its respective obligations or duties hereunder. Neither the Depositor nor the Master Servicer nor the Special Servicer shall be under any obligation to appear in, prosecute or defend any legal action unless such action is related to its respective duties under this Agreement and in its opinion does not expose it to any expense or liability; provided, however, that the Depositor, the Master Servicer or the Special Servicer may in its discretion undertake any action related to its obligations hereunder which it may deem necessary or desirable with respect to this Agreement and the rights and duties of the parties hereto and the interests of the Certificateholders hereunder. In such event, the legal expenses and costs of such action and any liability resulting therefrom shall be expenses, costs and liabilities of the Trust Fund, and the Depositor, the Master Servicer and the Special Servicer shall be entitled to be reimbursed therefor from the Collection Account as provided in
Section 3.6(a)(vi) of this Agreement.

          Section 6.4.   Resignation of Master Servicer or Special Servicer.
                         --------------------------------------------------

     (a) Except as otherwise provided in Section 6.2, Section 6.4(b) and Section
6.5 hereof, neither the Master Servicer nor the Special Servicer shall resign from the obligations and duties hereby imposed on it, unless there is a determination that its duties hereunder are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities carried on by it (the other activities so causing such conflict being of a type and nature carried on by it at the date of this Agreement). Any such determination permitting the resignation of the Master Servicer or the Special Servicer shall be evidenced by an Opinion of Counsel to such effect delivered to the Trustee. No such resignation shall become effective until a successor servicer designated by the Trustee, with the consent of the Depositor, shall have assumed the responsibilities and obligations of the Master Servicer or the Special Servicer, as the case may be, under this Agreement and Rating Agency Confirmation shall have been obtained with respect to such servicing transfer. Notice of such resignation shall be given promptly by the Master Servicer or the Special Servicer, as the case may be, to the Trustee.

     (b) The Master Servicer and the Special Servicer may each resign from the obligations and duties imposed on it, upon 30 days notice to the Trustee, provided that (i) a successor servicer (x) is available, (y) has assets of at least $15,000,000 and (z) is willing to assume the obligations, responsibilities, and covenants to be performed hereunder by the resigning party on substantially the same terms and conditions, and for not more than equivalent compensation, to that herein provided; (ii) the resigning party bears all costs associated with its resignation and the transfer of servicing; and (iii) Rating Agency Confirmation is obtained with respect to such servicing transfer, as evidenced by a letter delivered to the Trustee by each Rating Agency.

          Section 6.5.   Assignment or Delegation of Duties by Master Servicer
                  ------------------------------------------------------------
or the Special Servicer.
-----------------------

      In addition to actions permitted under Section 6.2, the Master Servicer and the Special Servicer shall each have the right without the prior written consent of the Trustee to assign and delegate all of its duties hereunder; provided, however, that (i) the Master Servicer or the Special Servicer, as the case may be, gives the Depositor and the Trustee notice of such assignment and delegation; (ii) such purchaser or transferee accepting such assignment and delegation executes and delivers to the Depositor and the Trustee an agreement accepting such assignment, which contains an assumption by such Person of the rights, powers, duties, responsibilities, obligations and liabilities of the Master Servicer or the Special Servicer, as the case may be, with like effect as if originally named as a party to this Agreement; (iii) a Rating Agency Confirmation shall have been obtained with respect to such assignment and delegation; and (iv) the assignment and delegation is reasonably satisfactory to the Trustee and the Depositor. In the case of any such assignment and delegation in accordance with the requirements of this Section, the Master Servicer or the Special Servicer, as the case may be, shall be released from its obligations under this Agreement, except that the Master Servicer or the Special Servicer, as the case may be, shall remain liable for all liabilities and obligations incurred by it as the Master Servicer or the Special Servicer, as the case may be, hereunder prior to the satisfaction of the conditions to such assignment set forth in the preceding sentence. Notwithstanding the above, each of the Master Servicer and the Special Servicer may appoint Sub-Servicers in accordance with
Section 3.2 hereof (provided that the Master Servicer or the Special Servicer remains fully liable for their actions), or agents or independent contractors appointed or retained to perform select duties thereof.

          Section 6.6.   Rights of the  Depositor, the Rating Agencies and the
                         -----------------------------------------------------
Trustee in Respect of the Master Servicer and the Special Servicer.
------------------------------------------------------------------

      Each of the Master Servicer and the Special Servicer shall afford the Depositor, the Rating Agencies and the Trustee, upon reasonable notice, during normal business hours access to all records maintained by it in respect of its rights and obligations hereunder and access to its officers responsible for such obligations. Upon reasonable request, each of the Master Servicer and the Special Servicer shall furnish to the Depositor, the Rating Agencies and the Trustee its or its parent's most recent financial statements and such other information in its possession (which it is not prohibited by applicable law or contract from disclosing) regarding its business, affairs, property and condition, financial or otherwise, as the party requesting such information, in its reasonable judgment, determines to be relevant to the performance of the obligations hereunder of the Master Servicer or the Special Servicer. Neither the Depositor nor the Trustee shall have any responsibility or liability for any action or failure to act by the Master Servicer or the Special Servicer and neither such Person is obligated to supervise the performance of the Master Servicer or the Special Servicer under this Agreement or otherwise.

                                  ARTICLE VII.
                                  ------------

                                     DEFAULT

          Section 7.1.   Events of Default.
                         -----------------

     "Event of  Default,"  wherever  used  herein,  with  respect  to the Master
Servicer and the Special  Servicer,  as applicable  (except with respect to item
(viii) in the case of the Special Servicer and item (ix) in the case of the Master Servicer) means any one of the following events:

          (i) any failure by the Master Servicer or the Special Servicer, as applicable, to remit to the Collection Account which continues unremedied for a period of one Business Day following the date on which such deposit was first required to be made, any failure by the Special Servicer to remit to the REO Account which continues unremedied for a period of one Business Day following the date on which such deposit was first required to be made or any failure by the Master Servicer to remit to the Trustee for deposit into the Distribution Account any amount required to be so remitted by the Master Servicer or the Special Servicer, as applicable, pursuant to and in accordance with the terms of this Agreement; or

          (ii) any failure on the part of the Master Servicer or Special Servicer, as applicable, duly to observe or perform in any material respect any other of the covenants or agreements, or the breach of any representations or warranties provided herein on the part of the Master Servicer or the Special Servicer, which, in either event, materially and adversely affects the interests of the Certificateholders, the Master Servicer, the Special Servicer or the Trustee with respect to any Mortgage Loan and which, in either event, continues unremedied for a period of 30 days after the date on which written notice of such failure or breach, requiring the same to be remedied, shall have been given to the Master Servicer or Special Servicer by the Depositor or the Trustee, or to the Master Servicer or Special Servicer, the Depositor and the Trustee by the Holders of Certificates entitled to at least 25% of the aggregate Voting Rights of any Class affected thereby; provided, however, that if such breach, covenant or agreement is capable of being cured and the Master Servicer or Special Servicer, as applicable, is diligently pursuing such cure, such 30 day period shall be extended, once only, for an additional 30 days; or

          (iii) a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law for the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Master Servicer or Special Servicer, as applicable, and such decree or order shall have remained in force, undischarged or unstayed, for a period of 60 days; or

          (iv) the Master Servicer or Special Servicer, as applicable, shall consent to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to it or of or relating to all or substantially all of its property; or

          (v) the Master Servicer or Special Servicer, as applicable, shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors, or voluntarily suspend payment of its obligations; or

          (vi) the Trustee shall have received written notice from either Rating Agency, or shall have actual knowledge that either Rating Agency has publicly disseminated in writing, that the continuation of the Master Servicer or the Special Servicer in such capacity would result in the downgrade, qualification or withdrawal of any rating then assigned by such Rating Agency to any Class of Certificates (including, without limitation, such ratings being placed on "negative credit watch"); or

          (vii) one or more ratings assigned by either Rating Agency to the Certificates shall have been downgraded or withdrawn as a result of the Master Servicer or Special Servicer, as the case may be, acting in such capacity; or

          (viii) the Master Servicer shall fail to make any Advance required to be made by the Master Servicer hereunder (whether or not the Trustee or the Fiscal Agent makes such Advance), which continues unremedied for a period of one Business Day following the date on which such Advance was first required to be made; or

          (ix) the Special Servicer shall fail to make any Emergency Advance (or timely direct the Master Servicer to make any Servicing Advance) required to be made by it or the Master Servicer at its discretion hereunder (whether or not the Master Servicer, the Trustee or the Fiscal Agent makes such Emergency Advance or Servicing Advance), which continues unremedied for a period of one Business Day following the date on which such Advance was first required to be made;

then, and in each and every such case, so long as an Event of Default shall not have been remedied, the Trustee may, and at the written direction of the Holders of 25% of the aggregate Voting Rights of all Certificates, the Trustee shall, by notice in writing to the Master Servicer or the Special Servicer, as the case may be, terminate (subject to Section 7.2) all of its respective rights and obligations under this Agreement and in and to the Mortgage Loans and the proceeds thereof, other than any rights it may have hereunder as a Certificateholder and any rights or obligations that accrued prior to the date of such termination (including the right to receive all amounts accrued or owing to it under this Agreement, plus interest at the Advance Rate on such amounts until received to the extent such amounts bear interest as provided in this Agreement, with respect to periods prior to the date of such termination, and the right to the benefits of Section 6.3 notwithstanding any such termination); provided, however, that in the event the Master Servicer and the Special Servicer are the same Person, the Trustee may, and at the written direction of the Holders of 25% of the aggregate Voting Rights of all Certificates, the Trustee shall require that any termination of the Master Servicer shall constitute a termination of the Special Servicer and vice versa. On or after the receipt by the Master Servicer or the Special Servicer, as the case may be, of such written notice, all of its authority and power under this Agreement, whether with respect to the Certificates or the Mortgage Loans or otherwise, shall pass to and be vested in the Trustee pursuant to and under this Section (notwithstanding any failure of the Trustee to satisfy the criterion set forth in Section 6.4) and, without limitation, the Trustee is hereby authorized and empowered to execute and deliver, on behalf of and at the expense of the defaulting Master Servicer or Special Servicer, as the case may be, as attorney-in-fact or otherwise, any and all documents and other instruments, and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement or assignment of the Mortgage Loans and related documents, or otherwise. Each of the Master Servicer and the Special Servicer, on behalf of itself, agrees in the event it is terminated pursuant to this Section 7.1 promptly (and in any event no later than ten Business Days subsequent to such notice) to provide, at its own expense,

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


the Trustee or the successor Master Servicer or Special Servicer (if other than the Trustee) with all documents and records requested by the Trustee or the successor Master Servicer or Special Servicer (if other than the Trustee) to enable the Trustee or the successor Master Servicer or Special Servicer (if other than the Trustee) to assume its functions hereunder, and to cooperate with the Trustee and the successor to its responsibilities hereunder in effecting the termination of its responsibilities and rights hereunder, including, without limitation, the transfer to the successor Master Servicer or Special Servicer or the Trustee, as applicable, for administration by it of all cash amounts which shall at the time be or should have been credited by the Master Servicer or the Special Servicer to the Collection Account, the Grantor Trust Collection Account and any REO Account or Reserve Account or thereafter shall be received with respect to the Mortgage Loans, and shall promptly provide the Trustee or such successor Master Servicer or Special Servicer (which may include the Trustee), as applicable, all documents and records reasonably requested by it, such documents and records to be provided in such form as the Trustee or such successor Master Servicer or Special Servicer shall reasonably request (including electromagnetic form), to enable it to assume the Master Servicer's or Special Servicer's function hereunder. All reasonable costs and expenses of the successor Master Servicer or successor Special Servicer incurred in connection with transferring the Mortgage Files to the successor Master Servicer (or copies of the Mortgage Files relating to Specially Serviced Mortgage Loans to the successor Special Servicer) and amending this Agreement to reflect such succession as Master Servicer or successor Special Servicer pursuant to this
Section 7.1 shall be paid by the predecessor Master Servicer or Special Servicer upon presentation of reasonable documentation of such costs and expenses; provided, however, that if any such costs and expenses remain unpaid by the predecessor Master Servicer or Special Servicer within a reasonable time after presentation of such documentation, the Trustee or the successor Master Servicer or Special Servicer (if other than the Trustee) may be reimbursed from the Collection Account for such unpaid costs and expenses, which shall be deemed to be expenses of the Trust Fund.

          Section 7.2.   Trustee to Act; Appointment of Successor.
                         ----------------------------------------

      On and after the time the Master Servicer or the Special Servicer receives a notice of termination pursuant to Section 7.1, the Trustee shall be its successor in such capacity in all respects under this Agreement and the transactions set forth or provided for herein and, except as provided herein, shall be subject to all the responsibilities, duties, limitations on liability and liabilities relating thereto and arising thereafter placed on the Master Servicer or Special Servicer by the terms and provisions hereof; provided, however, that (i) the Trustee shall have no responsibilities, duties, liabilities or obligations with respect to any act or omission of the Master Servicer or of the Special Servicer and (ii) any failure to perform, or delay in performing, such duties or responsibilities caused by the terminated party's failure to provide, or delay in providing, records, tapes, disks, information or monies shall not be considered a default by any successor hereunder. The appointment of a successor Master Servicer or Special Servicer shall not affect any liability of the predecessor Master Servicer or Special Servicer, as applicable, which may have arisen prior to its termination as Master Servicer or Special Servicer. The Trustee shall not be liable for any of the representations and warranties of the Master Servicer or of the Special Servicer herein or in any related document or agreement, for any acts or omissions of the predecessor Master Servicer or Special Servicer, as applicable, or for any losses incurred in respect of any Permitted Investment by the Master Servicer or the Special Servicer, as applicable, pursuant to Section 3.7 hereunder nor shall the Trustee be required to purchase any

Mortgage Loan hereunder. As compensation therefor, the Trustee as successor Master Servicer or Special Servicer shall be entitled to all Servicing
Compensation relating to the Mortgage Loans that accrue after the date of the Trustee's succession to which the Master Servicer or Special Servicer would have been entitled if the Master Servicer or Special Servicer, as applicable, had continued to act hereunder (other than Workout Fees payable to the terminated Special Servicer pursuant to Section 3.12(b) and payment of the Transferable Servicing Interest as and to the extent provided in Section 3.12(a)). Unless otherwise agreed to in writing by the Master Servicer and the Trustee, in the event any Advances made by the Master Servicer, the Fiscal Agent or the Trustee shall at any time be outstanding, or any amounts of interest thereon shall be accrued and unpaid, all amounts available to repay Advances and interest hereunder shall be applied entirely to the Advances made by the Trustee and the Fiscal Agent (and the accrued and unpaid interest thereon), until such Advances made by the Trustee and the Fiscal Agent (and accrued and unpaid interest thereon) shall have been repaid in full. In addition to the foregoing, any successor Master Servicer (which, for the purposes of this sentence, shall not include the Trustee) shall be required to allocate funds available for the payment of unreimbursed Advances (with interest thereon at the Advance Rate) on a first in, first out basis, which results in the payment of unreimbursed Advances (with interest thereon at the Advance Rate) first to the predecessor Master Servicer. Notwithstanding the above, the Trustee may, if it shall be unwilling to so act, or shall, if it is unable to so act, or if the Holders of Certificates entitled to a majority of the aggregate Voting Rights so request in writing to the Trustee, or if neither the Trustee nor the Fiscal Agent is approved as a master servicer or special servicer by each of the Rating Agencies, promptly appoint, or petition a court of competent jurisdiction to appoint, any established mortgage loan servicing institution, the appointment of which is the subject of a Rating Agency Confirmation (the cost, if any, of obtaining such confirmation to be paid by the terminated Master Servicer or Special Servicer, as applicable), as the successor to the Master Servicer or Special Servicer hereunder in the assumption of all or any part of the responsibilities, duties or liabilities of the Master Servicer or Special Servicer hereunder. No appointment of a successor to the Master Servicer or Special Servicer hereunder shall be effective until the assumption by such successor of all the Master Servicer's or Special Servicer's responsibilities, duties and liabilities hereunder. If the resigning or terminated party is the initial Master Servicer, and if on or before the effective date of such resignation or termination the initial Master Servicer procures a qualified Person that is willing to act as the successor Master Servicer, then the Trustee shall appoint such Person to act as the successor Master Servicer; provided, however, that (i) such Person is reasonably acceptable to the Trustee, (ii) a Rating Agency Confirmation is obtained with respect to such appointment, (iii) the initial Master Servicer pays all costs and expenses in connection with such transfer, and (iv) such Person accepts such appointment on or prior to the effective date of such resignation or termination. Pending appointment of a successor to the Master Servicer or Special Servicer hereunder, unless the Trustee shall be prohibited by law from so acting, the Trustee shall act in such capacity as herein above provided. In connection with such appointment and assumption described herein, the Trustee may make such arrangements for the compensation of such successor out of payments on Mortgage Loans as it and such successor shall agree; provided, however, that no such compensation shall be in excess of that permitted the terminated party hereunder. The Depositor, the Trustee, the Master Servicer or Special Servicer and such successor shall take such action, consistent with this Agreement, as shall be necessary to effectuate any such succession.

          Section 7.3.   Notification to Certificateholders.
                         ----------------------------------

          (a) Upon any termination pursuant to Section 7.1 above or appointment of a successor to the Master Servicer or the Special Servicer, the Trustee shall give prompt written notice thereof to Certificateholders at their respective addresses appearing in the Certificate Register and to each Rating Agency.

          (b) Within 5 days after the occurrence of any Event of Default of which a Responsible Officer of the Trustee has actual knowledge, the Trustee shall transmit by mail to all Holders of Certificates and to each Rating Agency notice of such Event of Default, unless such Event of Default shall have been cured or waived.

          Section 7.4.   Other Remedies of Trustee.
                         -------------------------

      During the continuance of any Event of Default, so long as such Event of Default shall not have been remedied, the Trustee, in addition to the rights specified in Section 7.1, shall have the right, in its own name as trustee of an express trust, to take all actions now or hereafter existing at law, in equity or by statute to enforce its rights and remedies and to protect the interests, and enforce the rights and remedies, of the Certificateholders (including the institution and prosecution of all judicial, administrative and other proceedings and the filing of proofs of claim and debt in connection therewith). In such event, the legal fees, expenses and costs of such action and any liability resulting therefrom shall be expenses, costs and liabilities of the Trust Fund, and the Trustee shall be entitled to be reimbursed therefor from the Collection Account as provided in Section 3.6(a)(vi). Except as otherwise expressly provided in this Agreement, no remedy provided for by this Agreement shall be exclusive of any other remedy, and each and every remedy shall be cumulative and in addition to any other remedy and no delay or omission to exercise any right or remedy shall impair any such right or remedy or shall be deemed to be a waiver of any Event of Default.

          Section 7.5.   Waiver of Past Events of Default; Termination.
                         ---------------------------------------------

      The Holders of Certificates evidencing not less than 66-2/3% of the aggregate Voting Rights of the Certificates may, on behalf of all Holders of Certificates, waive any default by the Master Servicer or Special Servicer in the performance of its obligations hereunder and its consequences, except a default in making any required deposits to (including P&I Advances) or payments from the Collection Account, the Distribution Account or REO Account or in remitting payments as received, in each case in accordance with this Agreement. Upon any such waiver of a past default, and payment to the Trustee of all reasonable costs and expenses incurred by the Trustee in connection with such default and prior to its waivers (which costs shall be paid by the party requesting such waiver) such default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been remedied for every purpose of this Agreement. No such waiver shall extend to any subsequent or other default or impair any right consequent thereon.

                                  ARTICLE VIII.
                                  -------------

                             CONCERNING THE TRUSTEE

          Section 8.1.   Duties of Trustee.
                         -----------------

     (a) The Trustee, prior to the occurrence of an Event of Default of which a Responsible Officer of the Trustee has actual knowledge and after the curing or waiver of all Events of Default which may have occurred, undertakes to perform such duties and only such duties as are specifically set forth in this Agreement and no permissive right of the Trustee shall be construed as a duty. During the continuance of an Event of Default of which a Responsible Officer of the Trustee has actual knowledge, the Trustee shall exercise such of the rights and powers vested in it by this Agreement, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person's own affairs.

(b) The Trustee, upon receipt of any resolutions, certificates, statements, opinions, reports, documents, orders or other instruments furnished to the Trustee which are specifically required to be furnished pursuant to any provision of this Agreement, shall examine them to determine whether they conform on their face to the requirements of this Agreement; provided, however, that, the Trustee shall not be responsible for the accuracy or content of any such resolution, certificate, statement, opinion, report, document, order or other instrument provided to it hereunder by the Master Servicer, the Special Servicer, the Depositor or the Paying Agent. If any such instrument is found not to conform on its face to the requirements of this Agreement in a material manner, the Trustee shall report such finding to the presenting party and request a correction of such instrument.

(c) No provision of this Agreement shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act or its own willful misconduct; provided, however, that the foregoing shall be subject to Section 8.2; and provided, further, that:

(i) Prior to the occurrence of an Event of Default of which a Responsible Officer of the Trustee has actual knowledge, and after the curing or waiver of all such Events of Default which may have occurred, the duties and obligations of the Trustee shall be determined solely by the express provisions of this Agreement, the Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Agreement, no implied covenants or obligations shall be read into this Agreement against the Trustee and, in the absence of bad faith on the part of the Trustee, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any resolutions, certificates, statements, reports, opinions, documents, orders or other instruments furnished to the Trustee that conform on their face to the requirements of this Agreement without responsibility for investigating the contents thereof;

(ii) The Trustee shall not be personally or otherwise liable for an error of judgment made in good faith by a Responsible Officer or Responsible Officers, unless it shall be proven that the Trustee was negligent in ascertaining the pertinent facts;

(iii) The Trustee shall not be personally or otherwise liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of Holders of Certificates entitled to a majority of the aggregate Voting Rights (or such other percentage as is specified herein) of each affected Class, or of the aggregate Voting Rights of the Certificates, relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising or omitting to exercise any trust or power conferred upon the Trustee, under this Agreement;

     (iv) Except as provided in the succeeding sentence, the Trustee shall not be charged with knowledge of any failure by the Depositor to comply with the obligations of the Depositor hereunder or any failure of the Master Servicer or the Special Servicer to comply with the obligations of the Master Servicer or the Special Servicer referred to in clause (i), (ii), (iii) or (ix) of Section 7.1, or of any breach or occurrence referred to in clause (iii) through (vii) of
Section 7.1, as the case may be, unless a Responsible Officer of the Trustee obtains actual knowledge of such failure, breach or occurrence. The Trustee shall be deemed to have actual knowledge of the Master Servicer's failure to comply with its obligations listed in clause (i) (except with respect to remittances to the Collection Account) and (viii) of Section 7.1 (except with respect to Servicing Advances) or to provide scheduled reports, certificates and statements when and as required to be delivered to the Trustee pursuant to this Agreement; and

     (v) The Trustee and the Fiscal Agent shall not be under any obligation to appear in prosecute or defend any legal action which is not incidental to their respective duties as Trustee and Fiscal Agent in accordance with this Agreement (and, if either does, all legal expenses and costs of such action shall be expenses and costs of the Trust Fund, and the Trustee and the Fiscal Agent shall be entitled to be reimbursed therefor from the Collection Account, unless such legal action arises out of the negligence or bad faith of the Trustee or the Fiscal Agent, as the case may be, or any breach of a representation, warranty or covenant of the Trustee or the Fiscal Agent, as the case may be, contained herein).

      The Trustee, in its capacity as Trustee, shall not be required to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if in the Trustee's opinion the repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it, and none of the provisions contained in this Agreement shall in any event require the Trustee to perform, or be responsible for the manner of performance of, any of the obligations of the Master Servicer, the Special Servicer or the Depositor under this Agreement or during such time, if any, as the Trustee shall be the successor to, and be vested with the rights, duties, powers and privileges of, the Master Servicer, the Special Servicer or the Depositor in accordance with the terms of this Agreement. The Trustee shall not be required to post any surety or bond of any kind in connection with its performance of its obligations under this Agreement.

          Section 8.2.   Certain Matters Affecting the Trustee.
                         -------------------------------------

     (a)   Except as otherwise provided in Section 8.1:

          (i) The Trustee may request and/or rely upon and shall be protected in acting or refraining from acting upon any resolution, Officer's Certificate, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond or other paper or document reasonably believed by it to be genuine and to have been signed or presented by the proper party or parties and the Trustee shall have no responsibility to ascertain or confirm the genuineness of any such party or parties;

          (ii) The Trustee  may consult  with  counsel  and any  memorandum  or

Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it hereunder in good faith and in accordance with such memorandum or Opinion of Counsel;

          (iii) (A) The Trustee shall be under no obligation to institute, conduct or defend any litigation hereunder or in relation hereto at the request, order or direction of any of the Certificateholders, pursuant to the provisions of this Agreement, unless such Certificateholders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby; (B) the right of the Trustee to perform any discretionary act enumerated in this Agreement shall not be construed as a duty, and the Trustee shall not be answerable for other than its negligence or willful misconduct in the performance of any such act; provided, however, that subject to the foregoing clause (A), nothing contained herein shall relieve the Trustee of the obligations, upon the occurrence of an Event of Default (which has not been cured or waived) of which a Responsible Officer of the Trustee has actual knowledge, to exercise such of the rights and powers vested in it by this Agreement; and to use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person's own affairs.

          (iv) The Trustee shall not be personally or otherwise liable for any action taken, suffered or omitted by it in good faith and reasonably believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Agreement;

          (v) The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval bond or other paper or document, unless requested in writing to do so by Holders of Certificates entitled to a majority (or such other percentage as is specified herein) of the aggregate Voting Rights of any affected Class; provided, however, that if the payment within a reasonable time to the Trustee of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee, not reasonably assured to the Trustee by the security afforded to it by the terms of this Agreement, the Trustee may require reasonable indemnity against such expense or liability as a condition to taking any such action. The reasonable expense of every such investigation shall be paid by the Master Servicer or the Special Servicer if an Event of Default shall have occurred and be continuing relating to the Master Servicer or the Special Servicer, respectively, and otherwise by the Certificateholders requesting the investigation; and

          (vi) The Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys, provided that the Trustee shall not otherwise be relieved of its duties and obligations hereunder.

     (b) All rights of action under this Agreement or under any of the Certificates, enforceable by the Trustee, may be enforced by it without the possession of any of the Certificates, or the production thereof at the trial or other proceeding relating thereto, and any such suit, action or proceeding instituted by the Trustee shall be brought in its name for the benefit of all the Holders of such Certificates, subject to the provisions of this Agreement.

     The Trustee shall have no duty to conduct any affirmative investigation as to the occurrence of any condition requiring the repurchase of any Mortgage Loan by the Depositor pursuant to this Agreement or the eligibility of any Mortgage Loan for purposes of this Agreement.

          Section 8.3.   Trustee Not Liable for Certificates or Mortgage Loans.
                         -----------------------------------------------------

      The recitals contained herein and in the Certificates shall not be taken as the statements of the Trustee, the Fiscal Agent, the Master Servicer or the Special Servicer and the Trustee, the Fiscal Agent, the Special Servicer and the Master Servicer assume no responsibility for their correctness. The Trustee, the Fiscal Agent, the Master Servicer and the Special Servicer make no representations or warranties as to the validity or sufficiency of this
Agreement, of the Certificates, or any private placement memorandum or prospectus used to offer the Certificates for sale or the validity, enforceability or sufficiency of any Mortgage Loan or related document. The Trustee and the Fiscal Agent shall at no time have any responsibility or liability for or with respect to the legality, validity and enforceability of any Mortgage or any Mortgage Loan, or the perfection and priority of any Mortgage or the maintenance of any such perfection and priority, or for or with respect to the sufficiency of the Trust Fund or its ability to generate the payments to be distributed to Certificateholders under this Agreement. Without limiting the foregoing, neither the Trustee nor the Fiscal Agent shall be liable or responsible for: the existence, condition and ownership of any Mortgaged Property; the existence of any hazard or other insurance thereon (other than, with respect to the Trustee only, if the Trustee shall assume the duties of the Master Servicer pursuant to Section 7.2) or the enforceability thereof; the existence of any Mortgage Loan or the contents of the related Mortgage File on any computer or other record thereof (other than, with respect to the Trustee only, if the Trustee shall assume the duties of the Master Servicer or the Special Servicer pursuant to Section 7.2); the validity of the assignment of any Mortgage Loan to the Trust Fund or of any intervening assignment; the completeness of any Mortgage File; the performance or enforcement of any Mortgage Loan (other than, with respect to the Trustee only, if the Trustee shall assume the duties of the Master Servicer or the Special Servicer pursuant to Section 7.2); the compliance by the Depositor, the Master Servicer or the Special Servicer with any warranty or representation made under this Agreement or in any related document or the accuracy of any such warranty or representation prior to the Trustee's receipt of notice or other discovery of any non-compliance therewith or any breach thereof; any investment of monies by or at the direction of the Master Servicer or the Special Servicer or any loss resulting therefrom (other than, with respect to the Trustee only, if the Trustee shall assume the duties of the Master Servicer or the Special Servicer pursuant to Section 7.2), it being understood that the Trustee only shall remain responsible for any Trust Fund property that it may hold in its individual capacity; the acts or omissions of any of the Depositor, the Master Servicer or the Special Servicer (other than, with respect to the Trustee only, if the Trustee shall assume the duties of the Master Servicer or the Special Servicer pursuant to Section 7.2) or any Sub-Servicer or any Borrower; any action of the Master Servicer or the Special Servicer (other than, with respect to the Trustee only, if the Trustee shall assume the duties of the Master Servicer or the Special Servicer pursuant to Section 7.2) or any Sub-Servicer taken in the name of the Trustee, except with respect to the Trustee, to the extent such action is taken at the express written direction of the Trustee; the failure of the Master Servicer or the Special Servicer (other than in each case, with respect to the Trustee only, if the Trustee shall assume the duties of the Master Servicer or the Special Servicer pursuant to Section 7.2) or any Sub-Servicer to act or perform any duties required of it on behalf of the Trust Fund or the Trustee hereunder; or any action by or omission of the Trustee taken at the instruction of the Master Servicer or the Special Servicer (other than in each case, with respect to the Trustee only, if the Trustee shall assume the duties of the Master Servicer or the Special Servicer pursuant to Section 7.2) unless the taking of such action is not permitted by the express terms of this Agreement; provided, however, that the foregoing shall not relieve the Trustee or the Fiscal Agent of its obligation to perform its duties as specifically set forth in this Agreement. The Trustee and the Fiscal Agent shall not be accountable for the use or application by the Depositor, the Master Servicer or the Special Servicer of any of the Certificates or of the proceeds of such Certificates, or for the use or application of any funds paid to the Depositor, the Master Servicer or the Special Servicer in respect of the Mortgage Loans or deposited in or withdrawn from the Collection Account, or the Distribution Account by the Depositor, the Master Servicer or the Special Servicer, other than in each case, with respect to the Trustee only, any funds held by the Trustee. The Trustee (unless the Trustee shall have become the successor Master Servicer) or the Fiscal Agent shall have no responsibility for
(A) filing any financing or continuation statement in any public office at any time or to otherwise perfect or maintain the perfection of any security interest or lien granted to it hereunder or to record this Agreement, (B) seeing to any insurance, (C) seeing to the payment or discharge of any tax, assessment, or other governmental charge or any lien or encumbrance of any kind owing with respect to, assessed or levied against any part of the Trust Fund, or (D) confirming or verifying the contents of any reports or certificates of the Master Servicer delivered to the Trustee pursuant to this Agreement believed by the Trustee to be genuine and to have been signed or presented by the proper party or parties. In making any calculation hereunder which includes as a component thereof the payment or distribution of interest for a stated period at a stated rate "to the extent permitted by applicable law," the Trustee shall assume that such payment is so permitted unless a Responsible Officer of the Trustee has actual knowledge, or receives an Opinion of Counsel (at the expense of the Person asserting the impermissibility) to the effect, that such payment is not permitted by applicable law.

          Section 8.4.   Trustee May Own Certificates.
                         ----------------------------

      The Trustee and the Fiscal Agent in their individual capacities or any other capacity may become the owner or pledgee of Certificates, and may deal with the Depositor, the Master Servicer and the Special Servicer in banking transactions, with the same rights each would have if it were not Trustee or Fiscal Agent.

          Section 8.5.   Payment of Trustee Fees and Expenses; Indemnification.
                         -----------------------------------------------------

     (a) The Master Servicer shall pay from the Collection Account to the Trustee or any successor Trustee from time to time, and the Trustee or any successor Trustee shall be entitled to receive from the Collection Account on each Remittance Date the Trustee Fee (which shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust) for all services rendered by the Trustee in the execution of the trusts hereby created and in the exercise and performance of any of the powers and duties hereunder of the Trustee. The Trustee shall pay the routine fees and expenses of the Certificate Registrar, the Paying Agent, the Custodian and the Authenticating Agent. The Trustee's rights to the Trustee Fee may not be transferred in whole or in part except in connection with the transfer of all of the Trustee's responsibilities and obligations under this Agreement.

     (b) Except as otherwise provided herein, the Trustee shall pay all expenses incurred by it in connection with its activities hereunder. The Master Servicer and the Special Servicer covenant and agree to pay or reimburse the Trustee for the reasonable expenses, disbursements and advances incurred or made by the Trustee in connection with any transfer of the servicing responsibilities of the Master Servicer or the Special Servicer, as applicable hereunder, pursuant to or otherwise arising from the resignation or removal of the Master

Servicer or the Special Servicer, as applicable, in accordance with any of the provisions of this Agreement (and including the reasonable fees and expenses and disbursements of its counsel and all other persons not regularly in its employ), except any such expense, disbursement or advance as may arise from the negligence or bad faith of the Trustee.

     (c) Each of the Master Servicer and the Special Servicer shall indemnify the Trustee and the Fiscal Agent and their respective Affiliates and each of the directors, officers, employees and agents of the Trustee, the Fiscal Agent and their respective Affiliates (each, an "Indemnified Party"), and hold each of them harmless against, any and all claims, losses, damages, penalties, fines, forfeitures, reasonable legal fees and related costs, judgments, and any other costs, fees and expenses that the Indemnified Party may sustain in connection with this Agreement (including without limitation any liability, cost or expense arising from the Master Servicer's or Special Servicer's negligent or intentional misuse of any power of attorney granted pursuant to Section 3.1(a)) related to each such party's respective willful misconduct, bad faith, and/or negligence in the performance of its respective duties hereunder or by reason of negligent disregard of its respective obligations and duties hereunder (including in the case of the Master Servicer or the Special Servicer, any agent of the Master Servicer or the Special Servicer).

     (d) The Trust Fund shall indemnify each Indemnified Party from, and hold it harmless against, any and all losses, liabilities, damages, claims or expenses (including reasonable attorneys' fees) arising in respect of this Agreement or the Certificates, in each case to the extent, and only to the extent, such payments are "unanticipated expenses incurred by the REMIC" within the meaning of Treasury Regulation Section 1.860G-1(b)(3)(ii), other than (i) those resulting from the negligence, bad faith or willful misconduct of the Trustee,
(ii) those specifically required to be borne thereby pursuant to the terms hereof, including, without limitation, pursuant to Section 10.3(c) and Section
10.5 and (iii) those as to which such Indemnified Party has received indemnification payments pursuant to Section 8.5(c) within 30 days after the request therefor. The term "unanticipated expenses incurred by a REMIC" shall include any fees, expenses and disbursements of any separate trustee or co-trustee appointed hereunder, only to the extent such fees, expenses and disbursements were not reasonably anticipated as of the Closing Date and the losses, liabilities, damages, claims or expenses (including reasonable attorneys' fees) incurred or advanced by an Indemnified Party in connection with any litigation arising out of this Agreement, including, without limitation, under Section 2.3, Section 7.1, Section 8.11 and Section 10.3. The right of reimbursement of the Indemnified Parties under this Section 8.5(d) shall be senior to the rights of all Certificateholders. The foregoing shall not be deemed to preclude an Indemnified Party from being reimbursed for any such loss, liability or expense otherwise reimbursable pursuant to this Agreement.

     (e) Notwithstanding anything herein to the contrary, this Section 8.5 shall survive the termination or maturity of this Agreement or the resignation or removal of the Trustee and the Fiscal Agent as regards rights accrued prior to such resignation or removal and (with respect to any acts or omissions during their respective tenures) the resignation, removal or termination of the Master Servicer or the Special Servicer.

     (f) This Section 8.5 shall be expressly construed to include, but not be limited to, such indemnities, compensation, expenses, disbursements, advances, losses, liabilities, damages and the like, as may pertain or relate to any environmental law or environmental matter.

          Section 8.6.   Eligibility Requirements for Trustee.
                         ------------------------------------

      The Trustee hereunder shall at all times be a bank, trust company, corporation or association organized and doing business under the laws of the United States of America, any state thereof, or the District of Columbia authorized under such laws to exercise corporate trust powers and to accept the trust conferred under this Agreement, having a combined capital and surplus of at least $100,000,000 and a rating on its unsecured senior long-term debt of at least "AA" by Fitch or "Aa2" by Moody's (unless a Fiscal Agent is appointed and acting hereunder that has a long-term senior unsecured debt rating that is at least "AA" (without regard to any plus or minus) by Fitch or "Aa2" by Moody's), unless a Rating Agency Confirmation is obtained with respect to a lower rating (the cost, if any, of obtaining such confirmation to be paid by the Trustee) and subject to supervision or examination by federal or state authority and shall not be an Affiliate of the Master Servicer or the Special Servicer (except during any period when the Trustee has assumed the duties of the Master Servicer or the Special Servicer, as applicable, pursuant to Section 7.2). In addition, the Trustee shall at all times meet the requirements of Rule 3a-7(a)(4)(i) promulgated under the Investment Company Act of 1940, as amended. If a corporation or association publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for purposes of this Section the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. In the event that the place of business from which the Trustee administers the Trust Fund is a state or local jurisdiction that imposes a tax on the Trust Fund or the net income of a REMIC (other than a tax corresponding to a tax imposed under the REMIC Provisions) the Trustee shall elect, at its sole discretion, either to (i) resign immediately in the manner and with the effect specified in Section 8.7,
(ii) pay such tax and continue as Trustee or (iii) administer the Trust Fund from a state and local jurisdiction that does not impose such a tax. In case at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section, the Trustee shall resign immediately in the manner and with the effect specified in Section 8.7.

          Section 8.7.   Resignation and Removal of the Trustee.
                         --------------------------------------

      The Trustee may at any time resign and be discharged from the trusts hereby created by giving written notice thereof to the Depositor, the Master Servicer, the Special Servicer, the Operating Adviser and each Rating Agency. Upon such notice of resignation, the Fiscal Agent shall also be automatically removed and, accordingly, the Master Servicer shall promptly appoint a successor Trustee, which appointment of successor Trustee shall be subject to a Rating Agency Confirmation, and a successor Fiscal Agent, which, if the successor Trustee is not rated by each Rating Agency in one of its two highest long-term unsecured debt rating categories, the successor Fiscal Agent shall be subject to a Rating Agency Confirmation. The appointment shall be by a written instrument executed in triplicate, which instrument shall be delivered to the resigning Trustee, with a copy to the removed Fiscal Agent and the successor Trustee and successor Fiscal Agent. The cost, if any, of obtaining the foregoing confirmations shall be paid by the resigning Trustee and the removed Fiscal Agent. Notwithstanding the foregoing, if no successor Trustee and Fiscal Agent shall have been so appointed and have accepted appointment within 30 days after the giving of such notice of resignation, the resigning Trustee and departing Fiscal Agent may petition any court of competent jurisdiction for the appointment of a successor Trustee and successor Fiscal Agent.

      If at any time the Trustee shall cease to be eligible in accordance with the provisions of Section 8.6 and shall fail to resign after written request therefor by the Depositor or Master Servicer, or if at any time the Trustee or the Fiscal Agent shall become incapable of acting, or shall be adjudged bankrupt or insolvent, or a receiver of the Trustee or the Fiscal Agent or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or the Fiscal Agent or of its property or affairs for the purpose of rehabilitation, conservation or liquidation or the Master Servicer receives notice from Fitch that the Trustee is no longer eligible and may cause a downgrade or withdrawal of the current ratings assigned to the Certificates, then the Depositor or the Master Servicer shall remove the Trustee and the Fiscal Agent and shall promptly appoint a successor Trustee and successor Fiscal Agent by written instrument, which shall be delivered to the Trustee and the Fiscal Agent so removed and to the successor Trustee and successor Fiscal Agent.

      The Holders of Certificates entitled to a majority of the Voting Rights may at any time remove the Trustee and the Fiscal Agent (and any removal of the Trustee shall cause the Fiscal Agent to be automatically removed) and appoint a successor Trustee and successor Fiscal Agent (each meeting the requirements of Section 8.8) by written instrument or instruments, in seven originals, signed by such Holders or their attorneys-in-fact duly authorized, one complete set of which instruments shall be delivered to the Depositor, one complete set to the Master Servicer, one complete set to the Special Servicer, one complete set to the Trustee so removed, one complete set to the removed Fiscal Agent, one complete set to the successor Trustee so appointed and one complete set to the successor Fiscal Agent so appointed. Such removal of the Trustee and/or Fiscal Agent, if without cause, shall be effective upon the payment to the Trustee and the Fiscal Agent of all reasonable costs and expenses incurred by them in connection with such removal (which costs shall be paid as an Additional Trust Fund Expense).

      In the event of the resignation or removal of the Trustee, the Fiscal Agent shall be entitled to resign, it being understood that the initial Fiscal Agent shall not be obligated to act in such capacity hereunder at any time that LaSalle Bank National Association is not the Trustee.

      Any resignation or removal of the Trustee and Fiscal Agent and appointment of a successor Trustee and, if such trustee is not rated by each Rating Agency in one of its two highest long-term unsecured debt rating categories, a successor Fiscal Agent pursuant to any of the provisions of this Section 8.7 shall not become effective until acceptance of appointment by the successor Trustee and, if necessary, Fiscal Agent as provided in Section 8.8.

          Section 8.8.   Successor Trustee.
                         -----------------

      Any successor Trustee and any successor Fiscal Agent appointed as provided in Section 8.7 shall execute, acknowledge and deliver to the Depositor and to the predecessor Trustee and predecessor Fiscal Agent, as the case may be, instruments accepting their appointment hereunder, and thereupon the resignation or removal of the predecessor Trustee and predecessor Fiscal Agent shall become effective and such successor Trustee and successor Fiscal Agent, without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor hereunder, with the like effect as if originally named as Trustee herein, provided that a Rating Agency Confirmation has been obtained with respect to the appointment of such successor Trustee and successor Fiscal Agent. The cost, if any, of obtaining such confirmation shall be paid by the Trustee that resigned or was removed, unless the Trustee was removed without cause by the Holders of Certificates entitled to a majority of the Voting Rights, in which case such costs shall be an Additional Trust Fund Expense. The predecessor Trustee shall deliver to the successor Trustee all Mortgage Files and related documents and statements held by it hereunder (at the expense of the Trust Fund if removal of the predecessor Trustee was without cause), and the Depositor, the predecessor Trustee and predecessor Fiscal Agent shall execute and deliver such instruments and do such other things as may reasonably be required for more fully and certainly vesting and confirming in the successor Trustee and successor Fiscal Agent all such rights, powers, duties and obligations. No successor Trustee or successor Fiscal Agent shall accept appointment as provided in this Section 8.8 unless at the time of such acceptance such successor Trustee or successor Fiscal Agent shall be eligible under the provisions of Section 8.6.

      Upon acceptance of appointment by a successor Trustee or successor Fiscal Agent as provided in this Section 8.8, the successor Trustee shall mail notice of the succession of such Trustee and Fiscal Agent hereunder to all Holders of Certificates at their addresses as shown in the Certificate Register.

          Section 8.9.   Merger or Consolidation of Trustee.
                         ----------------------------------

      Any corporation into which the Trustee may be merged or converted or with which it may be consolidated or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to all or substantially all of the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, provided that such corporation shall be eligible under the provisions of Section
8.6 and a Rating Agency Confirmation has been obtained, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding. Any Person into which the Fiscal Agent may be merged or converted or with which it may be consolidated or any corporation or bank resulting from any merger, conversion or consolidation to which the Fiscal Agent shall be a party, or any corporation or banking association succeeding to all or substantially all of the corporate trust business of the Fiscal Agent shall be the successor of the Fiscal Agent hereunder, provided that such corporation or bank shall be eligible under the provisions of Section 8.6 and a Rating Agency Confirmation has be obtained without the execution or filing of any paper or any farther act on the part of any of the parties hereto, anything to the contrary notwithstanding.

          Section 8.10.  Appointment of Co-Trustee or Separate Trustee.
                         ---------------------------------------------

      Notwithstanding any other provisions hereof, at any time, for the purpose of meeting any legal requirements of any jurisdiction in which any part of the Trust Fund or property securing the same may at the time be located, the Depositor and the Trustee acting jointly shall have the power and shall execute and deliver all instruments to appoint one or more Persons approved by the Trustee to act (at the expense of the Trustee) as co-trustee or co-trustees, jointly with the Trustee, or separate trustee or separate trustees, of all or any part of the Trust Fund, and to vest in such Person or Persons, in such capacity, such title to the Trust Fund, or any part thereof, and, subject to the other provisions of this Section 8.10, such powers, duties, obligations, rights and trusts as the Depositor and the Trustee may consider necessary or desirable. If the Depositor shall no longer be in existence or shall not have joined in such appointment within 15 days after the receipt by it of a request so to do, or in case an Event of Default shall have occurred and be


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


continuing, the Trustee alone shall have the power to make such appointment. Except as required by applicable law, the appointment of a co-trustee or separate trustee shall not relieve the Trustee of its responsibilities hereunder. No co-trustee or separate trustee hereunder shall be required to meet the terms of eligibility as a successor Trustee under Section 8.6 hereunder and no notice to Holders of Certificates of the appointment of co-trustee(s) or separate trustee(s) shall be required under Section 8.8.

      In the case of any appointment of a co-trustee or separate trustee pursuant to this Section 8.10, all rights, powers, duties and obligations conferred or imposed upon the Trustee shall be conferred or imposed upon and exercised or performed by the Trustee and such separate trustee or co-trustee jointly (it being understood that such separate trustee or co-trustee is not authorized to act separately without the Trustee joining in such act), except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed (whether as Trustee hereunder or as successor to the Master Servicer hereunder), the Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the Trust Fund or any portion thereof in any such jurisdiction) shall be exercised and performed by such separate trustee or co-trustee solely at the direction of the Trustee.

      No trustee under this Agreement shall be personally liable by reason of any act or omission of any other trustee under this Agreement. The Depositor and the Trustee acting jointly may at any time accept the resignation of or remove any separate trustee or co-trustee, except that if the Depositor is no longer in existence, or if the separate trustee or co-trustee is an employee of the Trustee, the Trustee acting alone may accept the resignation of or remove any separate trustee or co-trustee.

      Any notice, request or other writing given to the Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Agreement and the conditions of this Article VIII. Every such instrument shall be filed with the Trustee. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Trustee or separately, as may be provided therein, subject to all the provisions of this Agreement, specifically including every provision of this Agreement relating to the conduct of, affecting the liability of, or affording protection to, the Trustee. In no event shall any such separate trustee or co-trustee be entitled to any provision relating to the conduct of, affecting the liability of, or affording protection to such separate trustee or co-trustee that imposes a standard of conduct less stringent than that imposed on the Trustee hereunder, affording greater protection than that afforded to the Trustee hereunder or providing a greater limit on liability than that provided to the Trustee hereunder.

      Any separate trustee or co-trustee may, at any time, constitute the Trustee its agent or attorney-in-fact, with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Agreement on its behalf and in its name. If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts hereunder shall vest in and be exercised by the Trustee, to the extent permitted by law, without the appointment of a new or successor trustee.

          Section 8.11.  Authenticating Agent.
                         --------------------

      The Trustee may appoint an Authenticating Agent to execute and to authenticate Certificates. The Authenticating Agent must be acceptable to the Depositor and the Master Servicer and must be a corporation organized and doing business under the laws of the United States of America or any state, having a principal office and place of business in a state and city acceptable to the Depositor and the Master Servicer, having a combined capital and surplus of at least $15,000,000, authorized under such laws to do a trust business and subject to supervision or examination by federal or state authorities. The Trustee shall pay the Authenticating Agent reasonable compensation from its own funds and the Trustee shall remain liable for all actions of any Authenticating Agent and shall not be relieved of any of its obligations hereunder. The Trustee shall serve as the initial Authenticating Agent and the Trustee hereby accepts such appointment.

      Any corporation into which the Authenticating Agent may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Authenticating Agent shall be party, or any corporation succeeding to the corporate agency business of the Authenticating Agent, shall be the Authenticating Agent without the execution or filing of any paper or any further act on the part of the Trustee or the Authenticating Agent.

      The Authenticating Agent may at any time resign by giving at least 30 days' advance written notice of resignation to the Trustee, the Depositor, the Special Servicer and the Master Servicer. The Trustee may at any time terminate the agency of the Authenticating Agent by giving written notice of termination to the Authenticating Agent, the Depositor, the Special Servicer and the Master Servicer. Upon receiving a notice of resignation or upon such a termination, or in case at any time the Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section 8.11, the Trustee promptly shall appoint a successor Authenticating Agent, which shall be acceptable to the Master Servicer and the Depositor, and shall mail notice of such appointment to all Certificateholders. Any successor Authenticating Agent upon acceptance of its appointment hereunder shall become vested with all the rights, powers, duties and responsibilities of its predecessor hereunder, with like effect as if originally named as Authenticating Agent herein. No successor Authenticating Agent shall be appointed unless eligible under the provisions of this Section 8.11.

      The Authenticating Agent shall have no responsibility or liability for any action taken by it as such at the direction of the Trustee. The Trustee shall pay the Authenticating Agent reasonable compensation from its own funds.

          Section 8.12.  Appointment of Custodians.
                         -------------------------

     (a) The Trustee shall serve as the initial Custodian. The Trustee may appoint one or more third party Custodians to hold all or a portion of the Mortgage Files as agent for the Trustee, by entering into a Custodial Agreement. The Trustee agrees to comply with the terms of each Custodial Agreement and to enforce the terms and provisions thereof against the Custodian for the benefit of the Certificateholders. Each Custodial Agreement may be amended only as provided in Section 11.7. The Trustee shall pay the Custodian reasonable compensation from its


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


own funds and the Trustee shall remain liable for all actions of any Custodian and shall not be relieved of any of its obligations hereunder.

     (b) Each Custodian shall be a depository institution subject to supervision by federal or state authority, shall have a combined capital and surplus of at least $10,000,000, shall have a long-term senior unsecured debt rating of at least "Baa2" from Moody's, unless a Rating Agency Confirmation has been obtained from Moody's (the cost, if any, of obtaining such confirmation to be paid by the Trustee; provided that such appointment was made by the Trustee in its sole discretion and otherwise by the Trust Fund), and shall be qualified to do business in the jurisdiction in which it holds any Mortgage File.

     (c) Each Custodian shall maintain a fidelity bond and shall keep in force during the term of this Agreement a policy or policies of insurance covering loss occasioned by the errors and omissions of its officers and employees in connection with its obligations hereunder. All fidelity bonds and policies of errors and omissions insurance obtained under this Section 8.12(c) shall be issued by a Qualified Insurer. Each Custodian shall be deemed to have complied with the requirement for a fidelity bond if one of its Affiliates has such fidelity bond coverage and, by the terms of such fidelity bond, the coverage afforded thereunder extends to the Custodian. Notwithstanding the foregoing, so long as the long-term unsecured debt obligations of the Custodian or its corporate parent have been rated "A" or better by Fitch and "A2" or better by Moody's, the Custodian shall be entitled to provide self-insurance or obtain from its corporate parent adequate insurance, as applicable, with respect to its obligation hereunder to maintain a fidelity bond or an errors and omissions insurance policy.

          Section 8.13.  Fiscal Agent Appointed; Concerning the Fiscal Agent.
                         ---------------------------------------------------

     (a) The Trustee hereby appoints ABN AMRO Bank N.V. as the initial Fiscal Agent hereunder for the purposes of exercising and performing the obligations and duties imposed upon the Fiscal Agent by Sections 3.22 and 4.5.

     (b) The Fiscal Agent undertakes to perform such duties and only such duties as are specifically set forth in Sections 3.22 and 4.5.

     (c) No provision of this Agreement shall be construed to relieve the Fiscal Agent from liability for its own negligent failure to act, bad faith or its own willful misfeasance; provided, however, that (i) the duties and obligations of the Fiscal Agent shall be determined solely by the express provisions of Sections 3.22 and 4.5, the Fiscal Agent shall not be liable except for the performance of such duties and obligations, no implied covenants or obligations shall be read into this Agreement against the Fiscal Agent and, in the absence of bad faith on the part of the Fiscal Agent, the Fiscal Agent may conclusively rely, as to the truth and correctness of the statements or conclusions expressed therein, upon any resolutions, certificates, statements, opinions, reports, documents, orders or other instruments furnished to the Fiscal Agent by any Person and which on their face do not contradict the requirements of this Agreement, and (ii) the provisions of clauses (ii) and (iv) of Section 8.1(c) shall apply to the Fiscal Agent.

     (d) Except as otherwise provided in Section 8.1(c), the Fiscal Agent also shall have the benefit of provisions of clauses (i), (ii), (iii) (other than the proviso thereto), (iv), (v) (other than the proviso thereto) and (vi) of Section 8.2(a).

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


          Section 8.14.  Representations and Warranties of the Trustee and
                         -------------------------------------------------
Fiscal Agent.
------------

     (a) The Trustee hereby represents, warrants and covenants that as of the Closing Date:

          (i) The Trustee is a national banking association, duly organized, validly existing and in good standing under the laws of the United States of America and, except to the extent that the laws of certain jurisdictions in which any part of the Trust Fund may be located require that a co-trustee or separate trustee be appointed to act with respect to such property, the Trustee has all licenses necessary to carry on its business as now being conducted, and is in compliance with the laws of each state in which any Mortgaged Property is located, to the extent necessary to ensure the enforceability of each Mortgage Loan in accordance with the terms of this Agreement;

          (ii) The Trustee has the full corporate power, authority and legal right to execute and deliver this Agreement and to perform in accordance herewith; the execution and delivery of this Agreement by the Trustee and its performance and compliance with the terms of this Agreement do not violate the Trustee's charter documents or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the breach of, any contract, agreement or other instrument to which the Trustee is a party or which may be applicable to the Trustee or any of its assets, which default or breach would have consequences that would materially and adversely affect the financial condition or operations of the Trustee or its properties taken as a whole or impair the ability of the Trust Fund to realize on the Mortgage Loans;

          (iii) This Agreement has been duly and validly authorized, executed and delivered by the Trustee and, assuming due authorization, execution and delivery by the other parties hereto, constitutes a legal, valid and binding obligation of the Trustee, enforceable against it in accordance with the terms of this Agreement, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, liquidation, receivership, moratorium or other laws relating to or affecting creditors' rights generally, or by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law);

          (iv) The Trustee is not in violation of, and the execution and delivery of this Agreement by the Trustee and its performance and compliance with the terms of this Agreement will not constitute a violation with respect to, any state or federal statute, any order or decree of any court or any order or regulation of any federal, state, municipal or governmental agency having jurisdiction, or result in the creation or imposition of any lien, charge or encumbrance which, in any such event, would have consequences that would materially and adversely affect the financial condition or operations of the Trustee or its properties taken as a whole or impair the ability of the Trust Fund to realize on the Mortgage Loans;

          (v) There are no actions, suits or proceedings pending or, to the knowledge of the Trustee, threatened, against the Trustee which, either in any one instance or in the aggregate, would result in any material adverse change in the business, operations or financial condition of the Trustee or would materially impair the ability of the Trustee to perform under the terms of this Agreement or draw into question the validity of this Agreement or the Mortgage Loans or of any action taken or to be taken in connection with the obligations of the Trustee contemplated herein;

          (vi) No consent, approval, authorization or order of, or registration or filing with, or notice to any court or governmental agency or body is required for the execution,

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


delivery and performance by the Trustee of, or compliance by the Trustee with, this Agreement or, if required, such approval has been obtained prior to the Closing Date, except to the extent that the failure of the Trustee to be qualified as a foreign corporation or licensed in one or more states is not necessary for the enforcement of the Mortgage Loans; and

          (vii) Except for the release of items in the Mortgage File contemplated by this Agreement, including, without limitation, as necessary for the enforcement of the holder's rights and remedies under the related Mortgage Loan, the Trustee covenants and agrees that it shall maintain each Mortgage File in the State of Illinois, and that it shall not move any Mortgage File outside the State of Illinois (other than with respect to the Trustee's responsibility to record assignment documents pursuant to Section 2.1 or as otherwise provided in this Agreement) unless it shall first obtain and provide, at the expense of the Trust Fund, an Opinion of Counsel to the Depositor and the Rating Agencies to the effect that the Trustee's first priority interest in the Notes has been duly and fully perfected under the applicable laws and regulations of such other jurisdiction.

     (b) The Fiscal Agent hereby represents, warrants and covenants that as of the Closing Date:

          (i) The Fiscal Agent is a banking corporation, duly organized, validly existing and in good standing under the laws of the Netherlands and has all licenses necessary to carry on its business as now being conducted;

          (ii) The Fiscal Agent has the full corporate power, authority and legal right to execute and deliver this Agreement and to perform in accordance herewith; the execution and delivery of this Agreement by the Fiscal Agent and its performance and compliance with the terms of this Agreement do not violate the Fiscal Agent's charter documents or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the breach of, any contract, agreement or other instrument to which the Fiscal Agent is a party or which may be applicable to the Fiscal Agent or any of its assets, which default or breach would have consequences that would materially and adversely affect the financial condition or operations of the Fiscal Agent or its properties taken as a whole;

          (iii) This Agreement has been duly and validly authorized, executed and delivered by the Fiscal Agent and, assuming due authorization, execution and delivery by the other parties hereto, constitutes a legal, valid and binding obligation of the Fiscal Agent, enforceable against it in accordance with the terms of this Agreement, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, liquidation, receivership, moratorium or other laws relating to or affecting creditors' rights generally, or by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law);

          (iv) The Fiscal Agent is not in violation of, and the execution and delivery of this Agreement by the Fiscal Agent and its performance and compliance with the terms of this Agreement will not constitute a violation with respect to, any state or federal statute, any order or decree of any court or any order or regulation of any federal, state, municipal or governmental agency having jurisdiction, or result in the creation or imposition of any lien, charge or encumbrance which, in any such event, would have consequences that would materially and adversely affect the financial condition or operations of the Fiscal Agent or its properties taken as a whole;

          (v) There are no actions, suits or proceedings pending or, to the knowledge of the Fiscal Agent, threatened, against the Fiscal Agent which, either in any one instance or in the aggregate, would result in any material adverse change in the business, operations or financial condition of the Fiscal Agent or would materially impair the ability of the Fiscal Agent to perform under the terms of this Agreement or draw into question the validity of this Agreement or of any action taken or to be taken in connection with the obligations of the Fiscal Agent contemplated herein; and

          (vi) No consent, approval, authorization or order of, or registration or filing with, or notice to any court or governmental agency or body is required for the execution, delivery and performance by the Fiscal Agent of, or compliance by the Fiscal Agent with, this Agreement or, if required, such approval has been obtained prior to the Closing Date, except to the extent that the failure of the Fiscal Agent to be qualified as a foreign corporation or licensed in one or more states is not necessary for the enforcement of the Mortgage Loans.

     (c) It is understood and agreed that the representations and warranties set forth in this Section shall survive until the termination of this Agreement, and shall inure to the benefit of the Master Servicer, the Special Servicer and the Depositor. Upon discovery by the Depositor, the Master Servicer, the Special Servicer or a Responsible Officer of the Trustee (or upon written notice thereof from any Certificateholder) of a breach of any of the representations and warranties set forth in this Section which materially and adversely affects the interests of the Certificateholders, the Master Servicer, the Special Servicer or the Trustee with respect to any Mortgage Loan, the party discovering such breach shall give prompt written notice to the other parties hereto and to the Rating Agencies.


                                   ARTICLE IX.
                                   -----------

                                   TERMINATION

          Section 9.1.   Termination of Trust Fund.
                         -------------------------

     (a) Subject to Section 9.3, the Trust Fund and the respective obligations and responsibilities of the Depositor, the Trustee, the Master Servicer, the Special Servicer and the Fiscal Agent hereunder (other than the obligation of the Trustee to make payments to Certificateholders on the final Distribution Date pursuant to Article IV or otherwise as set forth in Section 9.2 and other than the obligations in the nature of information or tax reporting or tax-related administrative or judicial contests or proceedings) shall terminate on the earlier of (i) the later of (A) the final payment or other liquidation of the last Mortgage Loan held by the Trust Fund and (B) the disposition of the last REO Property held by the Trust Fund and (ii) the sale of all Mortgage Loans and any REO Properties held by the Trust Fund in accordance with Section 9.1(b); provided that in no event shall the Trust Fund created hereby continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James, living on the date hereof.

     (b) As soon as reasonably practical, the Trustee shall give the Holders of the Controlling Class, the Master Servicer, the Special Servicer and the Majority Certificateholder of the Class R-I Certificates notice of the date when the then current aggregate Stated Principal Balance of the Mortgage Loans (including, without limitation, any REO Mortgage Loan) will be less than 1% of the initial aggregate Stated Principal Balance of the Mortgage Loans as of the

Cut-off Date. The Holders of the Controlling Class representing a majority Percentage Interest in such Class, the Master Servicer, the Special Servicer, and the Majority Certificateholder of the Class R-I Certificates shall thereafter be entitled, in that order of priority, to purchase, in whole only, the Mortgage Loans and any REO Properties then remaining in the Trust Fund. If any such party desires to exercise such option, it will notify the Trustee who will notify any other such party with a prior right to exercise such option. If any such party that has been so provided notice by the Trustee notifies the Trustee within ten Business Days after receiving notice of the proposed purchase that it wishes to purchase the assets of the Trust Fund, then such party (or, in the event that more than one of such parties notifies the Trustee during any Collection Period that it wishes to purchase the assets of the Trust Fund, the party with the first right to purchase the assets of the Trust Fund) may purchase the assets of the Trust Fund in accordance with this Agreement. The "Termination Price" shall equal the sum of (i) the aggregate Repurchase Price of all the remaining Mortgage Loans (other than REO Mortgage Loans and Mortgage Loans as to which a Final Recovery Determination has been made) held by the Trust Fund, plus (ii) the appraised value of each remaining REO Property, if any, held by the Trust Fund (such appraisal to be conducted in accordance with MAI standards by an appraiser with at least ten years experience in the related property type and in the jurisdiction in which the REO Property is located selected by the Master Servicer and approved by the Trustee), minus (iii) solely in the case where the Master Servicer is effecting such purchase, the aggregate amount of unreimbursed Advances made by the Master Servicer, together with any Advance Interest Amount accrued and payable to the Master Servicer in respect of such Advances and any unpaid Master Servicer Fees remaining outstanding (which items shall be deemed to have been paid or reimbursed to the Master Servicer in connection with such purchase) (or, solely in the case where the Special
Servicer is effecting such purchase, any unpaid Special Servicer Fees and Standby Special Servicer Fees remaining outstanding, which items shall be deemed to have been paid or reimbursed to the Special Servicer in connection with such purchase).

      In the event that the Holders of the Controlling Class representing a majority Percentage Interest in such Class, the Master Servicer, the Special Servicer, or the Majority Certificateholder of Class R-I Certificates purchase all of the remaining Mortgage Loans and REO Properties held by the Trust Fund in accordance with the preceding paragraph, the party effecting such purchase (the "Final Purchaser") shall (i) deposit in the Collection Account not later than the Determination Date relating to the Distribution Date on which the final distribution on the Certificates is to occur, an amount in immediately available funds equal to the Termination Price and (ii) deliver notice (at least five Business Days prior to the Determination Date relating to the Distribution Date on which the final distribution on the Certificates is to occur) to the Trustee of its intention to effect such purchase. Upon confirmation that such deposit has been made, the Trustee shall release or cause to be released to the Final Purchaser or its designee the Mortgage Files for the remaining Mortgage Loans and shall execute all assignments, endorsements and other instruments furnished to it by the Final Purchaser without recourse, representation or warranty as shall be necessary to effectuate transfer of the remaining Mortgage Loans and REO Properties held by the Trust Fund, in each case without representation or warranty by the Trustee. All Mortgage Files for the remaining Mortgage Loans and REO Properties shall be delivered to the Final Purchaser or its designee.

     (c) As a condition to the  purchase of the assets of the Trust  pursuant to
Section 9.1(b), the Final Purchaser shall deliver to the Trustee an Opinion of Counsel, which shall be at the expense of the Final Purchaser, stating that such termination will be a "qualified liquidation" under Section 860F(a)(4) of the Code. Such purchase shall be made in accordance with Section 9.3.

          Section 9.2.   Procedure Upon Termination of Trust Fund.
                         ----------------------------------------

     (a) Notice of any termination pursuant to the provisions of Section 9.1, specifying the Distribution Date upon which the final distribution shall be made, shall be given promptly by the Trustee to each Rating Agency and each Certificateholder by first class mail at least 20 days prior to the date of such termination. Such notice shall specify (A) the Distribution Date upon which final distribution on the Certificates will be made and (B) that the Record Date otherwise applicable to such Distribution Date is not applicable, distribution being made only upon presentation and surrender of the Certificates at the office or agency of the Trustee therein specified. The Trustee shall give such notice to the Depositor and the Certificate Registrar at the time such notice is given to Certificateholders. Upon any such termination, the Trustee shall terminate, or request the Master Servicer to terminate, the Collection Account, the Grantor Trust Collection Account, the Distribution Account, the Grantor Trust Distribution Account and any other account or fund maintained with respect to the Certificates, subject to the Trustee's obligation hereunder to hold all amounts payable to the nontendering Certificateholders in trust without interest pending such payment.

     (b) On the final Distribution Date, the Trustee shall distribute to each Certificateholder that presents and surrenders its Certificates all amounts payable on such Certificates on such final Distribution Date in accordance with
Article IV. Any amounts being held in the Collection Account or Interest Reserve Account for distribution on a Future Distribution Date shall be included in the Available Funds for the Final Distribution Date.

          Section 9.3.   Additional Trust Fund Termination Requirements.
                         ----------------------------------------------

     (a) In the event of a purchase of all the remaining Mortgage Loans and REO Properties held by the Trust Fund in accordance with Section 9.1(b) or any other termination of the Trust Fund under this Article IX, the Trust Fund and each REMIC Pool shall be terminated in accordance with the following additional requirements, unless in the case of a termination under Section 9.1(b) hereof, the Final Purchaser delivers to the Trustee an Opinion of Counsel at the expense of the Final Purchaser (or, in the case of any other termination, the Trustee shall obtain such Opinion of Counsel at the expense of the Trust Fund) addressed to the Depositor and the Trustee to the effect that the failure of the Trust Fund to comply with the requirements of this Section 9.3 will not (i) result in the imposition of taxes on "prohibited transactions" of any REMIC Pool under the REMIC Provisions or (ii) cause any REMIC Pool to fail to qualify as a REMIC at any time that any Certificates are outstanding:

          (i) within 89 days prior to the final Distribution Date set forth in the notice given by the Trustee under Section 9.2, the Trustee shall adopt a plan of complete liquidation prepared by the Final Purchaser (or the Trustee in the event of a termination other than pursuant to Section 9.1(b)) and meeting the requirements for a qualified liquidation for each REMIC Pool under Section 860F of the Code and any regulations thereunder;

          (ii) during such 90-day liquidation period and at or after the adoption of the plan of complete liquidation and at or prior to the final Distribution Date, the Trustee shall sell all of the remaining Mortgage Loans and any REO Properties held by the Trust Fund (which assets shall be sold to the Final Purchaser for cash in an amount equal to the Termination Price in the event of a termination pursuant to Section 9.1(b)), such cash shall be deposited into the Collection Account, shall be deemed distributed on the REMIC I Regular Interests in retirement thereof, shall be deemed distributed on the REMIC II Regular Interests in retirement thereof, and shall be distributed to the Certificateholders in retirement of the Certificates;

          (iii) at the time of the making of the final payment on the Certificates, the Trustee shall distribute or credit, or cause to be distributed or credited, to the Holders of the related Class of Residual Certificates all cash on hand in each REMIC Pool after making such final deemed payment or payments (other than cash retained to meet claims), and REMIC I, REMIC II and REMIC III shall terminate at that time; and

          (iv) in no event may the final payment on the REMIC I Interests, the REMIC II Interests, the REMIC III Regular Certificates, or the Class R-I, Class R-II or Class R-III Certificates be made after the 89th day from the date on which such plans of complete liquidation are adopted. The Trustee shall specify the first day of the 90-day liquidation period in a statement attached to the final Tax Return for each REMIC Pool pursuant to Treasury Regulation
Section 1.860F-1.

     (b) By their acceptance of Certificates, the Holders thereof hereby agree to authorize the Trustee to adopt a plan of complete liquidation for each of REMIC I, REMIC II and REMIC III prepared by the Final Purchaser (or the Trustee in the event of a termination other than pursuant to Section 9.1(b)) in accordance with the foregoing requirements, which authorization shall be binding upon all successor Certificateholders.


                                   ARTICLE X.
                                   ----------

                       REMIC ADMINISTRATION; GRANTOR TRUST

          Section 10.1.  REMIC Election.
                         --------------

     (a) The parties intend that each of REMIC I, REMIC II and REMIC III shall constitute, and that the affairs of each of REMIC I, REMIC II and REMIC III shall be conducted so as to qualify it as, a "real estate mortgage investment conduit" as defined in, and in accordance with, the REMIC Provisions, and the provisions hereof shall be interpreted consistently with this intention. In furtherance of such intention, the Trustee shall, to the extent permitted by applicable law, act as agent, and is hereby appointed to act as agent, of each of REMIC I, REMIC II and REMIC III and shall, on behalf of each of REMIC I, REMIC II and REMIC III, make an election to treat each of REMIC I, REMIC II and REMIC III as a REMIC on Form 1066 for its first taxable year, in accordance with the REMIC Provisions.

     (b) The REMIC I Regular Interests are hereby designated as "regular interests" in REMIC I within the meaning of Section 860G(a)(1) of the Code, and the Class R-I Certificates are hereby designated as the sole class of "residual interests" in REMIC I within the meaning of Section 860G(a)(2) of the Code. The REMIC II Regular Interests shall be designated as "regular interests" in REMIC II within the meaning of Section 860G(a)(1) of the Code, and the Class R-II Certificates are hereby designated as the sole class of "residual interests" in REMIC II within the meaning of Section 860G(a)(2) of the Code. The Class A-1, Class A-2, Class X, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N and Class O Certificates are hereby designated as "regular interests" in REMIC III within the meaning of
Section 860G(a)(1) of the Code and the Class R-III Certificates are hereby designated as the sole class of "residual interests" in REMIC III within the meaning of Section 860G(a)(2) of the Code.

     (c) The Closing Date is hereby designated as the "Startup Day" of REMIC I, REMIC II and REMIC III within the meaning of Section 860G(a)(9) of the Code. The "latest possible maturity date" of the REMIC I Regular Interests, the REMIC II Regular Interests and the REMIC III Regular Certificates for purposes of Code
Section 860G(a)(1) is the Rated Final Distribution Date.

          Section 10.2.  REMIC Compliance.
                         ----------------

     (a) The Trustee shall cause to be prepared, signed, and timely filed with the Internal Revenue Service, on behalf of each REMIC Pool, an application for a taxpayer identification number for such REMIC Pool on Internal Revenue Service Form SS-4. The Trustee shall prepare, sign and file, or cause to be prepared and signed and filed, all required Tax Returns for each of REMIC I, REMIC II and REMIC III, using a calendar year as the taxable year for each of REMIC I, REMIC II and REMIC III, when and as required by the REMIC Provisions and other applicable federal, state or local income tax laws.

      The Trustee shall, within 30 days of the Closing Date, furnish or cause to be furnished to the Internal Revenue Service, on Form 8811 or as otherwise may be required by the Code, the name, title and address of the Person that the holders of the Certificates may contact for tax information relating thereto (and the Trustee shall act as the representative of each of REMIC I, REMIC II and REMIC III for this purpose), together with such additional information as may be required by such Form, and shall update such information at the time or times and in the manner required by the Code (and the Depositor agrees within 10 Business Days of the Closing Date, to provide any information reasonably requested by the Trustee and necessary to make such filing);

     (b) The Trustee shall prepare and forward, or cause to be prepared and forwarded, to the Certificateholders and the Internal Revenue Service and applicable state and local tax authorities all information reports as and when required to be provided to them in accordance with the REMIC Provisions and applicable state and local law. If the filing or distribution of any documents of an administrative nature not addressed in Section 10.1 or Section 10.2(a) is then required by the REMIC Provisions in order to maintain the status of REMIC I, REMIC II or REMIC III as a REMIC or is otherwise required by the Code or applicable state or local law, the Trustee shall prepare, sign and file or distribute, or cause to be prepared, signed and filed or distributed, such documents with or to such Persons when and as required by the REMIC Provisions or the Code or comparable provisions of state and local law.

     (c) The Holder of the largest Percentage Interest in the Class R-I, Class R-II or Class R-III Certificates shall be the tax matters person of REMIC I, REMIC II or REMIC III, respectively, pursuant to Treasury Regulation Section 1.860F-4(d); provided, however, that any amendment to such Regulation which requires that another Person be designated the tax matters person shall be followed from and after the effective date of such amendment. If more than one Holder should hold an equal Percentage Interest in the Class R-I, Class R-II or Class R-III Certificates larger than that held by any other Holder, the first such Holder to have acquired such Class R-I, Class R-II or Class R-III Certificates shall be such tax matters person. The Trustee shall act as attorney-in-fact and agent for the tax matters person of each of REMIC I, REMIC II and REMIC III, and each Holder of a Percentage Interest in the Class R-I, Class R-II or Class R-III Certificates, by acceptance thereof, is deemed to have consented to the Trustee's appointment in such capacity and agrees to execute any documents required to give effect thereto, and any fees and expenses incurred by the Trustee in connection with any audit or administrative or judicial proceeding shall be paid by the Trust Fund.

     (d) The Trustee shall not intentionally take any action or intentionally omit to take any action if, in taking or omitting to take such action, the Trustee knows that such action or omission (as the case may be) would cause the termination of the REMIC status of REMIC I, REMIC II or REMIC III or the imposition of tax on REMIC I, REMIC II or REMIC III other than a tax on income expressly permitted or contemplated to be incurred under the terms of this Agreement (any of the foregoing, an "Adverse REMIC Event"). In this regard, the Trustee shall not permit the creation of any "interests" (within the meaning of Treasury Regulation Section 1.860D-1(b)(1)) in any of the REMIC Pools other than the REMIC I Regular Interests, the REMIC II Regular Interests and the interests evidenced by the Certificates. Notwithstanding any provision of this paragraph to the contrary, the Trustee shall not be required to take any action that the Trustee in good faith believes to be inconsistent with any other provision of this Agreement, nor shall the Trustee be deemed in violation of this paragraph if it takes any action expressly required or authorized by any other provision of this Agreement, and the Trustee shall have no responsibility or liability with respect to any act or omission of the Depositor or the Master Servicer or the Special Servicer which causes the Trustee to be unable to comply with any of
Section 10.1(a), Section 10.2(a), Section 10.2(b), or Section 10.2(e).

     None of the Master Servicer, the Special Servicer and the Depositor shall be responsible or liable (except in connection with any act or omission referred to in the two preceding sentences) for any failure by the Trustee to comply with the provisions of this Section 10.2.

     (e) The Trustee shall maintain such records relating to each of REMIC I, REMIC II and REMIC III as may be necessary to demonstrate that each REMIC has complied with the REMIC provisions and to prepare the foregoing returns, schedules, statements or information, such records, for federal income tax purposes, to be maintained on a calendar year and on an accrual basis.

     (f) The Depositor, the Special Servicer and the Master Servicer shall cooperate in a timely manner with the Trustee in supplying (upon written request) any information within the Depositor's, the Special Servicer's or the Master Servicer's control (other than any confidential information) that is reasonably necessary to enable the Trustee to perform its duties under this
Section 10.2.

     (g) None of the Depositor, Trustee, Fiscal Agent, Special Servicer or Master Servicer shall enter into any arrangement by which the Trust Fund will receive a fee or other compensation for services other than as specifically contemplated herein.

          Section  10.3. Imposition  of  Tax on  the  Trust  Fund.
                         -----------------------------------

     (a) Subject to Section 10.3(c), in the event that any tax, including interest, penalties or assessments, additional amounts or additions to tax (collectively "Taxes"), is imposed on REMIC I, REMIC II or REMIC III, such tax shall be charged against amounts otherwise distributable to the Holders of the Certificates; provided, that any taxes imposed on any net income from foreclosure property pursuant to Code Section 860G(d) or any similar tax imposed by a state or local jurisdiction shall instead be treated as an expense of the related REO Property in determining Net REO Proceeds with respect to such REO Property (and until such Taxes are paid, the Master Servicer from time to time shall withdraw from the Collection

Account amounts reasonably determined by the Special Servicer to be necessary to pay such Taxes, which the Master Servicer shall maintain in a separate, non-interest-bearing account, and the Master Servicer shall deposit in the Collection Account the excess determined by the Master Servicer from time to time of the amount in such account over the amount necessary to pay such Taxes) and shall be paid therefrom. Except as provided in the preceding sentence, the Trustee is hereby authorized to and shall retain or cause to be retained from Available Funds sufficient funds to pay or provide for the payment of, and to actually pay, such Taxes as are legally owed by REMIC I, REMIC II and REMIC III (but such authorization shall not prevent the Trustee from contesting, at the expense of the Trust Fund, any such tax in appropriate proceedings, and withholding payment of such tax, if permitted by law, pending the outcome of such proceedings).

     (b) The Trustee is hereby authorized to and shall segregate or cause to be segregated, in a separate non-interest bearing account, (i) the net income from any "prohibited transaction" under Code Section 860F(a) or (ii) the amount of any contribution to REMIC I, REMIC II or REMIC III after the Startup Day that is subject to tax under Code Section 860G(d) and use such income or amount, to the extent necessary, to pay such tax, such amounts to be segregated from the Collection Account with respect to any such net income of or contribution to REMIC I and REMIC II and from the Distribution Account with respect to any such net income of or contribution to REMIC III (and return the balance thereof, if any, to the Collection Account or the Distribution Account, as the case may be).

     (c) If any tax is imposed on any REMIC Pool, including "prohibited transactions" taxes as defined in Section 860F(a)(2) of the Code, any tax on "net income from foreclosure property" as defined in Section 860G(c) of the Code, any taxes on contributions to any REMIC Pool after the Startup Day pursuant to Section 860G(d) of the Code, and any other tax imposed by the Code or any applicable provisions of state or local tax laws, such tax, together with all incidental costs and expenses (including penalties and reasonable attorneys'
fees), shall be charged to and paid by: (i) the Trustee, if such tax arises out of or results from a breach of any of its obligations under Article IV, Article V, Article VIII or this Article X; (ii) the Master Servicer, if such tax arises out of or results from a breach by the Master Servicer of any of its obligations under Article III or this Article X (which breach constitutes negligence or willful misconduct of the Master Servicer); (iii) the Special Servicer, if such tax arises out of or results from a breach by the Special Servicer of any of its obligations under Article III or this Article X (which breach constitutes negligence or willful misconduct of the Special Servicer); or (iv) the Trust Fund (exclusive of the Grantor Trust), in all other instances.

          Section 10.4.  Prohibited Transactions and Activities.
                         --------------------------------------

     Following the Startup Day, the Trustee shall not, except as expressly required by any provision of this Agreement, accept any contribution of assets to the Trust Fund unless the Trustee shall have received an Opinion of Counsel (the costs of obtaining such opinion to be borne by the Person requesting such contribution) to the effect that the inclusion of such assets in the Trust Fund will not cause REMIC I, REMIC II or REMIC III to fail to qualify as a REMIC at any time that any Certificates are outstanding or subject REMIC I, REMIC II or REMIC III to any tax under the REMIC Provisions or other applicable provisions of federal, state and local law or ordinances.

            Section 10.5.     Grantor Trust Provisions.
                              ------------------------

      There is hereby established a trust which shall be part of the Trust Fund and which shall hold the Deferred Interest, the Grantor Trust Collection Account and the Grantor Trust Distribution Account (the "Grantor Trust Assets"), which assets shall be excluded from REMIC I, REMIC II and REMIC III. The Class V Certificates represent undivided beneficial interests in the Grantor Trust Assets, entitled to the distributions set forth in Section 4.7 hereof, and such Certificates in the aggregate represent beneficial ownership of 100% of the Grantor Trust Assets. The Trustee shall treat such assets as a grantor trust under Subpart E of Part 1 of Subchapter J of the Code, shall account for such assets separately from any other Trust Fund assets and shall perform all tax reporting obligations with respect to the Grantor Trust. If any tax is imposed on the Grantor Trust, such tax, together with all incidental costs and expenses (including, without limitation, penalties and reasonable attorneys' fees), shall be charged to and paid by: (i) the Trustee, if such tax arises out of or results from a breach by the Trustee of any of its obligations under Article IV, Article V, Article VIII or this Article X; (ii) the Master Servicer, if such tax arises out of or results from a breach by the Master Servicer of any of its obligations under Article III or this Article X (which breach constitutes negligence or willful misconduct of the Master Servicer); (iii) the Special Servicer, if such tax arises out of or results from a breach by the Special Servicer of any of its obligations under Article III or this Article X (which breach constitutes negligence or willful misconduct of the Special Servicer); or (iv) the portion of the Trust Fund constituting the Grantor Trust, in all other instances.


                                  ARTICLE XI.
                                  -----------

                            MISCELLANEOUS PROVISIONS

          Section 11.1.  Counterparts.
                         ------------

      This   Agreement  may  be  executed   simultaneously   in  any  number  of
counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall constitute but one and the same instrument.

          Section 11.2.  Limitation on Rights of Certificateholders.
                         ------------------------------------------

      The death or incapacity of any Certificateholder shall not operate to terminate this Agreement or the Trust Fund, nor entitle such Certificateholder's legal representatives or heirs to claim an accounting or to take any action or proceeding in any court for a partition or winding up of the Trust Fund, nor otherwise affect the rights, obligations and liabilities of the parties hereto or any of them.

      No Certificateholder shall have any right to vote (except as expressly provided for herein) or in any manner otherwise control the operation and management of the Trust Fund, or the obligations of the parties hereto, nor shall anything herein set forth, or contained in the terms of the Certificates, be construed so as to constitute the Certificateholders from time to time as partners or members of an association; nor shall any Certificateholder be under any liability to any third person by reason of any action taken by the parties to this Agreement pursuant to any provision hereof.

      No Certificateholder shall have any right to institute any suit, action or proceeding in equity or at law upon or under or with respect to this Agreement or the Mortgage Loans, unless, with respect to this Agreement, such Holder previously shall have given to the Trustee a written notice of default and of the continuance thereof, as hereinbefore provided, and unless also the Holders of Certificates representing a majority of the aggregate Voting Rights allocated to each affected Class of Certificates shall have made written request upon the Trustee to institute such action, suit or proceeding in its own name as Trustee hereunder and shall have offered to the Trustee such reasonable indemnity as it may require against the costs, expenses and liabilities to be incurred therein or thereby, and the Trustee, for 30 days after its receipt of such notice, request and offer of indemnity, shall have neglected or refused to institute any such action, suit or proceeding. It is understood and intended, and expressly covenanted by each Certificateholder with every other Certificateholder and the Trustee, that no one or more Holders of Certificates of any Class shall have any right in any manner whatever by virtue of any provision of this Agreement to affect, disturb or prejudice the rights of the Holders of any other of such Certificates, or to obtain or seek to obtain priority over or preference to any other such Holder, or to enforce any right under this Agreement, except in the manner herein provided and for the equal, ratable and common benefit of all Holders of Certificates of such Class. For the protection and enforcement of the provisions of this Section, each and every Certificateholder and the Trustee shall be entitled to such relief as can be given either at law or in equity.

          Section 11.3.  Governing Law.
                         -------------

      THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK (WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES) AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

          Section 11.4.  Notices.
                         -------

      All demands, notices and communications hereunder shall be in writing, shall be deemed to have been given upon receipt (or, in the case of notice by telecopy, upon confirmation of receipt) as follows:

            If to the Trustee or the Fiscal Agent, to:

                LaSalle Bank National Association
                135 South LaSalle Street, Suite 1625
                Chicago, IL  60603
                Attention: Asset-Backed  Securities  Trust Services Group - PNC
                Mortgage   Acceptance   Corp.  Commercial   Mortgage
                Pass-Through Certificates, Series 2000-C1

            If to the Depositor, to:

                  PNC Mortgage Acceptance Corp.
                  210 West 10th Street
                  6th Floor
                  Kansas City, Missouri 64105
                  Attention:  Chief Executive Officer
                  Telecopy No.:  (816) 435-2326

            With copies to:

                  Morrison & Hecker L.L.P.
                  2600 Grand Avenue
                  Kansas City, Missouri 64108-4606
                  Attention: William A. Hirsch, Esq.
                  Telecopy No.: (816) 474-4208

            If to the Master Servicer, to:

                  Midland Loan Services, Inc.
                  210 West 10th Street
                  6th Floor
                  Kansas City, Missouri 64105
                  Attention: Chief Executive Officer
                  Telecopy No.:  (816) 435-2326

            With copies to:

                  Morrison & Hecker L.L.P.
                  2600 Grand Avenue
                  Kansas City, Missouri 64108-4606
                  Attention: William A. Hirsch, Esq.
                  Telecopy No.: (816) 474-4208

            If to the Special Servicer, to:

                  GMAC Commercial Mortgage Corporation
                  550 California Street, 12th Floor
                  San Francisco, California 94104
                  Attention:  Special Servicing
                  Telecopy No.: (415) 391-2949

            If to the Seller (for the RFC Loans), to:

                  Residential Funding Corporation
                  8400 Normandale Lake Blvd., Suite 600
                  Minneapolis, MN 55437
                  Attn: Robert Conway
                  Telecopy No.: (612) 806-6877

            If to the Seller (for the CIBC Loans), to:

                  CIBC Inc.
                  World Financial Center, 38th Floor
                  New York, NY 10281
                  Attn: Brian Jay Neilinger
                  Telecopy No.:     (212) 571-4714

            If to the Seller (for the Midland Loans) to:

                  Midland Loan Services, Inc.
                  210 West 10th Street
                  Kansas City, Missouri 64105
                  Attention: Chief Executive Officer
                  Telecopy No.:  (816) 435-2326

            With copies to:

                  Morrison & Hecker L.L.P.
                  2600 Grand Avenue
                  Kansas City, Missouri 64108-4606
                  Attention: William A. Hirsch, Esq.
                  Telecopy No.: (816) 474-4208

            If to any Certificateholder, to:

                  the address set forth in the
                  Certificate Register,

or, in the case of the parties to this Agreement, to such other address as such party shall specify by written notice to the other parties hereto.

          Section 11.5.  Severability of Provisions.
                         --------------------------

      If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then, to the extent permitted by applicable law, such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of the Certificates or the rights of the Holders thereof.

          Section 11.6.  Notice to the  Depositor,  the Operating  Adviser and
                         -----------------------------------------------------
Each Rating Agency.
------------------

     (a) The Trustee shall use its best efforts to promptly provide written notice to the Depositor, the Operating Adviser, each Rating Agency and, upon request, to any holder of a Privately Placed Certificate with respect to each of the following of which a Responsible Officer of the Trustee has actual knowledge:

          (i)   the occurrence of any Event of Default that has not been cured;

          (ii) the merger, consolidation, resignation or termination of the Master Servicer, Special Servicer, Trustee or Fiscal Agent; and

          (iii) the final payment to any Class of Certificateholders.

     (b) The Special Servicer, shall furnish the Operating Adviser, the Master Servicer and each Rating Agency with such information with respect to any Specially Serviced Mortgage Loan as the Operating Adviser or such Rating Agency shall request and which the Special Servicer can obtain to the extent consistent with applicable law and the related Mortgage Loan Documents.

     The Trustee, the Master Servicer and the Special Servicer, as applicable, shall furnish to each Rating Agency with respect to each Mortgage Loan such information as the Rating Agency shall reasonably request and which the Trustee, Master Servicer or Special Servicer can reasonably provide in accordance with applicable law and without waiving any attorney-client privilege relating to such information. The Trustee, Master Servicer and Special Servicer, as applicable, may include any reasonable disclaimer they deem appropriate with respect to such information.

     (c)   Notices to each Rating Agency shall be addressed as follows:

                  Moody's Investors Service, Inc.
                  99 Church Street
                  New York, New York 10007
                  Attention:  Commercial MBS Monitoring Department

                  Fitch, Inc.
                  One State Street Plaza
                  New York, New York 10004
                  Attention:  CMBS Surveillance Group
                  Fax:  (212) 635-0294


or in each case to such other address as any Rating Agency shall specify by written notice to the parties hereto.

          Section 11.7.  Amendment.
                         ---------

      This Agreement or any Custodial Agreement may be amended from time to time by the Depositor, the Master Servicer, the Special Servicer, the Trustee and the Fiscal Agent, without the consent of any of the Certificateholders, (i) to cure any ambiguity, (ii) to correct, modify or supplement any provisions herein or therein that may be inconsistent with any other provisions herein or therein or in the Prospectus Supplement (or in the Prospectus referenced in the Prospectus Supplement) or to correct any error, (iii) to amend any provision hereof to the extent necessary or desirable to maintain the rating or ratings assigned to each of the Classes of REMIC III Regular Certificates by each Rating Agency, (iv) to add any other provisions with respect to matters or questions arising hereunder which shall not be inconsistent with the provisions hereof, (v) to relax or eliminate any requirement hereunder imposed by (A) the REMIC Provisions (if the REMIC Provisions are amended or clarified such that any such requirement may be relaxed or eliminated) or (B) the 1933 Act or the rules thereunder (if the 1933 Act or such rules are amended or clarified such that any such requirement may be relaxed or eliminated), (vi) as evidenced by an Opinion of Counsel delivered to the Trustee, either (X) to comply with any requirements imposed by the Code or any successor or amendatory statute or any temporary or final regulation, revenue ruling, revenue procedure or other written official announcement or interpretation relating to federal income tax laws or any such proposed action which, if made effective, would apply retroactively to any REMIC Pool at least from the effective date of such amendment, or (Y) to avoid the occurrence of a prohibited transaction or to reduce the incidence of any tax that would arise from any actions taken with respect to the operation of any REMIC Pool, (vii) as provided in Section 5.2(j)(v), to modify, add to or eliminate any of the provisions of Section 5.2(j)(i), (ii) or (iii); or (viii) to make any other provisions with respect to matters or questions arising under this Agreement, which in the case of clauses (iv) (v) and (viii), (A) shall not be inconsistent with the provisions of this Agreement, (B) shall not result in the downgrading, withdrawal or qualification (if applicable) of the rating or ratings then assigned to any outstanding Class of Certificates, as confirmed by a Rating Agency Confirmation (the cost, if any, of obtaining such confirmation shall be paid by the Person requesting such amendment unless such amendment is in the best interest of the Trust Fund in which case it will be paid by the Trust Fund), and (C) shall not adversely affect in any material respect the interests of any Certificateholder.

      This Agreement or any Custodial Agreement may also be amended from time to time by the Depositor, the Master Servicer, the Special Servicer, the Trustee and the Fiscal Agent with the consent of the Holders of each of the Classes of REMIC III Regular Certificates representing not less than 51% of the aggregate Voting Rights allocated to all Classes of Certificates affected by the amendment for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Certificateholders; provided, however, that no such amendment shall:

               (i) reduce in any manner the amount of, or delay the timing of, payments received on Mortgage Loans which are required to be distributed on any Certificate without the consent of each affected Certificateholder;

               (ii) change the percentages of Voting Rights of Holders of Certificates which are required to consent to any action or inaction under this Agreement, without the consent of the Holders of all Certificates then outstanding; or

               (iii) alter the obligations of the Master Servicer, the Special Servicer, the Trustee or the Fiscal Agent to make a P&I Advance or Servicing Advance (including Emergency Advances) without the consent of the Holders of all Certificates representing all of the Voting Rights of the Class or Classes affected thereby.

      Further, the Depositor, the Master Servicer, the Special Servicer, the Trustee and the Fiscal Agent, at any time and from time to time, without the consent of the Certificateholders, may amend this Agreement or any Custodial Agreement to modify, eliminate or add to any of its provisions to such extent as shall be necessary to maintain the qualification of the REMIC Pools as three separate REMICs, or to prevent the imposition of any additional material state or local taxes, at all times that any Certificates are outstanding; provided, however, that such action, as evidenced by an Opinion of Counsel (obtained at the expense of the Trust Fund), is necessary or helpful to maintain such qualification or to prevent the imposition of any such taxes, and would not adversely affect in any material respect the interest of any Certificateholder.

      In the event that neither the Depositor nor the successor thereto, if any, is in existence, any amendment under this Section 11.7 shall be effective with the consent in writing of the Trustee, the Fiscal Agent, the Master Servicer, the Special Servicer, and, to the extent required by this Section, the Certificateholders and each Rating Agency.

      Notwithstanding any other provision of this Agreement, for purposes of the giving or withholding of consents pursuant to this Section 11.7, Certificates registered in the name of the Depositor, the Master Servicer, the Special Servicer or any of their respective Affiliates shall be entitled to the same Voting Rights with respect to matters described above as they would if any other Person held such Certificates to the extent permitted in the definition of "Certificateholder".

      Promptly after the execution of any amendment, the Trustee shall furnish written notification of the substance of such amendment to each Certificateholder, the Operating Adviser and each Rating Agency (with a copy of such amendment to each Rating Agency).

      It shall not be necessary for the consent of Certificateholders under this
Section 11.7 to approve the particular form of any proposed amendment, but it shall be sufficient if such consent shall approve the substance thereof. The method of obtaining such consents and of evidencing the authorization of the execution thereof by Certificateholders shall be subject to such reasonable regulations as the Trustee may prescribe; provided, however , that such method shall always be by affirmation and in writing.

      Notwithstanding any contrary provision of this Agreement, no amendment shall be made to this Agreement or any Custodial Agreement unless the Master Servicer and the Trustee shall have received an Opinion of Counsel, at the expense of the party requesting such amendment (or, if such amendment is required by any Rating Agency to maintain the rating issued by it or requested by the Trustee for any purpose described in clause (i) or (ii) of the first sentence of this Section, then at the expense of the Trust Fund), to the effect that such amendment will not cause an Adverse REMIC Event with respect to any REMIC Pool or an Adverse Grantor Trust Event.

      Prior to the execution of any amendment to this Agreement or any Custodial Agreement, the Trustee, the Fiscal Agent, the Special Servicer and the Master Servicer shall be entitled to receive and rely conclusively upon an Opinion of Counsel, at the expense of the party requesting such amendment (or, if such amendment is required by any Rating Agency to maintain the rating issued by it or requested by the Trustee for any purpose described in clause (i), (ii) or
(iv) (which do not modify or otherwise relate solely to the obligations, duties or rights of the Trustee) of the first sentence of this Section, then at the expense of the Trust Fund) stating that the execution of such amendment is authorized or permitted by this Agreement. The Trustee may, but shall not be obligated to, enter into any such amendment which affects the Trustee's own rights, duties or immunities under this Agreement.

          Section 11.8.  Confirmation of Intent.
                         ----------------------

      It is the express intent of the parties hereto that the conveyance of the Trust Fund (including the Mortgage Loans) by the Depositor to the Trustee on behalf of Certificateholders as contemplated by this Agreement and the sale by the Depositor of the Certificates be, and be treated for all purposes as, a sale by the Depositor of the undivided portion of the beneficial interest in the Trust Fund represented by the Certificates. It is, further, not the intention of the parties that such conveyance be deemed a pledge of the Trust Fund by the Depositor to the Trustee to secure a debt or other obligation of the Depositor. However, in the event that, notwithstanding the intent of the parties, the Trust Fund is held to continue to be property of the Depositor then (a) this Agreement shall also be deemed to be a security agreement under applicable law; (b) the transfer of the Trust Fund provided for herein shall be deemed to be a grant by the Depositor to the Trustee on behalf of Certificateholders of a first priority security interest in all of the Depositor's right, title and interest in and to the Trust Fund and all amounts payable to the holders of the Mortgage Loans in accordance with the terms thereof and all proceeds of the conversion, voluntary or involuntary, of the foregoing into cash, instruments, securities or other property, including, without limitation, all amounts from time to time held or invested in the Collection Account, the Grantor Trust Collection Account, the REO Accounts, the Interest Reserve Accounts, the Reserve Accounts, the Distribution Account and the Grantor Trust Distribution Account, whether in the form of cash, instruments, securities or other property; (c) the possession by the Trustee (or the Custodian or any other agent on its behalf) of Notes and such other items of property as constitute instruments, money, negotiable documents or chattel paper shall be deemed to be "possession by the secured party" for purposes of perfecting the security interest pursuant to Section 9-305 of the Missouri and Illinois Uniform Commercial Codes; and (d) notifications to Persons holding such property, and acknowledgments, receipts or confirmations from Persons holding such property, shall be deemed notifications to, or acknowledgments, receipts or confirmations from, financial intermediaries, bailees or agents (as applicable) of the Trustee for the purpose of perfecting such security interest under applicable law. Any assignment of the interest of the Trustee pursuant to any provision hereof shall also be deemed to be an assignment of any security interest created hereby. The Depositor shall, and upon the request of the Master Servicer, the Trustee shall, to the extent consistent with this Agreement (and at the expense of the Trust Fund), take such actions as may be necessary to ensure that, if this Agreement were deemed to create a security interest in the Mortgage Loans, such security interest would be deemed to be a perfected security interest of first priority under applicable law and will be maintained as such throughout the term of this Agreement. It is the intent of the parties that such a security interest would be effective whether any of the Certificates are sold, pledged or assigned.



                            [SIGNATURE PAGE FOLLOWS]

      IN WITNESS WHEREOF, the Depositor, the Master Servicer, the Special Servicer, the Trustee and the Fiscal Agent have caused their names to be signed to this Pooling and Servicing Agreement by their respective officers thereunto duly authorized as of the day and year first above written.



                                    PNC MORTGAGE ACCEPTANCE
                                    CORP., as Depositor


                                    By:/s/ Douglas D. Danforth, Jr.
                                       ---------------------------------------
                                          Name: Douglas D. Danforth, Jr.
                                          Title: President


                                    MIDLAND LOAN SERVICES, INC.,
                                    as Master Servicer


                                    By:/s/ Lawrence D. Ashley
                                       ---------------------------------------
                                          Name: Lawrence D. Ashley
                                          Title: Senior Vice President


                                    GMAC COMMERCIAL MORTGAGE
                                    CORPORATION,
                                    as Special Servicer


                                    By:/s/ Henry J. Bieber
                                       ---------------------------------------
                                          Name: Henry J. Bieber
                                          Title: Senior Vice President



                                    LASALLE  BANK  NATIONAL  ASSOCIATION,   as
                                     Trustee


                                    By:/s/ Brian D. Ames
                                       ---------------------------------------
                                          Name: Brian D. Ames
                                          Title: Vice President

                                    ABN AMRO BANK N.V., as Fiscal Agent


                                    By:/s/ Russell M. Goldenberg
                                       ---------------------------------------
                                          Name: Russell M. Goldenberg
                                          Title: Group Senior Vice President


                                    By:/s/ Cynthia Reis
                                       ---------------------------------------
                                          Name: Cynthia Reis
                                          Title: First Vice President